                       As filed with the Securities and Exchange Commission on August 4, 2006

                                                                                     Registration Number: 333-136326

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                AMENDED FORM S-4
                                           REGISTRATION STATEMENT UNDER
                                            THE SECURITIES ACT OF 1933

                                            THE FIRST BANCSHARES, INC.
                              (Exact name of Registrant as specified in its charter)

                MISSISSIPPI                                  6022                               64-0862173
      (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification
      incorporation or organization)               Classification Code Number)                   Number)

                                                6480 U.S. HWY. 98 WEST
                                             HATTIESBURG, MISSISSIPPI  39402
                                                  (601) 268-8998
                           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                  DONNA T. LOWERY
                                               6480 U.S. HWY. 98 WEST
                                          HATTIESBURG, MISSISSIPPI 39402
                                                  (601) 268-8998
                             (Name, address, including zip code, and telephone number,
                                    including area code, of agent for service)

                                                    Copies to:

                                              J. ANDREW GIPSON, ESQ.
                                       WATKINS LUDLAM WINTER & STENNIS, P.A.
                                                POST OFFICE BOX 427
                                              633 NORTH STATE STREET
                                            JACKSON, MISSISSIPPI 39202
                                                  (601) 949-4900

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a
holding company and there is compliance with General Instruction G, please check the following box.     |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     |_| _____

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.     |_|  _______

                                                     CALCULATION OF REGISTRATION FEE

Title of each class of       Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   securities to be          Registered(1)       Offering Price Per     Aggregate Offering     Registration Fee(2)
      registered                                      Share(2)               Price(2)
------------------------     --------------      ------------------     ------------------     --------------------
     Common Stock               109,274                $19.00               $2,076,200               $222.15
   ($1.00 Par Value)

(1)   The number of First Bancshares common shares to be issued to record holders of
      First National Bank of Wiggins stock in accordance with the Merger Agreement.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f)(1) and (3), based on the value of First
      Bancshares common stock agreed upon under the terms of the Merger Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                      PART I

                             INFORMATION TO BE INCLUDED IN PROSPECTUS/PROXY STATEMENT

                                          FIRST NATIONAL BANK OF WIGGINS
                                                124 Border Avenue
                                            Wiggins, Mississippi 39577

August 30, 2006

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders (the “Meeting”) of First National Bank of Wiggins (“FNB Wiggins”) to be held at 4:00 p.m. local time, on September 21, 2006 at 124 Border Avenue, Wiggins, Mississippi.

At the Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 19, 2006, by and among The First Bancshares, Inc. (“First Bancshares”), a Mississippi corporation and registered bank holding company, and its wholly-owned subsidiary, The First, a National Banking Association (“The First”), a banking association organized under the laws of the United States, on the one hand, and FNB Wiggins on the other hand, pursuant to which (a) FNB Wiggins will merge with and into The First (the “Merger”), and (b) each outstanding share of FNB Wiggins common stock, $10.00 par value per share (“FNB Wiggins Common Stock”) will be converted into the right to receive cash and shares of First Bancshares common stock, $1.00 par value per share (“First Bancshares Common Stock”). Details of the proposal are set forth in the accompanying Proxy Statement/Prospectus, which you should read carefully.

Upon completion of the Merger, FNB Wiggins shareholders will receive in the aggregate cash and common stock of First Bancshares having a combined value of approximately $4,152,400 ("Merger Consideration"). This approximate value is based upon the terms of the Merger Agreement, which states that FNB Wiggins shareholders will receive approximately $175.00 in value (in the form of cash and/or First Bancshares Common Stock as described below) for each share of FNB Wiggins Common Stock they own. For purposes of the Merger Consideration, the Merger Agreement states that First Bancshares Common Stock will be valued at $19.00. Shares of First Bancshares Common Stock traded on the NASDAQ stock market for prices ranging from $21.09 to $24.00 between the date of the Merger Agreement and August 18, 2006. Therefore, should the shares of First Bancshares Common Stock have a value on the Effective Date of the Merger that equals its trading price on August 18, 2006, the actual value of the consideration received by FNB Wiggins shareholders as a result of the Merger would be approximately $4,698,619.00. However, no assurance can be given as to the market price of First Bancshares Common Stock on the Effective Date.

Under the terms of the Merger Agreement, FNB Wiggins shareholders will be entitled to receive the Merger Consideration, consisting of $87.50 per share in cash (“Cash Element”) and 4.605 shares of First Bancshares common stock (“Stock Element”), in exchange for each share of FNB Wiggins stock owned by them, representing approximately 50% cash and 50% stock as consideration for their shares.

As a result of the Merger and subject to certain limitations provided for in the Merger Agreement, shares of FNB Wiggins Common Stock issued and outstanding immediately prior to the Effective Date, other than dissenting shares, shall by virtue of the Bank Merger be converted into and represent the right to receive the Stock Element, the cash payable in lieu of fractional shares, and the Cash Element less a pro rata share of Seven Hundred and Eighty Thousand Dollars ($780,000) in Consideration Deductions (which represents $32.873 per share of outstanding FNB Wiggins Common Stock), which are defined as follows: (i) Two Hundred and Eighty Thousand Dollars ($280,000) which represents a maximum of 50% of the cost of cancellation of FNB Wiggins’ data processing contract with Brasfield Technology, LLC; (ii) Two Hundred Thousand Dollars ($200,000) which represents a potential payment under that certain Confidential Term Sheet between FNB Wiggins and Richton Bank & Trust Company dated January 20, 2006 and discussed in further detail below (“Richton Letter of Intent”); and (iii) Three Hundred Thousand Dollars ($300,000) to account for potential losses related to the Mortgage Loan Purchase and Sale Agreements dated October 31, 2005 and December 16, 2005.

On the Effective Date, First Bancshares shall deposit into an escrow account cash in the amount of the Consideration Deductions (the “Escrow Fund”) in accordance with the terms of the escrow agreement which is attached to the Merger Agreement as Exhibit E (“Escrow Agreement”). A distribution to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) of certain portions of the Escrow Fund remaining after the payment of any Actual Loss (as defined in the Escrow Agreement) shall be made in accordance with the methods stated in the Escrow Agreement and upon the occurrence of each of the following events: (a) the date of the execution of a settlement and release or the entering of a final judgment with regards to any amounts owed by FNB Wiggins to Brasfield Technology, LLC, for termination fees related to the termination of the data processing agreement between FNB Wiggins and Brasfield Technology, LLC; (b) the date of the execution of a settlement and release or the entering of a final judgment with regards to the suit brought by Richton Bank & Trust Company against FNB Wiggins for breach of the Richton Letter of Intent (See “Summary – Recent Developments”); and (c) December 16, 2006, with regards to any amounts paid according to that certain Mortgage Loan Purchase and Sale Agreements whereby FNB Wiggins sold certain assets with recourse to SNGC, LLC. Notwithstanding the foregoing, on May 19, 2009, or upon the earlier termination of the Escrow Agreement, whichever occurs first, the balance remaining in the Escrow Fund shall be distributed to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) in accordance with the terms of the Escrow Agreement.

FNB Wiggins shareholders who perfect dissenters’ rights will be deemed to have elected to receive cash in the amount of the appraised value of such FNB Wiggins shares in accordance with Sections 215 and 215a of Title 12 of the United States Code. FNB Wiggins shareholders considering whether to perfect dissenters’ rights should read carefully the section of the attached Proxy Statement/Prospectus discussing dissenters’ rights, as well as the copy of Sections 215 and 215a of Title 12 of the United States Code attached thereto as an Exhibit. Specific steps must be taken to perfect statutory dissenters’ rights.

After careful consideration, the Merger Agreement has been unanimously approved by your Board of Directors. The Board believes the Merger is in the best interests of FNB Wiggins and its shareholders and unanimously recommends that you vote for approval of the Merger Agreement. The reasons for such recommendation are set forth in the accompanying Proxy Statement/Prospectus. Furthermore, FNB Wiggins’ financial advisor, Southard Financial, has issued its opinion to the effect that, as of the date of such opinion and based upon the considerations described therein, the consideration to be received by the holders of FNB Wiggins Common Stock pursuant to the Merger is fair, from a financial point of view, to such shareholders.

The Merger presents an opportunity for holders of FNB Wiggins Common Stock to join in a combined enterprise with greater financial resources and a more geographically diversified business. As a result of the proposed Merger, you, as a shareholder of First Bancshares, will own common stock in a bank holding company whose shares are actively traded on NASDAQ which provides you with greater liquidity.

We urge you to read the enclosed materials carefully so that you can evaluate the Merger for yourself. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of FNB Wiggins Common Stock is required to approve the Merger. Accordingly, the Board is hereby soliciting the necessary approval of FNB Wiggins shareholders in order to effectuate the Merger.

In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Prospectus/Proxy Statement (the “Proxy Statement”) relating to the actions to be taken by FNB Wiggins shareholders at the Meeting, and a form of proxy. The Proxy Statement more fully describes the proposed Merger and includes information about FNB Wiggins, First Bancshares, and The First.

All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, your Board of Directors urges that you sign, date and return the enclosed form of proxy promptly in the enclosed self addressed, stamped envelope, whether or not you plan to attend the Meeting. The prompt return of your signed proxy, regardless of the number of shares you hold, will assist FNB Wiggins in reducing the expense of additional proxy solicitation. Your proxy may be revoked at any time prior to the vote at the Meeting by notice to the Secretary of FNB Wiggins or by execution and delivery of a later dated proxy. If you attend the Meeting you may, if you wish, revoke your proxy and vote in person on all matters brought before the Meeting. A returned proxy which has been signed but which does not indicate how the proxy is to be voted (whether on one or more of the proposals) will be voted “FOR” the proposal for which there is no voting indication.

Very truly yours,
H. F. Campbell, Chairman of the Board

                                              YOUR VOTE IS IMPORTANT
                                      PLEASE SIGN, DATE AND RETURN YOUR PROXY

                                          FIRST NATIONAL BANK OF WIGGINS
                                                 124 Border Avenue
                                            Wiggins, Mississippi 39577
                                          ______________________________

                                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                         to be held on September 21, 2006
                                          ______________________________
To the Shareholders of First National Bank of Wiggins

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of First National Bank of Wiggins, a national banking association (“FNB Wiggins”), will be held at 124 Border Avenue, Wiggins, Mississippi, on September 21, 2006 at 4:00 p.m. local time, for the purpose of considering and voting upon the following matters:

    1.     To consider and vote upon the approval and adoption of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 19, 2006, by and among The First Bancshares, Inc. (“First Bancshares”), a Mississippi corporation and registered bank holding company, and its wholly-owned subsidiary, The First, a National Banking Association (“The First”), a national banking association organized under the laws of the United States, on the one hand, and FNB Wiggins on the other hand, pursuant to which (a) FNB Wiggins will merge with and into The First (the “Merger”), and (b) each outstanding share of FNB Wiggins common stock, $10.00 par value per share (“FNB Wiggins Common Stock”) will be converted into the right to receive cash and shares of First Bancshares common stock, $1.00 par value per share (“First Bancshares Common Stock”) in accordance with the terms of the Merger Agreement; and

    2.     To transact such other business as may properly come before the Meeting.

The foregoing items of business are more fully described in the Proxy Statement/Prospectus accompanying this Notice. Only shareholders of record at the close of business on August 1, 2006 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of FNB Wiggins Common Stock. A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A.

Dissenting shareholders of FNB Wiggins who comply with the procedural requirements of Sections 215 and 215a of Title 12 of the United States Code will be entitled to receive payment of the “fair value” of their shares of FNB Wiggins Common Stock.

THE FNB WIGGINS BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF FNB WIGGINS COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSED MERGER. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE MEETING BY NOTICE TO THE SECRETARY OF FNB WIGGINS OR BY EXECUTION AND DELIVERY OF A LATER DATED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
H. F. Campbell, Chairman
August 30, 2006
Wiggins, Mississippi

                                          FIRST NATIONAL BANK OF WIGGINS
                                                 124 Border Avenue
                                            Wiggins, Mississippi 39577

                                                       PROXY

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned  hereby  appoints H.F.  Campbell and B. H. Bell, Jr. or any of them, with full power to act alone and to appoint a  substitute,  as Proxies,  and hereby  authorizes  them to represent and to vote all the shares of common stock of First  National  Bank of  Wiggins  held of record by the  undersigned  on August 1, 2006,  at the  special meeting of shareholders to be held on September 21, 2006, at 4:00 p.m.,  local time, and at any and all adjournments thereof as follows:

1.       The proposal to approve an Agreement  and Plan of Merger dated as of May 19, 2006,  as amended (the "Plan"
         or the  "Agreement")  pursuant to which First  National  Bank of Wiggins will merge with and The First,  a
         National Banking Association, whose main office is located in Hattiesburg, Mississippi (the "Merger").

         FOR  ____  AGAINST  ____   ABSTAIN  ____

2.       The proposal to transact any other business which may properly come before the meeting.

         FOR  ____  AGAINST  ____   ABSTAIN  ____

The Board of Directors  recommends a vote "FOR" each of the above  Proposals.  The Proxies are  authorized  to vote in their discretion upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS  PROXY WILL BE VOTED AS  DIRECTED,  BUT IF NO  INSTRUCTIONS  ARE  SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE
PROPOSALS.  IF ANY OTHER  BUSINESS IS  PRESENTED AT SUCH  MEETING,  THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS
PROXY IN THEIR DISCRETION.

Please sign  exactly as your name appears on  certificate(s)  representing  shares to be voted by this proxy.  When signing  as  attorney,  executor,  administrator,  trustee,  or  guardian,  please  give  your  full  title.  If  a corporation,  please sign in full corporate name by the president or other  authorized  officer.  If a partnership, please sign in full  partnership  name by an authorized  person.  If shares are held as joint tenants,  each holder should sign.

Dated ___________________, 2006

-------------------------------                                       ----------------------------------
SIGNATURE OF SHAREHOLDER                                               SIGNATURE OF SHAREHOLDER

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE

                                           PROSPECTUS / PROXY STATEMENT

                             THE FIRST BANCSHARES, INC.           FIRST NATIONAL BANK OF WIGGINS
                             --------------------------           -------------------------------

                                 109,274 Shares of                       Special Meeting of
                           Common Stock, $1.00 par value              Shareholders to be held
                                                                         September 21, 2006

This Proxy Statement/Prospectus is being furnished to holders of the common stock of First National Bank of Wiggins, a national banking association (“FNB Wiggins”), in connection with the solicitation of proxies by the Board of Directors of FNB Wiggins for use at its Special Meeting of Shareholders (the “Meeting”) to be held on September 21, 2006. This Proxy Statement/Prospectus and accompanying proxy cards were first mailed to shareholders of FNB Wiggins on or about August 30, 2006.

At the Meeting, the holders of FNB Wiggins common stock, $10.00 par value per share (“FNB Wiggins Common Stock”), will be asked to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 19, 2006, by and among The First Bancshares, Inc., a Mississippi corporation and registered bank holding company (“First Bancshares”), and its wholly-owned subsidiary, The First, a National Banking Association, a national banking association organized under the laws of the United States (“The First”), on the one hand, and FNB Wiggins on the other hand, pursuant to which FNB Wiggins will merge with and into The First (the “Merger”). Upon consummation of the Merger, each outstanding share of FNB Wiggins Common Stock, other than shares held by FNB Wiggins’ shareholders who perfect dissenters’ rights, will be converted into the right to receive cash and shares of First Bancshares common stock, $1.00 par value per share (“First Bancshares Common Stock”), as well as cash in lieu of any fractional shares, all in accordance with the terms of the Merger Agreement.

Upon completion of the Merger, FNB Wiggins shareholders will receive in the aggregate cash and stock of First Bancshares having a combined value of approximately $4,152,400 ("Merger Consideration"). This approximate value is based upon the terms of the Merger Agreement, which states that FNB Wiggins shareholders will receive approximately $175.00 in value (in the form of cash and/or First Bancshares Common Stock as described below) for each share of FNB Wiggins Common Stock they own. For purposes of the Merger Consideration, the Merger Agreement states that First Bancshares Common Stock will be valued at $19.00. Shares of First Bancshares Common Stock traded on the NASDAQ stock market for prices ranging from $21.09 to $24.00 between the date of the Merger Agreement and August 18, 2006. Therefore, should the shares of First Bancshares Common Stock have a value on the Effective Date of the Merger that equals its trading price on August 18, 2006, the actual value of the consideration received by FNB Wiggins shareholders as a result of the Merger would be $4,698,619.00. However, no assurance can be given as to the market price of First Bancshares Common Stock on the Effective Date.

Under the terms of the Merger Agreement, FNB Wiggins shareholders will be entitled to receive the Merger Consideration, which will consist of $87.50 per share in cash (“Cash Element”) and 4.605 shares of First Bancshares Common Stock (“Stock Element”), in exchange for each share of FNB Wiggins Common Stock owned by them, representing approximately 50% cash and 50% stock as consideration for their shares.

As a result of the Bank Merger and subject to certain limitations provided for the Merger Agreement, shares of FNB Wiggins Common Stock issued and outstanding immediately prior to the Effective Date, other than dissenting shares, shall by virtue of the Bank Merger be converted into and represent the right to receive the Stock Element, the cash payable in lieu of fractional shares, and the Cash Element less a pro rata share of Seven Hundred and Eighty Thousand Dollars ($780,000) in Consideration Deductions (which represents $32.873 per share of outstanding FNB Wiggins Common Stock), which are defined as follows: (i) Two Hundred and Eighty Thousand Dollars ($280,000) which represents a maximum of 50% of the cost of cancellation of FNB Wiggins’ data processing contract with Brasfield Technology, LLC; (ii) Two Hundred Thousand Dollars ($200,000) which represents a potential payment under that certain Confidential Term Sheet between FNB Wiggins and Richton Bank & Trust Company dated January 20, 2006 and discussed in further detail below (“Richton Letter of Intent”); and (iii) Three Hundred Thousand Dollars ($300,000) to account for potential losses related to the Mortgage Loan Purchase and Sale Agreements dated October 31, 2005 and December 16, 2005.

On the Effective Date, First Bancshares shall deposit into an escrow account cash in the amount of the Consideration Deductions (the “Escrow Fund”) in accordance with the terms of the Escrow Agreement which is attached to the Merger Agreement as Exhibit E (“Escrow Agreement”). A distribution to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) of certain portions of the Escrow Fund remaining after the payment of any Actual Loss (as defined in the Escrow Agreement) shall be made in accordance with the methods stated in the Escrow Agreement and upon the occurrence of each of the following events: (a) the date of the execution of a settlement and release or the entering of a final judgment with regards to any amounts owed by FNB Wiggins to Brasfield Technology, LLC, for termination fees related to the termination of the data processing agreement between FNB Wiggins and Brasfield Technology, LLC; (b) the date of the execution of a settlement and release or the entering of a final judgment with regards to the suit brought by Richton Bank & Trust Company against FNB Wiggins for breach of the Richton Letter of Intent (See “Summary – Recent Developments”); and (3) December 16, 2006, with regards to any amounts paid according to that certain Mortgage Loan Purchase and Sale Agreements whereby FNB Wiggins sold certain assets with recourse to SNGC, LLC. Notwithstanding the foregoing, on May 19, 2009, or upon the earlier termination of the Escrow Agreement, whichever occurs first, the balance remaining in the Escrow Fund shall be distributed to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) in accordance with the terms of the Escrow Agreement.

First Bancshares Common Stock is traded on the NASDAQ stock market under the symbol FBMS. However, FNB Wiggins Common Stock is not listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in the FNB Wiggins Common Stock, although isolated transactions between individuals occur from time to time. Management of FNB Wiggins believes that transactions involving FNB Wiggins Common Stock have occurred in the following price ranges:

                                    2001             $225     -        $250
                                    2002             $250     -        $300
                                    2003             $ 50     -        $200
                                    2004             $ 50     -        $175
                                    2005             No sales to FNB Wiggins' management's knowledge
                                    2006             No sales to FNB Wiggins' management's knowledge

The holders of FNB Wiggins Common Stock are entitled to receive dividends when and if declared by FNB Wiggins Board out of funds that are legally available therefor. As noted below, FNB Wiggins may not declare or pay a dividend without prior approval of the Office of the Comptroller of the Currency (“OCC”).

As of the record date of August 1, 2006, there were 23,728 shares of FNB Wiggins Common Stock issued and outstanding, held by approximately 126 shareholders.

Page 12 of this Proxy Statement/Prospectus contains a table that illustrates the number of shares of First Bancshares Common Stock to be received based on the value of $19.00 for each share of First Bancshares Common Stock as stated in the Merger Agreement. For a more complete description of the Merger Agreement and the terms of the Merger, see “The Merger.” A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. For a more complete description of dissenters’ rights, see “Dissenters’ Rights” and Exhibit C.

First Bancshares has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering up to 109,274 shares of First Bancshares Common Stock to be issued in connection with the Merger. This document constitutes a Proxy Statement of FNB Wiggins in connection with the Meeting and a Prospectus of First Bancshares with respect to the shares of First Bancshares Common Stock to be issued upon consummation of the Merger. Each of First Bancshares and FNB Wiggins has furnished all information included herein with respect to it and its consolidated subsidiaries.

No person is authorized to give any information or to make any representation concerning the Merger not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

This Proxy Statement/Prospectus does not cover any resales of First Bancshares Common Stock to be received by FNB Wiggins’ shareholders upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

_________________

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE FIRST, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         Do not send in your stock  certificates  now.  After the Merger is  completed,  First  Bancshares will send you written  instructions  on how to exchange  your stock for First  Bancshares  Common
         Stock and cash.

                                            __________________________

              Subject to completion the date of this Proxy Statement/Prospectus is August 30, 2006.
AVAILABLE INFORMATION

First Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by First Bancshares are available to the public at the web site and EDGAR database maintained by the Commission at http://www.sec.gov. The documents filed by First Bancshares are also available at the Commission’s Public Reference Room, which provides access to EDGAR (for documents submitted electronically) and Thomson Research (for imaged paper filings) terminals. The public library of Commission information is provided through the Commission’s Public Reference Room between the hours of 9:00 a.m. — 4:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

First Bancshares has filed with the Commission a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act with respect to the common stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission, and to which portions reference is hereby made for further information with respect to First Bancshares and the securities offered hereby.

As indicated below, this Proxy Statement/Prospectus incorporates by reference certain information with respect to First Bancshares, which is not presented herein or delivered herewith. Copies of any such information or documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered. In order to ensure timely delivery of such documents, any request should be made by September 15, 2006, and such requests should be directed to First Bancshares’ principal executive offices at 6480 U.S. Hwy 98 W (39402), P. O. Box 15549 (39404-5549), Hattiesburg, Mississippi, Attention: Donna T. Lowery, Chief Financial Officer, telephone number (601) 268-8998. First Bancshares will send the requested documents by first-class mail within one business day of the receipt of the request.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by First Bancshares with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference:

         (1)      First Bancshares' Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;
         (2)      First Bancshares' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006;
         (3)      First Bancshares' Current Reports on Form 8-K filed on May 22, 2006, May 25, 2006, May 31,
                  2006, and July 11, 2006; and
         (4)      The  description  of capital stock  contained  under the heading  "Description  of Securities" on Form
                  SB-2/A,  Registration  Number  333-61081,  filed by First Bancshares with the Commission on September 14, 1998 relating to the description of First Bancshares Common Stock.

All documents filed by First Bancshares pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

The public may read and copy any materials filed by First Bancshares with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as First Bancshares that file electronically with the SEC at www.sec.gov. Information regarding First Bancshares is also available on its Internet website at www.thefirstbank.com.

                                                 TABLE OF CONTENTS

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FNB WIGGINS' MANAGEMENT'S DISCUSSIONAND ANALYSIS OF FINANCIAL CONDITION

Exhibit A - Agreement and Plan of Merger
Exhibit B - Fairness Opinion of Southard Financial
Exhibit C - Dissenters' Rights under National Bank Act - 12 USCA §§ 215 and 215a
Exhibit D - Audited Consolidated Financial Statements of The First Bancshares, Inc., and Subsidiary for the
            Periods Ended December 31, 2004 and December 31, 2005; Unaudited Consolidated Financial Statements of
            The First Bancshares, Inc., and Subsidiary for the Interim Period Ended June 30, 2006
Exhibit E - Audited Consolidated Financial Statements of First National Bank of Wiggins for the Periods Ended
            December 31, 2003 and December 31, 2004; Unaudited Consolidated Financial Statements of First
            National Bank of Wiggins for the Period Ended December 31, 2005 and the Interim Period Ended June 30,
            2006
Exhibit F - The First Bancshares, Inc., Pro Forma Financial Statements
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                                               QUESTIONS AND ANSWERS

This section highlights selected information from this document.  It does not contain all of the information that is important to you.  You should carefully read this entire document and the documents to which we have referred you in order to fully understand the merger and to obtain a more complete description of the legal terms of the
Merger.  This section also includes certain page references that direct you to more complete descriptions in this document of the topics discussed.

Q(1):    Why is FNB Wiggins merging with The First?

A:       FNB Wiggins's Board has approved the Merger with The First based upon: (1) its assessment of the financial condition and prospects of FNB Wiggins in particular; (2) the provisions of the OCC Consent
         Order, which is discussed in further detail in the following sections of this Prospectus/Proxy
         Statement; and (3) the competitive and regulatory environment for financial institutions generally.  The
         First, A National Banking Association, is a nationally chartered bank which operates offices in
         Mississippi.  Its parent company, First Bancshares, whose common stock is traded on the NASDAQ stock market under the symbol FBMS, is a Mississippi corporation that is also registered as a bank holding company.  The Merger will enable FNB Wiggins shareholders to hold stock in First Bancshares, a larger and more diversified entity whose shares are more widely held and more actively traded.  The Merger will also enable us to better serve our customers with more products and services.  To review the background and reasons for the Merger see page 19.

         In recommending approval of the Merger, we also considered the opinion of our financial advisor,
         Southard Financial that as of the date of its opinion, the exchange ratio was fair from a financial point of view to FNB Wiggins's shareholders.  We have attached this opinion as Exhibit B to this document.  You should read it carefully.

         A copy of the Merger Agreement is attached to this document as Appendix A.  We encourage you to read the
         Merger Agreement.  It is the legal document that governs the Merger.

Q(2):    As a FNB Wiggins shareholder, what will I receive in the Merger?

A:       You will have the right to receive $87.50 per share in cash ("Cash Element") and 4.605 shares of First
         Bancshares Common Stock ("Stock Element"), in exchange for each share of FNB Wiggins Common Stock you own, representing approximately 50% cash and 50% stock as consideration for your shares.  No fractional shares will be issued, but you will be compensated with cash for the proportional value of the fractional share.

         Example:  If you own 100 shares of FNB Wiggins Common Stock upon completion of the Merger, you will have the right to receive a check for $8,750.00, as well as the equivalent of 460.5 shares of First
         Bancshares Common Stock.  Since no fractional shares are to be issued, you will receive 460 shares of stock and $9.50 representing the value of the fractional .5 share.

Q(3):    What are the key attributes of the First Bancshares Common Stock?

A:       First Bancshares Common Stock has the voting, dividend, and liquidation rights usually associated with common stock.  To review a more detailed description of the First Bancshares Common Stock and for a comparison to FNB Wiggins Common Stock see "Comparative Rights of Shareholders" on page 34.

Q(4):    May a FNB Wiggins shareholder elect to receive more cash or First Bancshares Common Stock?

A:       No.  All FNB Wiggins shareholders will receive approximately 50% cash and 50% stock for their shares.

Q(5):    What happens as the market price of First Bancshares Common Stock fluctuates?

A:       The exchange ratio is based upon a formula that is not determined by the market price of First
         Bancshares Common Stock and is not expected to change.  The market value of First Bancshares Common
         Stock will fluctuate before and after the Merger.  First Bancshares cannot predict the price at which it will trade at any particular point in time.

Q(6):    When do you expect the merger to be completed?

A:       We hope to complete the Merger on or before September 30, 2006, following the approval of FNB Wiggins shareholders.

Q(7):    What are the tax consequences of the Merger to me?

A:       We expect that for U.S. federal income tax purposes, your receipt of First Bancshares Common Stock in exchange for your shares of FNB Wiggins Common Stock in the Merger generally will not cause you to recognize any gain or loss.  You will, however, have to recognize gain in connection with any cash received or if you exercise dissenters' appraisal rights under the National Bank Act.

         We provide a more detailed review of the U.S. federal income tax consequences of the Merger on page 32 of this document.

Q(8):    As a FNB Wiggins shareholder, do I have to accept the First Bancshares Common Stock and the cash consideration of $87.50 per share in exchange for my shares if the Merger is approved?

A:       If you follow the procedures prescribed by the National Bank Act, you may dissent from the Merger and have the fair value of your stock determined according to those procedures.  If you follow those procedures, you will not receive First Bancshares Common Stock.  The fair value of your FNB Wiggins
         Common Stock, determined in the manner prescribed by the National Bank Act, will be paid to you in cash.

         For a more complete description of these dissenters' rights, see page 33 of this document, as well as Exhibit C, which provides the text of the National Bank Act that governs dissenters'
         rights.

Q(9):    What do I need to do now?

A:       Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.  If you sign and send in your proxy but don't indicate how you want to vote, your proxy will be counted as a vote in favor of the Merger.  If you don't return your proxy card or you abstain, the effect will be a vote against the Merger.

         The Meeting will take place on September 21, 2006.  You are invited to the meeting to vote your shares in person rather than signing and mailing your proxy card.  If you do sign your proxy card, you can take back your proxy until and including the date of the meeting and either change your vote or attend the meeting and vote in person.  We provide more detailed instructions about voting on page 16.

         The Board of Directors of FNB Wiggins unanimously recommends voting in favor of the proposed Merger.

Q(10):   Should I send in my stock certificates now?

A:       No.  No one should send their stock certificates in now.  After the Merger is completed, First
         Bancshares will send you written instructions on how to exchange your FNB Wiggins Common Stock for First
         Bancshares Common Stock.

Q(11):   Who can help answer my questions?

A:       If you have more questions about the Merger you should contact Benny Bell or Buddy Lewis at First
         National Bank of Wiggins, 124 Border Avenue, Wiggins, Mississippi 39577, Telephone (601) 928-5241.

SUMMARY

The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is necessarily incomplete and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits and the documents incorporated in this Proxy Statement/Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.

Purpose of the Meeting

The purpose of the Meeting (as defined below) is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated May 19, 2006 (the “Merger Agreement”), by and among The First Bancshares, Inc., a Mississippi corporation and registered bank holding company (“First Bancshares”), and its wholly-owned subsidiary, The First, a National Banking Association, a national banking association organized under the laws of the United States (“The First”), on the one hand, and First National Bank of Wiggins, a national banking association organized under the laws of the United States (“FNB Wiggins”), on the other hand, pursuant to which, among other things, (a) FNB Wiggins will be merged with and into The First (the “Merger”), and (b) on the effective date of the Merger (the “Effective Date”), each outstanding share of FNB Wiggins common stock, $10.00 par value per share (“FNB Wiggins Common Stock”), will be converted into the right to receive cash and common stock, $1.00 par value per share, of First Bancshares (“First Bancshares Common Stock”) as determined pursuant to the Merger Agreement.

Upon completion of the Merger, FNB Wiggins shareholders will receive in the aggregate cash and shares of First Bancshares Common Stock having a combined value of approximately $4,152,400 ("Merger Consideration"). This approximate value is based upon the terms of the Merger Agreement, which states that FNB Wiggins shareholders will receive approximately $175.00 in value (in the form of cash and/or First Bancshares Common Stock as described below) for each share of FNB Wiggins Common Stock they own. For purposes of the Merger Consideration, the Merger Agreement states that First Bancshares Common Stock will be valued at $19.00. Shares of First Bancshares Common Stock traded on the NASDAQ stock market for prices ranging from $21.09 to $24.00 between the date of the Merger Agreement and August 18, 2006. Therefore, should the shares of First Bancshares Common Stock have a value on the Effective Date of the Merger that equals its trading price on August 18, 2006, the actual value of the consideration received by FNB Wiggins shareholders as a result of the Merger would be $4,698,619.00. However, no assurance can be given as to the market price of First Bancshares Common Stock on the Effective Date.

Under the terms of the Merger Agreement, FNB Wiggins shareholders will be entitled to receive the Merger Consideration, consisting of $87.50 per share in cash (“Cash Element”) and 4.605 shares of First Bancshares Common Stock (“Stock Element”), in exchange for each share of FNB Wiggins Common Stock owned by them, representing approximately 50% cash and 50% stock as consideration for their shares.

As a result of the Bank Merger and subject to certain limitations provided for in the Merger Agreement, shares of FNB Wiggins Common Stock issued and outstanding immediately prior to the Effective Date, other than dissenting shares, shall by virtue of the Bank Merger be converted into and represent the right to receive the Stock Element, the cash payable in lieu of fractional shares, and the Cash Element less a pro rata share of Seven Hundred and Eighty Thousand Dollars ($780,000) in Consideration Deductions (which represents $32.873 per share of outstanding FNB Wiggins Common Stock), which are defined as follows: (i) Two Hundred and Eighty Thousand Dollars ($280,000) which represents a maximum of 50% of the cost of cancellation of FNB Wiggins’ data processing contract with Brasfield Technology, LLC; (ii) Two Hundred Thousand Dollars ($200,000) which represents a potential payment under that certain Confidential Term Sheet between FNB Wiggins and Richton Bank & Trust Company dated January 20, 2006 and discussed in further detail below (“Richton Letter of Intent”); and (iii) Three Hundred Thousand Dollars ($300,000) to account for potential losses related to the Mortgage Loan Purchase and Sale Agreements dated October 31, 2005 and December 16, 2005.

On the Effective Date, First Bancshares shall deposit into an escrow account cash in the amount of the Consideration Deductions (the “Escrow Fund”) in accordance with the terms of the Escrow Agreement which is attached to the Merger Agreement as Exhibit E (“Escrow Agreement”). A distribution to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) of certain portions of the Escrow Fund remaining after the payment of any Actual Loss (as defined in the Escrow Agreement) shall be made in accordance with the methods stated in the Escrow Agreement and upon the occurrence of each of the following events: (a) the date of the execution of a settlement and release or the entering of a final judgment with regards to any amounts owed by FNB Wiggins to Brasfield Technology, LLC, for termination fees related to the termination of the data processing agreement between FNB Wiggins and Brasfield Technology, LLC; (b) the date of the execution of a settlement and release or the entering of a final judgment with regards to the suit brought by Richton Bank & Trust Company against FNB Wiggins for breach of the Richton Letter of Intent (See “Summary – Recent Developments”); and (3) December 16, 2006, with regards to any amounts paid according to that certain Mortgage Loan Purchase and Sale Agreements whereby FNB Wiggins sold certain assets with recourse to SNGC, LLC. Notwithstanding the foregoing, on May 19, 2009, or upon the earlier termination of the Escrow Agreement, whichever occurs first, the balance remaining in the Escrow Fund shall be distributed to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) in accordance with the terms of the Escrow Agreement.

As a result of the Merger, the business and properties of FNB Wiggins will become the business and properties of First Bancshares, and holders of FNB Wiggins Common Stock will become shareholders of First Bancshares, except for any such holders who perfect dissenters’ rights. Page 12 of this Proxy Statement/Prospectus contains a table that illustrates the number of shares of First Bancshares Common Stock to be received based on the value of $19.00 for each share of First Bancshares Common Stock as stated in the Merger Agreement.

Date, Time and Place of the Meeting; Record Date

A Special Meeting of Shareholders (the “Meeting”) of FNB Wiggins will be held on September 21, 2006, at 4:00 p.m. at 124 Border Avenue, Wiggins, Mississippi. The Board of Directors of FNB Wiggins has fixed the close of business on August 1, 2006, as the record date (the “Record Date”) for determining holders of outstanding shares of FNB Wiggins Common Stock entitled to notice of and to vote at the Meeting. Only holders of FNB Wiggins Common Stock of record on the books of FNB Wiggins at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment thereof. As of the Record Date, there were 23,728 shares of FNB Wiggins Common Stock issued and outstanding, each of which is entitled to one vote. See “Introduction — General” and “Introduction — Record Date; Voting Rights; Proxies.”

Vote Required

Holders of two-thirds (2/3) of the outstanding shares of FNB Wiggins Common Stock must approve the Merger Agreement. As of the Record Date, the executive officers and directors of FNB Wiggins as a group had the power to vote approximately 11,220 shares of FNB Wiggins Common Stock, representing approximately 47% of the outstanding shares.

The Parties

First Bancshares.    First Bancshares is a bank holding company headquartered at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, telephone number (601) 268-8998. Its principal subsidiary is The First, a National Banking Association. The First serves the cities of Bay St. Louis, Hattiesburg, Laurel, Pascagoula, Picayune, Purvis, and the surrounding areas of Forrest, Hancock, Jackson, Jones, Lamar, and Pearl River Counties in Mississippi. First Bancshares, through its subsidiary, strives to provide its customers with the breadth of products and services comparable to those offered by large regional banks, while maintaining the quick response and personal service of a locally owned and managed bank.

As of June 30, 2006, First Bancshares had total assets of $329.2 million; total deposits of $268.6 million, total loans of $238.0 million, and shareholders’ equity of $19.5 million.

The First.    The First is a national banking association headquartered at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, telephone number (601) 268-8998. The First also has branch offices located at: (1) 835 Hwy 90, Suite 4 in Bay St. Louis, Hancock County, Mississippi; (2) 631 Hwy 589 in Purvis, Lamar County, Mississippi; (3) 2702 Lincoln Road in Hattiesburg, Forrest County, Mississippi; (4) 3318 Hardy Street in Hattiesburg, Forrest County, Mississippi; (5) Hwy 15 North in Laurel, Jones County, Mississippi; (6) 1506-B Hwy 43 South in Picayune, Pearl River County, Mississippi; and (7) 1126 Jackson Avenue, Suite 101 in Pascagoula, Jackson County, Mississippi. The First provides a full complement of consumer and commercial banking services in south Mississippi.

FNB Wiggins.    FNB Wiggins is a national banking association headquartered at 124 Border Avenue, Wiggins, Mississippi, telephone number (601) 928-5241. FNB Wiggins provides various consumer and commercial banking services to Wiggins and Stone County, Mississippi.

Recommendation of the Boards of Directors; Reasons for the Merger

THE BOARD OF DIRECTORS OF FNB WIGGINS (THE “FNB WIGGINS BOARD”) BELIEVES THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FNB WIGGINS AND ITS SHAREHOLDERS AND RECOMMENDS THAT HOLDERS OF FNB WIGGINS COMMON STOCK VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT. See “The Merger — Background of and Reasons for the Merger — FNB Wiggins.” For information on the interests of certain officers and directors of FNB Wiggins in the Merger, see “The Merger — Interests of Certain Persons in the Merger.”

In recommending approval of the Merger Agreement to the holders of FNB Wiggins Common Stock, the FNB Wiggins Board considered, among other factors, the terms of the Consent Order with the Office of the Comptroller of the Currency (“OCC”), the enhanced opportunities for operating efficiencies and growth, the additional products which would be available to customers of FNB Wiggins, and the additional liquidity First Bancshares Common Stock would provide for FNB Wiggins’ shareholders. See “The Merger — Background of and Reasons for the Merger — FNB Wiggins.”

In addition, the FNB Wiggins Board has received the opinion of Southard Financial (“Southard”) that the consideration payable under the Merger Agreement is fair from a financial point of view to the holders of FNB Wiggins Common Stock. The opinion of Southard is attached as Exhibit B and should be read in its entirety. See “The Merger — Opinion of Financial Advisor.”

The Board of Directors of The First has approved the Merger Agreement because it believes that the Merger will enhance The First’s earnings capacity by enabling it to deliver products and provide services to a larger geographic customer base, and that the combination of The First and FNB Wiggins can take advantage of increased overall efficiencies and economies of scale. See “The Merger — Reasons for the Merger — First Bancshares.”

Opinion of Financial Advisor

Southard, FNB Wiggins’ financial advisor, has rendered its opinion that the Merger Consideration to be received by the holders of FNB Wiggins Common Stock pursuant to the Merger Agreement, when taken as a whole, is fair to FNB Wiggins and its shareholders from a financial point of view. The opinion of Southard is attached hereto as Exhibit B and should be read in its entirety with respect to the assumptions made therein and other matters considered. See “The Merger — Opinion of Financial Advisor” for further information regarding, among other things, the selection of Southard and its compensation arrangement in connection with the Merger Agreement.

Risk Factors

Making or continuing an investment in securities, including First Bancshares’ Common Stock, involves certain risks that you should carefully consider. The risks and uncertainties described below are not the only risks that may have a material adverse effect on First Bancshares. Additional risks and uncertainties also could adversely affect First Bancshares’ business and results of operations. If any of the following risks actually occur, First Bancshares’ business, financial condition or results of operations could be affected, the market price for your securities could decline, and you could lose all or a part of your investment. Further, to the extent that any of the information contained in this Proxy Statement/Prospectus constitutes forward-looking statements, the risk factors set forth below also are cautionary statements identifying important factors that could cause First Bancshares’ actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of First Bancshares.

     First Bancshares may be vulnerable to certain sectors of the economy.

A portion of First Bancshares’ loan portfolio is secured by real estate. If the economy deteriorated and depressed real estate values beyond a certain point, that collateral value of the portfolio and the revenue stream from those loans could come under stress and possibly require additional loan loss accruals. First Bancshares’ ability to dispose of foreclosed real estate at prices above the respective carrying values could also be impinged, causing additional losses.

          General economic conditions in the areas where First Bancshares' operations or loans are concentrated may adversely affect our customers’ ability to meet their obligations.

A sudden or severe downturn in the economy in the geographic markets served by First Bancshares in the state of Mississippi may affect the ability of First Bancshares’ customers to meet loan payments obligations on a timely basis. The local economic conditions in these areas have a significant impact on First Bancshares’ commercial, real estate, and construction loans, the ability of borrowers to repay these loans and the value of the collateral securing such loans. Changes resulting in adverse economic conditions of First Bancshares’ market areas could negatively impact the financial results of First Bancshares’ banking operations and its profitability. Additionally, adverse economic changes may cause customers to withdraw deposit balances, thereby causing a strain on First Bancshares’ liquidity.

     First Bancshares is subject to a risk of rapid and significant changes in market interest rates.

First Bancshares’ assets and liabilities are primarily monetary in nature, and as a result First Bancshares is subject to significant risks tied to changes in interest rates. First Bancshares’ ability to operate profitably is largely dependent upon net interest income. Unexpected movement in interest rates markedly changing the slope of the current yield curve could cause First Bancshares’ net interest margins to decrease, subsequently decreasing net interest income. In addition, such changes could adversely affect the valuation of First Bancshares’ assets and liabilities.

At present First Bancshares’ one-year interest rate sensitivity position is slightly asset sensitive, but a gradual increase in interest rates during the next twelve months should not have a significant impact on net interest income during that period. However, as with most financial institutions, First Bancshares’ results of operations are affected by changes in interest rates and First Bancshares’ ability to manage this risk. The difference between interest rates charged on interest-earning assets and interest rates paid on interest-bearing liabilities may be affected by changes in market interest rates, changes in relationships between interest rate indices, and/or changes in the relationships between long-term and short-term market interest rates. A change in this difference might result in an increase in interest expense relative to interest income, or a decrease in First Bancshares’ interest rate spread.

     Certain changes in interest rates, inflation, or the financial markets could affect demand for First Bancshares’ products and First Bancshares’ ability to deliver products efficiently.

Loan originations, and potentially loan revenues, could be adversely impacted by sharply rising interest rates. Conversely, sharply falling rates could increase prepayments within First Bancshares’ securities portfolio lowering interest earnings from those investments. An unanticipated increase in inflation could cause First Bancshares’ operating costs related to salaries & benefits, technology, & supplies to increase at a faster pace than revenues.

The fair market value of First Bancshares’ securities portfolio and the investment income from these securities also fluctuate depending on general economic and market conditions. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations.

     Changes in the policies of monetary authorities and other government action could adversely affect First Bancshares’ profitability.

The results of operations of First Bancshares are affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, particularly in light of the continuing threat of terrorist attacks and the current military operations in the Middle East, we cannot predict possible future changes in interest rates, deposit levels, loan demand or First Bancshares’ business and earnings. Furthermore, the actions of the United States government and other governments in responding to such terrorist attacks or the military operations in the Middle East may result in currency fluctuations, exchange controls, market disruption and other adverse effects.

     Natural disasters could affect First Bancshares' ability to operate

First Bancshares’ market areas are susceptible to natural disasters such as hurricanes. Natural disasters can disrupt First Bancshares’ operations, result in damage to properties and negatively affect the local economies in which First Bancshares operates. First Bancshares cannot predict whether or to what extent damage caused by future hurricanes will affect First Bancshares’ operations or the economies in First Bancshares’ market areas, but such weather events could cause a decline in loan originations, a decline in the value or destruction of properties securing the loans and an increase in the risk of delinquencies, foreclosures or loan losses.

     Greater loan losses than expected may adversely affect First Bancshares' earnings.

First Bancshares as lender is exposed to the risk that its customers will be unable to repay their loans in accordance with their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and could have a material adverse effect on First Bancshares’ operating results. First Bancshares’ credit risk with respect to its real estate and construction loan portfolio will relate principally to the creditworthiness of corporations and the value of the real estate serving as security for the repayment of loans. First Bancshares’ credit risk with respect to its commercial and consumer loan portfolio will relate principally to the general creditworthiness of businesses and individuals within First Bancshares’ local markets.

First Bancshares makes various assumptions and judgments about the collectibility of its loan portfolio and provide an allowance for estimated loan losses based on a number of factors. First Bancshares believes that its current allowance for loan losses is adequate. However, if First Bancshares’ assumptions or judgments prove to be incorrect, the allowance for loan losses may not be sufficient to cover actual loan losses. First Bancshares may have to increase its allowance in the future in response to the request of one of its primary banking regulators, to adjust for changing conditions and assumptions, or as a result of any deterioration in the quality of First Bancshares’ loan portfolio. The actual amount of future provisions for loan losses cannot be determined at this time and may vary from the amounts of past provisions.

     First Bancshares may need to rely on the financial markets to provide needed capital

First Bancshares’ Common Stock is listed and traded on the NASDAQ stock market. Although First Bancshares anticipates that its capital resources will be adequate for the foreseeable future to meet its capital requirements, at times First Bancshares may depend on the liquidity of the NASDAQ stock market to raise equity capital. If the market should fail to operate, or if conditions in the capital markets are adverse, First Bancshares may be constrained in raising capital. First Bancshares maintains a consistent analyst following; therefore, downgrades in First Bancshares’ prospects by an analyst(s) may cause First Bancshares’ Common Stock price to fall and significantly limit First Bancshares’ ability to access the markets for additional capital requirements. Should these risks materialize, First Bancshares’ ability to further expand its operations through internal growth may be limited.

     First Bancshares is subject to regulation by various Federal and State entities

First Bancshares is subject to the regulations of the Securities and Exchange Commission (“SEC”), the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the OCC. New regulations issued by these agencies may adversely affect First Bancshares’ ability to carry on its business activities. First Bancshares is subject to various Federal and state laws and certain changes in these laws and regulations may adversely affect First Bancshares’ operations.

First Bancshares is also subject to the accounting rules and regulations of the SEC and the Financial Accounting Standards Board. Changes in accounting rules could adversely affect the reported financial statements or results of operations of First Bancshares and may also require extraordinary efforts or additional costs to implement. Any of these laws or regulations may be modified or changed from time to time, and First Bancshares cannot be assured that such modifications or changes will not adversely affect First Bancshares.

     First Bancshares engages in acquisitions of other businesses from time to time.

On occasion, First Bancshares will engage in acquisitions of other businesses. Acquisitions may result in customer and employee turnover, thus increasing the cost of operating the new businesses. The acquired companies may also have legal contingencies, beyond those that First Bancshares is aware of, that could result in unexpected costs.

     First Bancshares is subject to industry competition which may have an impact upon its success.

The profitability of First Bancshares depends on its ability to compete successfully. First Bancshares operates in a highly competitive financial services environment. Certain competitors are larger and may have more resources than First Bancshares does. First Bancshares faces competition in its regional market areas from other commercial banks, savings and loan associations, credit unions, internet banks, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and other financial intermediaries that offer similar services. Some of First Bancshares’ nonbank competitors are not subject to the same extensive regulations that govern First Bancshares or the Bank and may have greater flexibility in competing for business.

Another competitive factor is that the financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services. First Bancshares’ future success may depend, in part, on its ability to use technology competitively to provide products and services that provide convenience to customers and create additional efficiencies in First Bancshares’ operations.

     Future issuances of additional securities could result in dilution of shareholders' ownership.

First Bancshares may determine from time to time to issue additional securities to raise additional capital, support growth, or to make acquisitions. Further, First Bancshares may issue stock options or other stock grants to retain and motivate First Bancshares’ employees. Such issuances of Company securities will dilute the ownership interests of First Bancshares’ shareholders.

     Anti-takeover laws and certain agreements and charter provisions may adversely affect share value.

Certain provisions of state and federal law and First Bancshares’ articles of incorporation may make it more difficult for someone to acquire control of First Bancshares. Under federal law, subject to certain exemptions, a person, entity, or group must notify the federal banking agencies before acquiring 10% or more of the outstanding voting stock of a bank holding company, including First Bancshares’ shares. Banking agencies review the acquisition to determine if it will result in a change of control. The banking agencies have 60 days to act on the notice, and take into account several factors, including the resources of the acquiror and the antitrust effects of the acquisition. There also are Mississippi statutory provisions and provisions in First Bancshares’ articles of incorporation that may be used to delay or block a takeover attempt. As a result, these statutory provisions and provisions in First Bancshares’ articles of incorporation could result in First Bancshares being less attractive to a potential acquiror.

     Securities issued by First Bancshares, including First Bancshares' Common Stock, are not FDIC insured.

Securities issued by First Bancshares, including First Bancshares’ Common Stock, are not savings or deposit accounts or other obligations of any bank and are not insured by the FDIC, the Deposit Insurance Fund, or any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of principal.

Regulatory Approvals

It is a condition to the consummation of the Merger that all required regulatory approvals be obtained. The only required regulatory approval is the approval of the OCC. See “The Merger — Regulatory Approvals.”

Other Conditions to Consummation of the Merger

In addition to regulatory approvals and the approval of the Merger Agreement by the requisite vote of the holders of FNB Wiggins Common Stock, which conditions may not be waived, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to: (1) the receipt of an opinion of Watkins Ludlam Winter & Stennis, P.A., that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Stock Element provided to the holders of FNB Wiggins Common Stock as part of the Merger Consideration, which condition may not be waived; and (2) the absence of a material adverse change in the financial condition, results of operations or business of the other party’s consolidated group which condition may be waived. See “The Merger — Other Conditions to the Merger” and “The Merger – Certain Federal Income Tax Consequences” for additional information concerning the conditions to consummation of the Merger.

Exchange of FNB Wiggins' Certificates; No Fractional Shares

As soon as practicable after the Effective Date, The First (the “Exchange Agent”) will mail to each holder of record of FNB Wiggins Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Date, represented issued and outstanding shares of FNB Wiggins Common Stock in exchange for cash and certificates representing First Bancshares Common Stock. See “The Merger — Exchange of FNB Wiggins’ Certificates.” Cash will also be paid in lieu of any fractional shares of First Bancshares Common Stock. See “The Merger — Structure and Terms of the Merger. Certificates representing FNB Wiggins Common Stock should not be surrendered until the letter of transmittal is received.

Effective Date

If the Merger Agreement is approved by the requisite vote of the holders of FNB Wiggins Common Stock, the Merger is approved by all required regulatory agencies, and the other conditions to the Merger are satisfied or waived (where permissible), the Merger will become effective at the date agreed to by FNB Wiggins and The First (the “Effective Date”) which will be explicitly stated in the Certificate of Merger filed with the OCC. It is expected that the Effective Date will occur on or before September 30, 2006; however, there can be no assurance that the conditions to the Merger will be satisfied or waived so that the Merger can be consummated. See “The Merger — Effective Date” and “The Merger — Other Conditions to the Merger.”

Interests of Certain Persons in the Merger

Certain members of FNB Wiggins’ management and Board of Directors have interests in the Merger in addition to their interests as shareholders of FNB Wiggins generally. Those interests include, among others, provisions in the Merger Agreement that: (1) allow FNB Wiggins to purchase Tail Insurance which will provide post Closing coverage for errors and omissions similar to that provided by the directors’ and officers’ errors and omissions insurance policy presently carried by FNB Wiggins; (2) require The First to reimburse any person that is defined as an insured under the current directors’ and officers’ errors and omissions insurance policy and insured under the Tail Insurance policy for any expenditures classified as retention or deductible amounts under the policy that are incurred by the insured as a result of any errors or omissions covered by the Tail Insurance; and (3) grant to some of them the eligibility to participate in certain employee benefit plans of The First. The executive officers and directors of FNB Wiggins will also receive cash and shares of First Bancshares Common Stock in the Merger with an aggregate value of $2,221,275.00, based on the price of $19.00 for each share of First Bancshares Common Stock. See “The Merger — Interests of Certain Persons in the Merger” and “Security Ownership of Principal Shareholders and Management.”

Termination

Among other reasons, the Merger Agreement may be terminated at any time prior to the Effective Date (i) in the event the Merger Agreement is not approved by the OCC or shareholders of FNB Wiggins at the Meeting, (ii) if either party commits a material breach of any covenant, agreement, warranty, or representation in the Merger Agreement that is not or cannot be cured within sixty (60) days after the breaching party receives written notice of such breach, (iii) if the number of shares of FNB Wiggins Common Stock, the holders of which perfect dissenters’ rights, is in such numbers as would disqualify the transaction as a nontaxable reorganization under and in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, or (iv) if the Closing has not occurred by 5:00 p.m. local time on September 30, 2006. The Merger Agreement may also be terminated by mutual consent. See “The Merger — Amendment; Waiver; Termination.”

Certain Federal Income Tax Consequences

Consummation of the Merger is conditioned upon receipt by each of the parties to the Merger Agreement of an opinion of Watkins Ludlam Winter & Stennis, P.A. that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization, with the result that no gain or loss will be recognized by FNB Wiggins or by holders of FNB Wiggins Common Stock who exchange their FNB Wiggins Common Stock for First Bancshares Common Stock pursuant to the Merger, except with respect to cash received. FNB Wiggins’ shareholders who exercise dissenters’ rights and receive all cash for their shares will have gain or loss for federal income tax purposes. FNB Wiggins’ shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See “The Merger — Certain Federal Income Tax Consequences.”

Dissenters' Rights

Under the National Bank Act, holders of FNB Wiggins Common Stock who vote against the Merger and who deliver to FNB Wiggins the required written demand and who otherwise comply with the requirements of the National Bank Act will be entitled to receive the value of their shares in cash as determined under the provisions of the National Bank Act. Such right will be lost, however, if the procedural requirements of the National Bank Act are not fully and precisely satisfied. See “Dissenters’ Rights” and Exhibit C hereto.

Resales of First Bancshares Common Stock

The shares of First Bancshares Common Stock to be issued to the holders of FNB Wiggins Common Stock pursuant to the Merger Agreement have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, thereby allowing such shares to be freely transferred without restriction by persons who will not be “affiliates” of First Bancshares or who were not “affiliates” of FNB Wiggins within the meaning of Rule 145 under the Securities Act. In general, affiliates of FNB Wiggins include its executive officers and directors and any person who controls, is controlled by or is under common control with FNB Wiggins. For the purposes of Rule 145, any shareholder who owns ten percent (10%) or more of the voting stock of a company is presumptively deemed to have “control.” However, the amount of voting stock owned by a shareholder is not the only factor considered when deciding who has “control” over a company, and a person may or may not be deemed to have “control” regardless of how much voting stock they own if other factors apply. Holders of FNB Wiggins Common Stock who are affiliates of FNB Wiggins will not be able to resell the First Bancshares Common Stock received by them in the Merger unless the First Bancshares Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act or is sold in compliance with another exemption from the registration requirements of the Securities Act. See “The Merger — Resales of First Bancshares Common Stock.”

Recent Market Prices

The following table compares the values stated in the Merger Agreement for each share of the First Bancshares Common Stock with the values stated in the Merger Agreement for each share of FNB Wiggins Common Stock. Shares of First Bancshares Common Stock were trading for $21.09 on the NASDAQ stock market on the date of the Merger Agreement, and said shares have traded on that same exchange for prices ranging from $21.09 to $24.00 between the date of the Merger Agreement and August 18, 2006. However, no assurance can be given as to the market price of First Bancshares Common Stock on the Effective Date. FNB Wiggins Common Stock is not listed, traded, or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in the FNB Wiggins Common Stock, although isolated transactions between individuals occur from time to time. To FNB Wiggins' management's knowledge, the most recent transactions with respect to FNB Wiggins Common Stock were conducted in December of 2004 at approximately $175 per share.

                      -------------------------------------------------------------------------------
                      First Bancshares Common Stock            FNB Wiggins Common Stock
                      -------------------------------------------------------------------------------
                      $19.00                                   $175.00
                      -------------------------------------------------------------------------------
Recent Developments

On May 24, 2006, Centon Bancorp, Inc., a Mississippi corporation and registered bank holding company located in Richton Mississippi (“Centon”), along with its wholly-owned subsidiary, Richton Bank & Trust Company, a Mississippi banking corporation whose main office is located in Richton, Mississippi (“RB&T”), filed suit against FNB Wiggins in the Circuit Court of Stone County for the following causes of action: (1) the breach of a Confidential Term Sheet executed by RB&T and FNB Wiggins whereby both expressed an intent for RB&T to purchase and assume certain assets and liabilities of FNB Wiggins pursuant to a definitive agreement that was contemplated by the Confidential Term Sheet but was never completed; (2) the breach of an implied covenant of good faith and fair dealing with regards to its failure to abide by the Confidential Term Sheet; and (3) the tortious breach of the Confidential Term Sheet due to its alleged and willful disregard of its contractual obligations to RB&T. RB&T also claimed the right to recover the following damages as a result of the alleged causes of action: (1) $200,000 of liquidated damages as specified in the Confidential Term Sheet; (2) punitive damages for the tortious breach of the Confidential Term Sheet; (3) attorneys’ fees in an amount to be determined at trial; and (4) such other relief as the Court deems proper.

On June 16, 2006, FNB Wiggins, through its attorneys Tadd and Jack Parsons, filed an answer to RB&T’s complaint, asserting the following defenses: (1) that Centon and RB&T have failed to state a claim for which relief can be granted; (2) that FNB Wiggins did not violate the Confidential Term Sheet; (3) that the punitive damage request violates the Fourteenth Amendment of the United States Constitution; and (4) that the request for attorney’s fees should be dismissed. FNB Wiggins asked for the lawsuit to be dismissed and also made a motion to join Holloway & Associates, consultants to Centon and RB&T, to the lawsuit as a third party defendant. The FNB Wiggins Board believes the suit is without merit; however, this should not be construed as a guaranty that FNB Wiggins will not be assigned fault by the court.

For more information on the Confidential Term Sheet that is the subject of the suit, see “The Merger – Background of the Merger.”

Selected Financial Data

The following selected financial data for First Bancshares and FNB Wiggins have been derived from the consolidated financial statements of First Bancshares and FNB Wiggins. The information set forth below should be read in conjunction with the consolidated financial statements of First Bancshares and FNB Wiggins incorporated by reference or included elsewhere herein, and FNB Wiggins’ Management’s Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere herein.

FNB Wiggins -Selected Financial Data

(In Thousands Except Per Share Amounts and Ratios)
                                      Six Months Ended                     Year Ended December 31,
                                    June 30, (unaudited)
                                 ---------------------------  ------------------------------------------------------
                                                              (Unaudited)
                                      2006         2005          2005       2004       2003      2002       2001
                                 ---------------------------  ------------------------------------------------------

Statements of earnings
Interest income                     1,410         1,166         2,548       2,487      2,971     3,853      4,841
Interest expense                      518           532         1,061       1,206      1,440     1,959      2,710
                                 ---------------------------  ------------------------------------------------------
Net interest income                   892           634         1,487       1,281      1,531     1,894      2,131
Provision for possible loan           400           102           118         287         88     2,042        835
losses
                                 ---------------------------  ------------------------------------------------------
Net interest income after             492           532         1,369        994       1,443     (148)      1,296
provision for possible
  loan losses
Other operating income                139           187          300         540        521       635        627
Other operating expense               993           909        1,912       2,137      2,043     2,275      2,050
                                 ---------------------------  ------------------------------------------------------
Income before income taxes and       (362)         (190)        (243)       (603)       (79)   (1,788)      (127)
  cumulative effect of
  accounting change
Income tax expense                      0             0            0           8          0      (618)       (32)
                                 ---------------------------  ------------------------------------------------------
Income before cumulative effect      (362)         (190)        (243)       (611)       (79)   (1,170)       (95)
of accounting change
Cumulative effect of account            0             0            0           0          0         0          0
  change
                                 ---------------------------  ------------------------------------------------------
Net income                           (362)         (190)        (243)       (611)       (79)   (1,170)       (95)
                                 ===========================  ======================================================
Net income per common share        (15.26)*       (8.00)      (10.24)     (26.05)     (3.66)   (58.50)     (4.75)

                                 ---------------------------  ------------------------------------------------------
                                 ===========================  ======================================================

FNB Wiggins - Additional Selected Financial Data (Unaudited)

                                      Six Months Ended                     Year Ended December 31,
                                    June 30, (unaudited)
                                 ---------------------------  ------------------------------------------------------
                                      2006         2005          2005       2004       2003      2002       2001
                                 ---------------------------  ------------------------------------------------------

Weighted average shares              23,728        23,728       23,728      23,453    21,589     20,000    20,000
outstanding

Statements of condition -
averages
Total assets                        47,599        45,327       50,193      49,335    50,667     55,630    59,801
Earning assets                      43,705        41,443       45,315      45,003    47,484     51,839    55,723
Securities                          21,529        14,103       15,996      17,332    16,312     10,569     9,914
Loans                               19,513        26,246       23,630      26,820    29,756     39,324    42,677
Deposits                            45,130        42,328       45,203      44,479    42,770     50,411    53,906
FHLB advances                            0             0            0           0         0          0         0
Total stockholders' equity           3,214         3,560        3,588       4,091     4,138      4,386     5,004

Selected ratios
Return on average assets             (1.52)         (.84)       (.48)       (1.24)     (.16)     (2.10)     (.16)
Return on average equity            (22.53)       (10.67)       (6.7)       (14.9)     (1.9)     (26.7)    (1.89)
Net interest margin - tax             4.08          3.06         3.28        2.85      3.22       3.65      3.82
equivalent
Loans to deposits                    43.89          61.1         43.9        60.4      63.7       77.5      79.4
Allowance for possible loan           3.73          4.17         1.48        3.71      4.48       3.90      1.40
losses to loans
Net charge-offs to average loans       .03           .05         3.32        2.30       .94       2.89      2.33
Dividend payout                          0             0            0           0         0          0         0
Average equity to average assets      6.75          7.85          7.2         8.3       8.2        7.9       8.4
Leverage ratio                        6.57          7.32          6.5         7.1       8.2        6.8       8.3

* This calculation includes a recent increase in the Provision for Possible Loan Losses requested by First
Bancshares following their due diligence review of the FNB Wiggins loan portfolio.  Excluding such increase, the net loss per share would have been $3.37 per share.  For more information on the recent increase in the Provision for Possible Loan Losses, see "INFORMATION CONCERNING FNB WIGGINS - Supervision and Regulation - Loan Loss
Reserves."

First Bancshares and Subsidiaries - Selected Financial Data
(In Thousands Except Per Share Amounts and Ratios)

                                       Six Months Ended
                                          June 30,                         Year Ended December 31,
                                        (unaudited)
                                    ------------------- -------------------------------------------------------------
                                      2006       2005     2005      2004       2003       2002        2001
                                    ------------------- -------------------------------------------------------------
Statements of  earnings
Interest income                     10,392      7,020    15,692    11,014      10,486     9,839       9,937
Interest expense                     3,816      2,347     5,542     3,199      3,177      3,703       4,970
                                    ------------------- -------------------------------------------------------------
Net interest income                  6,576      4,673    10,150     7,815      7,309      6,136       4,967
Provision for possible loan            294        437       921       672        468        369         342
Losses
                                    ------------------- -------------------------------------------------------------
Net interest income after            6,282      4,236     9,229     7,143      6,841      5,767       4,625
provision for  possible loan
losses
Other operating income               1,123        892     1,682     1,963      1,772      1,690       1,074
Other operating expense              4,969      3,837     8,138     7,228      7,134      6,180       4,781
                                    ------------------- -------------------------------------------------------------

Income before income taxes           2,436      1,291     2,773     1,878      1,479      1,277         918
Income tax expense                     688        432       864       635        472        413         246
                                    ------------------- -------------------------------------------------------------
Net income                           1,748        859     1,909     1,243      1,007        864         672
                                    =================== =============================================================

Net income per share
Primary                                .74        .37       .81       .54        .43        .37         .29
Fully diluted                          .69        .35       .77       .52        .42        .36         .28

Cash dividends per share               .16        .10       .10      .075        .05        .05           0

Weighted average shares outstanding
Primary                           2,377,802  2,356,746 2,358,308 2,331,970  2,338,102  2,330,330   2,305,936
Fully diluted                     2,536,381  2,473,480 2,488,890 2,406,682  2,414,484  2,407,220   2,362,770

Statements of condition - averages
Total assets                        316,485    239,343   252,913   186,440    161,039    147,204     129,738
Earning assets                      291,826    219,682   231,565   168,474    143,345    131,697     118,003
Securities available for sale        57,275     26,618    30,971    24,725     25,121     23,162      21,026
Investment securities                57,288     26,632    30,985    24,740     25,141     23,190      21,071
Loans, net of unearned income       222,790    187,069   189,187   140,052    112,468    103,069      89,762
Deposits                            262,605    188,869   199,389   139,264    119,910    115,679     105,041
Long-term debt                       32,254     31,596    34,759    30,292     24,740     16,007      10,756
Total stockholders' equity           18,568     16,780    17,278    16,203     15,698     14,802      13,543

Selected ratios
Return on average assets               1.10       .72        .75       .67        .63        .59         .52%
Return on average equity              18.82     10.24       11.0       7.7        6.4        5.8         5.0
Net interest margin - tax              4.51      4.25       4.38      4.64       5.10       4.66        4.21
equivalent
*Efficiency ratio                     64.54     68.95      68.78     73.92      78.56      78.97       79.14
Loans to deposits                      87.5      98.8       81.4     102.9       93.4       85.1        80.6
Allowance for possible loan            1.12      1.03       1.18      1.01       1.01       1.14        1.12
losses to loans, net of unearned
income
Net charge-offs (recoveries) to        .03        .06        .11       .13        .47        .20         .30
average loans, net of unearned
income
Dividend payout                      10.81      13.51       12.3      14.2       11.6       13.5           0
Average equity to average assets      5.87       7.01        6.8       8.7        9.7       10.1        10.4
Leverage ratio                        8.45        9.8        8.0      10.8       12.7       12.5        10.2
Tier 1 risk-based                    10.87      12.21       12.0      13.7       16.2       15.6        14.7
Total risk-based                     13.69      13.27       12.4      14.6       18.6       19.5        15.8

*Excludes the effects of amortization of goodwill and core deposit intangibles.

Comparative Per Share Information

The following table sets forth certain historical comparative information and certain pro forma and equivalent pro forma information with respect to income per share, book value per share and cash dividends per share for the First Bancshares Common Stock and the FNB Wiggins Common Stock. The information that follows should be read in conjunction with the audited historical financial statements and notes thereto of First Bancshares incorporated by reference herein and the audited historical financial statements and notes thereto of FNB Wiggins included in this Proxy Statement/Prospectus. The comparative pro forma and equivalent pro forma data have been included herein for comparative purposes only and do not purport to be indicative of the results of operations or financial condition that actually would have resulted had the Merger occurred at the beginning of the period or the results of operations or financial condition that may be obtained in the future.

                                                                                            Pro Forma
                                                                               -------------------------------------
                                                                                    First
                                                    Historical                  Bancshares and
                                          --------------------------------       FNB Wiggins          FNB Wiggins
                                             First                                Pro Forma            Pro Forma
Per Common Share                           Bancshares       FNB Wiggins            Combined         Equivalent (a)
----------------------------------------  -------------    ---------------     -----------------    ----------------

Net Income (b)
For the six months ended                      .74             (15.26)                .56                  .025
June 30, 2006
For the year ended                            .81             (10.24)                .68                 .030
December 31,
2005
2004                                          .54             (26.05)                .26                 .011
2003                                          .43              (3.66)                .38                 .017

Cash Dividends (c)
For the six months ended                      .16                  0                 .16                 .007
June 30, 2006
For the year ended                            .10                  0                 .10                 .004
December 31,
2005
2004                                         .075                  0                .075                 .003
2003                                          .05                  0                 .05                 .002

Book Value (d)
As of June 30, 2006                          8.18             125.21                8.50                  .37
As of December 31, 2005                      7.70             144.51                8.09                  .36
As of December 31, 2004                      7.08             157.91                7.36                  .32
As of December 31, 2003                      6.64             186.90                7.16                  .32

___________________________
(a)      FNB Wiggins pro forma  equivalent  amounts are computed by multiplying  the pro forma combined amounts by 4.4%.
(b)      Net income per common share is based on weighted average common shares outstanding.
(c)      Pro forma cash dividends represent historical cash dividends of First Bancshares.
(d)      Book value per common share is based on total period-end shareholders' equity.

INTRODUCTION General

This Proxy Statement/Prospectus is being furnished to holders of FNB Wiggins Common Stock in connection with the solicitation by the FNB Wiggins Board of proxies for use at the Meeting to be held at 4:00 p.m. local time, on September 21, 2006 at 124 Border Avenue, Wiggins, Mississippi, and at any adjournment thereof.

At the Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, by and among First Bancshares, The First, and FNB Wiggins pursuant to which FNB Wiggins will merge with and into The First and each share of FNB Wiggins Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (except Dissenting Shares, as hereinafter defined) will be converted into the right to receive and be exchangeable for cash and shares of First Bancshares Common Stock pursuant to the Merger Agreement. As a result of the Merger, the holders of FNB Wiggins Common Stock (other than holders of Dissenting Shares) will become shareholders of First Bancshares.

This Proxy Statement/Prospectus constitutes a Proxy Statement of FNB Wiggins with respect to the Meeting and a Prospectus of First Bancshares with respect to the shares of First Bancshares Common Stock to be issued in connection with the Merger. The information in this Proxy Statement/Prospectus concerning First Bancshares and its subsidiaries and FNB Wiggins has been furnished by each of such entities, respectively.

The principal executive offices of First Bancshares and The First are located at 6480 Highway 98 West, Hattiesburg, Mississippi 39402, and their telephone number is (601) 268-8998. The principal executive office of FNB Wiggins is located at 124 Border Avenue, Wiggins, Mississippi, and its telephone number is (601) 928-5241.

This Proxy Statement/Prospectus is first being mailed to holders of FNB Wiggins Common Stock on or about August 30, 2006.

Record Date; Voting Rights; Proxies

The FNB Wiggins Board has fixed the close of business on August 1, 2006 as the Record Date for determining holders of outstanding shares of FNB Wiggins Common Stock entitled to notice of and to vote at the Meeting. Only holders of FNB Wiggins Common Stock of record on the books of FNB Wiggins at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment thereof. As of the Record Date, there were 23,728 shares of FNB Wiggins Common Stock issued and outstanding, each of which is entitled to one vote. The approval of the Merger Agreement by shareholders, in person or by proxy, holding two-thirds (2/3) of the total voting power of FNB Wiggins is necessary for the Merger to become effective. Shares of FNB Wiggins Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the proposal to approve the Merger Agreement and in the discretion of the proxy holders as to any other matter which may properly come before the Meeting or any adjournment thereof, except that, with respect to shares voting against approval of the Merger Agreement, this discretionary authority will not be used to vote for adjournment of the Meeting in order to permit further solicitation of proxies. A shareholder who has given a proxy may revoke it at any time before it is voted by (a) filing with the Secretary of FNB Wiggins (i) a notice in writing revoking it, or (ii) a duly executed proxy bearing a later date, or (b) voting in person at the Meeting.

Approval of the Merger Agreement requires the approval of the holders of two-thirds (2/3) of the outstanding shares of FNB Wiggins Common Stock. An abstention by a shareholder present at the Meeting in person or by proxy, a failure to return a properly executed proxy, or a broker submitting a proxy without exercising discretionary authority with respect to approval of the Merger Agreement will have the same effect as a vote against the Merger Agreement. As of the Record Date, the executive officers and directors of FNB Wiggins as a group had the power to vote approximately 11,220 shares of FNB Wiggins Common Stock, representing approximately 47% of the outstanding shares, all of which are expected to be voted in favor of approval of the Merger Agreement.

First Bancshares’ shareholders are not required to approve the Merger Agreement or the issuance of shares of First Bancshares Common Stock. However, The Board of Directors of First Bancshares is required to approve the issuance of shares of First Bancshares Common Stock. Additionally, the Merger Agreement must be approved by the Board of Directors of The First and by First Bancshares as sole shareholder of The First.

FNB Wiggins will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of FNB Wiggins in person, or by telephone, telecopier or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of FNB Wiggins Common Stock held of record by such persons, and FNB Wiggins may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

THE MERGER

General

The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all related waiting periods and the approval of the holders of FNB Wiggins Common Stock, FNB Wiggins will be merged with and into The First. As a result of the Merger, the separate corporate existence of FNB Wiggins will cease and the holders of FNB Wiggins Common Stock (other than shares owned by shareholders who, pursuant to the National Bank Act, perfect any right to receive the fair value of such shares (“Dissenting Shares”)) will become shareholders of First Bancshares. The date on which the Merger will be consummated is herein referred to as the “Effective Date.” See “The Merger — Effective Date.”

The description of the Merger Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

Structure and Terms of the Merger

Upon consummation of the Merger, FNB Wiggins will be merged with and into The First and the FNB Wiggins Common Stock issued and outstanding at the Effective Date (other than holders of Dissenting Shares) will be converted into the right to receive and be exchangeable for cash and shares of First Bancshares Common Stock in the amount of the Merger Consideration.

Upon completion of the Merger, FNB Wiggins shareholders will receive in the aggregate cash and shares of First Bancshares Common Stock having a combined value of approximately $4,152,400 ("Merger Consideration"). This approximate value is based upon the terms of the Merger Agreement, which states that FNB Wiggins shareholders will receive approximately $175.00 in value (in the form of cash and/or First Bancshares Common Stock as described below) for each share of FNB Wiggins Common Stock they own. For purposes of the Merger Consideration, the Merger Agreement states that First Bancshares Common Stock will be valued at $19.00. Shares of First Bancshares Common Stock traded on the NASDAQ stock market for prices ranging from $21.09 to $24.00 between the date of the Merger Agreement and August 18, 2006. Therefore, should the shares of First Bancshares Common Stock have a value on the Effective Date of the Merger that equals its trading price on August 18, 2006, the actual value of the consideration received by FNB Wiggins shareholders as a result of the Merger would be $4,698,619.00. However, no assurance can be given as to the market price of First Bancshares Common Stock on the Effective Date.

Under the terms of the Merger Agreement, FNB Wiggins shareholders will be entitled to receive the Merger Consideration, consisting of $87.50 per share in cash (“Cash Element”) and 4.605 shares of First Bancshares Common Stock (“Stock Element”), in exchange for each share of FNB Wiggins Common Stock owned by them, representing approximately 50% cash and 50% stock as consideration for their shares.

As a result of the Merger and subject to certain limitations provided for the Merger Agreement, shares of FNB Wiggins Common Stock issued and outstanding immediately prior to the Effective Date, other than Dissenting Shares, shall by virtue of the Merger be converted into and represent the right to receive the Stock Element, the cash payable in lieu of fractional shares, and the Cash Element less a pro rata share of Seven Hundred and Eighty Thousand Dollars ($780,000) in Consideration Deductions (which represents $32.873 per share of outstanding FNB Wiggins Common Stock), which are defined as follows: (i) Two Hundred and Eighty Thousand Dollars ($280,000) which represents a maximum of 50% of the cost of cancellation of FNB Wiggins’ data processing contract with Brasfield Technology, LLC; (ii) Two Hundred Thousand Dollars ($200,000) which represents a potential payment under that certain Confidential Term Sheet between FNB Wiggins and Richton Bank & Trust Company dated January 20, 2006 and discussed in further detail below (“Richton Letter of Intent”); and (iii) Three Hundred Thousand Dollars ($300,000) to account for potential losses related to the Mortgage Loan Purchase and Sale Agreements dated October 31, 2005 and December 16, 2005.

On the Effective Date, First Bancshares shall deposit into an escrow account cash in the amount of the Consideration Deductions (the “Escrow Fund”) in accordance with the terms of the escrow agreement which is attached to the Merger Agreement as Exhibit E (“Escrow Agreement”). A distribution to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) of certain portions of the Escrow Fund remaining after the payment of any Actual Loss (as defined in the Escrow Agreement) shall be made in accordance with the methods stated in the Escrow Agreement and upon the occurrence of each of the following events: (a) the date of the execution of a settlement and release or the entering of a final judgment with regards to any amounts owed by FNB Wiggins to Brasfield Technology, LLC, for termination fees related to the termination of the data processing agreement between FNB Wiggins and Brasfield Technology, LLC; (b) the date of the execution of a settlement and release or the entering of a final judgment with regards to the suit brought by Richton Bank & Trust Company against FNB Wiggins for breach of the Richton Letter of Intent (See “Summary – Recent Developments”); and (c) December 16, 2006, with regards to any amounts paid according to that certain Mortgage Loan Purchase and Sale Agreements whereby FNB Wiggins sold certain assets with recourse to SNGC, LLC. Notwithstanding the foregoing, on May 19, 2009, or upon the earlier termination of the Escrow Agreement, whichever occurs first, the balance remaining in the Escrow Fund shall be distributed to the holders of FNB Wiggins Common Stock (other than holders of dissenting shares) in accordance with the terms of the Escrow Agreement.

The Merger Consideration is illustrated by the table below, which shows the price assigned to shares of First Bancshares’ Common Stock by the Merger Agreement, the per share amounts for the two elements of the Merger Consideration, the total number of shares of First Bancshares Common Stock issuable in the Merger, the aggregate value of the Stock Element of the Merger Consideration based on the price for each share of First Bancshares Common Stock stated in the Merger Agreement, and the aggregate value of the Cash Element of the Merger Consideration paid to the holders of FNB Wiggins Common Stock as a result of the Merger. The table assumes that, immediately before the Effective Date, a total of 23,728 shares of FNB Wiggins Common Stock are outstanding.

                                                    Total Number
     Merger           Merger Consideration         of Shares of
Agreement Price  --------------------------------     First
    of First                            Stock       Bancshares   Aggregate Value of Stock  Aggregate Value of Cash
   Bancshares     Cash Element Per   Element Per   Common Stock      Element of Merger       Element of Merger
  Common Stock         Share            Share        Issuable          Consideration           Consideration
-------------------------------------------------------------------------------------------------------------------
     $19.00           $87.50*          4.605**       109,274           $2,076,200**             $2,076,200*
-------------------------------------------------------------------------------------------------------------------
* These Amounts include all of the $780,000.00 ($32.873 per share) of cash deposited into the Escrow Fund for
Consideration Deductions, some of which is likely to not be distributed to the FNB Wiggins Shareholders upon the termination of the Escrow Agreement.
 ** These Amounts are based on the value assigned to each share of First Bancshares Common Stock by the Merger
Agreement, which is $19.00.

If prior to the Effective Date the outstanding shares of First Bancshares Common Stock shall be increased, decreased, changed into or exchanged for a different number or class of shares by reason of any reclassification, recapitalization, stock split or reverse stock split, split-up or if a stock dividend thereon shall be declared with a record date within such period, or by reason of a combination or exchange of shares in a transaction in which First Bancshares is effectively acquired, or other like changes in First Bancshares’ capitalization shall have occurred, then the Merger Consideration shall be adjusted accordingly.

The Merger Consideration was determined by a process of arm’s length negotiations involving the managements of FNB Wiggins, The First, and First Bancshares and their respective advisors. The number of shares of First Bancshares Common Stock which will be issued upon consummation of the Merger (109,274 shares) will constitute approximately 4.40% of the shares of First Bancshares Common Stock outstanding immediately after the Effective Date. These calculations do not make any adjustment for fractional shares or Dissenting Shares and are based upon the number of shares of FNB Wiggins Common Stock and First Bancshares Common Stock outstanding on the Record Date.

No fractional shares of First Bancshares Common Stock will be issued in the Merger. Any FNB Wiggins shareholder otherwise entitled to receive a fractional share of First Bancshares Common Stock will be paid a cash amount in lieu of any such fractional share determined by multiplying (i) the Merger Agreement Price of First Bancshares Common Stock ($19.00), by (ii) the fraction of a share of First Bancshares Common Stock to which such holder would otherwise be entitled.

Background of Business and Reasons for the Merger - FNB Wiggins

Background of the Merger.

FNB Wiggins is a national banking association organized in 1973 under the National Bank Act. The principal executive offices of FNB Wiggins are located at 124 Border Avenue, Wiggins, Mississippi 39577. FNB Wiggins has no subsidiaries.

The principal market for FNB Wiggins is Stone County, Mississippi. FNB Wiggins has historically drawn the bulk of its customers from this area. Stone County has seven (7) offices of four commercial banks and one credit union. FNB Wiggins offers traditional depository services including checking accounts, certificates of deposit, and savings accounts.

FNB Wiggins, as a national bank, is a member of the Federal Reserve System. Its deposit accounts are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum legal limits of the FDIC, and it is subject to regulation, supervision and regular examination by the OCC. The regulations of these various agencies govern most aspects of FNB Wiggins’ business, including required reserves against deposits, loans, investments, mergers and acquisitions, borrowing, distributions and location and number of branch offices. The laws and regulations governing FNB Wiggins generally have been promulgated to protect depositors and the deposit insurance funds, and not for the purpose of protecting shareholders. As a result of an examination that commenced on December 2, 2002, FNB Wiggins, through its Board of Directors, executed a Stipulation and Consent to the Issuance of a Consent Order dated July 9, 2003. The terms of the Consent Order, which is a public document available on the website of the OCC at www.occ.treas.gov, may be summarized as follows:

Article I. — The FNB Wiggins Board is to establish a compliance committee for monitoring and coordinating FNB Wiggins’ adherence to the provisions of the Consent Order. The committee is to consist of not less than three directors, a majority of whom shall not be employees of FNB Wiggins. This committee is to meet at least monthly and provide written monthly reports to the FNB Wiggins Board of Directors and the OCC.

Article II. — The FNB Wiggins Board is required to adopt and implement a written strategic plan covering the ensuing three years. The plan shall establish objectives for FNB Wiggins’ overall risk profile, earnings performance, growth, balance sheet mix, off balance sheet activities, liability structure, capital adequacy, reduction in value of nonperforming assets, product line development and market segments that FNB Wiggins intends to promote or develop, along with strategies for achieving those objectives. Upon adoption, the plan must be approved by the OCC, and FNB Wiggins shall not deviate significantly from the plan without a written determination of supervisory non-objection from the OCC.

Article III. — FNB Wiggins is to achieve and maintain Tier 1 regulatory capital equal to at least 12% of risk weighted assets and Tier 1 regulatory capital equal to 8% of total adjusted assets. In conjunction with achieving and maintaining such capital levels, the FNB Wiggins Board is to develop, implement and insure adherence to a 3-year capital plan detailing specific plans for the maintenance of capital and projections for growth and capital requirements, together with the sources of additional capital. This capital plan shall be submitted to the OCC for approval. If the OCC determines that FNB Wiggins has failed to submit an acceptable capital plan or implement an approved capital plan within stated time limits, FNB Wiggins shall develop a capital contingency plan detailing the FNB Wiggins Board’s proposal to sell, merge, or liquidate FNB Wiggins, which must be immediately implemented after its approval by the OCC.

Article IV. — The FNB Wiggins Board is to adopt a plan to identify and employ a new senior lending officer to be approved by the OCC.

Article V. — The FNB Wiggins Board is to develop, implement and insure the adherence of FNB Wiggins to a written program to improve its loan portfolio management and to insure compliance with FNB Wiggins’ loan policy. In addition, FNB Wiggins is to develop a system to provide for early problem loan identification and management.

Article VI. — The FNB Wiggins Board is required to secure an independent and ongoing loan review system to review at least quarterly all loans in FNB Wiggins’ loan and lease portfolio to assure timely identification and categorization of problem credits. The FNB Wiggins Board is also required to evaluate the loan and lease review report and ensure immediate, adequate, and remedial action is taken upon all finding noted in the report.

Article VII. — The FNB Wiggins Board is to review the adequacy of FNB Wiggins’ reserve for loan and lease losses and shall establish a program for maintenance of the reserve in conformity with regulations of the OCC.

Article VIII. — FNB Wiggins is to take immediate and continuing actions to protect its interests in problem assets identified in the Report of Examination, and the FNB Wiggins Board is to adopt, implement, and adhere to a written program to eliminate the basis of criticism of assets criticized in the Report of Examination or any other review.

Article IX. — The FNB Wiggins Board is to secure current and satisfactory credit information on all loans lacking such information and to insure that proper collateral documentation is obtained and maintained on all loans.

Article X. — The FNB Wiggins Board is to adopt and insure compliance with an independent internal audit program sufficient to detect irregularities in FNB Wiggins’ operations and internal control systems and to determine the level of compliance with applicable laws, rules and regulations as well as the policies and procedures of FNB Wiggins.

Article XI. — The FNB Wiggins Board is to adopt, implement and insure adherence to a written liquidity, asset, and liability management policy. The FNB Wiggins Board is also required to review the liquidity of FNB Wiggins on a monthly basis, and ensure that FNB its asset and liability management committee meets and makes reports to the FNB Wiggins Board at least quarterly.

Article XII. — The FNB Wiggins Board is to take all necessary steps to insure correction of any violation of law, rule or regulation cited in the Report of Examination.

Article XIII. — The FNB Wiggins Board is required to develop Information Technology Systems (“ITS”) policies and operations procedures in conformity with regulations of the Federal Financial Institutions Examination Council and 12 C.F.R. Part 30, Appendix B, together with an effective and independent internal ITS audit program. The FNB Wiggins Board shall also immediately take all steps necessary to correct each ITS deficiency cited in the Report of Examination.

Article XIV. — The FNB Wiggins Board is to develop a written program of policies and procedures, to be approved by the OCC, which will insure compliance with the Bank Secrecy Act and the regulations promulgated thereunder, and will include a comprehensive training program.

Article XV. — The FNB Wiggins Board will insure that FNB Wiggins has a capable experienced compliance officer vested with sufficient authority to monitor and insure its compliance with all applicable laws, rules and regulations. This officer shall report directly to the FNB Wiggins Board and shall be independent of management.

Article XVI. — The FNB Wiggins Board shall adopt, implement and thereafter insure adherence to a written consumer compliance program designed to insure that FNB Wiggins is operating in compliance with all applicable consumer protection laws, rules and regulations.

FNB Wiggins submitted its capital and strategic plan to the OCC on February 24, 2005. On May 7, 2005, FNB Wiggins received a letter from the OCC determining that its capital plan was not sufficient, and ordering it to sell, merge, or liquidate FNB Wiggins. On July 20, 2005, the FNB Wiggins Board voted to sell, merge, or liquidate FNB Wiggins in accordance with the Consent Order.

     Capital Adequacy Guidelines Applicable to FNB Wiggins under the Consent Order

Under the terms of the Consent Order, FNB Wiggins is required to maintain certain capital requirements specific to FNB Wiggins which supersede the regular minimum requirements discussed above. Under Article III of the Consent Order, FNB Wiggins is to achieve and maintain Tier 1 regulatory capital equal to at least 12% of risk weighted assets and Tier 1 regulatory capital equal to 8% of total adjusted assets. In conjunction with achieving and maintaining such capital levels, the FNB Wiggins Board has been required to develop, implement and insure adherence to a 3-year capital plan detailing specific plans for the maintenance of capital and projections for growth and capital requirements, together with the sources of additional capital. This capital plan was previously submitted to the OCC for approval. In February, 2005 FNB Wiggins received a letter from the OCC determining that its capital and strategic plan was not sufficient, and ordering FNB Wiggins to sell, merge, or liquidate FNB Wiggins.

     Potential Sale Transactions

The Bank has been directed by the OCC to seek a potential purchaser of FNB Wiggins as a result of FNB Wiggins’ inability to secure OCC approval for the capital and strategic plan pursuant to the Consent Order discussed above. At the present time, FNB Wiggins is not in compliance with Articles II and III requiring OCC approval of a strategic plan and budget. Beginning in June, 2004, FNB Wiggins pursued several potential sale transactions, none of which were fruitful.

In October, 2004 FNB Wiggins submitted a revised strategic and capital plan as requested by the OCC. The revised plan contemplated a strategy to raise capital through a stock offering, and failing that, the plan contemplated the sale, merger, or liquidation of FNB Wiggins. FNB Wiggins began working toward raising additional capital pursuant to a Regulation D offering in December, 2004.

From June, 2004, through February, 2005 FNB Wiggins held discussions with four (4) potential buyers of FNB Wiggins. None of these discussions resulted in offers considered by the FNB Wiggins Board to be fair to FNB Wiggins or its shareholders. In carrying out its fiduciary duties, FNB Wiggins’s Board determined that FNB Wiggins and its shareholders would be better served by raising additional capital, and that additional capital could be raised. As noted above, in February, 2005, the OCC, by letter, directed FNB Wiggins to implement the plan to sell, merge, or liquidate FNB Wiggins. Concurrently with receipt of such letter, the only potential buyer who had actually made an offer withdrew its preliminary offer of $150.00 per share. Therefore, the FNB Wiggins Board was not afforded the opportunity to seriously pursue this offer at the time.

From February through May, 2005, FNB Wiggins attempted to work with the OCC to craft a new strategic and capital plan that would satisfy the OCC’s concerns. However, on June 7, 2005, the OCC issued a letter to the FNB Wiggins Board determining that FNB Wiggins was in willful violation of the Consent Order by allegedly failing to implement and adhere to FNB Wiggins’ capital contingency plan.

As a result of OCC’s June 7, 2005, letter and subsequent statements made by the OCC, and despite having spent substantial time, efforts, and other Bank resources on the stock offering, FNB Wiggins’ Board voted on June 28, 2005, to abandon efforts at raising capital and remaining independent and to sell, merge, or liquidate FNB Wiggins. In pursuit of such sale, between June 28, 2005, and late August, 2005, FNB Wiggins solicited a number of bids from potential purchasers in accordance with a timetable mutually agreed to by OCC and the FNB Wiggins Board. After August, 2005, progress to implement the sell, merge, or liquidate directive was practically delayed as a result of the impact of Hurricane Katrina, which directly affected FNB Wiggins’ operations, service area, and customers.

On January 6, 2006, Richton Bank & Trust Company, a Mississippi banking corporation having its main office in Richton, Mississippi (“RB&T”), delivered a Confidential Term Sheet (“Richton Letter of Intent”) to FNB Wiggins which contained an offer to acquire substantially all of the assets and liabilities of FNB Wiggins through a deposit assumption and asset purchase arrangement. According to the Richton Letter of Intent, the offered acquisition price was $4,000,000, and the assets purchased would have included all assets reflected on the books of FNB Wiggins as of the date of the acquisitions, with the exception of deferred income tax assets, income tax refunds due FNB Wiggins, certain equipment and software related to data processing operations, and intangible assets on the books of FNB Wiggins. RB&T also agreed to assume all current deposit liabilities, including interest thereon, and any other liabilities selected at the sole discretion of RB&T. Such liabilities would include any liability associated with an asset purchased, but would expressly exclude the existing data processing contract and associated contracts, if any, between FNB Wiggins and Brasfield Technology, LLC, even though RB&T agreed to pay up to fifty percent (50%) of the first $100,000 of termination fee penalties assessed as a result of FNB Wiggins’ termination of the Brasfield Technology, LLC, contract.

FNB Wiggins executed the Richton Letter of Intent on January 20, 2006. However, during March, 2006, the negotiations for a definitive agreement between FNB Wiggins and RB&T stalled, and, on March 17, 2006, FNB Wiggins terminated the Richton Letter of Intent and thereby discontinued those negotiations. That decision of the FNB Wiggins Board of Directors was primarily based on the fact that the structure of the transaction left the shareholders of FNB Wiggins with many liabilities and various assets, including the FNB Wiggins’ national bank charter, which were going to be difficult to liquidate after the disposal of all desirable assets and liabilities to RB&T. Additionally, the lack of clarity obtained during the course of negotiations with RB&T with regards to exactly which assets would be purchased and which liabilities would be assumed made it difficult for the FNB Wiggins Board to ascertain the ultimate value that would be received by shareholders of FNB Wiggins as a result of the proposed deposit assumption and asset purchase agreement. The inability to agree on the terms of a definitive agreement with RB&T caused FNB Wiggins to terminate the Richton Letter of Intent. Shortly thereafter, FNB Wiggins began negotiating with The First, and it executed a letter of intent with The First on March 20, 2006 (“The First Letter of Intent”).

On May 18, 2006, at a special meeting the FNB Wiggins Board met to consider the proposed Merger Agreement, which was largely based upon the terms of The First Letter of Intent. After discussing the Merger Agreement, the Consent Order, the circumstances surrounding the termination of the Richton Letter of Intent, and various other factors relating to the proposed Merger with legal counsel, the FNB Wiggins Board unanimously approved the Merger Agreement.

Reasons for the Merger.

In reaching its determination that the Merger and Merger Agreement are fair to, and in the best interests of, FNB Wiggins and its shareholders, the FNB Wiggins Board consulted with its legal and financial advisors, as well as with FNB Wiggins’ management, and considered a number of factors, including, without limitation, the following:

     (a)     the FNB Wiggins Board’s review, based in part on the presentation by FNB Wiggins’ management regarding its due diligence of First Bancshares and The First, of the business, operations, earnings and financial condition of First Bancshares and The First on both a historical and prospective basis, the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations, data processing and support functions, although the FNB Wiggins Board did not quantify such anticipated operating efficiencies) that could result from the Merger, the enhanced opportunities for growth that the Merger would make possible and the respective contributions the parties would bring to a combined institution;

     (b)     the FNB Wiggins Board’s belief, based upon an analysis of the anticipated financial effects of the Merger, that upon consummation of the Merger, First Bancshares and its banking subsidiary would continue to be well capitalized institutions, the financial positions of which would be in excess of all applicable regulatory capital requirements;

     (c)     the fact that the value assigned under the terms of the Merger Agreement to the shares of First Bancshares Common Stock which will be received by holders of FNB Wiggins Common Stock is $19.00, while the actual trading price of shares of First Bancshares Common Stock on the NASDAQ stock market on the date of the Merger Agreement was $23.20;

     (d)     the FNB Wiggins Board’s belief that, in light of the reasons discussed above, First Bancshares and The First were the most attractive choice as a long-term affiliation partner of FNB Wiggins;

     (e)     the expectation that the Merger will generally be a tax-free transaction of FNB Wiggins and its shareholders to the extent such shareholders receive shares of First Bancshares Common Stock. See “The Merger — Certain Federal Income Tax Consequences;"

     (f)     the current and prospective economic and regulatory environment and competitive constraints facing FNB Wiggins and the banking and financial institutions in FNB Wiggins’ market area;

     (g)     the fact that inquiries of 5 other financial institutions regarding a potential business combination did not result in a more favorable proposal than the First Bancshares proposal;

     (h)     the recent business combinations involving financial institutions, either announced or completed, during the past year in the United States, the State of Mississippi and contiguous states and the effect of such combinations on competitive conditions in FNB Wiggins’ market area; and

     (i)     the terms of the Consent Order and, based on historical efforts of FNB Wiggins since the issuance of the Consent Order, the reasonable likelihood that FNB Wiggins would not reach a more favorable solution to resolve the sell, merge, or liquidate requirements under the Consent Order.

The FNB Wiggins Board considered as potentially negative the fact that FNB Wiggins would no longer be an independent community-based bank owned primarily by local residents, and the fact that certain officers were required to execute retention and non-compete agreements.

The FNB Wiggins Board did not assign any specific or relative weight to the foregoing factors in their considerations. It should be noted that there is no guarantee that any of the positive results listed above will be achieved.

BASED ON THE FOREGOING, THE FNB WIGGINS BOARD APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF FIRST NATIONAL BANK OF WIGGINS COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Reasons for the Merger - First Bancshares and The First

The Boards of Directors of First Bancshares and The First believe that by expanding the customer base of The First into the FNB Wiggins service territory, the Merger should enhance the earnings capacity of First Bancshares and The First by enabling The First to deliver products and provide services to that enlarged customer base, and by permitting cost savings through consolidation of operations. In addition, the Boards of Directors of First Bancshares and The First believe that the combination of The First and FNB Wiggins will allow The First and FNB Wiggins to increase overall efficiency and take advantage of economies of scale in several areas. In evaluating the Merger, the Boards of Directors of The First and First Bancshares considered a variety of factors, including the respective results of operations, financial condition and prospects of First Bancshares, The First, and FNB Wiggins; the compatibility and complementary nature of the respective businesses and managerial philosophies of First Bancshares, The First, and FNB Wiggins; and the relative prices paid in recent acquisitions of financial institutions.

Opinion of Financial Advisor

The FNB Wiggins Board originally retained Southard in March 2006 to serve as its financial advisor in the negotiations with Richton Bank & Trust Company. However, after those negotiations ceased and a letter of intent was received from First Bancshares, the engagement with Southard was continued by verbally substituting First Bancshares for RB&T. Southard subsequently rendered a written fairness opinion, dated July 31, 2006, that the consideration to be paid to FNB Wiggins’ shareholders by First Bancshares in the Merger is fair from a financial point of view. The fairness opinion, which is included in Exhibit B, should be read in its entirety by FNB Wiggins’ shareholders.

Southard, as part of its valuation services practice, is regularly engaged to value the securities of banks, issue fairness opinions and assist in other aspects of structuring mergers among financial institutions. FNB Wiggins retained Southard on the basis of its reputation and its experience in evaluating mergers among financial institutions and in representing the institutions in merger transactions. No limitations were imposed by the FNB Wiggins Board with respect to the investigations made or the procedures followed by Southard in rendering its fairness opinion. FNB Wiggins has agreed to pay Southard a fee of $12,000 for serving as financial advisor and rendering its opinion. FNB Wiggins has agreed to indemnify Southard and its partners, employees, consultants, agents and representatives against certain liabilities, including liabilities under the federal securities laws.

As part of its investigation, Southard reviewed: (1) the Merger Agreement; (2) regulatory financial statements of FNB Wiggins for the periods ended December 31, 2000-05, and March 31, 2006; (3) projected financial statements of FNB Wiggins for 2006; (4) internal financial statements of FNB Wiggins for the period ended June 30, 2006 and certain internal financial information through July 12, 2006; (5) Annual Report, including audited financial statements, of First Bancshares for the years ended December 31, 2003-05; (6) regulatory financial statements of The First for the periods ended December 31, 2001-05, and March 31, 2006; (7) regulatory financial statements of First Bancshares for the periods ended December 31, 2003-05; (8) SEC Form 10-KSB of First Bancshares for the year ended December 31, 2005; (9) SEC Form 10-QSB of First Bancshares for the quarter ended March 31, 2006 and draft summary for the quarter ended June 30, 2006; (10) 2006 Budget of The First; (11) public market pricing data of publicly traded bank holding companies which Southard deemed comparable to First Bancshares; (12) transaction data involving other banks which have been acquired; and (13) public data regarding First Bancshares’ agreement to merge FNB Wiggins with and into The First.

As part of its engagement, representatives of Southard visited with the management of FNB Wiggins in Wiggins, Mississippi and the management of First Bancshares and The First in Hattiesburg, Mississippi. Factors considered in rendering the opinion included: (1) terms of the Merger Agreement; (2) the arms’ length process by which the Merger Agreement was negotiated; (3) an analysis of the proposed Merger presented to the Board of Directors; (4) an analysis of the estimated pro forma changes in book value per share, earnings per share, and dividends per share from the perspective of the shareholders of FNB Wiggins; (5) a review of First Bancshares’ historical financial performance, historical stock pricing, the liquidity of its shares and pricing in relation to other publicly traded bank holding companies; (6) a review of FNB Wiggins’ historical financial performance and projected financial performance; and (7) tax consequences of the Merger for shareholders of FNB Wiggins.

In connection with rendering its opinion, Southard performed a variety of financial analyses, which are summarized below. Southard believes that its analyses must be considered as a whole and that selection of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Southard’s opinion. Also, Southard relied upon management forecasts in rendering its opinion. Southard did not represent or warrant that the actual performance would reflect that which was projected. Southard did not compile nor audit FNB Wiggins’ or First Bancshares’ financial statements, nor did Southard independently verify the information reviewed. Southard relied upon such information as being complete and accurate in all material respects. Southard did not make an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution. Southard’s opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed Merger; nor did Southard express any opinion as to the prices at which any security of FNB Wiggins or First Bancshares might trade in the future.

Transaction Summary. Southard noted that, under the terms of the Merger Agreement, FNB Wiggins' shareholders would receive $2,076,200 in cash plus 109,274 shares of First Bancshares Common Stock at the stated price of $19.00 per share. Southard also noted that the total consideration received by FNB Wiggins’ shareholders under the terms of the Merger Agreement would be $4,152,400 less any amount of the Consideration Deductions that is not delivered to the FNB Wiggins’ shareholders pursuant to the terms of the Escrow Agreement, which represents approximately 140% of FNB Wiggins’ reported common equity as of June 30, 2006 ($2,971,404). The price to trailing twelve-month earnings is not meaningful, as trailing 12-month earnings were negative ($415,000) as of June 30, 2006. FNB Wiggins’ projected earnings for 2006 were $188,292; however, earnings in the first half of the year were substantially below projections (loss of $362,178 versus projected profit of $26,404).

On the date that Southard rendered its oral opinion to the FNB Wiggins Board, First Bancshares was trading in the vicinity of $21.60 per share. If the Merger were consummated on that date, the total consideration would be about $4,436,518, or $186.97 per share of FNB Wiggins common stock. In such event, the price/book value of the transaction would be approximately 149%.

Market Transaction Analysis. Southard reviewed the prices paid for various banks that have been acquired based upon certain available public information as compiled by SNL Securities. Southard noted that most banking transactions are measured in terms of the price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) ratios. The bank acquisition data was divided into the following groups: (1) aggregate national acquisition data; (2) banks based in the Southeast; (3) banks based in Mississippi; (4) banks with assets under $100 million; and (5) banks with an equity-to-asset ratio of 6%-8%.

For each group, average and median P/E, P/B, and P/A ratios were calculated for the combined period of calendar year 2005 and the year-to-date period ended July 12, 2006. The average P/B and P/A ratios were then multiplied times FNB Wiggins’ respective book value, tangible book value, and assets to develop an overall indicated range for FNB Wiggins. The P/E ratio could not be used due to the losses incurred by FNB Wiggins over the 2005-06 period.

Southard concluded that the P/B and P/A multiples of the market transactions were well above those implied by the Merger. However, this disparity is normally observed in market transactions where the target bank has incurred losses. Further, the implied P/E for FNB Wiggins based upon budgeted earnings is within the observed range. Finally, a review of prior market transactions where the target bank was unprofitable indicated that the pricing of the Merger falls within a reasonable range.

Pro Forma Analysis of Per Share Data. Southard analyzed the changes in pro forma dividends per share, earnings per share, and book value per share from the perspective of FNB Wiggins’ shareholders. Southard did not represent or warrant that the actual pro forma data reflected in the Proxy Statement/Prospectus mailed to FNB Wiggins’ shareholders would reflect that which was developed in its analysis. Southard noted that the proposed terms of the Merger would result in a substantial increase in earnings, book value, and dividends per share for shareholders of FNB Wiggins.

Discounted Cash Flow Analysis. A discounted cash flow ("DCF") analysis would normally be prepared to develop an estimate of value shareholders of FNB Wiggins might realize assuming a sale was delayed five years. Indications of value derived using the DCF method reflect interim cash flows (dividends) and a terminal cash flow (the value of FNB Wiggins at the end of the projection period), both discounted to the present at an appropriate required rate of return.

However, FNB Wiggins is currently unprofitable, and FNB Wiggins’ management indicated that it did not anticipate paying any dividends in the foreseeable future; thus, no interim cash flows were assumed. Further, it is not prudent to estimate a terminal value since earnings cannot be projected with confidence. Also, it was noted that by delaying a sale in an effort to realize more value that shareholders of FNB Wiggins would run the risk of losing value if market and/or economic conditions changed, if management’s projected performance was not achieved, or other such events occurred. Further, FNB Wiggins is under an order from the OCC to sell.

Analysis of Liquidity. FNB Wiggins Common Stock is not listed on an exchange, and there is not an organized trading market for the stock. Thus, the ability to sell FNB Wiggins Common Stock is very limited. Alternatively, First Bancshares Common Stock is listed and traded on the NASDAQ stock market under the symbol “FBMS”. Therefore, although trading volume of First Bancshares Common Stock is light, the proposed Merger would provide some liquidity for smaller minority shareholders of FNB Wiggins over time. Southard noted that shareholders of FNB Wiggins will collectively own about 4.4% of First Bancshares Common Stock, assuming 109,274 shares of First Bancshares Common Stock are issued to the shareholders of FNB Wiggins.

Review of First Bancshares. Using public and other available information, Southard compared the historical financial performance and current market pricing of First Bancshares with publicly traded bank holding companies throughout the U.S., in the South Central U.S., and in Mississippi. Comparisons were also made with institutions having fundamental ratios similar to those of First Bancshares. None of the companies considered in the comparison analysis are identical to First Bancshares. Southard noted that, in general, First Bancshares could be characterized as slightly less profitable than the comparable group medians, but assets and earnings are growing rapidly. Further, based on the current trading range of its stock, First Bancshares has a lower P/E and a higher P/B than the median statistics.

Other Factors. Other factors considered by Southard in rendering its opinion included the possibility that shareholders of FNB Wiggins may benefit from a merger with The First given the ongoing industry consolidation. Southard made no representation or warranty, however, that such an event would occur, or if it did occur, that it would occur on favorable terms. Southard also noted the offers and overtures made by other institutions as noted elsewhere in this Proxy Statement/Prospectus. However, the offer made by First Bancshares was superior to any other offers being discussed with other institutions.

Effective Date

The Merger will be consummated and become effective at the time the Certificate of Merger is filed with the OCC, or as of such later date or time to which First Bancshares, The First and FNB Wiggins agree, which may be specified in the Certificate of Merger. It is expected that the Effective Date will occur on or before September 30, 2006; however, there can be no assurance that the conditions to the Merger will be satisfied or waived so that the Merger can be consummated. See “The Merger — Regulatory Approvals” and “The Merger — Other Conditions to the Merger.”

Regulatory Approvals

It is a condition to the consummation of the Merger that all required regulatory approvals be obtained. The Merger is subject to prior approval by the OCC under the National Bank Act.

The National Bank Act requires the OCC, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the OCC will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

The National Bank Act prohibits the OCC from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the OCC finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the OCC must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including lowand moderate-income neighborhoods, served by such institutions.

Applicable U. S. federal law provides for the publication of notice and public comment on applications or notices filed with the OCC and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

The Merger generally may not be consummated until thirty (30) days (which may be shortened to fifteen (15) days with the consent of the U. S. Department of Justice) following the date of all applicable United States federal regulatory approvals, during which time the U. S. Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the U. S. Department of Justice would stay the effectiveness of the regulatory agency’s approval unless a court specifically ordered otherwise.

It is anticipated that OCC approval will be obtained in August, 2006. No other regulatory approvals are required for consummation of the Merger.

Other Conditions to the Merger

The respective obligations of each party to the Merger Agreement are subject to the following conditions, which may not be waived: (i) approval of the Merger Agreement by the requisite vote of the holders of FNB Wiggins Common Stock, (ii) approval of the Merger by the OCC, (iii) the declared effectiveness of the Registration Statement filed with the SEC, the absence of any stop order with regards to the issuance of First Bancshares’ stock, and the receipt of all required state securities and blue sky permits or approvals, (iv) the absence of any order, decree or injunction of a court or agency of competent jurisdiction enjoining or prohibiting consummation of the Merger, and (v) receipt of an opinion of Watkins Ludlam Winter & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code.

The obligations of FNB Wiggins under the Merger Agreement are also subject to the following conditions, which may be waived: (i) the representations and warranties of First Bancshares contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by the Merger Agreement), (ii) First Bancshares shall have performed in all material respects all obligations and complied with all covenants required by it under the Merger Agreement prior to the Closing and First Bancshares shall deliver at Closing appropriate certificates setting forth such, (iii) there shall not have occurred any material adverse change from the date of the Merger Agreement to the Closing Date in the financial condition, results of operations or business of First Bancshares and its subsidiaries taken as a whole, and (iv) the receipt of customary legal opinions from counsel to First Bancshares.

The obligations of First Bancshares under the Merger Agreement are also subject to the following conditions, which may be waived: (i) the representations and warranties of FNB Wiggins contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as though made at and as of the Closing (except as otherwise contemplated by the Merger Agreement), (ii) FNB Wiggins shall have performed in all material respects all obligations and complied with all covenants required by it under the Merger Agreement prior to the Closing and FNB Wiggins shall deliver at Closing appropriate certificates setting forth such, (iii) there shall not have occurred any material adverse change in the financial condition, results of operations or business of FNB Wiggins (iv) the receipt of customary legal opinions from counsel to FNB Wiggins, (v) any obligations of FNB Wiggins under any employment, incentive or severance agreement with FNB Wiggins’ employees requiring payments in the event of exercise or sale of FNB Wiggins shall have been fully and completely resolved, canceled and rendered invalid, void and unenforceable and certain officers of FNB Wiggins as determined by First Bancshares shall have executed retention and noncompete agreements between The First and such employee, and (vi) each employee with whom FNB Wiggins has an employment agreement shall have executed and delivered to First Bancshares an amendment to their respective employment agreements or other written arrangements with FNB Wiggins terminating such agreements at the Effective Date.

Interests of Certain Persons in the Merger

Tail Insurance.     The Merger Agreement provides that First Bancshares shall permit FNB Wiggins and its directors and officers to purchase insurance (commonly referred to as “Tail Insurance”) which will provide post Effective Date coverage for errors and omissions similar to that provided by the directors’ and officers’ errors and omissions insurance presently carried by FNB Wiggins. Additionally, The First agrees to reimburse any person that is (1) defined as an insured under the current FNB Wiggins directors’ and officers’ errors and omissions insurance, and (2) insured under the Tail Insurance for any expenditures classified as retention or deductible amounts under the policy which are incurred by the insured as a result of any errors or omissions covered by the Tail Insurance.

Employee Benefits.     The Merger Agreement provides that, after the Effective Date of the Merger, First Bancshares and The First will, subject to compliance with applicable legal and regulatory requirements, use their best efforts to retain FNB Wiggins’ officers and employees. The First will make reasonable efforts to maintain duties and compensation levels for retained personnel commensurate with the employees’ experience and qualifications, and in accordance with First Bancshares’ and The First’s salary administration program. With regard to any retained employee, First Bancshares and The First shall be free of any obligation to honor any past agreement of FNB Wiggins to such person. With respect to FNB Wiggins’ group health and life benefit plan as it relates to its employees, The First shall have the option of either: (a) continuing such plan on and after the Effective Date of the Merger; or (b) discontinuing such plan upon the Effective Date and thereafter, all retained employees will be eligible to participate in The First’s group health and life benefit plan based on the provisions in the plan. The ninety (90) day employment period will be waived for eligible retained employees in accordance with The First’s plan. The First will waive pre-existing medical conditions for health insurance purposes as to all retained personnel, but only if and to the extent such pre-existing medical conditions were waived under similar plans of Bank as of the date hereof. FNB Wiggins also currently maintains a 401(k) Plan which will remain operative and in effect through the Effective Date of the Merger (the “Plan”). At the sole option of The First, the Plan will, as of the Effective Date of the Bank Merger, either (a) be merged with an existing retirement plan of The First, or (b) be terminated and distributed to the participants in accordance with the terms of the Plan after the normal and customary contributions for periods prior to the Effective Date of the Merger have been made consistent with past practices. All retained employees will be eligible to enter The First’s 401(k) Plan upon meeting the eligibility requirements set forth in such plan. All retained employees will be granted full credit for all prior service with FNB Wiggins for all purposes, including determining eligibility, under The First’s 401(k) Plan. Additionally, all retained employees will be eligible to enter The First’s Employee Stock Ownership Plan once that plan becomes effective (which is expected to occur subsequent to the Effective Date) and upon meeting the eligibility requirements thereof. However, any retained employees will not be granted credit for prior service with FNB Wiggins for any purpose, including determining eligibility, under The First’s Employee Stock Ownership Plan. Other FNB Wiggins benefit plans will continue through the Effective Date of the Merger. Thereafter, all retained employees will be eligible to participate in all employee benefit plans of The First not discussed above, based on the provisions set forth in the plans.

Exchange of FNB Wiggins' Certificates

On the Effective Date, each holder of FNB Wiggins Common Stock will cease to have any rights as a shareholder of FNB Wiggins and his or her sole rights will pertain to the right to receive shares of First Bancshares Common Stock and cash to which such holder’s shares of FNB Wiggins Common Stock shall have been converted pursuant to the Merger, except for any such shareholder who exercises statutory dissenters’ rights.

As soon as practicable after the Effective Date, the Exchange Agent will mail to each holder of record of FNB Wiggins Common Stock a letter of transmittal and instructions for effecting the surrender of the stock certificates which, immediately prior to the Effective Date, represented outstanding shares of FNB Wiggins Common Stock in exchange for cash and certificates representing shares of First Bancshares Common Stock. Shareholders of FNB Wiggins are requested not to surrender their FNB Wiggins’ certificates for exchange until such letter of transmittal and instructions are received. Upon surrender of a certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, such certificate shall forthwith be cancelled and the holder of such certificate shall be entitled to receive in exchange therefore the following: (a) a certificate representing that number of whole shares of First Bancshares Common Stock, as defined below, to which such holder of FNB Wiggins Common Stock shall have become entitled pursuant to the provisions of the Merger Agreement; and (b) a check representing (i) the amount of cash, as defined below, to which such holder of FNB Wiggins Common Stock shall have become entitled pursuant to the provisions of the Merger Agreement, and (ii) the amount of cash paid to the FNB Wiggins shareholder in lieu of fractional shares, if any.

First Bancshares will not pay former shareholders of FNB Wiggins who become holders of First Bancshares Common Stock pursuant to the Merger any dividends or other distributions that may have become payable to holders of record of First Bancshares Common Stock following the Effective Date until they have surrendered their certificates evidencing ownership of shares of FNB Wiggins Common Stock along with a properly completed letter of transmittal.

Shareholders of FNB Wiggins who cannot locate their certificates are urged to promptly contact Patty Fiveash, Vice President of FNB Wiggins at 124 Border Avenue, Wiggins, Mississippi, telephone number (601) 928-5241. A new certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his or her certificate(s) cannot be located and an agreement to indemnify FNB Wiggins and First Bancshares and their transfer agents and registrars against any claim that may be made against FNB Wiggins or First Bancshares by the owner of the certificate(s) alleged to have been lost or destroyed. FNB Wiggins or First Bancshares may also require the shareholder to post a bond in such sum as is sufficient to support the shareholder’s agreement to indemnify FNB Wiggins and First Bancshares.

Amendment; Waiver; Termination

The Merger Agreement may be amended at any time before or after its approval by the shareholders of FNB Wiggins by written agreement of FNB Wiggins, First Bancshares, and The First, except that no amendment may be made after FNB Wiggins’ shareholder approval that changes the consideration to be received by FNB Wiggins’ shareholders or that by law would require further shareholder approval unless such further shareholder approval is obtained.

The Merger Agreement provides that either party may (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement other than the satisfaction of all requirements prescribed by law for consummation of the Merger.

The Merger Agreement may be terminated at any time prior to the Effective Date (i) by mutual written consent of the parties, properly authorized by their respective Boards of Directors; (ii) by the Boards of Directors of First Bancshares or FNB Wiggins, in writing, if the Bank Merger shall have not become effective on or before 5:00 p.m. local time on September 30, 2006, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform each of its obligations under the Merger Agreement required to be performed by it on or prior to the Effective Date; (iii) by either party to the Merger Agreement, in the event of a breach by the other party (A) of any covenant or agreement contained therein or (B) of any representation or warranty therein, if (1) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within sixty (60) days after written notice of such breach is given to the party committing such breach, or (2) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non breaching party’s performance of this Agreement; (iv) by either party to the Merger Agreement, at any time after any bank regulatory authority or United States Department of Justice has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Bank Merger and the time period for all appeals or requests for reconsideration thereof has run; (v) by either party to the Merger Agreement, if the Merger is not approved by the required vote of shareholders of FNB Wiggins; or (vi) by First Bancshares and The First if holders of outstanding FNB Wiggins Common Stock exercise statutory rights of dissent and appraisal pursuant to 12 U.S.C. §§ 215 and 215a, in such numbers as would disqualify the transaction as a nontaxable reorganization under and in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

Conduct of Business Pending the Merger

The Merger Agreement provides that FNB Wiggins will operate its business solely in the ordinary course consistent with prudent business practices and in compliance with all applicable laws, regulations and rules. Without the prior consent of First Bancshares, which shall not be unreasonably withheld, delayed or conditioned, FNB Wiggins shall not: (i) amend or otherwise change its Articles of Association or Bylaws, as each such document is in effect on the date of the Merger Agreement (except to the extent required in order to effect the Merger as contemplated herein); (ii) issue or sell, or authorize for issuance or sale, any shares of FNB Wiggins Common Stock or any additional shares of any class of capital stock of FNB Wiggins; (iii) issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating FNB Wiggins to issue securities; (iv) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock; (v) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock respectively; (vi) authorize any capital expenditure(s) which, individually or in the aggregate, exceeds $10,000; (vii) extend any new, or renew any existing, loan, credit, lease, or other type of financing which individually exceeds $100,000 or does not meet The First’s loan policy requirements except in connection with the workout of loans; provided, however, that The First shall have the right to review on a monthly basis new and existing extensions of credit which individually exceed $25,000 and all extensions of credit which are past due ninety (90) days or more and still accruing interest or on nonaccrual status; (viii) except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any material assets of FNB Wiggins; (ix) excluding normal and customary banking transactions, incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto; (x) establish or add any automated teller machines, branches or other banking offices; (xi) take any action that would materially and adversely affect the ability of any party hereto to obtain the regulatory and shareholder approvals necessary for consummation of the transactions contemplated thereby or that would materially and adversely affect FNB Wiggins’ ability to perform its covenants and agreements thereunder; (xii) acquire (by merger, consolidation, lease or other acquisition of stock, ownership interests or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, other than in connection with a foreclosure or collection of a debt previously contracted for in good faith; (xiii) enter into, extend, or renew any lease for office or other space; (xiv) except as required by law, enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee or representative of FNB Wiggins; (xv) grant any increase in compensation or benefits to any director, officer, or employee or representative of FNB Wiggins except in the ordinary course of business consistent with past practice; (xvi) other than such amendments and Change of Control Payments (as defined in the Merger Agreement), enter into, amend, or terminate any employment agreement, relationship or responsibilities with any director, officer, or key employee or representative of FNB Wiggins, or enter into, amend, or terminate any employment agreement with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance, change in control or termination pay except as expressly consented to in writing by Bancshares; (xvii) take any action or omit to take any action which would cause any of FNB Wiggins’ representations or warranties in the Merger Agreement to be untrue or misleading in any material respect or any covenant of FNB Wiggins under the Merger Agreement incapable of being performed; or (xviii) agree, in writing or otherwise, to do any of the foregoing.

In addition, FNB Wiggins has agreed that it shall not authorize nor knowingly permit any of its officers, directors, employees, representatives, agents or other persons controlled by FNB Wiggins to directly or indirectly, encourage or solicit or, hold any discussions or negotiations with, or provide any information to, any persons, entity or group concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or similar transactions including, without limitation, a tender offer, involving, directly or indirectly, FNB Wiggins (a “Third Party Acquisition Proposal”) except as contemplated by the Merger Agreement. FNB Wiggins shall promptly communicate to Bancshares the identity and terms of any Third Party Acquisition Proposal which it may receive. As a condition of and as an inducement to First Bancshares and The First entering into the Merger Agreement, FNB Wiggins has covenanted, acknowledged, and agreed that it shall be a specific, absolute, and unconditionally binding condition precedent to FNB Wiggins entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to a Third Party Acquisition Proposal, or supporting or indicating an intent to support a Third Party Acquisition Proposal (other than the Merger Agreement and the transactions contemplated hereby), regardless of whether FNB Wiggins has otherwise complied with the non-solicitation provisions of the Merger Agreement, that FNB Wiggins or such third party to the Third Party Acquisition Proposal shall have paid to First Bancshares, as liquidated damages, the sum of One Hundred Seventy-five Thousand Dollars ($175,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by First Bancshares’ financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of First Bancshares in negotiating and undertaking to carry out the transactions contemplated by the Merger Agreement; (ii) indirect costs and expenses of First Bancshares in connection with the transactions contemplated by the Merger Agreement, including First Bancshares’ management time devoted to negotiation and preparation for the transactions contemplated by the Merger Agreement; and (iii) First Bancshares’ loss as a result of the transactions contemplated by the Merger Agreement not being consummated. Notwithstanding anything to the contrary in the non-solicitation provisions of the Merger Agreement, in the event such Third Party Acquisition Proposal should be the result of a hostile takeover of FNB Wiggins, any sums due First Bancshares under the non-solicitation provisions of the Merger Agreement shall be paid only at the closing of the transactions set forth in such Third Party Acquisition Proposal. First Bancshares has acknowledged that under no circumstances shall any officer or director of FNB Wiggins (unless such officer or director shall have an interest in a potential acquiring party in any Third Party Acquisition Proposal) be held personally liable to First Bancshares or FNB Wiggins for any amount of the foregoing payment. On payment of such amount to First Bancshares, then neither First Bancshares nor The First shall have any cause of action or claim (either in law or equity) whatsoever against FNB Wiggins, or any officer or director of FNB Wiggins, with respect to or in connection with such Third Party Acquisition Proposal or the Merger Agreement, so long as FNB Wiggins, or such person, shall not have intentionally violated the non-solicitation provisions of the Merger Agreement. The requirements, conditions, and obligations imposed by the non-solicitation provisions of the Merger Agreement shall continue in full force and effect from the date of the Merger Agreement until the earlier of (i) the Effective Date, (ii) the date on which the Merger Agreement shall have been terminated mutually by the parties; or (iii) twelve (12) months from the date the Merger Agreement shall have been terminated as a result of a breach by FNB Wiggins, unless the failure to consummate the transactions contemplated by the Merger Agreement by 5:00 p.m. local time on September 30, 2006 results from or is related to pending or threatened litigation arising out of or in connection with the Merger or a Third Party Acquisition Proposal, in which case the date shall be extended to that date which is thirty (30) days after the final termination of such litigation or threatened litigation.

Resales of First Bancshares Common Stock

The shares of First Bancshares Common Stock to be issued to the holders of FNB Wiggins Common Stock pursuant to the Merger Agreement have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, thereby allowing such shares to be freely transferred without restriction by persons who will not be “affiliates” of First Bancshares or who were not “affiliates” of FNB Wiggins within the meaning of Rule 145 under the Securities Act. In general, affiliates of FNB Wiggins include its executive officers and directors and any person who controls, is controlled by or is under common control with FNB Wiggins. For the purposes of Rule 145, any shareholder who owns ten percent (10%) or more of the voting stock of a company is presumptively deemed to have “control.” However, the amount of voting stock owned by a shareholder is not the only factor considered when deciding who has “control” over a company, and a person may or may not be deemed to have “control” regardless of how much voting stock they own if other factors apply. Holders of FNB Wiggins Common Stock who are affiliates of FNB Wiggins will not be able to resell the First Bancshares Common Stock received by them in the Merger unless the First Bancshares Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act, or is sold in compliance with another exemption from the registration requirements of the Securities Act.

Pursuant to Rule 145 under the Securities Act, the sale of First Bancshares Common Stock held by former affiliates of FNB Wiggins will be subject to certain restrictions. Such persons may sell First Bancshares Common Stock under Rule 145 only if (i) First Bancshares has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve months, (ii) such First Bancshares Common Stock is sold in a “broker’s transaction,” which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker, (c) the broker does no more than execute the order and receive a normal commission, and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three months do not exceed the greater of (a) 1% of the outstanding shares of First Bancshares Common Stock or (b) the average weekly trading volume of First Bancshares Common Stock on the New York Stock Exchange during the four-week period preceding the sale. Any affiliate of FNB Wiggins who is not an affiliate of First Bancshares after the Merger may sell First Bancshares Common Stock without restriction one year after the Effective Date; provided that First Bancshares has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve months.

FNB Wiggins has agreed to use its best efforts to cause each of its directors and executive officers and each person who is deemed to be an affiliate under the Securities Act to enter into an agreement not to sell shares of First Bancshares Common Stock received by him or her in violation of the Securities Act or the rules and regulations of the Commission thereunder.

Expenses and Fees

Except for the breach of the non-solicitation provisions discussed above by FNB Wiggins, in which case FNB Wiggins shall be liable to First Bancshares in an amount equal to said economic damages in addition to First Bancshares’ and the First’s out of pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including but not limited to its reasonable attorney fees and accountant fees and in addition to any payments otherwise due to Bancshares pursuant to the non-solicitation provisions, each party to the Merger Agreement has agreed to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in the Merger Agreement, including without limitation any fees and disbursements to its accountants and counsel. First Bancshares has agreed to prepare the applications, regulatory filings and Registration Statement necessary to obtain approval of the Merger and the issuance of the First Bancshares Common Stock. FNB Wiggins has agreed to be responsible for the cost of its accountants and legal counsel and will bear all costs related to conducting its stockholders’ meetings and obtaining stockholders’ approval of the Merger.

Certain Federal Income Tax Consequences

The following discussion of the principal federal income tax consequences of the Merger is based on provisions of the Code, the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof, any of which is subject to change. Consummation of the Merger is conditioned on the receipt by First Bancshares, The First, and FNB Wiggins of an opinion of Watkins Ludlam Winter & Stennis, P.A., counsel to First Bancshares and The First, to the effect that the Merger will be treated, for federal income tax purposes, as a tax-free reorganization under Section 368(a) of the Code.

Shareholders of FNB Wiggins will not recognize any gain or loss upon the exchange of their FNB Wiggins Common Stock to the extent that they receive First Bancshares Common Stock in return. The aggregate tax basis of First Bancshares Common Stock received by such a holder in exchange for FNB Wiggins Common Stock will equal such holder’s tax basis in the FNB Wiggins Common Stock surrendered less any cash received by such a holder as a result of the transaction. If such shares of FNB Wiggins Common Stock are held as capital assets at the Effective Date, the holding period of the First Bancshares Common Stock received will include the holding period of the FNB Wiggins Common Stock surrendered therefor. Shareholders of FNB Wiggins should consult their tax advisors as to the determination of their tax basis and holding period in any one share of First Bancshares Common Stock, as several methods of determination may be available.

As discussed above, a portion of each share of FNB Wiggins Common Stock will be exchanged by holders for the Cash Element. Any shareholder of FNB Wiggins who receives cash pursuant to the Merger will recognize a gain or loss equal to the difference between the amount of cash received for that portion of the FNB Wiggins Common Stock and the basis of that portion of the FNB Wiggins Common Stock. Any such gain or loss recognized on such redemption will typically be treated as capital gain or loss if the FNB Wiggins Common Stock was held as a capital asset.

To avoid the expense and inconvenience to First Bancshares of issuing fractional shares, no fractional shares of First Bancshares Common Stock will be issued pursuant to the Merger. Any shareholder of FNB Wiggins who receives cash pursuant to the Merger in lieu of a fractional share interest will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received for such fractional share and the shareholder’s tax basis in the fractional share.

Shareholders of FNB Wiggins who perfect dissenters’ rights and receive cash in exchange for their FNB Wiggins Common Stock will be treated, under Code Sections 302(a) and 302(b)(3), as receiving such payment in complete redemption of the FNB Wiggins Common Stock subject to the proceeding, provided that such shareholder does not actually or constructively own (under Code Section 318) any FNB Wiggins Common Stock after the redemption. Such deemed redemption may also be subject to Section 302(a) of the Code if such deemed redemption is “substantially disproportionate” with respect to the FNB Wiggins shareholder who exercises dissenters’ rights, or is “not essentially equivalent to a dividend,” with the result that a shareholder who exercises dissenters’ rights will recognize gain or loss equal to the difference between the amount realized and such shareholder’s tax basis in the FNB Wiggins Common Stock subject to the proceeding. Any such gain or loss recognized on such redemption will be treated as capital gain or loss if the FNB Wiggins Common Stock with respect to which dissenters’ rights were exercised was held as a capital asset. Each FNB Wiggins shareholder who contemplates exercising dissenters’ rights should consult a tax advisor as to the possibility that all or a portion of the payment received pursuant to the dissenters’ rights proceeding will be treated as dividend income.

Unless an exemption applies under the applicable law and regulations, the Exchange Agent will be required to withhold federal and/or state income taxes from any cash payments to which a shareholder or other payee is entitled pursuant to the Merger unless the shareholder or other payee provides its taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the letter of transmittal so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to First Bancshares and the Exchange Agent.

THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FNB WIGGINS SHAREHOLDER. SHAREHOLDERS OF FNB WIGGINS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

DISSENTERS' RIGHTS

The following summary of applicable provisions of federal law governing the rights of FNB Wiggins’ shareholders is qualified in its entirety by reference to Exhibit C. Any shareholder of FNB Wiggins entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his shares of FNB Wiggins Common Stock upon compliance with 12 U.S.C. §§ 215 and 215a.

Filing Vote Against or Dissent from the Merger and Filing of Dissenter's Request

An FNB Wiggins shareholder may not dissent as to less than all of the shares that he beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters’ rights to shares held on his behalf must submit to FNB Wiggins the written consent of the record shareholder of FNB Wiggins to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights. Any FNB Wiggins shareholder intending to enforce this right must vote against the Merger Agreement or must file written notice of his or her dissent from the Merger Agreement with the presiding officer of the Meeting either before the Meeting or at the Meeting. Such dissenting shareholder shall then be entitled to receive the value of the share so held by him or her when the Merger shall be approved by the OCC upon written request made to The First (“Dissenter’s Request”) at any time before thirty (30) days after the date of consummation of the Bank Merger, accompanied by the surrender of his or her stock certificates. The Dissenter’s Request must state that the FNB Wiggins shareholder intends to demand payment for his or her shares of FNB Wiggins Common Stock. A vote against approval of the Merger Agreement will not, in and of itself, constitute a Dissenter’s Request satisfying the requirements of 12 U.S.C. §§ 215 and 215a. A failure to vote will not constitute a waiver of appraisal rights as long as the requirements of 12 U.S.C. §§ 215 and 215a are complied with. However, any FNB Wiggins shareholder who executes a proxy card and who desires to pursue his appraisal rights must mark the proxy card “Against” the proposal relating to the Merger because if the proxy card is left blank, it will be voted “For” the proposal relating to the Merger.

Appraisal

The value of the shares of any dissenting shareholder shall be ascertained, as of the Effective Date of the Merger, by an appraisal made by a committee of three (3) persons, composed of (1) one person selected by the vote of the holders of the majority of the FNB Wiggins Common Stock, the owners of which are entitled to payment in cash in accordance with dissenters’ rights; (2) one person selected by the directors of The First; and (3) one person selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his or her shares, appeal to the OCC, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant. If, within ninety (90) days from the date of consummation of the Merger, for any reason one or more of the appraisers is not selected as provided above, or the appraisers fail to determine the value of such shares, the OCC shall, upon written request of any interested party, cause an appraisal to be made which shall be final and binding on all parties. The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, shall be paid by The First. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by The First. The shares of stock of First Bancshares which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by First Bancshares at an advertised public auction, and First Bancshares shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty (30) days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders.

The foregoing is a summary of all applicable provisions of the National Bank Act which shareholders must comply with to exercise their dissenters’ rights. This summary is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Exhibit C hereof.

Notices

Prior to the Effective Date, dissenting shareholders of FNB Wiggins should send any communications regarding their rights to Patty Fiveash, Vice President, FNB Wiggins, 124 Border Avenue, Wiggins, Mississippi, 39577. On or after the Effective Date, dissenting FNB Wiggins shareholders should send any communications regarding their rights to Chandra B. Kidd, Corporate Secretary, First Bancshares, Inc., 6480 U.S. Hwy 98 West, Hattiesburg, Mississippi 39402. All such communications should be signed by or on behalf of the dissenting FNB Wiggins shareholder in the form in which his or her shares are registered on the books of FNB Wiggins. First Bancshares and The First have the right to terminate the Merger Agreement if the number of shares of FNB Wiggins Common Stock as to which holders thereof are legally entitled to assert Dissenters’ Rights equals a number that would disqualify the transaction as a nontaxable reorganization under and in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. See “The Merger — Amendment; Waiver; Termination.”

ANY FNB WIGGINS SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE NATIONAL BANK ACT AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

COMPARATIVE RIGHTS OF SHAREHOLDERS

FNB Wiggins is a national bank organized under the laws of the United States and First Bancshares is a business corporation incorporated in the State of Mississippi. If the Merger is consummated, holders of FNB Wiggins Common Stock, whose rights as shareholders are currently governed by federal law and by the FNB Wiggins Articles of Association and Bylaws, will, upon consummation of the Merger, become shareholders of First Bancshares and their rights as such will be governed by Mississippi law and by First Bancshares’ Articles of Incorporation (the “First Bancshares Articles”) and Bylaws.

Certain significant differences between the rights of holders of FNB Wiggins Common Stock and holders of First Bancshares Common Stock are set forth below. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the National Bank Act and the Mississippi Business Corporation Act (“MBCA”) and by the Articles of Association and Bylaws of FNB Wiggins and the Articles of Incorporation and Bylaws of First Bancshares, respectively, to which holders of FNB Wiggins Common Stock are referred.

Voting Rights; Cumulative Voting

FNB Wiggins.     Generally, each outstanding share of FNB Wiggins' common stock is entitled to one vote on each matter submitted to a vote. However, FNB Wiggins’ Bylaws and the National Bank Act provide that in the election of directors, each shareholder entitled to vote has the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. Holders of FNB Wiggins Common Stock do have cumulative voting rights in the election of directors.

First Bancshares.     Pursuant to the MBCA and First Bancshares' Bylaws, each outstanding share of First Bancshares stock is entitled to one vote on each matter submitted to a vote. Holders of First Bancshares Common Stock do not have cumulative voting rights. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the Articles, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.

Limitations on Directors' and Officers' Liability

FNB Wiggins.     FNB Wiggins' Articles of Association and Bylaws provide for indemnification or reimbursement of its directors and executive officers by FNB Wiggins, for reasonable expenses actually incurred in connection with any action, suit, or proceeding to which he or they are made a party by reason of being or having been a director, officer, or employee of FNB Wiggins, subject to certain exceptions.

First Bancshares.     Article 7 of First Bancshares' Articles of Incorporation provide that no director of First Bancshares shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, under Section 79-4-8.33 of the MBCA, or for any transaction from which the director derived an improper personal benefit. Article 8 of First Bancshares’ Bylaws provide for indemnification of Directors and Officers as discussed below under the caption “Indemnification.”

Supermajority Voting Requirements; Business Combinations or Control Share Acquisition

FNB Wiggins.     FNB Wiggins' Articles of Association and Bylaws are silent as to supermajority voting requirements. However, 12 U.S.C. §§ 215 and 215a and require for any Merger of FNB Wiggins with another institution to be ratified and confirmed by the affirmative vote of its shareholders owning at least two-thirds (2/3) of its capital stock outstanding.

First Bancshares.     The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The First Bancshares Articles of Incorporation do not provide for a greater than majority vote on such a transaction.

The First Bancshares Articles of Incorporation do include a Control Share Acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the Board of Directors in order to vote the control shares. If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.

Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.

Removal of Directors

FNB Wiggins.     FNB Wiggins' Articles of Association and Bylaws are silent as to removal of directors.

First Bancshares.     Article 11 of First Bancshares' Articles of Incorporation provide that no director of First Bancshares may be removed except by the shareholders for cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of First Bancshares’ Bylaws provide further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.

Board of Directors

FNB Wiggins.     All members of the FNB Wiggins Board are elected annually.

First Bancshares.     Under Article 10 of the First Bancshares Articles of Incorporation, the Board of Directors of First Bancshares is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the Bylaws establishes a minimum of 9 directors, and a maximum of 25 directors. At present there are 6 Class I directors, 6 Class III directors, and 5 Class II directors. The terms of the Class III directors will expire at the 2007 Annual Shareholders’ Meeting. The terms of the Class I directors will expire at the 2008 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2009 Annual Shareholders’ Meeting.

Vacancies in the Board of Directors

FNB Wiggins.     Under FNB Wiggins' Articles of Association and Bylaws, any vacancy may be filled by action of the FNB Wiggins Board.

First Bancshares.     Under First Bancshares' Bylaws, any vacancy, may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; and further provided that, if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.

Amendment of the Articles of Incorporation or Bylaws

FNB Wiggins.     Amendments of the FNB Wiggins Articles of Association require the vote of the holders of a majority of the outstanding shares of FNB Wiggins Common Stock. The FNB Wiggins Bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular meeting of the FNB Wiggins Board by a majority vote of the whole number of directors.

First Bancshares.     Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of First Bancshares’ Bylaws provide that the Bylaws may be amended, altered, or repealed by the Board of Directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.

Amendments to the Articles of Incorporation that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles of Incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.

Special Meetings of Shareholders

FNB Wiggins.     FNB Wiggins' Bylaws authorize the FNB Wiggins Board or any three or more shareholders who hold at least 25% of the issued and outstanding shares of FNB Wiggins Common Stock to call a special meeting of shareholders. Such a call shall state the purpose or purposes of the proposed special meeting.

First Bancshares.     Under First Bancshares' Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.

Shareholder Proposals and Nominations

FNB Wiggins.     The FNB Wiggins Bylaws do not contain any provisions regarding shareholder proposals and nominations.

First Bancshares.     First Bancshares' Bylaws provide procedures that must be followed to properly nominate candidates for election as directors. At least 60 days prior to the Annual Meeting, or 10 days after notice of the Annual Meeting is provided to shareholders, notice must be given to the Secretary of First Bancshares if a shareholder intends to nominate an individual for election to the Board of Directors or propose any shareholder action. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

Authorized Capital

FNB Wiggins.     The authorized capital stock of FNB Wiggins consists of 50,000 Shares, $10 Par Value Common Stock.

First Bancshares.     First Bancshares has 10,000,000 shares of authorized Common Stock, $1.00 par value, and authority to issue up to 10,000,000 shares of Preferred Stock, $1.00 par value, with such preferences, limitations, and relative rights as determined by the Board of Directors. No shares of preferred stock are currently issued and outstanding.

Indemnification

FNB Wiggins.     FNB Wiggins' Articles of Association and Bylaws provide for indemnification or reimbursement of its directors and executive officers by FNB Wiggins, for reasonable expenses actually incurred in connection with any action, suit, or proceeding to which they are made a party by reason of being or having been a director, officer, or employee of FNB Wiggins, subject to certain exceptions. The exceptions are that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding: 1) as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to FNB Wiggins; or 2) which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of FNB Wiggins, or the Board of Directors acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. These rights are not exclusive of other rights FNB Wiggins is entitled to as a matter of law.

First Bancshares.     Section 79-4-8.50 through 79-4-8.59 of the MBCA provide First Bancshares with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of First Bancshares’ directors under certain circumstances. First Bancshares’ Articles of Incorporation also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of the First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as First Bancshares’ representatives or agents in certain circumstances. Pursuant to such authority and the provisions of First Bancshares’ Articles of Incorporation, First Bancshares intends to purchase insurance against certain liabilities that may be incurred by it and its officers and directors.

The Articles of Incorporation of First Bancshares contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to it or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

Under its Bylaws, First Bancshares must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or The First or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have First Bancshares advance any such expenses prior to final disposition of the proceeding, upon delivery of (1) a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the Bylaws, indemnification will be disallowed if it is established that the director appropriated, in violation of his duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit. In addition to the Bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.

The Board of Directors of First Bancshares also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of First Bancshares pursuant to the Articles of Incorporation or Bylaws, or otherwise, First Bancshares has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INFORMATION CONCERNING FNB WIGGINS

FNB Wiggins is a national banking association organized in 1973 under the National Bank Act. The principal executive offices of FNB Wiggins are located at 124 Border Avenue, Wiggins, Mississippi 39577.

Business

FNB Wiggins was established in 1973 as a federally chartered national banking association under the name of “First National Bank of Wiggins.” It has no subsidiaries.

Competition

The principal market for FNB Wiggins is Stone County, Mississippi. It has historically drawn the bulk of its customers from this area.

Stone County has seven (7) offices of four commercial banks and one credit union. FNB Wiggins offers traditional depository services including checking accounts, certificates of deposit, and savings accounts.

FNB Wiggins is subject to intense competition in all aspects of its activities. As a lender, FNB Wiggins competes not only with other banks, but also with savings and loan associations, mortgage companies, credit unions, finance companies, insurance companies and brokerage companies. FNB Wiggins must compete for savings and time deposits with other banks, savings and loan associations, credit unions, money market and mutual funds, and issuers of commercial paper, securities and various forms of fixed and variable income investments. The primary competitive factors in the marketplace for deposits and loans are interest rates paid and interest rates charged, along with related services.

FNB Wiggins has historically operated as a community oriented bank and management believes that there has been a market niche for FNB Wiggins in the services offered by a community financial institution, particularly in the area of originating and servicing mortgage loans.

FNB Wiggins compares favorably with competing financial institutions in terms of prices, interest rates, and hours of operation. The range of services is, of necessity, more narrow than other larger financial institutions. FNB Wiggins’ operating strategies have been and will continue to be developed to respond to the economic conditions prevailing in its market area.

Dividends on Common Stock

As discussed elsewhere in this Prospectus/Proxy Statement, until FNB Wiggins has fully complied with the OCC’s Consent Order and its earnings and capital levels support such activities, FNB Wiggins may not declare or pay dividends on its common stock.

Liability and Asset Management

Liabilities of FNB Wiggins are represented almost entirely by customers’ deposit balances including demand deposits and interest bearing accounts. In managing its liabilities, FNB Wiggins has attempted to attract customers who, assuming rates are competitive, would be inclined to maintain an ongoing relationship with FNB Wiggins, and in the case of maturing savings certificates, would tend to renew or reinvest their deposits with FNB Wiggins.

Assets of FNB Wiggins consist primarily of loans and investment securities. In order to maintain a high degree of liquidity and minimize fluctuations in the interest margin (the difference between interest income and interest expense), management endeavors to maintain loans and investment securities which are generally similar to the maturity distribution of FNB Wiggins’s deposit liabilities.

Since the majority of FNB Wiggins’s deposits have a maturity of six months or less, FNB Wiggins invests the majority of its investable funds (funds not put into loans) in readily marketable assets, such as Federal Funds and short-to-intermediate term issues of the United States government and its agencies. Interest rates on many loans are negotiated on a variable rate basis, especially when the loan maturity is in excess of one year. By pricing loans on a variable rate structure or selling on the secondary market long term fixed rate mortgages, and by maintaining loan maturities and investments of a relatively short term, FNB Wiggins attempts to maintain a relatively consistent interest rate margin.

Employees

FNB Wiggins employs sixteen (16) full-time equivalent employees and seven (7) part-time employees.

Properties

FNB Wiggins owns its main office. FNB Wiggins’ Operations Center, adjacent to the Main Office, is also owned by FNB Wiggins. Management considers the properties to be adequate for the needs of FNB Wiggins.

Legal Proceedings

FNB Wiggins, in the usual and ordinary conduct of its business, becomes involved from time to time in litigation, both as plaintiff and as defendant. FNB Wiggins is currently a defendant in a lawsuit filed by Centon Bancorp, Inc., and Richton Bank & Trust Company in the Circuit Court of Stone County, Mississippi, on May 24, 2006, as discussed earlier in this Proxy Statement/Prospectus (See “Summary – Recent Developments”). None of the legal proceedings to which FNB Wiggins is now a party is deemed to be likely to have any material effect upon it or its operations

Supervision and Regulation      General

FNB Wiggins, as a national bank, is a member of the Federal Reserve System. Its deposit accounts are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum legal limits of the FDIC, and it is subject to regulation, supervision and regular examination by the OCC and the FDIC. The regulations of these various agencies govern most aspects of FNB Wiggins’ business, including required reserves against deposits, loans, investments, mergers and acquisitions, borrowing, distributions and location and number of branch offices. The laws and regulations governing FNB Wiggins generally have been promulgated to protect depositors and the deposit insurance funds, and not for the purpose of protecting shareholders.

     Interest Rate Risk

Banking is a business which depends on interest rate differentials. In general, the differences between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on loans extended to its customers and securities held in its investment portfolio constitute the major portion of FNB Wiggins’ earnings. However, due to recent deregulation of the industry, the banking business is becoming increasingly dependent on the generation of fees and service charges.

The earnings and growth of FNB Wiggins are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board, which regulates the supply of money through various means including open market dealings in United States government securities. The nature and timing of changes in such policies and their impact on FNB Wiggins cannot be predicted.

     Capital Adequacy Guidelines

FNB Wiggins is generally subject to capital adequacy guidelines adopted by the various federal banking regulatory agencies for use in their examination and regulation of banks. While the General Capital Adequacy Guidelines discussed below are applicable to all banks, FNB Wiggins is presently subject to more stringent and specific capital requirements contained in the OCC’s Consent Order dated July 9, 2003. See “Business of the Bank — Governmental Supervision and Regulation — Consent Order.”

     General Capital Adequacy Guidelines

Banks generally are expected to meet certain capital guidelines which employ two measures of capital: (1) a Leverage Capital Ratio (comparing capital to total balance sheet assets), and (2) a Risk Based Capital Ratio (comparing capital to risk weighted assets and off balance sheet activity). While the General Capital Adequacy Guidelines discussed herein are applicable to all banks, FNB Wiggins is presently subject to more stringent and specific capital requirements contained in the OCC’s Consent Order dated July 9, 2003, and discussed under “Capital Adequacy Guidelines Applicable to FNB Wiggins under the Consent Order” below.

The federal banking regulators, including the OCC, have adopted leverage capital guidelines under which the most highly-rated banks under the Uniform Interagency Bank Rating System are expected to maintain a minimum Leverage Capital Ratio (core capital (Tier 1) to total adjusted assets) of 3.0%. All other banks are required to meet a minimum Leverage Capital Ratio of at least 4% to 5%. As of December 31, 2003, and December 31, 2004, FNB Wiggins’ Leverage Capital Ratio was 8.0% and 7.1% respectively, in each case above the regulatory minimum requirement, but in 2004 slightly below the amount of capital required by the Consent Order. As of December 31, 2005, FNB Wiggins’ Leverage Capital Ration was 6.45%, again above the regulatory minimum requirement, but slightly below the amount of capital required by the Consent Order.

The federal banking regulators have also adopted risk based capital adequacy guidelines which are used to determine the adequacy of capital based on the risk inherent in various classes of assets and off-balance sheet items. Under these guidelines, banks are expected to meet a minimum ratio of core capital (Tier 1) to risk weighted assets of 4.0% and a minimum ratio of total qualifying capital (the sum of core capital (Tier 1) and supplementary capital (Tier 2)) to risk weighted assets of 8%.

Tier 1 Capital generally consists of the sum of common stockholders’ equity plus a certain portion of perpetual preferred stock, less intangible assets. Tier 2 Capital consists primarily of the excess of any perpetual preferred stock which is not included in Tier 1 Capital, mandatory convertible securities, subordinated debt and general reserves for loan losses.

The risk-weighted asset base is determined by adjusting the assets of the bank under the risk-based capital guidelines to take into account different risk characteristics. Assets are assigned to one of four risk categories: these are 0%, 20%, 50% and 100%. Off-balance sheet items (for example, standby letters of credit) also are adjusted to take into account certain risk characteristics through a two-step process. First, the amount of the off-balance sheet item is multiplied by a credit conversion factor of either 0%, 20%, 50% or 100%. Then, the result is assigned to one of the four risk categories. A bank’s risk-weighted assets equal the sum of the aggregate dollar values of assets and off-balance sheet items in each risk category, after multiplied by the weight assigned to that category.

     Capital Adequacy Guidelines Applicable to FNB Wiggins under the Consent Order

Under the terms of the Consent Order, FNB Wiggins is required to maintain certain capital requirements specific to FNB Wiggins which supersede the regular minimum requirements discussed above. Under Article III of the Consent Order, FNB Wiggins is to achieve and maintain Tier 1 regulatory capital equal to at least 12% of risk weighted assets and Tier 1 regulatory capital equal to 8% of total adjusted assets. In conjunction with achieving and maintaining such capital levels, the FNB Wiggins Board was required to develop, implement and insure adherence to a 3-year capital plan detailing specific plans for the maintenance of capital and projections for growth and capital requirements, together with the sources of additional capital, which had to be submitted to the OCC for approval. However, the failure of the FNB Wiggins Board to develop an OCC approved capital plan was its motivation for deciding to merge with another institution.

As of December 31, 2003, the Tier 1 Leverage capital ratio of FNB Wiggins was 8.2%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 12.2% and the Total Risk-Based capital ratio of FNB Wiggins was 13.5%, in each case above the regulatory minimum requirement, and slightly above the requirements of the Order. As of December 31, 2004, the Tier 1 Leverage capital ratio of FNB Wiggins was 7.1%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 11.7% and Total Risk-Based capital ratio of FNB Wiggins was 13.0%, slightly below the requirements of the Order. As of December 31, 2005, the Tier 1 Leverage capital ratio of FNB Wiggins was 6.45%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 12.18% and Total Risk-Based capital ratio of FNB Wiggins was 13.36%, slightly below the requirements of the Order. At present, FNB Wiggins is not compliant with the capital requirements of the Consent Order applicable to FNB Wiggins.

     Loan Loss Reserves

FNB Wiggins is required by the FDIC and the OCC to maintain an adequate reserve for loan and lease losses. Management of FNB Wiggins is responsible for devising a monitoring system which adequately assesses the losses each period and maintains an adequate reserve. This reserve is funded by charges to FNB Wiggins’ income. The charges adversely impact income irrespective of actual losses.

During the due diligence review of FNB Wiggins, The First determined that an additional $400,000 was needed in the allowance for loan losses of FNB Wiggins. This determination was reached after reviewing approximately 50% of the loan portfolio, applying the more conservative loan classification standards of The First to those loans reviewed, and extrapolating the results to the remainder of the loan population. The review revealed that an additional allowance of approximately $400,000 was needed. This additional provision was primarily related to: (1) loans that would be downgraded under the loan classification standards of The First but were previously rated as pass by FNB Wiggins; (2) loans with capitalized interest; (3) charge-offs that would have been taken under the loan classification standards of The First; and (4) loans with insufficient documentation to justify their current classification. As a result, The First requested that an additional provision for loan losses of $400,000 be recorded by FNB Wiggins and reflected in its June 30, 2006, call report, which was filed with the FDIC. FNB Wiggins complied with this request, and the additional provision is reflected within the June 30, 2006, financial information that is part of this Prospectus/Proxy Statement. However, the recording of this additional provision does not mean that the prior loan loss allocation used by FNB Wiggins according to its methodology was insufficient. It reflects a difference in the loan classification standards of The First and FNB Wiggins. Additionally, the additional provision will have no effect on the Merger Consideration received by holders of FNB Wiggins Common Stock under the terms of the Merger Agreement.

For more information on loan loss reserves for the periods ended December 31, 2003, December 31, 2004, and December 31, 2005, see “FNB WIGGINS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — Allowance for Loan Losses” for the respective periods below.

     Enforcement Authority

Federal banking law grants substantial enforcement powers to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading regulatory authorities or the untimely filing of reports.

     Additional Regulation

FNB Wiggins is subject to Federal Reserve regulations which, among other things, require it to maintain reserves against transaction accounts (primarily checking accounts), money market deposit accounts and nonpersonal time deposits. Because reserves generally must be maintained in cash or in noninterest-bearing accounts, the effect of the reserve requirements is to increase the cost of funds for FNB Wiggins.

In addition to the specific laws affecting banks and the regulations promulgated by the OCC, FNB Wiggins will also be subject to general state laws (including, for example, usury laws which govern interest rates and other finance charges collectible by FNB Wiggins on loans) except to the extent any such laws may be preempted by federal law.

     Future Deregulation

FNB Wiggins is subject to laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. The operations of FNB Wiggins may be affected by legislative changes and changes in the policies of various regulatory authorities. FNB Wiggins is unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

     Consent Order

As a result of an examination of FNB Wiggins by the OCC that commenced on December 2, 2002, FNB Wiggins, through its Board of Directors, executed a Stipulation and Consent to the Issuance of a Consent Order dated July 9, 2003. The terms of the Consent Order, which is a public document available on the website of the OCC at www.occ.treas.gov, is on page 8.

The Bank remains in noncompliance with the Consent Order. As noted, FNB Wiggins is obligated by the Consent Order to achieve and maintain certain minimum regulatory capital ratios. At present, FNB Wiggins is not compliant with the capital requirements of the Consent Order and has been ordered to sell, merge, or liquidate FNB Wiggins. The previous capital plan of FNB Wiggins calling for increase of capital by sale of the stock offered hereby was not approved by the OCC. Failure of the Bank to comply with the requirements of the Consent Order has resulted in an Order by the OCC to sell or liquidate FNB Wiggins.

FNB WIGGINS'
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of FNB Wiggins should be read in conjunction with the consolidated financial statements, accompanying footnotes and other supplemental financial information appearing elsewhere in this Proxy Statement/Prospectus.

Forward Looking Statements

This Proxy Statement/Prospectus prepared by FNB Wiggins, as well as other filings, reports and press releases made or issued by FNB Wiggins, and oral statements made by executive officers of FNB Wiggins, may include forward-looking statements relating to such matters as (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which FNB Wiggins does business, and (b) expectations for increased revenues and earnings for FNB Wiggins through improved operations, attraction of new deposit and loan customers and the introduction of new products and services. Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk.

Results of operations, 2005 compared to 2004

The Bank reported a net loss of $242,631 for the year ended December 31, 2005 compared to net loss of $611,025 for the year ended December 31, 2004.

Interest income was $2,547,684 for the year ended December 31, 2005, up from $2,487,104 for the year ended December 31, 2004. Interest expense was $1,060,558 for the year ended December 31, 2005, compared to $1,205,691 for the previous year.

Non-interest income for the year ended December 31, 2005 decreased to $299,749 from $540,023 for the prior year ended December 31, 2004. Non-interest expense decreased to $1,910,989 from $2,136,836 for December 31, 2005 and 2004, respectively.

Salaries decreased to $638,588 for the year ended December 31, 2005, compared to $724,796 for the prior year.

FNB Wiggins’ provision for loan losses charged to operations was decreased to $118,419 for the year ended December 31, 2005, down from $287,187 for the year ended December 31, 2004.

For the year ended December 31, 2005, FNB Wiggins incurred no income tax expense as compared to $8,438 for the year ended December 31, 2004.

Changes in Financial Position and Liquidity - For the year ended December 31, 2005, total assets increased to $51,039,282 from $47,435,468 at December 31, 2004.

Allowance for Loan Losses - FNB Wiggins maintains its allowance for loan losses at a level that is considered sufficient to absorb potential losses in the loan portfolio. The estimate of the loan loss allowance and provision for loan losses is determined by management after considering the following factors: (1) analytical review of the loan loss experience in relations to outstanding loans; (2) internal review of problem loans and overall portfolio quality; (3) examinations of the loan portfolio conducted by state and federal supervisory authorities; (4) management’s judgment with respect to current and expected economic conditions and their impact on the loan portfolio and borrower’s ability to pay; and (5) the relationship of the reserve for possible loan losses to outstanding loans.

FNB Wiggins continues to make significant efforts to strengthen the loan portfolio through sound lending practices and careful monitoring of existing loans. The allowance for loan losses decreased to $308,876 at December 31, 2005 compared to $975,122 at December 31, 2004. Management regularly reviews the level of the allowance for possible loan losses and believes it is adequate to absorb estimated probable loan losses at December 31, 2005. The following is a summary of activity in the allowance for loan losses for each of the past two years:

                                                 2005           2004
       ------------------------------------- -------------- -------------
       Beginning Balance                       $975,122     $1,306,123
       ------------------------------------- -------------- -------------
       Charge-offs                             (894,018)      (780,855)(1)
                                             -------------- -------------

       Recoveries                               109,353        162,667 (2)
                                             -------------- -------------

       Net recoveries (charge-offs)            (784,665)      (618,188)

       Provision for loan losses                118,419        287,187
                                             -------------- -------------

       Ending Balance                          $308,876       $975,122

Pursuant to the Consent Order discussed above, FNB Wiggins is required to develop, implement and insure Bank adherence to a written program to improve FNB Wiggins’ loan portfolio management and to insure compliance with its loan policy. In addition, FNB Wiggins is to develop a system to provide for early problem loan identification and management. The FNB Wiggins Board is also required to secure an independent and ongoing loan review system to review at least quarterly all loans in FNB Wiggins’ loan and lease portfolio to assure timely identification and categorization of problem credits, and to review the adequacy of the FNB Wiggins’ reserve for loan and lease losses and shall establish a program for maintenance of the reserve in conformity with regulations of the OCC.

------------------------
(1) This includes charge-offs for commercial, real estate, and consumer loans, as well as approximately $35,000 in charge-offs of other types ofloans including agricultural finance loans, obligations of states and political subdivisions, and other loans.

(2) This includes approximately $10,000 in recoveries for other loans including agricultural finance oans, obligations of states andp olitical subdivisions, and other loans.

During the year ended December 31, 2005, FNB Wiggins decreased its provision for loan losses charged to operations to $118,419 from $287,187 during the prior year. The allowance for loan losses decreased during the year ended December 31, 2005 to $308,876 from $975,122 for the prior year.

Results of operations, 2004 compared to 2003

The Bank reported a net loss of $611,025 for the year ended December 31, 2004 compared to net loss of $79,153 for the year ended December 31, 2003. The increased loss can be attributed largely to loan losses experienced during 2004.

Interest income was $2,487,104 for the year ended December 31, 2004, down from $2,970,816 for the year ended December 31, 2003. Interest expense was $1,205,691 for the year ended December 31, 2004, compared to $1,439,893 for the previous year.

Non-interest income for the year ended December 31, 2004 increased to $540,023, up from $520,901 for the prior year ended December 31, 2003. Non-interest expense increased to $2,136,836 from $2,043,043 for December 31, 2004 and 2003, respectively.

Salaries were reduced to $724,796 for the year ended December 31, 2004, compared to $737,867 for the prior year.

FNB Wiggins’ provision for loan losses charged to operations was increased substantially to $287,187 for the year ended December 31, 2004, up from $87,934 for the year ended December 31, 2003. This increase was due primarily to the FNB Wiggins’ continued recognition and charge-off of doubtful loans, the process discussed in more detail below under “Allowance for Loan Losses.”

For the year ended December 31, 2004, FNB Wiggins incurred income tax expense in the amount of $8,438, compared to no such expense during 2003.

Changes in Financial Position and Liquidity - For the year ended December 31, 2004, total assets decreased to $47,435,468 from $50,334,566 at December 31, 2003.

Allowance for Loan Losses - FNB Wiggins maintains its allowance for loan losses at a level that is considered sufficient to absorb potential losses in the loan portfolio. The estimate of the loan loss allowance and provision for loan losses is determined by management after considering the following factors: (1) analytical review of the loan loss experience in relations to outstanding loans; (2) internal review of problem loans and overall portfolio quality; (3) examinations of the loan portfolio conducted by state and federal supervisory authorities; (4) management’s judgment with respect to current and expected economic conditions and their impact on the loan portfolio and borrower’s ability to pay; and (5) the relationship of the reserve for possible loan losses to outstanding loans.

FNB Wiggins continues to make significant efforts to strengthen the loan portfolio through sound lending practices and careful monitoring of existing loans. The allowance for loan losses decreased to $975,122 at December 31, 2004 compared to $1,306,123 at December 31, 2003. Management regularly reviews the level of the allowance for possible loan losses and believes it is adequate to absorb estimated probable loan losses at December 31, 2004. The following is a summary of activity in the allowance for loan losses for each of the past two years:

                                                 2004           2003
       ------------------------------------- -------------- -------------
       Beginning Balance                     $1,306,123     $1,497,498

       Charge-offs                            ($780,855)      (474,388)(3)
                                             -------------- -------------

       Recoveries                               162,667        195,079 (4)
                                             -------------- -------------

       Net recoveries (charge-offs)            (618,188)      (279,309)

       Provision for loan losses                287,187         87,934
                                             -------------- -------------

       Ending Balance                           975,122     $1,306,123

--------------------------
(3) This includes charge-offs for commercial, real estate, and consumer loans, as well as approximately $35,000 in charge-offs of other types of loans including agricultural finance oans, obligations of states and political subdivisions, and other loans.

(4) This includes approximately $10,000 in recoveries for other loans including agricultural finance loans, obligations of states and political subdivisions, and other loans.

Pursuant to the Consent Order discussed above, FNB Wiggins is required to develop, implement and insure Bank adherence to a written program to improve FNB Wiggins’ loan portfolio management and to insure compliance with its loan policy. In addition, FNB Wiggins is to develop a system to provide for early problem loan identification and management. The FNB Wiggins Board is also required to secure an independent and ongoing loan review system to review at least quarterly all loans in FNB Wiggins’ loan and lease portfolio to assure timely identification and categorization of problem credits, and to review the adequacy of the FNB Wiggins’ reserve for loan and lease losses and shall establish a program for maintenance of the reserve in conformity with regulations of the OCC.

During the year ended December 31, 2004, FNB Wiggins increased its provision for loan losses charged to operations to $287,187 from $87,934 during the prior year. Despite the FNB Wiggins’ increase in its provision for loan losses, its allowance for loan losses decreased during the year ended December 31, 2004 to $975,122 from $1,306,123 for the prior year. This overall decrease in allowance for loan losses was attributed to substantially more charge-offs during 2004 than in the prior year as a result of the FNB Wiggins’ implementation of higher scrutiny in its loan quality review procedures.

Interest Rate Risk

FNB Wiggins is subject to liquidity and interest rate risks related to the composition of its interest bearing assets and liabilities.

Capital Adequacy

Under the terms of the Consent Order, FNB Wiggins is required to maintain certain capital requirements specific to FNB Wiggins which supercede the capital adequacy guidelines generally applicable to all banks and discussed above under the subheading General Capital Adequacy Guidelines. Under Article III of the Consent Order, FNB Wiggins is to achieve and maintain Tier 1 regulatory capital equal to at least 12% of risk weighted assets and Tier 1 regulatory capital equal to 8% of total adjusted assets. In conjunction with achieving and maintaining such capital levels, the FNB Wiggins Board is to develop, implement and insure adherence to a 3-year capital plan detailing specific plans for the maintenance of capital and projections for growth and capital requirements, together with the sources of additional capital. This capital plan shall be submitted to the OCC for approval.

As of December 31, 2003, the Tier 1 Leverage capital ratio of FNB Wiggins was 8.2%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 12.2% and the Total Risk-Based capital ratio of FNB Wiggins was 13.5%, in each case above the regulatory minimum requirement, and slightly above the requirements of the Consent Order. As of December 31, 2004, the Tier 1 Leverage capital ratio of FNB Wiggins was 7.1%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 11.7% and Total Risk-Based capital ratio of FNB Wiggins was 13.0%, slightly below the requirements of the Consent Order. As of December 31, 2005, the Tier 1 Leverage capital ratio of FNB Wiggins was 6.45%; the Tier 1 Risk-Weighted Capital ratio of FNB Wiggins was 12.18% and Total Risk-Based capital ratio of FNB Wiggins was 13.36%, slightly below the requirements of the Consent Order. At present, FNB Wiggins is not compliant with the capital requirements of the Consent Order applicable to FNB Wiggins.

Regulatory Matters

See discussion under “Consent Order” at “Business of the Bank — Supervision and Regulation” above.

The conditions imposed on FNB Wiggins by the Consent Order and by ongoing capital adequacy and other regulatory requirements effectively restrict its ability to increase its assets and deposit base, expand its operations, make acquisitions or pay dividends until FNB Wiggins has fully complied with the Order and its earnings and capital levels support such activities. Although management does not expect FNB Wiggins to experience future operating losses at the levels incurred in prior years, there can be no assurance that continued losses and further depletion of the FNB Wiggins’ capital will not occur. Any future losses could significantly impact FNB Wiggins’ ability to continue to meet its capital requirements. If FNB Wiggins does not meet its capital requirements or otherwise fully comply with the Consent Order, FNB Wiggins could be subject to further restrictions or enforcement actions by regulatory authorities.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
Stock Ownership of Management

The following table sets forth certain information as of December 31, 2005, with respect to the beneficial ownership of the FNB Wiggins’ shares owned by its Directors and Executive Officers individually and in the aggregate. Except as otherwise indicated, each director and executive officer has sole voting and investment power with respect to the shares shown on the table.

          Title                                               # of Shares        Percent
            of                                                Beneficially         of
          Class                      Name                        Owned            Class(1)

         Common                 Robert Regan, Jr.                 3,046            12.84%
         Common                 John M. White                     2,332             9.83%
         Common                 H. F. Campbell                    4,078            17.19%
         Common                 Gerald Price                        965             4.07%
         Common                 Durwood Stephens                    674             2.84%
         Common                 Benoyd H. Bell, Jr.                 125             0.53%

         Directors and Executive Officers as a Group             11,220            47.29%

--------------------------
(1) Calculated based on 23,728 shares outstanding on December 31, 2005.

Effective as of December 31, 2003, directors and other insiders of FNB Wiggins purchased 3,728 shares of bank common stock for an aggregate purchase price of $745,600 ($200 per share). This was done in order that the additional capital resulting from the sale of these shares could be reflected in the financial statements of FNB Wiggins as of Year End 2003.

Stock Ownership of Principal Shareholders

The following table sets forth those persons or entities who, as of December 31, 2005, owned of record or beneficially, directly or indirectly, 5% or more of the outstanding common stock of FNB Wiggins.

         Title                                                     # of Shares         Percent
          of                                                       Beneficially          of
         Class                        Name                            Owned            Class(1)

         Common                 Robert Regan, Jr.                      3,046            12.84%
         Common                 Dana R. Parsons and Parsons            3,014            12.70%
                                Family
         Common                 John M. White                          2,332             9.83%
         Common                 H. F. Campbell                         4,078            17.19%
         Common                 Earl Danzey Estate                     1,473             6.21%

------------------------
(1)  Calculated  based  on  23,728  shares  outstanding  on  December  31,  2005.  Each of  these individuals purchased additional shares at year-end 2003 as noted above.
LEGAL OPINION

Watkins Ludlam Winter & Stennis, P.A., of Jackson, Mississippi will render its opinion that the shares of First Bancshares Common Stock to be issued in connection with the Bank Merger have been duly authorized and, if and when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

EXPERTS

The balance sheets of FNB Wiggins as of December 31, 2004, and December 31, 2003, and the consolidated statements of the operations, stockholders’ equity, and cash flows of FNB Wiggins for the years then ended have been included in this Proxy Statement/Prospectus in reliance on the report of independent auditors T. E. Lott & Company, given on the authority of that firm as an expert in accounting and auditing.

The consolidated balance sheets of First Bancshares as of December 31, 2005 and December 31, 2004, and the consolidated statements of operations, stockholders' equity, and cash flows of First Bancshares for the same time periods have been included in this Proxy Statement/Prospectus and in the Registration Statement in reliance on the report of independent registered public accounting firm T.E. Lott & Company, given on the authority of that firm as an expert in accounting and auditing.

OTHER MATTERS

As of the date of this Proxy Statement/Prospectus, the FNB Wiggins Board knows of no matters which will be presented for consideration at the Meeting other than as set forth in the notice of such Meeting attached to this Proxy Statement/Prospectus. However, if any other matters shall come before the Meeting or any adjournment thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters, except that, with respect to shares voting against approval of the Merger Agreement, this discretionary authority will not be used to vote for adjournment of the meeting in order to permit further solicitation of proxies.

                                                     EXHIBIT A

                                           AGREEMENT AND PLAN OF MERGER

                                                   By And Among

                                            THE FIRST BANCSHARES, INC.
                                             Hattiesburg, Mississippi

                                     THE FIRST, A NATIONAL BANKING ASSOCIATION

                                             Hattiesburg, Mississippi

                                                        And

                                          FIRST NATIONAL BANK OF WIGGINS

                                               Wiggins, Mississippi

                                             Dated as of May 19, 2006

Exhibit A-1

Exhibit A-2

Exhibit A-3

EXHIBITS:

Exhibit A         Bank Merger Agreement
Exhibit B         Form of Affiliate Agreement
Exhibit C         Statement of Representations
Exhibit D         Form of Joinder of Shareholders
Exhibit E         Escrow Agreement

SCHEDULES:

Schedule 3.1(b)   FNB Wiggins' Loan Package
Schedule 5.1(p)   FNB Wiggins' Change of Control Payments
Schedule 6.9      FNB Wiggins' Litigation and Proceedings
Schedule 6.11     FNB Wiggins' Contingent Liabilities
Schedule 6.12     FNB Wiggins' Title to Assets; Adequate Insurance Coverage
Schedule 6.18(a)  FNB Wiggins' Employment Contracts
Schedule 6.18(b)  FNB Wiggins' Arrangements with Officers, Directors, Employees, and Consultants
Schedule 6.24     FNB Wiggins' Environmental Matters
Schedule 7.6      Bancshares' Loans Subject to Counterclaims
Schedule 7.7      Bancshares' Litigation
Schedule 7.8      Bancshares' Contingent Liabilities
Schedule 7.13     Bancshares' Title to Assets; Adequate Insurance Coverage
Schedule 11.1     Officers and Employees of FNB Wiggins Not Retained
Exhibit A-4

                                           AGREEMENT AND PLAN OF MERGER

         THIS  AGREEMENT AND PLAN OF MERGER (the  "Agreement"),  dated as of the 19th day of May,  2006, is made by and between FIRST NATIONAL BANK OF WIGGINS,  Wiggins,  Mississippi,  a national banking  association ("FNB Wiggins"
or  "Seller"),  THE  FIRST,  A NATIONAL  BANKING  ASSOCIATION,  Hattiesburg,  Mississippi  ("Bank"),  and THE FIRST
BANCSHARES,  INC.,  Hattiesburg,  Mississippi,  a  Mississippi  corporation  and  registered  bank holding  company
("Bancshares").

         The Boards of Directors of FNB Wiggins,  Bank and  Bancshares  have duly approved this  Agreement and have authorized the execution  hereof by their  respective  Presidents.  FNB Wiggins has directed that this Agreement be submitted  to a vote of its  shareholders,  in  accordance  with 12  U.S.C.  §§ 215 and 215a and the  terms of this
Agreement.

         In  consideration  of their  mutual  promises  and  obligations,  the Parties  hereto  adopt and make this
Agreement  for the merger of FNB Wiggins with and into Bank with Bank as the survivor and  prescribe  the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

                                                     ARTICLE 1.
                                                    DEFINITIONS

         Certain Defined Terms. As used in this  Agreement,  the following terms shall have the following  meanings
(such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         1.1      "Acquisition  Related  Expenses" means with respect to FNB Wiggins,  those costs and expenses  incurred by
FNB Wiggins directly  related to the transactions  contemplated by this Agreement,  including  without  limitation, attorneys and  accounting  fees and expenses,  regulatory  filing fees and costs related to mailings to FNB Wiggins shareholders for purposes of seeking shareholder approval of the transactions contemplated hereby.

         1.2      "Agreement"  means this  Agreement  and Plan of Merger by and between FNB  Wiggins,  Bank and  Bancshares, together  with any  amendments  thereto.  References  to Articles,  Sections,  Schedules  and the like refer to the
Articles, Sections, Schedules and the like of this Agreement unless otherwise indicated.

         1.3      "Bancshares"  means The First  Bancshares,  Inc., a  corporation  duly  chartered,  organized and existing under and pursuant to the laws of the State of  Mississippi;  maintaining  its principal  place of business at 6480
Highway  98 W.,  P. O. Box  15549,  in  Hattiesburg,  Lamar  County,  Mississippi;  which,  as owner of 100% of the outstanding  shares of Bank, is a bank holding  company within the meaning of the Bank Holding Company Act of 1956, as amended.

         1.4      "Bank" means The First, A National Banking  Association,  organized and existing under and pursuant to the laws of the United States,  maintaining  its principal  place of business at 6480 Highway 98 W, P.O. Box 15549,  in
Hattiesburg, Lamar County, Mississippi.
Exhibit A-5

         1.5      "Business  Day"  means a day on which Bank is open for  business  and which is not a  Saturday,  Sunday or legal bank holiday.

         1.6      "Change of Control  Payments" means the aggregate amount of cash  consideration to be paid to any officer, director or  employee of FNB  Wiggins,  contingent  upon  consummation  of the Bank Merger in  accordance  with any employment,  retention,  stock bonus or other similar agreement  between FNB Wiggins and such officer,  director or employee.

         1.7      "Closing" means the closing of the transactions  contemplated  herein which will take place at a place and on a date that is mutually  agreed to by the Parties  ("Closing  Date") that is within  thirty (30) days  following the later of the date of receipt of all applicable  regulatory approvals relating to the transactions  contemplated herein,  the  expiration  of  all  applicable  statutory  and  regulatory  waiting  periods  relative  thereto  and satisfaction  of  conditions  to  Closing  set  forth  in  Article  9, the date  the  Registration  Statement  (the
"Registration  Statement") filed with the Securities and Exchange Commission ("SEC") is declared effective, or such later date as may be agreed to by the  Parties.  At the Closing the  Parties  shall each  deliver to the other such evidence of the  satisfaction  of the  conditions  to Closing of the Bank Merger (as defined in Section 2.1 hereof)
as may reasonably be required (including material required to be delivered under this Agreement).

         1.8      "Effective  Date" means the date the Bank Merger shall become  effective which shall be as of the date and time  specified in a Certificate  of  Combination  or other  written  record  issued by the OCC.  Immediately  upon consummation  of the  Closing,  or on such other  later date as the  Parties  hereto  may  agree,  the Bank  Merger
Agreement (as defined in Section 2.1 hereof),  along with all other  documentation that is required to be submitted to the OCC prior to its issuance of the  Certificate of  Combination,  shall be certified,  executed,  acknowledged and  delivered to the OCC for filing  pursuant to and in  accordance  with the  provisions of the National Bank Act and the rules and regulations of the OCC.

         1.9      "FNB  Wiggins"  means First  National  Bank of  Wiggins,  a national  banking  association  organized  and existing under and pursuant to the laws of the United States,  maintaining  its principal  place of business at 124
Border Avenue, P.O. Box 307 in Wiggins, Stone County, Mississippi.

         1.10     "FRB"  means that agency of the United  States of America  which acts in the  capacity  of a  governmental central  bank  known as the  Federal  Reserve  System  represented  by actions  of its Board of  Governors,  having regulatory  authority  over  bank  holding  companies  (including  Bancshares),  or  any  successor  United  States governmental agency performing the function of exercising such regulatory authority.

         1.11     "OCC" means the Office of the Comptroller of the Currency,  a federal agency having  regulatory  authority over FNB Wiggins and Bank, or any successor governmental agency exercising such regulatory authority.

         1.12     "Party" means  Bancshares,  Bank or FNB Wiggins,  as applicable in the context used,  and "Parties"  shall mean Bancshares, Bank and FNB Wiggins.
Exhibit A-6

         1.13     "Person"  means  any  individual,  corporation,  partnership,  joint  venture,  association,  joint  stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                                                    ARTICLE 2.
                                          THE MERGER AND RELATED MATTERS

         2.1      Bank Merger.  On the  Effective  Date,  FNB Wiggins  shall be merged with and into Bank under the Articles of  Association  of Bank,  pursuant to the  provisions  of this  Agreement,  the  provisions of and with the effect provided in 12 U.S.C.  §§ 215 and 215a (the "Bank  Merger"),  and the Bank Merger  Agreement in  substantially  the form of Exhibit A hereto (the "Bank Merger  Agreement").  For federal income tax purposes,  it is intended that the
Bank Merger shall qualify as a non-taxable  reorganization  under and in accordance with Sections  368(a)(1)(A) and
368(a)(2)(D) of the Internal  Revenue Code of 1986, as amended (the "Code"),  and the applicable  Internal  Revenue
Service  ("IRS")  regulations.  The Parties  expect that the Bank Merger  will  further  certain of their  business objectives, including, and without limitation, the expansion of Bank's operations as a financial institution.

         Notwithstanding  the foregoing and Section 2.2 below,  Bancshares may, in its sole discretion  restructure the transaction  whereby Bancshares will acquire 100% of the outstanding  capital stock of FNB Wiggins and maintain it as a subsidiary distinct from Bank;  provided,  however,  that the Merger Consideration (as defined below) shall remain the same,  the  acquisition  shall qualify as a  non-taxable  reorganization  under and in  accordance  with
Sections  368(a)(1)(A)  and  368(a)(2)(D) of the Code and the applicable IRS  regulations,  and such  restructuring shall not materially  impair or delay the  consummation of the Bank Merger or require  resubmission to FNB Wiggins'
shareholders or to regulatory authorities for approval.

         2.2      Effect of Bank  Merger.  Upon  consummation  of the Bank Merger as of the  Effective  Date,  the  separate corporate  existence of FNB Wiggins shall cease and Bank shall  continue as the surviving  bank.  The name of Bank, as the surviving  bank,  shall by virtue of the Bank Merger  remain  unchanged.  On the  Effective  Date all of the assets and property of every kind and  character,  real,  personal and mixed,  tangible and  intangible,  choses in action,  rights, and credits then owned by FNB Wiggins,  or which would inure to it, shall immediately by operation of law and without any  conveyance  or transfer or without any further  action or deed, be vested in and become the property of Bank,  which shall have,  hold,  and enjoy the same in its own right as fully and to the same extent as the same were  possessed,  held,  and enjoyed by FNB Wiggins prior to the Bank Merger;  and Bank shall be deemed to be and shall be a  continuation  of the  original  entities  and all of the rights and  obligations  of FNB Wiggins shall remain  unimpaired,  and Bank, on the Effective  Date shall succeed to all such rights,  obligations,  duties and liabilities connected therewith.
Exhibit A-7

                                                    ARTICLE 3.
                                                CONVERSION OF STOCK

    3.1      Conversion of FNB Wiggins Stock.

              a.       Bancshares  Common Stock. On the Effective Date,  each share of Bancshares  Common Stock,  $1.00 par value
         ("Bancshares Common Stock"),  issued and outstanding  immediately prior to the Effective Date shall remain outstanding and shall represent one share of Bancshares Common Stock.

              b.       Merger  Consideration.  The aggregate  consideration  to holders of  outstanding  FNB Wiggins common stock
         ("FNB Wiggins Common  Stock") shall be Four Million One Hundred  Fifty-two  Thousand Four Hundred  Dollars
         ($4,152,400)  (the  "Merger   Consideration").   The  Merger  Consideration  represents  One  Hundred  and
         Seventy-Five   Dollars   ($175.00)  per  share  of  outstanding  FNB  Wiggins  Common  Stock.  The  Merger
         Consideration  shall be comprised of fifty  percent  (50%) cash or $87.50 per share of FNB Wiggins  Common
         Stock (the "Cash  Element"),  and fifty percent (50%)  Bancshares  Common Stock valued at $19 per share or
         4.605  shares  of  Bancshares  Common  Stock  for each  share of FNB  Wiggins  Common  Stock  (the  "Stock
         Element").  As a result of the Bank Merger and subject to the  limitations  provided  for in Sections  3.1 through 3.3 of this  Agreement,  shares of FNB Wiggins  Common  Stock issued and  outstanding  immediately prior to the  Effective  Date,  other  than  dissenting  shares,  shall by  virtue  of the Bank  Merger be converted  into and  represent  the  right to  receive  the Stock  Element,  the cash  payable  in lieu of fractional  shares as set forth in Section  3.2(e),  and the Cash  Element  less Seven  Hundred and Eighty
         Thousand  Dollars  ($780,000)  in  Consideration   Deductions  (which  represents  $32.873  per  share  of
         outstanding  FNB  Wiggins  Common  Stock),  which are  defined  as  follows:  (i) Two  Hundred  and Eighty
         Thousand  Dollars  ($280,000)  which  represents  a  maximum  of 50% of the  cost of  cancellation  of FNB
         Wiggins' data  processing  contract with  Brasfield  Technology,  LLC; (ii) Two Hundred  Thousand  Dollars
         ($200,000) which  represents a potential  payment under that certain  Confidential  Term Sheet between FNB
         Wiggins and Richton Bank & Trust  Company  dated  January 20, 2006 ("Prior  Letter of Intent");  and (iii)
         Three Hundred  Thousand  Dollars  ($300,000) to account for potential  losses related to the Mortgage Loan
         Purchase and Sale Agreements  dated October 31, 20005 and December 16, 2005,  copies of which are attached hereto as Schedule  3.1(b).  At the Effective Date,  Bancshares  shall deposit into an escrow account cash in the amount of the  Consideration  Deductions  (the "Escrow  Fund") in accordance  with the terms of the
         Escrow  Agreement  attached  hereto as Exhibit E. Upon  termination of the Escrow  Agreement in accordance with the terms  thereof,  the balance  remaining in the Escrow Fund shall be distributed to the holders of
         FNB Wiggins  Common Stock (other than holders of dissenting  shares) in  accordance  with the terms of the
         Escrow Agreement.

         As a result of the Bank  Merger and without  any action on the part of the holder  thereof,  all shares of
         FNB Wiggins Common Stock shall cease to be  outstanding  and shall be canceled and retired and shall cease to exist,  and each  holder of a  certificate  (a  "Certificate")  representing  any shares of FNB Wiggins
         Common Stock shall  thereafter  cease to have any rights with respect to such shares of FNB Wiggins Common
         Stock,  except, as applicable,  the right to receive,  without interest,  Bancshares Common Stock and cash in accordance  with Section 3.1(b) and cash for fractional  shares of Bancshares  Common Stock, if any, in accordance with Section 3.2(e) upon the surrender of such Certificate.
Exhibit A-8

              c.       Treasury  Shares.  Each share of FNB Wiggins  Common Stock issued and held in FNB  Wiggins'  treasury,  if any, at the  Effective  Date shall,  by virtue of the Bank Merger,  cease to be  outstanding  and shall be canceled and retired without payment of any consideration therefor.

     3.2      Exchange of Certificates Representing FNB Wiggins Common Stock.

              a.       Exchange Fund. As of the Effective Date,  Bancshares shall deposit,  or shall cause to be deposited,  with
         Bank, as exchange  agent (the "Exchange  Agent"),  for the benefit of the holders of shares of FNB Wiggins
         Common  Stock for exchange in  accordance  with this Article 3,  certificates  representing  the shares of
         Bancshares  Common Stock and cash (such  certificates for shares of Bancshares Common Stock and cash being hereinafter  referred to as the  "Exchange  Fund") to be issued  pursuant to Section 3.1 and paid pursuant to this Section 3.2 in exchange for outstanding shares of FNB Wiggins Common Stock.

              b.       Transmittal  Letter.  Promptly  after the Effective  Date,  Bancshares  shall cause the Exchange  Agent to mail to each holder of record of a Certificate or  Certificates  (other than those  representing  shares with respect to which the holder thereof has perfected  dissenters'  appraisal rights under 12 U.S.C. §§
         215 and 215a and has not  subsequently  lost,  withdrawn  or  forfeited  such  rights):  (i) a letter of transmittal  which shall  specify that  delivery  shall be  effected,  and risk of loss and title to the
         Certificates  shall pass,  only upon delivery of the  Certificates to the Exchange Agent and shall be in such form and have such other  provisions as Bancshares may reasonably  specify;  and (ii)  instructions for use in  effecting  the  surrender of the  Certificates  in exchange  for  certificates  representing shares of Bancshares  Common Stock and cash,  and cash in lieu of fractional  shares.  Upon surrender of a Certificate  for  cancellation  to the Exchange Agent together with such letter of  transmittal,  duly executed and completed in  accordance  with the  instructions  thereto,  the holder of such  Certificate shall be entitled to receive in exchange therefor the appropriate  Merger  Consideration  with regard to shares  involved,  consisting  of  (A) a  certificate  representing  that  number  of  whole  shares  of
         Bancshares Common Stock, if applicable,  and/or (B) a check  representing the amount of cash and cash in lieu of  fractional  shares,  if any,  which  such  holder  has the right to  receive  in respect of the
         Certificate  surrendered  pursuant to Section  3.1(b),  after giving effect to any required  withholding tax, and the  Certificate  so  surrendered  shall  forthwith be  canceled.  No interest  will be paid or accrued on the value of any  Bancshares  Common  Stock or cash  payable to holders of  Certificates.  In the event of a transfer  of  ownership  of FNB  Wiggins  Common  Stock  which is not  registered  in the transfer  records of FNB Wiggins,  a certificate  representing the proper number of shares of Bancshares
         Common Stock,  together with a check for the cash component of the Merger  Consideration  and/or cash to be  paid  in  lieu  of  fractional  shares,  may be  issued  to  such a  transferee  if the  Certificate representing  such FNB Wiggins  Common  Stock is presented to the  Exchange  Agent,  accompanied  by all documents  required to evidence  and effect such  transfer  and to evidence  that any  applicable  stock transfer taxes have been paid.
Exhibit A-9

              c.       No Dividends on FNB Wiggins  Certificates  not  Exchanged.  Notwithstanding  any other  provisions of this
           Agreement,  no  dividends  on  Bancshares  Common  Stock shall be paid with respect to any shares of FNB
           Wiggins Common Stock  exchangeable  into Bancshares  Common Stock and represented by a Certificate until such  Certificate is surrendered  for exchange as provided  herein.  Subject to the effect of applicable laws,  following  surrender  of  any  such  Certificate,  there  shall  be  paid  to the  holder  of the certificates  representing whole shares of Bancshares Common Stock issued in exchange therefor,  without interest,  (i) at the time of such  surrender,  the amount of  dividends or other  distributions  with a record  date  after the  Effective  Date  theretofore  payable  with  respect  to such  whole  shares of
           Bancshares  Common Stock and not paid,  less the amount of any  withholding  taxes which may be required thereon,  and (ii) at the appropriate  payment date, the amount of dividends or other distributions with a record  date  after  the  Effective  Date but prior to  surrender  and a payment  date  subsequent  to surrender  payable with respect to such whole shares of  Bancshares  Common Stock less the amount of any withholding taxes which may be required thereon.

              d.       No Transfers  after  Closing.  On or after the  Effective  Date,  there shall be no transfers on the stock transfer  books of FNB  Wiggins of the shares of FNB  Wiggins  Common  Stock.  If,  after the  Effective
           Date,  Certificates  are presented to Bancshares,  they shall be canceled and exchanged for certificates for shares of Bancshares Common Stock and cash, as appropriate,  and cash in lieu of fractional  shares, if any,  deliverable in respect  thereof  pursuant to this  Agreement in accordance  with the procedures set forth in this  Article 3.  Certificates  surrendered  for  exchange  by any person  constituting  an
           "affiliate"  of FNB Wiggins for purposes of Rule 145(c)  under the  Securities  Act of 1933,  as amended
           (the "Securities  Act"),  shall not be exchanged until Bancshares has received a written  agreement from such person as provided in Section 4.1.

              e.       No Fractional  Shares Issued.  No fractional  shares of Bancshares  Common Stock shall be issued  pursuant hereto.  In lieu of the  issuance  of any  fractional  share of  Bancshares  Common  Stock  pursuant  to
           Section  3.1(b),  cash  adjustments  will be paid to  holders  in  respect  of any  fractional  share of
           Bancshares  Common Stock that would otherwise be issuable,  and the amount of such cash adjustment shall be equal to such fractional proportion of the Bancshares Common Stock Value.

              f.       Failure to Surrender FNB Wiggins  Certificates.  Any portion of the Exchange Fund  (including the proceeds of any  investments  thereof and any shares of Bancshares  Common  Stock) that remains  unclaimed by the former  stockholders  of  FNB  Wiggins  one  year  after  the  Effective  Date  shall  be  delivered  to
           Bancshares.  Any  former  stockholders  of FNB  Wiggins  who have not  theretofore  complied  with  this
           Article 3 shall  thereafter  look only to  Bancshares  for  payment in respect of their  shares,  in any event  without any interest  thereon.  In the event that any such holder fails to surrender  either such
           Certificate  or  the  documents  and   information   contemplated  by  the  letter  of  transmittal  and
           instructions on or before the fifth (5th)  anniversary of the Effective Date,  Bancshares shall not have any  obligation  to deliver the amount to which any such holder would have been  entitled in  accordance with the  provisions  of this  Agreement  and any such  holder  shall not be  entitled  to receive  from
           Bancshares  any  amount in  substitution  and  exchange  for each share  canceled  and  extinguished  in accordance with this Agreement.
Exhibit A-10

              g.       Escheat.  None of  Bancshares,  the  Exchange  Agent or any other  person  shall be  liable to any  former holder of shares of FNB Wiggins  Common Stock for any amount  properly  delivered  to a public  official pursuant to applicable abandoned property, escheat or similar laws.

              h.       Lost  Certificates.  In the event any  Certificate  shall have been lost,  stolen or  destroyed,  upon the making of an  affidavit  of that fact by the person  claiming  such  Certificate  to be lost,  stolen or destroyed  and,  if  required by  Bancshares,  the  posting by such person of a bond in such  reasonable amount as  Bancshares  may  direct as  indemnity  against  any claim  that may be made  against  it with respect  to such  Certificate,  the  Exchange  Agent  will issue in  exchange  for such lost,  stolen or destroyed  Certificate the shares of Bancshares  Common Stock and/or cash, as  appropriate,  and cash in lieu of fractional  shares,  and unpaid dividends and distributions on shares of Bancshares Common Stock as provided in Section 3.2(c), deliverable in respect thereof pursuant to this Agreement.

     3.3      Adjustment of Exchange  Ratio.  In the event that,  subsequent to the date of this  Agreement but prior to the  Effective  Date,  FNB  Wiggins or  Bancshares  changes  the number of shares of FNB  Wiggins  Common  Stock or
Bancshares Common Stock,  respectively,  issued and outstanding as a result of a stock split,  reverse stock split, stock  dividend,  recapitalization  or  other  similar  transaction,  the FNB  Wiggins  Exchange  Ratio,  shall  be appropriately adjusted.

                                                    ARTICLE 4.
                                            ACCOUNTING AND TAX MATTERS

     4.1      Affiliates.  FNB Wiggins and  Bancshares  shall  cooperate  and use their best  efforts to identify  those persons  who may be deemed to be  "affiliates"  of FNB  Wiggins  within the  meaning of Rule 145(c) or Rule 144 (as applicable)  under the  Securities  Act. FNB Wiggins  shall use its best efforts to cause each person so identified to deliver to Bancshares,  not later than thirty (30) days after the date of this  Agreement,  a written  agreement in  substantially  the form set  forth  in  Exhibit  B  attached  hereto.  Bancshares  shall be  entitled  to place appropriate  legends on the certificates  evidencing  shares of Bancshares  Common Stock to be received pursuant to this Agreement by such  affiliates and to issue  appropriate  stop transfer  instructions to the transfer agent for
Bancshares Common Stock.

     4.2      Tax  Representations.  Each Party hereto  represents and warrants that the statements made with respect to it in the Statement of  Representations  attached hereto on Exhibit C and made a part hereof,  are true and correct as of the date hereof and will be true and correct on the Effective  Date,  except to the extent  qualified  herein or in Exhibit C.
Exhibit A-11

                                                     ARTICLE 5.
                                       FNB WIGGINS' COVENANTS AND AGREEMENTS

     5.1      Operation of Business.  Between the date hereof and the Effective  Date, or until the  termination of this
Agreement,  FNB Wiggins  covenants  and agrees that it will  operate its  business  solely in the  ordinary  course consistent with prudent business  practices and in compliance with all applicable laws,  regulations and rules; and
without  the  prior  written  consent  of  Bancshares,  which  shall  not  be  unreasonably  withheld,  delayed  or conditioned, FNB Wiggins will not:

              a.       Amend or otherwise  change its Articles of  Association  or Bylaws,  as each such document is in effect on the date  hereof  (except to the extent  required  in order to effect  the Bank  Merger as  contemplated herein);

              b.       Issue or sell,  or  authorize  for  issuance  or sale,  any  shares  of FNB  Wiggins  Common  Stock or any additional shares of any class of capital stock of FNB Wiggins;

              c.       Issue, grant, or enter into any subscription,  option,  warrant,  right,  convertible  security,  or other agreement or commitment of any character obligating FNB Wiggins to issue securities;

              d.       Declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock;

              e.       Redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock respectively;

              f.       Authorize any capital expenditure(s) which, individually or in the aggregate, exceeds $10,000;

              g.       Extend  any  new,  or  renew  any  existing,  loan,  credit,  lease,  or  other  type of  financing  which individually  exceeds  $100,000 or does not meet Bank's loan policy  requirements  except in  connection with the workout of loans;  provided,  however,  Bank shall have the right to review on a monthly  basis new and existing  extensions of credit which  individually  exceed  $25,000 and all extensions of credit which are past due ninety (90) days or more and still accruing interest or on nonaccrual status;

              h.       Except in the  ordinary  course of business,  sell,  pledge,  dispose of, or  encumber,  or agree to sell, pledge, dispose of, or encumber, any material assets of FNB Wiggins;
Exhibit A-12

              i.       Excluding normal and customary  banking  transactions,  incur any  indebtedness for borrowed money,  issue any debt securities,  or enter into or modify any contract,  agreement,  commitment, or arrangement with respect thereto;

              j.       Establish or add any automated teller machines, branches or other banking offices;

              k.       Take any action that would  materially and adversely  affect the ability of any Party hereto to obtain the regulatory  and  shareholder  approvals  necessary for  consummation  of the  transactions  contemplated hereby or that would  materially and adversely  affect FNB Wiggins' ability to perform its covenants and agreements hereunder;

              l.       Acquire (by merger,  consolidation,  lease or other acquisition of stock,  ownership  interests or assets)
           any corporation,  partnership,  or other business  organization or division  thereof,  or enter into any contract,  agreement,  commitment,  or arrangement  with respect to any of the foregoing,  other than in connection with a foreclosure or collection of a debt previously contracted for in good faith;

              m.       Enter into, extend, or renew any lease for office or other space;

              n.       Except as required by law,  enter into,  adopt or amend any bonus,  profit  sharing,  compensation,  stock option,  pension,  retirement,  deferred  compensation,  employment,  or other  employee  benefit  plan, agreement,  trust,  fund,  or  arrangement  for the  benefit  or  welfare of any  officer,  employee  or representative of FNB Wiggins;

              o.       Grant any increase in compensation  or benefits to any director,  officer,  or employee or  representative of FNB Wiggins except in the ordinary course of business consistent with past practice;

              p.       Other than such  amendments  and Change of Control  Payments  as shown on  Schedule  5.1(p),  enter  into, amend,  or terminate any  employment  agreement,  relationship  or  responsibilities  with any director, officer,  or key employee or  representative  of FNB Wiggins,  or enter into,  amend,  or terminate  any employment  agreement with any other person  otherwise than in the ordinary course of business,  or take any action with respect to the grant or payment of any severance,  change in control or termination  pay except as expressly consented to in writing by Bancshares;

              q.       Take any  action or omit to take any action  which  would  cause any of FNB  Wiggins'  representations  or warranties  herein to be untrue or  misleading  in any  material  respect or any covenant of FNB Wiggins under this Agreement incapable of being performed; or

              r.       Agree, in writing or otherwise, to do any of the foregoing.

     5.2      Preservation  of Business.  Between the date hereof and the Effective  Date, FNB Wiggins will use its best efforts to preserve its  existing  business and to keep its business  organization  intact,  including  its present relationships with its employees and customers and others having business relations with it.
Exhibit A-13

     5.3      Insurance.  Pending the  Closing,  FNB Wiggins  shall cause the real  property  owned by FNB Wiggins to be insured  reasonably  against all insurable risks under policies with reasonable  deductibles and in full compliance with any co-insurance provision.

     5.4      Stockholders'  Meeting.  FNB Wiggins will (i) take all steps  necessary to call,  give notice of,  convene and hold a meeting of its  stockholders  as soon as  practicable  after the date  hereof for the purpose of seeking its  stockholders'  approval  of this  Agreement  and the  transactions  contemplated  hereby,  and for such  other purposes as may be necessary or  desirable,  and  (ii) cooperate  and consult with  Bancshares  with respect to the foregoing  matters.  The notice for said  stockholders'  meeting (and  accompanying  proxy materials) shall solicit
FNB Wiggins  stockholders'  proxies in favor of this Agreement,  unless it is determined that such a recommendation would or could be  construed  as a breach of  fiduciary  duty on the part of the  directors  of FNB  Wiggins,  such determination  to be evidenced by an opinion of counsel  experienced in such matters as to such breach of fiduciary duty, and if such  recommendation  is not made, then the notice and proxy materials shall contain no recommendation and state the reason  therefore.  Any and all such notices shall be given in accordance  with all applicable  laws, regulations,  and rules and, without limitation,  inform FNB Wiggins stockholders with respect to their dissenters'
rights.  FNB  Wiggins  agrees to use its best  efforts  to have  each  director  voting in favor of this  Agreement execute  and  deliver  to  Bancshares  within  ten (10)  days  after  the date  hereof a  Joinder  of  Stockholders substantially in the form attached hereto as Exhibit D.

     5.5      Property  Transfers.  From time to time, as and when requested by Bancshares  and to the extent  permitted by  Mississippi  law, the officers and directors of FNB Wiggins last in office shall execute and deliver such deeds and other  instruments  and shall take or cause to be taken such further or other  actions as shall be necessary in order to vest or  perfect  in or to  confirm  of record or  otherwise  to  Bancshares  and/or  Bank  title to,  and possession of, all the property,  interests,  assets,  rights,  privileges,  immunities,  powers,  franchises,  and authorities of FNB Wiggins, and otherwise to carry out the purposes of this Agreement.

     5.6      FNB Wiggins  Financial and Other  Reports.  FNB Wiggins shall make  available to Bancshares  the following statements and other reports and documents:

              a.       FNB Wiggins'  Consolidated  Balance Sheets as of December 31, 2004  (audited);  Consolidated  Statement of
           Income and Changes in Stockholders'  Equity and Consolidated  Statement of Cash Flows for the year ended
           December 31, 2004  (audited);  and  Consolidated  Balance Sheets,  Statements of Income,  and Changes in
           Stockholders'  Equity for the year ended  December  31,  2005,  and the  quarter  ended  March 31,  2006
           (unaudited) ("FNB Wiggins Financial Statements");

              b.       All  correspondence  with the FDIC, the OCC, and the IRS from January 1,  2003 through the date of Closing
           (except as may be restricted by legal limitations); and
Exhibit A-14

              c.       Such  additional  financial or other  information as may be required for the regulatory  applications  and
           Registration  Statement in connection  with the  consummation  of the Bank Merger  (subject to any legal limitations).

     5.7      Due  Diligence.  In order to  afford  Bancshares  access to such  information  as it may  reasonably  deem necessary  to perform  any due  diligence  review  with  respect to the assets of FNB  Wiggins to be  acquired as a result of the Bank  Merger,  FNB Wiggins  shall,  upon  reasonable  notice,  afford  Bancshares  and its  officers, employees,  counsel,  accountants,  and other  authorized  representatives  access,  during normal  business  hours throughout the period prior to the Effective Date, to all of its properties,  books, contracts,  commitments,  loan files,  litigation files and records  (including,  but not limited to, the minutes of the Board of Directors of FNB
Wiggins and all  committees  thereof),  and it shall,  upon  reasonable  notice and to the extent  consistent  with applicable law,  furnish  promptly to Bancshares such  information as Bancshares may reasonably  request to perform such review.

     5.8      No Solicitation.

              a.       Prior to the Effective  Date,  FNB Wiggins  shall not authorize nor knowingly  permit any of its officers, directors,  employees,  representatives,  agents or other persons  controlled by FNB Wiggins to directly or  indirectly,  encourage or solicit or, hold any  discussions  or  negotiations  with,  or provide any information to, any persons, entity or group concerning any merger,  consolidation,  sale of substantial assets, sale of shares of capital stock or similar transactions  including without limitation,  a tender offer, involving,  directly or indirectly,  FNB Wiggins (a "Third Party Acquisition Proposal") except as contemplated  by this Agreement.  FNB Wiggins shall promptly  communicate to Bancshares the identity and terms of any Third Party Acquisition Proposal which it may receive.

              b.       As a condition of and as an  inducement  to  Bancshares'  and Bank's  entering  into this  Agreement,  FNB
           Wiggins covenants,  acknowledges,  and agrees that it shall be a specific, absolute, and unconditionally binding condition  precedent to FNB Wiggins'  entering into a letter of intent,  agreement in principle, or definitive agreement (whether or not considered binding,  non-binding,  conditional or unconditional)
           with any third party with respect to a Third Party  Acquisition  Proposal,  or  supporting or indicating an  intent  to  support  a  Third  Party  Acquisition  Proposal  (other  than  this  Agreement  and  the transactions  contemplated  hereby),  regardless of whether FNB Wiggins has otherwise  complied with the provisions  of  Section  5.8(a)  hereof,  that  FNB  Wiggins  or such  third  party to the  Third  Party
           Acquisition  Proposal  shall have paid to  Bancshares,  as  liquidated  damages,  the sum of One Hundred
           Seventy-five  Thousand  Dollars  ($175,000),  which sum  represents  the  (i) direct  costs and expenses
           (including,  but not  limited  to,  fees  and  expenses  incurred  by  Bancshares'  financial  or  other consultants,  printing costs, investment bankers,  accountants, and counsel) incurred by or on behalf of
           Bancshares  in  negotiating  and  undertaking  to  carry  out  the  transactions  contemplated  by  this
           Agreement;  (ii) indirect  costs  and  expenses  of  Bancshares  in  connection  with  the  transactions contemplated  by this  Agreement,  including  Bancshares'  management  time devoted to  negotiation  and preparation  for the  transactions  contemplated  by this  Agreement;  and  (iii) Bancshares'  loss as a result  of the  transactions  contemplated  by this  Agreement  not being  consummated.  Notwithstanding anything to the  contrary in this Section  5.8(b),  in the event such Third Party  Acquisition  Proposal should be the result of a hostile  takeover of FNB Wiggins,  any sums due Bancshares  hereunder shall be paid only at the  closing  of the  transactions  set forth in such  Third  Party  Acquisition  Proposal.
           Bancshares  acknowledges  that under no  circumstances  shall any  officer or  director  of FNB  Wiggins
           (unless  such  officer or director  shall have an interest in a potential  acquiring  party in any Third
           Party  Acquisition  Proposal) be held  personally  liable to Bancshares or FNB Wiggins for any amount of the  foregoing  payment.  On payment of such amount to  Bancshares,  then  neither  Bancshares  nor Bank shall have any cause of action or claim  (either in law or equity)  whatsoever  against FNB Wiggins,  or any  officer or  director  of FNB  Wiggins,  with  respect  to or in  connection  with such Third  Party
           Acquisition  Proposal  or this  Agreement,  so long  as FNB  Wiggins  or such  person,  shall  not  have intentionally violated the provisions of Section 5.8(a).
Exhibit A-15

              c.       The requirements,  conditions,  and obligations imposed by Section 5.8(b) shall continue in full force and effect from the date of this Agreement  until the earlier of (i) the  Effective  Date,  (ii) the date on which this Agreement  shall have been  terminated  mutually by the Parties  pursuant to Section  13.1(a)
           hereof;  or  (iii) twelve  (12)  months from the date this  Agreement  shall have been  terminated  as a result of a breach by FNB Wiggins,  unless the failure to consummate the  transactions  contemplated  by this  Agreement by 5:00 p.m.  local time on September  30, 2006 results from or is related to pending or threatened  litigation  arising  out  of  or in  connection  with  the  Bank  Merger  or a  Third  Party
           Acquisition  Proposal,  in which case the date shall be  extended to that date which is thirty (30) days after the  final  termination  of such  litigation  or  threatened  litigation  provided,  however,  for purposes of this subparagraph  (c)(iii),  a Third Party Acquisition Proposal shall not include a private or public  placement  of  capital  stock of FNB  Wiggins  which  does not  result in a change of control requiring prior notice to the OCC within the meaning of 12 U.S.C. §1817(j).

                                                      ARTICLE 6.
                                   REPRESENTATIONS AND WARRANTIES OF FNB WIGGINS

         FNB Wiggins is subject to a Consent  Order dated July 9, 2003 with the OCC (the "Consent  Order"),  a copy of which has been provided to  Bancshares.  The  representations  and warranties of FNB Wiggins are made subject to the provisions and  limitations set forth in the Consent Order.  FNB Wiggins  represents and warrants to Bancshares as follows:

         6.1      Organization  and  Authority.  FNB  Wiggins is a national  banking  association  duly  organized,  validly existing  and in good  standing  under the laws of the United  States of America and FNB Wiggins has the  corporate power and authority to own,  lease and operate its  properties and assets and to carry on its business as it is now being conducted.

         6.2      Authorization.  The  execution,  delivery  and  performance  of  this  Agreement  by FNB  Wiggins  and the consummation  of the  transactions  contemplated  hereby have been duly authorized by the Board of Directors of FNB
Wiggins,  subject to regulatory approval.  No other corporate  proceedings on the part of FNB Wiggins are necessary to  authorize  consummation  of this  Agreement,  except  for  the  approval  of the  transaction  by FNB  Wiggins'
stockholders,  and the  performance  by FNB  Wiggins of the terms  hereof.  This  Agreement  is a valid and binding obligation of FNB Wiggins  enforceable  against FNB Wiggins in accordance with its terms,  except as may be limited by applicable  bankruptcy,  insolvency,  reorganization  or moratorium or other similar laws  affecting  creditors'
rights  generally,  and  except  that the  availability  of  equitable  remedies  is within the  discretion  of the appropriate  court,  and except  that it is subject to  approval  by its  stockholders  and  applicable  regulatory agencies.
Exhibit A-16

         Neither the execution,  delivery or performance of this Agreement by FNB Wiggins,  nor the consummation of the transactions  contemplated  hereby, nor compliance by FNB Wiggins with any of the provisions  hereof,  will (a)
in any  material  respect  violate,  conflict  with,  or result in a breach of any  provision  of, or  constitute a default (or an event which,  with notice or lapse of time or both,  would  constitute a default) under or result in the  termination  of,  or  accelerate  the  performance  required  by,  or  result  in a right  of  termination  or acceleration,  or the creation of any lien, security interest,  charge or encumbrance upon any of the properties or assets of FNB  Wiggins  under any  terms,  conditions  or  provisions  of (i) FNB  Wiggins'  Charter,  Articles  of
Association  or Bylaws,  or (ii) any material note,  bond,  mortgage,  indenture,  deed of trust,  license,  lease, agreement or other  instrument  or obligation to which FNB Wiggins is a party or by which FNB Wiggins may be bound, or to which FNB  Wiggins  or the  properties  or assets of it may be  subject,  except for any breach of that Prior
Letter of Intent with Richton Bank & Trust Company  referred to in Section  3.1(b),  or (b) violate in any material respect any judgment,  ruling,  order, writ,  injunction,  decree,  statute,  rule or regulation  applicable to FNB
Wiggins or any of its properties or assets.

         6.3      Capital  Structure of FNB Wiggins.  As of the date hereof,  the  authorized  capital  stock of FNB Wiggins consists  solely of  fifty-thousand  (50,000)  shares of common  stock,  $10.00  par value.  As of the date  hereof
23,728  shares of FNB  Wiggins  Common  Stock are issued and  outstanding.  The  outstanding  shares of FNB Wiggins
Common Stock are validly issued and outstanding,  fully paid and nonassessable.  There are no outstanding  options, conversion rights, warrant,  calls, rights,  commitments or agreements to issue any form of stock or other security of FNB Wiggins.  There are no outstanding  obligations or commitments to purchase,  redeem or otherwise acquire any outstanding shares of FNB Wiggins Common Stock.

         6.4      Ownership  of Other  Entities.  FNB Wiggins  does not own,  directly or  indirectly,  five percent (5%) or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization.

         6.5      FNB Wiggins Financial  Statements and Other Reports.  FNB Wiggins  Financial  Statements and other reports
(a) have been,  and will be,  prepared in  accordance  with  generally  accepted  accounting  principles  ("GAAP"), consistently  applied,  (b) have been and will (as the case may be)  present  fairly  the  consolidated  results of operations  and  financial  position of FNB Wiggins for the periods and at the times  indicated,  and (c) have been and will (as the case may be) be true and  correct  in all  material  respects  for the  periods  and at the  times indicated.

         6.6      No  Material  Adverse  Change.  Since  December  31,  2005,  there has been no event or  condition  of any character  (whether actual,  or to the knowledge of FNB Wiggins,  threatened or  contemplated)  that has had or can reasonably be  anticipated  to have, or that, if concluded or sustained  adversely to FNB Wiggins would  reasonably be anticipated to have, a material adverse effect on the financial  condition,  results of operations,  business or prospects of FNB Wiggins, excluding changes in laws or regulations that affect banking institutions generally.
Exhibit A-17

         6.7      Tax Liability.  The amounts set up as liabilities  for taxes in the FNB Wiggins  Financial  Statements are sufficient for the payment of all respective taxes  (including,  without  limitation,  federal,  state,  local, and foreign  excise,  franchise,  property,  payroll,  income,  capital  stock,  and sales and use  taxes)  accrued  in accordance with GAAP and unpaid at the respective dates thereof.

         6.8      Tax Returns:  Payment of Taxes. All federal,  state,  local, and foreign tax returns  (including,  without limitation,  estimated tax returns,  withholding tax returns with respect to employees,  and FICA and FUTA returns)
("Tax  Returns")  required  to be filed by or on behalf of FNB  Wiggins  have been  timely  filed or  requests  for extensions  have been timely  filed and granted and have not expired for periods  ending on or before  December 31,
2005,  and all returns  filed are  complete  and accurate to the best  information  and belief of their  respective managements  and all taxes shown on filed  returns  have been paid.  Additionally,  any Tax Returns yet to be filed as of the date of this  Agreement  by or on behalf of FNB  Wiggins  for periods  ending on or before  December  31,
2005,  for which  extension  requests have been timely filed and granted shall be prepared by an accountant  chosen by FNB Wiggins' and approved by  Bancshares,  which such approval  shall not be  unreasonably  withheld,  and filed with the appropriate  taxing  authority prior to Closing.  As of the date hereof,  there is no audit,  examination, deficiency  or refund  litigation  or matter in  controversy  with  respect  to any taxes  that  might  result in a determination  materially  adverse  to FNB  Wiggins  except  as  reserved  against  in the  FNB  Wiggins  Financial
Statements.  All taxes,  interest,  additions and penalties due with respect to completed and settled  examinations or  concluded  litigation  have been paid,  and FNB  Wiggins'  reserves for bad debts at December 31, 2005 as filed with the IRS were not greater than the maximum amounts permitted under the provisions of Section 585 of the Code.

         6.9      Litigation  and  Proceedings.  Except as set forth on Schedule 6.9 hereto,  no  litigation,  proceeding or controversy  before any court or  governmental  agency is pending  against FNB  Wiggins  that in the opinion of its management  is likely to have a material  adverse  effect on the  business,  results  of  operations  or  financial condition of FNB Wiggins taken as a whole,  and, to the best of its knowledge,  no such  litigation,  proceeding or controversy has been threatened or is contemplated.

         6.10     Brokers' or Finders'  Fees.  No agent,  broker,  investment  banker,  investment  or financial  advisor or other person acting on behalf of FNB Wiggins or under their  authority is entitled to any  commission,  broker's or finder's  fee from any of the  Parties  hereto in  connection  with any of the  transactions  contemplated  by this
Agreement.

         6.11     Contingent  Liabilities.  Except as disclosed on Schedule 6.11 hereto or as specifically  reflected in the
FNB Wiggins  Financial  Statements and except in the case of unfunded loan  commitments made in the ordinary course of business  consistent with past  practices,  as of December 31, 2005, FNB Wiggins does not have any obligation or liability  (contingent  or otherwise)  that was material,  or that when  combined with all similar  obligations  or liabilities  would have been  material,  to FNB Wiggins and there does not exist a set of  circumstances  resulting from  transactions  effected or events  occurring  prior to, on, or after  December  31,  2005,  or from any action omitted to be taken during such period that,  to the  knowledge of FNB  Wiggins,  could  reasonably  be expected to result in any such material obligation or liability.
Exhibit A-18

         6.12     Title to Assets; Adequate Insurance Coverage.

         Except as described on Schedule 6.12:

              a.       As of December  31, 2005,  FNB Wiggins  had,  and except with  respect to assets  disposed of for adequate consideration in the ordinary course of business since such date, now has, good and  merchantable  title to all real  property  and good and  merchantable  title to all other  material  properties  and  assets reflected in the FNB Wiggins  Financial  Statements,  free and clear of all mortgages,  liens,  pledges, restrictions,  security  interests,  charges and encumbrances of any nature except for (i) mortgages and encumbrances  which  secure  indebtedness  which is  properly  reflected  in the FNB  Wiggins  Financial
           Statements  or which secure  deposits of public funds as required by law;  (ii) liens for taxes  accrued but not yet  payable;  (iii) liens  arising as a matter of law in the ordinary  course of business  with respect to obligations  incurred after December 31, 2005,  provided that the obligations secured by such liens are not  delinquent or are being  contested in good faith;  (iv) such  imperfections  of title and encumbrances,  if any, as do not  materially  detract from the value or  materially  interfere  with the present use of any of such  properties or assets or the potential  sale of any such owned  properties or assets;  and  (v)  capital  leases  and  leases,  if  any,  to  third  parties  for  fair  and  adequate consideration.  FNB Wiggins  owns, or has valid  leasehold  interests  in, all material  properties  and assets,  tangible  or  intangible,  used in the conduct of its  business.  Any real  property  and other material  assets  held under  lease by FNB  Wiggins are held under  valid,  subsisting  and  enforceable leases with such  exceptions as are not material and do not  interfere  with the use made or proposed to be made by Bancshares in such lease of such property.

              b.       With  respect to each lease of any real  property or a material  amount of personal  property to which FNB
           Wiggins is a party,  except for  financing  leases in which FNB Wiggins is lessor,  (i) such lease is in full force and effect in  accordance  with its terms;  (ii) all rents and other  monetary  amounts  that have  been due and  payable  thereunder  have  been  paid;  (iii)  there  exists  no  default  or event, occurrence,  condition  or act which with the giving of notice,  the lapse of time or the  happening  of any further event,  occurrence,  condition or act would become a default under such lease;  and (iv) the
           Bank Merger will not constitute a default or a cause for termination or modification of such lease.

              c.       FNB Wiggins has no legal  obligation,  absolute or  contingent,  to any other  person to sell or otherwise dispose of any  substantial  part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.
Exhibit A-19

              d.       To the  knowledge  and  belief  of its  management,  the  policies  of fire,  theft,  liability  and other insurance  maintained with respect to the assets or business of FNB Wiggins provides  adequate  coverage against  loss and the  fidelity  bonds in effect  as to which  FNB  Wiggins  is named  insured  meet the applicable standards of the American Bankers Association.

         6.13     Liabilities.  To the best of FNB Wiggins' and its  officers'  knowledge,  all  liabilities  of FNB Wiggins were,  and will be created,  for good,  valuable and adequate  consideration  in accordance  with prudent  business standards  and in  substantial  compliance  with all laws,  regulations  and rules and the  accounts or evidence of ownership of accounts  are and will be genuine,  true,  valid and  enforceable  in  accordance  with their  written terms.  FNB Wiggins has not agreed to any  modification  or  extension  of accounts or account  terms or  otherwise made any  agreements  regarding  such  accounts  except as  disclosed  in writing  on the books and  records of FNB
Wiggins;  and FNB Wiggins has no  knowledge  of any claim of  ownership  to any account  other than as shown on the written  ownership  records of FNB  Wiggins for each  account,  and FNB  Wiggins  has no  knowledge  of any alleged improper or wrongful withdrawal or payment of any such account.

         6.14     Loans.  To the best  knowledge  and  belief  of its  management,  each loan  reflected  as an asset of FNB
Wiggins in the FNB Wiggins  Financial  Statements,  as of December 31, 2005,  or acquired  since that date,  is the legal,  valid, and binding  obligation of the obligor named therein,  enforceable in accordance with its terms, and no loan is subject to any asserted  defense,  offset or counterclaim  known to FNB Wiggins,  except as disclosed in writing to Bancshares on or prior to the date hereof.

         6.15     Allowance  for Loan Losses.  The  allowances  for possible loan losses shown on the  consolidated  balance sheets of FNB Wiggins as of December 31, 2005 are  adequate in all  material  respects  under the  requirements  of
GAAP to provide for  possible  losses,  net of  recoveries,  relating  to loans  previously  charged  off, on loans outstanding  (including  accrued  interest  receivable)  as of December 31, 2005,  and each such allowance has been established in accordance with GAAP.

         6.16     Investments.  Except for  investments  classified  as held to maturity as  prescribed  under the Financial
Accounting  Standards  Board  Statement  Number 115, and pledges to secure  public or trust  deposits,  none of the investments  reflected in the FNB Wiggins Financial Statements under the heading "Investment  Securities," and none of the  investments  made by FNB Wiggins  since  December  31,  2005,  and none of the assets  reflected in the FNB
Wiggins  Financial  Statements under the heading "Cash and Due From Banks," is subject to any restriction,  whether contractual or statutory,  that materially  impairs the ability of FNB Wiggins freely to dispose of such investment at any time.  With respect to all repurchase  agreements to which FNB Wiggins is a party,  FNB Wiggins has a valid, perfected  first lien or security  interest in the  government  securities or other  collateral  securing each such repurchase agreement which equals or exceeds the amount of debt secured by such collateral under such agreement.
Exhibit A-20

         6.17     Information for Registration and Proxy  Statement.  None of the information  supplied or to be supplied by
FNB Wiggins for  inclusion  in (a) the  Registration  Statement  to be filed by  Bancshares  with the SEC;  (b) the
Notice of Meeting and Proxy  Statement to be mailed by FNB Wiggins to their  stockholders  in  connection  with the meeting  referred to in Section 5.4 hereof (the "Proxy  Statement");  or (c) any other  documents  to be filed with the SEC or any regulatory  agency in connection with the transactions  contemplated  hereby will, (i) as amended or supplemented  at the time the  Registration  Statement  is filed with the SEC or at the time it becomes  effective,
(ii) at the time the Proxy  Statement is mailed to holders of FNB Wiggins  Common  Stock,  as may be amended at the time of FNB Wiggins Stockholders'  Meeting, and (iii) at the time of filing of such other documents,  respectively, contain any untrue  statement of a material fact or omit to state a material fact required to be stated  therein in order to make the statements  therein,  in light of the  circumstances  under which they were made, not misleading.
All documents,  financial statements,  or other information or materials which FNB Wiggins shall provide for filing with any regulatory agency in connection with the Bank Merger will comply with GAAP.

         6.18     Commitments  and  Contracts.  FNB  Wiggins  is not a party or  subject  to any of the  following  (whether written or oral, express or implied):

              a.       except as listed on Schedule  6.18(a)  attached  hereto and with a complete copy  provided to  Bancshares, any  employment  contract  (including  any  obligations  with respect to severance  or  termination  pay liabilities or fringe  benefits) with any present or former  officer,  director,  employee or consultant
           (other than those which are terminable at will by FNB Wiggins);

              b.       except as listed on Schedule  6.18(b)  attached  hereto and with a complete copy  provided to  Bancshares, any plan or  contract  providing  for any bonus,  pension,  option,  deferred  compensation,  retirement payment,  profit  sharing  or  similar  arrangement  with  respect  to any  present  or former  officer, director, employee or consultant; or

              c.       any contract not made in the ordinary course of business  containing  covenants which limit the ability of
           FNB Wiggins to compete in any line of business or with any person or which  involves any  restriction of the  geographical  area in which, or method by which,  FNB Wiggins may carry on its respective  business
           (other than as may be required by law or applicable regulatory authorities).

         6.19     Employee Plans. To the best of FNB Wiggins'  knowledge and belief,  it, and all "employee  benefit plans,"
as defined in Section 3(3) of the Employee  Retirement  Income  Security Act of 1974,  as amended  ("ERISA"),  that cover one or more employees employed by FNB Wiggins:

              a.       are in compliance with all laws,  regulations,  reporting and licensing requirements and orders applicable to its  business or to such plan or any of its  employees  (because  of such  employee's  activities  on behalf of it),  the  breach or  violation  of which  could have a material  and  adverse  effect on such business; and

              b.       except Consent Order, it has received no notification  from any agency or department of federal,  state or local  government or the staff thereof  asserting that any such entity is not in compliance  with any of the statutes,  regulations or ordinances that such governmental  authority  enforces,  or threatening to revoke any license,  franchise,  permit or  governmental  authorization,  and is subject to no agreement with any such governmental authority with respect to its assets or business.
Exhibit A-21

         6.20     Plan Liability.  Except for liabilities to the Pension Benefit  Guaranty  Corporation  pursuant to Section
4007 of ERISA,  all of which have been fully paid, and except for  liabilities to the IRS under Section 4971 of the
Code,  all of which have been fully paid, FNB Wiggins does not have any liability to the Pension  Benefit  Guaranty
Corporation or to the IRS with respect to any pension plan qualified under Section 401 of the Code.

         6.21     Vote  Required.  The  affirmative  vote of the holders of at least  two-thirds  of the FNB Wiggins  Common
Stock is necessary to approve this Agreement, the Bank Merger and related transactions contemplated hereby.

         6.22     Continuity  of Interest.  Subsequent  to  initiation  of merger  discussions  between  Bancshares  and FNB
Wiggins,  no FNB Wiggins  stockholder has had a portion of such  stockholder's FNB Wiggins interest redeemed by FNB
Wiggins,  or received a distribution  with respect to its FNB Wiggins interest,  and no corporation  related to FNB
Wiggins within the meaning of Treasury Regulation § 1.368-1(e)(3)(i)(B)  acquired any stock of FNB Wiggins held by such FNB Wiggins  stockholder,  where such  disposition  or  acquisition  would reduce the  aggregate  value of the
Bancshares  Common Stock to be received by all such FNB Wiggins  stockholders  (with such value  measured as of the
Bank  Merger  date)  to an  amount  less  than  45% of the  value  of the FNB  Wiggins  Common  Stock  held by such stockholders  immediately  before  any  of  such  distribution,  disposition  or  acquisition.  See  Exhibit  C for
additional   representations   regarding  continuity  of  stockholder  interest  under  Sections  368(a)(1)(A)  and
368(a)(2)(D) of the Code.

         6.23     Continuity  of Business  Enterprise.  FNB  Wiggins  operates at least one  significant  historic  business line, namely,  financial  services,  and owns at least a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d).

         6.24     Environmental  Matters.  Except as set forth on  Schedule  6.24,  neither  FNB  Wiggins  nor,  to the best knowledge of FNB Wiggins and its  officers,  any  previous  owner or operator of any  properties  at any time owned
(including  any  properties  owned or  subsequently  resold),  leased,  or  occupied  by FNB Wiggins or used by FNB
Wiggins in its business ("FNB Wiggins Properties") used, generated,  treated,  stored, or disposed of any hazardous waste,  toxic substance,  or similar materials on, under, or about FNB Wiggins Properties except in compliance with all  applicable  federal,  state,  and local  laws,  rules and  regulations  pertaining  to air and water  quality, hazardous waste,  waste disposal,  air omissions,  and other  environmental  matters  ("Environmental  Laws").  FNB
Wiggins has not  received  any notice of  noncompliance  with  Environmental  Laws,  applicable  laws,  orders,  or regulations of any  governmental  authorities  relating to waste generated by any such party or otherwise or notice that any such party is liable or  responsible  for the  remediation,  removal,  or clean up of any site relating to
FNB Wiggins Properties.

         6.25     Accuracy  of  Information.  To the best of FNB  Wiggins'  and its  officers'  knowledge,  all  information furnished by FNB Wiggins to Bancshares  relating to its assets,  liabilities,  and this Agreement is accurate,  and
FNB Wiggins has not omitted to disclose any information which is or would be material to this Agreement.
Exhibit A-22

         6.26     Compliance  with Laws and  Contracts.  Except for the Consent  Order,  to the best of FNB Wiggins' and its officers'  knowledge,  FNB Wiggins is not in violation of any laws,  regulations,  or  agreements  to which it is a party and has not failed to file any material  reports  required by any  governmental or other regulatory body, the violation of which or failure to file is reasonably  likely to have a materially  adverse  effect on FNB Wiggins or its ability to consummate this Agreement

         6.27     Stock  Ownership.  To the best of FNB Wiggins' and its  officers'  knowledge  and without any  independent investigation,  no known  dispute  exists as to the title  and/or  ownership  interest in any shares of FNB Wiggins
Common Stock.

                                                     ARTICLE 7.
                                    BANCSHARES' REPRESENTATIONS AND WARRANTIES

         Bancshares  represents and warrants to FNB Wiggins as follows: for the purposes of this Agreement,  except in Section 7.1 and where the context  requires  otherwise,  any  reference to Bancshares in this Article 7 shall be deemed  to  include  Bancshares  and Bank and any  reference  to  material,  material  adverse  effect or a similar standard shall refer to the financial  condition,  operations or other aspects of Bancshares  and its  subsidiaries including Bank taken as a whole.

         7.1      Organization and Authority.  Bancshares is a corporation duly  incorporated,  validly existing and in good standing under the laws of the State of Mississippi,  it is a duly registered bank holding company  pursuant to the
Bank Holding  Company Act of 1956, as amended,  and it has the corporate  power and authority to own its properties and assets and to carry on its  business  as it is now being  conducted.  Bank is a  national  banking  association duly organized,  validly  existing and in good standing under the laws of the United States of America and Bank has the  corporate  power and  authority  to own,  lease and  operate  its  properties  and  assets and to carry on its business as it is now being conducted.

         7.2      Shares Fully Paid and Non Assessable.  The  outstanding  shares of capital stock of Bancshares are validly issued and  outstanding,  fully paid and  nonassessable  and all  outstanding  shares of Bank are owned directly or indirectly by Bancshares free and clear of all liens,  claims,  and  encumbrances.  The shares of Bancshares common stock to be issued in connection  with the Bank Merger  pursuant to this Agreement have been duly  authorized  and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

         7.3      Authorization.  The  execution,  delivery  and  performance  of  this  Agreement  by  Bancshares  and  the consummation  of the  transactions  contemplated  hereby have been duly  authorized  by the Board of  Directors  of
Bancshares,  subject  to  regulatory  approval.  No  other  corporate  proceedings  on the part of  Bancshares  are necessary to authorize  consummation  of this  Agreement,  except for the approval of the transaction by Bancshares as the sole  stockholder  of Bank,  and the  performance  by Bancshares of the terms  hereof.  This  Agreement is a valid and binding  obligation of Bancshares  enforceable  against Bancshares in accordance with its terms except as may be limited by applicable bankruptcy,  insolvency,  reorganization or moratorium or other similar laws affecting creditors'  rights  generally and except that the  availability  of equitable  remedies is within the discretion of the appropriate court and except that it is subject to approval of applicable regulatory agencies.
Exhibit A-23

         7.4      No Violation.  Neither the execution,  delivery or  performance  of this Agreement by Bancshares,  nor the consummation  of the  transactions  contemplated  hereby,  nor compliance by Bancshares  with any of the provisions hereof,  will (a) in any material  respect  violate,  conflict  with, or result in a breach of any provision of, or constitute a default (or an event which,  with notice or lapse of time or both,  would  constitute a default) under or result in the  termination  of, or accelerate the  performance  required by, or result in a right of termination or acceleration,  or the creation of any lien, security interest,  charge or encumbrance upon any of the properties or assets of  Bancshares  under any terms,  conditions  or  provisions  of (i)  Bancshares'  Charter,  Articles  of
Incorporation,  or Bylaws or other charter  documents of  Bancshares,  or (ii) any material note,  bond,  mortgage, indenture,  deed of trust,  license,  lease,  agreement or other  instrument or obligation to which Bancshares is a party or by which  Bancshares  may be  bound,  or to which  Bancshares  or the  properties  or  assets of it may be subject, or (b) violate in any material respect any judgment,  ruling, order, writ,  injunction,  decree,  statute, rule or regulation applicable to Bancshares or any of its properties or assets.

         7.5      No  Material  Adverse  Change.  Since  December  31,  2005,  there has been no event or  condition  of any character  (whether  actual,  or to the knowledge of Bancshares,  threatened or  contemplated)  that has had or can reasonably be anticipated to have, or that, if concluded or sustained  adversely to Bancshares  would reasonably be anticipated to have, a material  adverse  effect on the financial  condition,  results of  operations,  business or prospects of Bancshares excluding changes in laws or regulations that affect banking institutions generally.

         7.6      Loans.  To the best knowledge and belief of its  management,  and management of Bank,  each loan reflected as an asset of Bancshares in the unaudited  consolidated  balance sheet  contained in Bancshares'  annual report to shareholders  for the period ended December 31, 2005, or acquired since that date, is the legal,  valid and binding obligation of the obligor named therein,  enforceable in accordance  with its terms,  and no loan is subject to any asserted defense, offset, or counterclaim known to Bancshares, except as disclosed on Schedule 7.6 hereto.

         7.7      Litigation.  Except as disclosed on Schedule 7.7 hereto, no litigation,  proceeding or controversy  before any court or  governmental  agency is pending  that in the opinion of its  management  is likely to have a material and  adverse  effect  on the  business,  results  of  operations  or  financial  condition  of  Bancshares  and its subsidiaries  taken as a whole,  and, to the best of its knowledge,  no such litigation,  proceeding or controversy has been threatened or is contemplated.

         7.8      Contingent  Liabilities.  Except as  disclosed  on  Schedule  7.8 hereto or  reflected  in the  reports of
Bancshares  that  have  been  filed  with the SEC or the OCC  ("Bancshares  Reports"),  and  except  in the case of
Bancshares'  subsidiaries  for unfunded loan  commitments  made in the ordinary course of business  consistent with past  practices,  as of December 31, 2005,  neither  Bancshares nor any of its  subsidiaries  had any obligation or liability  (contingent  or otherwise)  that was material,  or that when  combined with all similar  obligations  or liabilities  would have been  material,  to  Bancshares  and its  subsidiaries  taken as a whole and there does not exist a set of  circumstances  resulting  from  transactions  effected or events  occurring  prior to, on, or after
December  31,  2005,  or from any  action  omitted  to be taken  during  such  period  that,  to the  knowledge  of
Bancshares, could reasonably be expected to result in any such material obligation or liability.
Exhibit A-24

         7.9      Allowances  for Possible Loan Losses.  The  allowances for possible loan losses shown on the balance sheet of Bancshares  contained in the Bancshares  Reports as of  December 31,  2005, were or will be, as the case may be, adequate in all  material  respects  under the  requirements  of GAAP to provide for possible  loan losses,  net of recoveries relating to loans previously charged off, on loans outstanding  (including accrued interest  receivable)
as of the  respective  date of such balance  sheet and such  allowance  has been or will have been  established  in accordance  with GAAP.  To the  knowledge of  Bancshares'  management,  Bancshares  is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

         7.10     Benefit  Plans.  To the knowledge and belief of Bancshares'  senior  management,  Bancshares,  each of its subsidiaries  and all  "employee  benefit  plans,"  as defined  in  Section  3(3) of ERISA,  that cover one or more employees employed by Bancshares or any of its subsidiaries:

              a.       are in compliance with all laws,  regulations,  reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees  (because such  employee's  activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

              b.       has received no notification  from any agency or department of federal,  state or local  government or the staff  thereof  asserting  that  any  such  entity  is  not in  compliance  with  any  of the  statutes;
           regulations  or ordinances  that such  governmental  authority  enforces,  or  threatening to revoke any license,  franchise or permit or governmental  authorization,  and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

         7.11     Financial  Statements.  Complete  copies of  Bancshares'  most recent  Annual Report have been provided to
FNB Wiggins. The Bancshares  financial  statements have been audited by T. E. Lott & Company,  independent auditors
(in the case of the Bancshares  audited  financial  statements),  in accordance  with generally  accepted  auditing standards,  have been  prepared  in  accordance  with GAAP and,  except as  disclosed  therein,  applied on a basis consistent  with prior  periods,  and present  fairly the  financial  position of Bancshares  and its  consolidated subsidiaries  at such  dates  and the  results  of  operations  and cash  flows for the  periods  then  ended.  The
Bancshares  unaudited interim  financial  statements  reflect all adjustments  (consisting only of normal recurring adjustments)  that are  necessary for a fair  statement of the results for the interim  periods  presented  therein
(collectively, the "Bancshares Financial Statements").

         7.12     Disclosure.  No  representations  or warranties  by Bancshares or Bank in this  Agreement and no statement contained  in the  schedules  or exhibits  or in any  certificates  to be  delivered  pursuant  to this  Agreement, contains or will  contain any untrue  statement of material  fact or omits or will omit to state any material  fact necessary,  in light of the  circumstances  under  which it was  made,  in order to make the  statements  herein or therein not misleading.
Exhibit A-25

         7.13     Title to Assets; Adequate Insurance Coverage.  Except as described on Schedule 7.13:

              a.       As of December  31,  2005,  Bancshares  had,  and except with  respect to assets  disposed of for adequate consideration in the ordinary course of business since such date, now has, good and  merchantable  title to all real  property  and good and  merchantable  title to all other  material  properties  and  assets reflected in the  Bancshares  Financial  Statements,  free and clear of all mortgages,  liens,  pledges, restrictions,  security  interests,  charges and encumbrances of any nature except for (i) mortgages and encumbrances  which  secure  indebtedness  which  is  properly  reflected  in the  Bancshares  Financial
           Statements  or which secure  deposits of public funds as required by law;  (ii) liens for taxes  accrued but not yet  payable;  (iii) liens  arising as a matter of law in the ordinary  course of business  with respect to obligations  incurred after December 31, 2005,  provided that the obligations secured by such liens are not  delinquent or are being  contested in good faith;  (iv) such  imperfections  of title and encumbrances,  if any, as do not  materially  detract from the value or  materially  interfere  with the present use of any of such  properties or assets or the potential  sale of any such owned  properties or assets;  and  (v)  capital  leases  and  leases,  if  any,  to  third  parties  for  fair  and  adequate consideration.  Bancshares  owns,  or has valid  leasehold  interests  in, all material  properties  and assets,  tangible  or  intangible,  used in the conduct of its  business.  Any real  property  and other material assets held under lease by Bancshares are held under valid,  subsisting and enforceable  leases with such  exceptions as are not material and do not interfere  with the use made or proposed to be made by Bancshares in such lease of such property.

              b.       With  respect to each  lease of any real  property  or a material  amount of  personal  property  to which
           Bancshares is a party,  except for financing leases in which Bancshares is lessor,  (i) such lease is in full force and effect in  accordance  with its terms;  (ii) all rents and other  monetary  amounts  that have  been due and  payable  thereunder  have  been  paid;  (iii)  there  exists  no  default  or event, occurrence,  condition  or act which with the giving of notice,  the lapse of time or the  happening  of any further event,  occurrence,  condition or act would become a default under such lease;  and (iv) the
           Bank Merger will not constitute a default or a cause for termination or modification of such lease.

              c.       Bancshares  has no legal  obligation,  absolute or  contingent,  to any other  person to sell or otherwise dispose of any  substantial  part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

              d.       To the  knowledge  and  belief  of its  management,  the  policies  of fire,  theft,  liability  and other insurance  maintained with respect to the assets or business of Bancshares  provides  adequate  coverage against  loss and the  fidelity  bonds  in  effect  as to which  Bancshares  is named  insured  meet the applicable standards of the American Bankers Association.
Exhibit A-26

         7.14     Tax  Liability.  The amounts set up as  liabilities  for taxes in the  consolidated  Bancshares  Financial
Statements are sufficient for the payment of all respective taxes (including,  without limitation,  federal, state, local, and foreign excise,  franchise,  property,  payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates hereof.

         7.15     Tax Returns:  Payment of Taxes. All federal,  state,  local, and foreign tax returns  (including,  without limitation,  estimated tax returns,  withholding tax returns with respect to employees,  and FICA and FUTA returns)
required to be filed by or on behalf of  Bancshares  and Bank have been timely  filed or  requests  for  extensions have been timely filed and granted and have not expired for periods  ending on or before  December  31,  2005,  and all returns  filed are complete and accurate to the best  information  and belief of their  respective  managements and all taxes  shown on filed  returns  have been  paid.  As of the date  hereof,  there is no audit,  examination, deficiency  or refund  litigation  or matter in  controversy  with  respect  to any taxes  that  might  result in a determination  materially  adverse to Bancshares  or Bank except as reserved  against in the  Bancshares  Financial
Statements.  All taxes,  interest,  additions and penalties due with respect to completed and settled  examinations or concluded  litigation  have been paid, and  Bancshares'  and Bank's reserves for bad debts at December 31, 2005, as filed with the IRS, were not greater than the maximum  amounts  permitted under the provisions of Section 585 of the Code.

                                                    ARTICLE 8.
                                       BANCSHARES' COVENANTS AND AGREEMENTS

         Bancshares covenants and agrees as follows:

         8.1      Conduct of Business.  Bancshares  agrees to operate its business solely in the ordinary course  consistent with prudent  business  practices and in compliance with all applicable laws,  regulations,  and rules; but nothing herein shall be construed as limiting or restricting Bancshares in its assets,  liability,  or capital structure or limiting  any action of  Bancshares  or its  affiliates,  nor shall  anything in this  Agreement  be  construed  as limiting the future number and amount of outstanding  shares of Bancshares Common Stock pending  settlement of this transaction.

         8.2      Due  Diligence.  In order to afford FNB  Wiggins  access to such  information  as it may  reasonably  deem necessary to perform its due  diligence  review with respect to Bancshares  and its assets in  connection  with the
Bank  Merger,  Bancshares  shall,  (a) upon  reasonable  notice,  afford FNB Wiggins and its  officers,  employees, counsel,  accountants and other  authorized  representatives,  during normal  business hours  throughout the period prior to the Effective Date and to the extent  consistent with applicable law, access to its premises,  properties, books and records,  and to furnish FNB Wiggins and such  representatives with such financial and operating data and other  information  of any kind  respecting  its business  and  properties  as FNB Wiggins  shall from time to time reasonably  request to perform  such  review,  and (b)  promptly  advise FNB Wiggins of the  occurrence  before the
Effective  Date of any event or condition  of any  character  (whether  actual or to the  knowledge of  Bancshares, threatened  or  contemplated)  that has had or can  reasonably  be  anticipated  to have,  or that, if concluded or sustained  adversely to  Bancshares,  would  reasonable be  anticipated  to have, a material  adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.
Exhibit A-27

         8.3      Registration Statement.

              a.       Bancshares  will prepare and file on Form S-4 a  registration  statement  under the  Securities Act (which will include the Proxy  Statement)  complying with all the requirements of the Securities Act applicable thereto,  for the purpose,  among other things, of registering the Bancshares Common Stock which will be issued to the  holders of FNB Wiggins  Common  Stock  pursuant  to the Bank  Merger  (the  "Registration
           Statement").  Bancshares  shall use its best  efforts  to cause  the  Registration  Statement  to become effective as soon as  practicable,  to qualify the Bancshares  Common Stock under the securities or blue sky laws of such  jurisdictions  as may be required,  and to keep the  Registration  Statement  and such qualifications  current  and in  effect  for so long as is  necessary  to  consummate  the  transactions contemplated hereby.

              b.       FNB Wiggins shall  cooperate in preparing the  Registration  Statement and the Proxy  Statement,  and will promptly furnish all such data and information  relating to it as Bancshares may reasonably  request for the purpose of including such data and information in the Registration Statement.

              c.       Bancshares  will indemnify and hold harmless FNB Wiggins and each of its directors,  officers,  agents and other  persons,  if any,  who  control FNB Wiggins  within the  meaning of the  Securities  Act from and against any losses, claims,  damages,  liabilities or judgments,  joint or several, to which they or any of them may  become  subject  under  the  Securities  Act or any  state  securities  or blue sky laws or otherwise,  insofar as such losses, claims,  damages,  liabilities,  or judgments (or actions in respect thereof) arise out of or are based upon an untrue  statement or alleged  untrue  statement of a material fact  contained in the  Registration  Statement,  or in any amendment or supplement  thereto,  or in any state application for  qualification,  permit,  exemption or registration as a broker/dealer,  or in any amendment or supplement  thereto,  or arise out of or are based upon the omission or alleged omission to state  therein a material  fact  required  to be stated  therein  or  necessary  to make the  statements therein not misleading,  and will reimburse each such person for any legal or other expenses  reasonably incurred  by such  person in  connection  with  investigating  or  defending  any such  action or claim;
           provided,  however,  that Bancshares shall not be liable,  in any such case, to the extent that any such loss,  claim,  damage,  liability,  or judgment (or action in respect thereof) arises out of or is based upon any untrue  statement  or alleged  untrue  statement  or omission or alleged  omission  made in the
           Registration  Statement,  or any such amendment or supplement thereto, or in any such state application, or in any  amendment  or  supplement  thereto,  in  reliance  upon and in  conformity  with  information furnished in writing to Bancshares by FNB Wiggins.

         8.4      Continuity  of Business  Enterprise.  It is the present  intention of  Bancshares to continue at least one significant historic business line of FNB Wiggins,  namely,  financial services,  and to use at least a significant portion of FNB Wiggins'  historic business assets in a business within the meaning of Treasury  Regulation  Section
1.368-1(d).
Exhibit A-28

         8.5      Tail  Insurance.  Notwithstanding  the  provisions  of Section  5.1,  FNB  Wiggins and its  directors  and officers shall be permitted,  at their option,  to purchase  insurance  (commonly  referred to as "Tail Insurance")
which will provide post Closing  coverage for errors and omissions  similar to that provided by the  directors' and officers' errors and omissions  insurance  policy number 1620929  presently  carried by FNB Wiggins.  Additionally,
Bank agrees to reimburse any person that is defined as an insured under policy  number  1620929 and,  insured under the Tail Insurance for any  expenditures  classified as retention or deductible  amounts under the policy which are incurred by the insured as a result of any errors or omissions covered by the Tail Insurance.

                                                    ARTICLE 9.
                                               CONDITIONS TO CLOSING

         The obligations of FNB Wiggins and Bancshares under this Agreement,  except as otherwise  provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

         9.1  Conditions  to Each Party's  Obligations  to Effect the Bank Merger.  The  respective  obligation  of each
Party to effect the Bank Merger shall be subject to the following conditions:

              a.       Stockholder  Approval.  The Bank Merger shall have been approved by the  requisite  vote of the holders of the outstanding  shares of FNB Wiggins Common Stock at FNB Wiggins'  Stockholders'  Meeting,  as well as by
        Bancshares as the sole stockholder of Bank.

              b.       Regulatory  Approvals.  The  transactions  contemplated  by this Agreement shall have been approved by all necessary governing  regulatory  authorities,  without any condition or requirement that either Bancshares or FNB Wiggins deem  burdensome,  or which otherwise would have a material adverse effect on the business, operations,  properties,  assets or  financial  condition  of  Bancshares,  Bank or FNB Wiggins  after the
         Effective  Date,  all  conditions  required to be  satisfied  shall have been  satisfied,  and all waiting periods relating to such approvals shall have expired.

              c.       Registration  Statement.  The Registration  Statement shall have been declared  effective and shall not be subject to a stop order or any threatened stop order,  and all state  securities and blue sky permits or approvals  required to  consummate  the  transactions  contemplated  by this  Agreement  shall have been received.

              d.       No  Restraining  Action.  No action or  proceeding  shall  have  been  instituted  before a court or other governmental  body to restrain or prohibit the  transactions  contemplated by the Bank Merger  Agreement or this  Agreement or instituted  or  threatened  to be instituted to obtain  damages or other relief in connection with the execution of such agreements or the  consummation of the  transactions  contemplated hereby or  thereby;  and no  governmental  agency  shall  have given  notice to any Party  hereto to the effect  that  consummation  of the  transactions  contemplated  by the  Bank  Merger  Agreement  or this
           Agreement  would  constitute  a  violation  of any law or that it intends  to  commence  proceedings  to restrain consummation of the Bank Merger.
Exhibit A-29

              e.       Tax Opinion.  Bancshares  and FNB Wiggins  shall have  received an opinion from  Watkins  Ludlam  Winter &
           Stennis, P.A.  substantially to the effect that the transactions  contemplated by this Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code.

         9.2  Conditions to  Obligations  of FNB Wiggins to Effect the Bank Merger.  The  obligations  of FNB Wiggins to effect the Bank Merger shall be subject to the following additional conditions:

              a.       Representations  and  Warranties.  The  representations  and  warranties of  Bancshares  set forth in this
         Agreement  shall be true and correct in all material  respects  (except to the extent such  representation or warranty is qualified by materiality,  in which case such  representation or warranty shall be true and correct) as of the date of this  Agreement  and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by FNB Wiggins.

              b.       Performance  of  Obligations.  Bancshares  shall have performed in all material  respects all  obligations and  complied  with all  covenants  required  by it  under  this  Agreement  prior  to the  Closing  and
           Bancshares shall deliver at Closing appropriate certificates setting forth such.

              c.       No Material  Adverse  Change.  There shall not have occurred any material  adverse change from the date of this  Agreement to the Closing Date in the  financial  condition,  results of  operations or business of
           Bancshares and its subsidiaries taken as a whole.

              d.       Legal  Opinion.  An opinion of Watkins Ludlam & Stennis,  P.A.,  special  counsel to Bancshares,  shall be delivered to FNB Wiggins dated the Closing Date and in form and  substance  reasonably  satisfactory  to
           FNB Wiggins and its counsel to the effect that:

                       i.  Bancshares is a corporation  duly  incorporated,  validly  existing and in good standing under the laws of the State of  Mississippi,  a bank  holding  company  duly  registered  under the Bank  Holding
                    Company Act of 1956,  as amended,  and it has the  corporate  authority  to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                       ii. Bank is a national  banking  association  duly organized,  validly existing and in good standing under the laws of the United  States of America and Bank has the  corporate  power and  authority to own, lease and operate  its  properties  and assets and to carry on its  business as it is now being conducted;
Exhibit A-30

                      iii. Bancshares and Bank had and have the corporate  authority to make, execute and deliver this Agreement, it has been duly  authorized  and approved by all necessary  corporate  action of  Bancshares  and
                    Bank,  and it has been duly  executed and delivered and is as of the Closing Date its valid and binding obligation subject,  however, to bankruptcy,  insolvency and similar laws affecting the enforcement of creditors'  rights  generally and to the  availability of equitable  remedies in general;

                      iv.  All required regulatory approvals have been obtained;

                       v.  To such counsel's knowledge after inquiry, but without independent  investigation,  there is no litigation or proceeding  pending or threatened  against  Bancshares or Bank relating to the participation in or consummation of this Agreement by Bancshares and Bank, and consummation  will not violate any other contract, agreement, Charter, Articles of Incorporation,  Articles of Association, or
                    Bylaw of Bancshares and Bank; and

                       vi. All shares of Bancshares  Common Stock to be issued  pursuant to the Bank Merger have been duly authorized and, when issued  pursuant to the Bank Merger  Agreement,  will be validly and legally  issued, fully paid and  non-assessable,  registered pursuant to the Securities Act, and will be, at the time of their delivery,  free and clear of all liens, charges,  security interests,  mortgages, pledges and other encumbrances and any preemptive or similar rights.

         9.3      Conditions  to  Obligations  of  Bancshares to Effect the Bank Merger.  The  obligations  of Bancshares to effect the Bank Merger shall be subject to the following additional conditions:

              a.       Representations  and  Warranties.  The  representations  and  warranties  of FNB Wiggins set forth in this
           Agreement shall be true and correct in all material  respects (except to the extent such  representation or warranty is qualified by  materiality,  in which case such  representation  or warranty shall be true and  correct)  as of the date of this  Agreement  and as of the  Closing as though made at and as of the
           Closing, except as otherwise contemplated by this Agreement or consented to in writing by Bancshares.

              b.       Performance  of  Obligations.  FNB Wiggins shall have performed in all material  respects all  obligations and  complied  with all  covenants  required  by it under this  Agreement  prior to the  Closing and FNB
           Wiggins shall deliver at Closing appropriate certificates setting forth such.

              c.       No Material  Adverse  Change.  There shall not have occurred any material  adverse change from the date of this  Agreement to the Closing Date in the  financial  condition,  results of  operations or business of
           FNB Wiggins and its subsidiaries, if any, taken as a whole.

              d.       Legal Opinion.  An Opinion of Brunini,  Grantham,  Grower, & Hewes,  PLLC, special counsel to FNB Wiggins, shall  be  delivered  to  Bancshares  dated  the  Closing  Date,  and in form and  substance  reasonably satisfactory to Bancshares to the effect that:
Exhibit A-31

                  i. FNB Wiggins is a national  banking  association  duly organized and validly  existing and in good standing under the laws of the  United  States,  and has  corporate  authority  to own and  operate  its businesses and properties and to carry on its business as presently conducted by it;

                  ii. FNB Wiggins had and has  corporate  authority  to make,  execute and deliver this  Agreement,  it has been duly  authorized  and approved by all  necessary  corporate  action of FNB Wiggins and has been duly  executed and  delivered  and is as of the Closing  Date its valid and binding  obligation subject,  however,  to bankruptcy,  insolvency  and similar laws  affecting the  enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                  iii. To such counsel's knowledge after inquiry,  but without  independent  investigation there is no litigation or proceeding  pending or threatened  against FNB Wiggins  relating to the  participation in or consummation  of this  Agreement  by FNB  Wiggins and  consummation  will not violate any other contract,  agreement, Charter, Articles of Association, or Bylaw of FNB Wiggins, except for the
                    Prior Letter of Intent described in Section 3.1(b) above; and

                  iv. FNB Wiggins has complied with all laws and regulations relating to dissenters' rights.

              e.       Resolution  of Change in Control  Payments;  Execution of Retention  Agreements.  Any  obligations  of FNB
           Wiggins  under any  employment,  incentive or Change of Control  Payments  with FNB  Wiggins'  employees requiring  payments  in the  event  of  exercise  or sale of FNB  Wiggins  shall  have  been  fully  and completely  resolved,  canceled  and  rendered  invalid,  void  and  unenforceable  and the  appropriate accounting  entries  made in  accordance  with  Section  3.1(b).  Certain  officers  of FNB  Wiggins  as determined by Bancshares shall have executed  retention and noncompete  agreements between Bank and such employee to be effective at consummation.

              f.       Termination  of Employment  Agreements.  Each  employee with whom FNB Wiggins has an employment  agreement shall have executed and delivered to  Bancshares,  and not withdrawn,  rescinded or otherwise  contested the validity or  enforceability  of, or  threatened  any such action,  an amendment to their  respective employment  agreements or other written  arrangements  with FNB Wiggins,  terminating such agreements at the Effective Date.

                                                    ARTICLE 10.
                                                      CLOSING

10.1     Closing.  The Closing shall be held at the office of Bancshares or such other place as Bancshares and
FNB Wiggins shall mutually designate.
Exhibit A-32

         10.2     Deliveries at Closing.  At the Closing,  all documents and instruments  shall be duly and validly executed  and  delivered  by all the  Parties  hereto,  and  possession  of all  liabilities  and  assets  shall be transferred  and delivered  accordingly.  The Parties shall execute any and all documents  reasonably  requested by them or their  legal  counsel for the purpose of  effectuating  the  transaction  contemplated,  including  but not limited to a listing of dissenting stockholders, if any, including name, address, and number of shares owned.

                                                   ARTICLE 11.
                                                EMPLOYMENT MATTERS

         11.1     Employees.  Except as  disclosed  on  Schedule  11.1  hereto,  Bancshares  and Bank  shall use their  best efforts to retain FNB Wiggins'  officers and employees.  Bank will make  reasonable  efforts to maintain duties and compensation levels for retained personnel  commensurate with the employees' experience and qualifications,  and in accordance  with  Bancshares'  and Bank's  salary  administration  program.  With regard to any retained  employee,
Bancshares and Bank shall be free of any obligation to honor any past agreement of FNB Wiggins to such person.

         With respect to FNB Wiggins'  group  health and life  benefit  plan as it relates to its  employees,  Bank shall have the option of either:  (a) continuing  such plan on and after the Effective Date of the Bank Merger;  or
(b)  discontinuing  such plan upon the Effective Date and  thereafter,  all retained  employees will be eligible to participate  in Bank's  group health and life benefit  plan based on the  provisions  in the plan.  The ninety (90)
day employment  period will be waived for eligible  retained  employees in accordance  with Bank's plan.  Bank will waive pre-existing  medical conditions for health insurance purposes as to all retained personnel,  but only if and to the extent such pre-existing medical conditions were waived under similar plans of Bank as of the date hereof.

         11.2     Retirement  Plan.  FNB  Wiggins  currently  maintains a 401(k)  Plan which will  remain  operative  and in effect  through the Effective  Date of the Bank Merger (the "Plan").  At the sole option of Bank, the Plan will, as of the Effective  Date of the Bank Merger,  either (a) be merged with an existing  retirement  plan of Bank, or (b)
be terminated and  distributed to the  participants  in accordance  with the terms of the Plan after the normal and customary  contributions  for periods prior to the Effective Date of the Bank Merger have been made consistent with past  practices.  FNB Wiggins  agrees to cooperate  with Bank in its  implementation  of either  merging the 401(k)
Plan or  terminating  it as referenced  above,  which  cooperation  includes,  but is not limited to, any corporate action that must take place prior to the Effective Date.

         All  retained  employees  will be eligible to enter the Bank's  401(k) Plan upon  meeting the  eligibility requirements  set forth in such plan.  All retained  employees  will be granted  full credit for all prior  service
with  FNB  Wiggins  for  all  purposes,   including  determining   eligibility,   under  the  Bank's  401(k)  Plan.
Additionally,  all retained  employees will be eligible to enter the Bank's Employee Stock Ownership Plan once that plan  becomes  effective  (which is  expected  to occur  subsequent  to the  Effective  Date) and upon  meeting the eligibility  requirements  thereof.  However,  any retained  employees will not be granted credit for prior service with FNB Wiggins for any purpose,  including  determining  eligibility,  under the Bank's  Employee Stock Ownership
Plan.
Exhibit A-33

         11.3     Other Benefit  Plans.  Other FNB Wiggins  benefit plans will  continue  through the Effective  Date of the
Bank Merger.  Thereafter,  all retained  employees  will be eligible to  participate  in all Bank employee  benefit plans not set forth in Sections 11.1 and 11.2 hereof, based on the provisions set forth in the plans.

         11.4     Notices.  FNB Wiggins shall be  responsible  for notifying its employees of the terms of this Agreement as it affects and/or relates to them and for complying with any applicable laws regarding such notices.

                                                    ARTICLE 12.
                                                     REMEDIES

         For  purposes  of this  Agreement,  any  reference  to  Bancshares  in this  Article 12 shall be deemed to include Bancshares and Bank.

         12.1     Parties'  Joint  Remedies.  In  the  event  regulatory   authorities  impose  requirements  which  do  not
materially alter this Agreement and which are not otherwise  burdensome or  objectionable to the Parties,  then the
Parties agree to amend this Agreement to conform to such regulatory  requirements,  and specific  performance shall be available as a remedy for this purpose.

         12.2     Joint Remedies for Unintentional  Breach.  Notwithstanding  any remedy in Sections 12.3 or 12.4 hereof, in the event this Agreement is terminated  pursuant to Section 13.1(c) hereof as a result of an  unintentional  breach of a warranty,  representation,  covenant or agreement,  then the sole remedy shall be that this Agreement  becomes null and void, other than the provisions of Section 5.8.

         12.3     FNB  Wiggins'  Remedies.  In the event  Bancshares  breaches  this  Agreement,  other than as  provided in
Section 12.2 hereof,  then FNB Wiggins shall give  Bancshares  notice of the breach,  and  Bancshares  shall have a reasonable  amount of time to cure the breach,  and Bancshares  shall be liable for such economic  damages that are the direct  result of any  uncured  breach,  but  Bancshares  shall not be liable  for  consequential  or  punitive damages.  If  Bancshares  breaches a warranty,  representation,  covenant  or  agreement  that does not  materially affect the entire  transaction,  then the amount of the damages shall be mutually  agreed upon by the Parties,  and if they  cannot  agree  as to the  damage,  then by an  arbitrator  mutually  agreeable  to  them,  and the  damage determined  shall be  conclusively  binding on both  Parties  and shall be treated as an  adjustment  to the Merger
Consideration.

         12.4     Bancshares'  Remedies.  In the event FNB  Wiggins  breaches  this  Agreement,  other than as  provided  in
Section 12.2 hereof,  then  Bancshares  shall give FNB Wiggins  notice of the breach,  and FNB Wiggins shall have a reasonable  amount of time to cure the breach,  and FNB Wiggins shall be liable for such economic  damages that are the direct  result of any  uncured  breach,  but FNB  Wiggins  shall not be liable for  consequential  or  punitive damages;  provided,  however,  in the event FNB Wiggins  breaches  Section 5.8, then FNB Wiggins shall be liable to
Bancshares  in an amount  equal to said  economic  damages  in  addition  to  Bancshares'  and Bank's out of pocket expenses  incurred in  connection  with the  transactions  contemplated  hereby,  including  but not limited to its reasonable  attorney fees and accountant fees and in addition to any payments otherwise due to Bancshares  pursuant to Section  5.8(b).  If FNB  Wiggins  breaches a warranty,  representation,  covenant  or  agreement  that does not materially  affect the entire  transaction,  then the amount of the damages  shall be  mutually  agreed upon by the
Parties,  and if they cannot agree as to the damage,  then by an  arbitrator  mutually  agreeable to them,  and the damage  determined  shall be  conclusively  binding on both  Parties and shall be treated as an  adjustment  to the
Merger Consideration.
Exhibit A-34

         12.5     Attorney  Fees.  Each Party shall bear its own attorney fees except in accordance  with Section 12.4 above.

                                                    ARTICLE 13.
                                                    TERMINATION

         13.1     Termination.  This Agreement may be terminated,  either before or after  approval by the  stockholders  of
FNB Wiggins as follows:

              a.       Mutual  Consent.  At any time on or prior to the  Effective  Date,  by the mutual  consent in writing of a majority of the members of each of the Board of Directors of the Parties hereto;

              b.       Expiration  of Time.  By the Board of Directors of  Bancshares  in writing or by the Board of Directors of
           FNB  Wiggins in  writing,  if the Bank  Merger  shall have not become  effective  on or before 5:00 p.m.
           local time on September 30, 2006,  unless the absence of such occurrence  shall be due to the failure of the Party seeking to terminate  this Agreement to perform each of its  obligations  under this Agreement required to be performed by it on or prior to the Effective Date;

              c.       Breach of  Representation,  Warranty or Covenant.  By either Party hereto, in the event of a breach by the other  Party  (i) of any  covenant  or  agreement  contained  herein  or (ii) of any  representation  or warranty  herein,  if (A) the facts  constituting  such breach  reflect a material and adverse change in the  financial  condition,  results of  operations,  business,  or  prospects  taken as a whole,  of the breaching  Party,  which in either case cannot be or is not cured within  sixty (60) days after  written notice of such breach is given to the Party  committing such breach,  or (B) in the event of a breach of a warranty or  covenant,  such breach  results in a material  increase in the cost of the non  breaching
           Party's performance of this Agreement.

              d.       Regulatory  Approval.  By either Party hereto,  at any time after any bank regulatory  authority or United
           States  Department of Justice has denied any  application  for any approval or clearance  required to be obtained as a condition  to the  consummation  of the Bank Merger and the time period for all appeals or requests for reconsideration thereof has run.
Exhibit A-35

              e.       Shareholder  Approval.  By either Party  hereto,  if the Bank Merger is not approved by the required  vote of shareholders of FNB Wiggins.

              f.       Dissenters.  By Bancshares,  if holders of outstanding FNB Wiggins Common Stock exercise  statutory rights of  dissent  and  appraisal  pursuant  to 12 U.S.C.  § 215a,  in such  numbers as would  disqualify  the transaction  as a nontaxable  reorganization  under and in  accordance  with Sections  368(a)(1)(A)  and
           368(a)(2)(D) of the Code.

                                                    ARTICLE 14.
                                                 APPRAISAL RIGHTS

         Notwithstanding  any other  provision of this Agreement to the contrary,  dissenting  stockholders  of FNB
Wiggins who comply with the  procedural  requirements  of 12 U.S.C.  § 215a will be entitled to receive  payment of the fair cash value of their shares as provided therein.

                                                    ARTICLE 15.
                                                   MISCELLANEOUS

         15.1     Entire  Agreement.  This  Agreement  embodies the entire  understanding  of the Parties in relation to the subject matter herein and supersedes all prior understandings or agreements,  oral or written,  between the Parties hereto.

         15.2     Appointment  of  Representative.  Each  of  the  shareholders  of FNB  Wiggins  immediately  prior  to the
Effective  Date (except any  shareholders  who exercise  their right to dissent  according to 12 U.S.C.  §§ 215 and
215a)  shall,  by virtue of the Bank Merger and without any  further  action on the part of such  shareholders,  be deemed to have  appointed H. F. Campbell or, in the event of his death,  inability or  unwillingness  to act, B. H.
Bell,  Jr.,  as such  shareholder's  agent and  attorney-in-fact  ("Representative")  with  respect  to any and all actions and decisions  required or permitted to be made under the Escrow  Agreement,  and agrees to be bound by any actions or decisions taken the Representative  with respect thereto.  The Representative  shall have full power and authority  to act on behalf of each  stockholder  of FNB Wiggins  described  above,  to take any and all actions on behalf  of,  execute  any and all  instructions  on behalf  of,  and to execute or waive any and all rights of such stockholders  under the Escrow  Agreement.  The  Representative  shall have no liability to any  stockholder of FNB
Wiggins  described above for any action taken or omitted to be taken on behalf of such stockholder  pursuant to the
Escrow  Agreement.  The  appointment of the  Representative  shall be irrevocable  and is coupled with an interest, except that a successor to the  Representative  may be appointed by a written instrument signed and acknowledged by a majority in interest  of such  shareholders  or their legal  representatives,  in form and  substance  reasonably satisfactory to Bancshares and delivered to Bancshares.  The  Representative  shall use reasonable  efforts to keep the former  stockholders of FNB Wiggins  described above informed or any material events occurring which may affect such stockholder's right to receive any portion of the Escrow Fund.

         15.3     Survival of  Representations,  Warranties and Agreements.  None of the representations and warranties made herein shall  survive the Effective  Date,  or the earlier  termination  of this  Agreement  pursuant to Article 13 hereof, other than Section 5.8.
Exhibit A-36

         15.4     Headings.  The headings and subheadings in this Agreement,  except the terms  identified for definition in
Article 1 and elsewhere in this Agreement,  are inserted for  convenience  only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         15.5     Counterparts.  This  Agreement  may be executed  in any number of  duplicate  counterparts,  each of which shall be deemed an original and all of which when combined shall be deemed to be one original document.

         15.6     Governing Law. This  Agreement and the rights and  obligations  hereunder  shall be governed and construed by the laws of the State of Mississippi without regard to its conflicts of laws principles.

         15.7     Successors:  No Third Party  Beneficiaries.  All terms and conditions of this  Agreement  shall be binding on the  successors  and assigns of the  Parties.  Except as  otherwise  specifically  provided  in this  Agreement, nothing  expressed  or referred to in this  Agreement  is intended or shall be  construed  to give any person other than the  Parties  any legal or  equitable  right,  remedy or claim  under or in respect of this  Agreement  or any provisions  contained  herein,  it being the intention of the Parties hereto that this  Agreement,  the obligations and statements of responsibilities  hereunder,  and all other conditions and provisions hereof are for the sole and exclusive benefit of the Parties and for the benefit of no other person.

         15.8     Modification;  Assignment.  No  amendment or other  modification  of any part of this  Agreement  shall be effective except pursuant to a written agreement  subscribed by the duly authorized  representatives  of all of the
Parties hereto.  This Agreement may not be assigned without the express written consent of both Parties.

         15.9     Notice. Any notice, request,  demand,  consent,  approval or other communication to any Party hereof shall be effective  when received and shall be given in writing,  and delivered in person  against  receipt  thereof,  or sent by  certified  mail,  postage  prepaid or  courier  service at its  address  set forth  below or at such other address as it shall hereafter  furnish in writing to the others.  All such notices and other  communications  shall be deemed given on the date received by the addressee or its agent.

                  FNB Wiggins

                        First National Bank of Wiggins
                        124 Border Avenue
                        P.O. Box 307
                        Wiggins, Mississippi 39577-0307
                        Attn: Benny Bell, President & CEO
                       (Fax:  601-928-8300)

                  Copy to:

                       Granville Tate, Jr.
                       Brunini, Grantham, Grower & Hewes, PLLC
                       248 E. Capitol, Suite 1400
                       Jackson, Mississippi  39201
                       (Fax:  601-960-6902)
Exhibit A-37

                  Bancshares

                        The First Bancshares, Inc.
                        6480 U.S. Hwy 98 W.
                        Post Office Box 15549
                        Hattiesburg, Mississippi  39404-5549
                        Attn: David E. Johnson, Chairman and CEO
                       (Fax:  601-296-9207)

                  Copy to:

                        Craig N. Landrum
                        Watkins Ludlam Winter & Stennis, P.A.
                        P. O. Box 427
                        Jackson, Mississippi 39205-0427
                             or
                        633 North State Street
                        Jackson, Mississippi 39202
                       (Fax:  601-949-4804)

          15.10    Waiver.  The  Parties  may waive their  respective  rights,  powers or  privileges  under this  Agreement;
provided  that such waiver  shall be in writing;  and  further  provided  that no failure or delay on the part of a
Party to exercise any right,  power or privilege  under this Agreement will operate as a waiver  thereof,  nor will any single or partial  exercise  of any right,  power or  privilege  under  this  Agreement  preclude  any other or further exercise  thereof or the exercise of any other right,  power or privilege by the Parties under the terms of this  Agreement,  nor will any such waiver  operate or be  construed  as a future  waiver of such  right,  power or privilege under this Agreement.

          15.11    Costs,  Fees and  Expenses.  Except as provided in Article 11 herein,  each Party hereto agrees to pay all costs,  fees and expenses which it has incurred in connection  with or incidental to the matters  contained in this
Agreement,  including  without  limitation any fees and  disbursements  to its accountants and counsel.  Bancshares will be responsible for preparing the  applications,  regulatory  filings and Registration  Statement  necessary to obtain  approval  of the Bank  Merger  and the  issuance  of the  Bancshares  Common  Stock.  FNB  Wiggins  will be responsible  for the cost of its  accountants  and legal counsel and will bear all costs related to conducting  its stockholders' meetings and obtaining stockholders' approval of the Bank Merger.

          15.12    Press  Releases.  FNB Wiggins and  Bancshares  shall  consult with each other as to the form and substance of any press release  related to this Agreement or the  transactions  contemplated  hereby,  and shall consult each other as to the form and substance of other public disclosures  related thereto,  provided,  however,  that nothing contained  herein shall prohibit  Bancshares,  following  notification to FNB Wiggins,  from making any disclosures which its counsel deems necessary to conform with  requirements of law or the rules of the National  Association of
Securities Dealers Automated Quotation System.
Exhibit A-38

          15.13    Severability.  If any  provision  of this  Agreement  is  invalid  or  unenforceable  then,  to the extent possible,  all of the  remaining  provisions of this  Agreement  shall remain in full force and effect and shall be binding upon the Parties hereto.

          15.14    Mutual Covenant of Best Efforts and Good Faith.  The Parties  mutually  covenant and agree with each other that they will use their best efforts to consummate the  transactions  herein  contemplated  and that they will act and deal with each other in good faith as to this Agreement and all matters arising from or related to it.
Exhibit A-39

         IN  WITNESS  WHEREOF,  the  Parties  hereto  have  caused  this  Agreement  to be  executed  by their duly authorized representatives as of the date first above written.

                                                     FIRST NATIONAL BANK OF WIGGINS

                                                     By:      /s/ B. H. Bell, Jr.
                                                         -----------------------------------------
Attest:                                              Name:   B. H. Bell, Jr.
                                                     Title:  Chief Executive Officer and President
Name:    /s/ Patricia B. Fiveash
     ----------------------------------------

                  (Seal)

                                                     THE FIRST BANCSHARES, INC.

                                                     By:     /s/  Dee Dee Lowery
                                                         -----------------------------------------
Attest:                                              Name:     Dee Dee Lowery
                                                     Title:    CFO & EVP
Name:     /s/ Chandra B. Kidd
     ----------------------------------------

                  (Seal)

                                                     THE FIRST, A NATIONAL BANKING ASSOCIATION

                                                     By:     /s/  Dee Dee Lowery
                                                         -----------------------------------------
Attest:                                              Name:     Dee Dee Lowery
                                                     Title:    CFO & EVP
Name:     /s/ Chandra B. Kidd
     ----------------------------------------

                  (Seal)
Exhibit A-40

                                                     EXHIBIT A

                                               BANK MERGER AGREEMENT

         This Bank Merger  Agreement is made and entered into as of the ____ day of May,  2006,  between The First,
A National  Banking  Association,  Hattiesburg,  Mississippi  ("The  First"),  and First  National Bank of Wiggins,
Wiggins, Mississippi, a national banking association ("FNB Wiggins") (the "Bank Merger Agreement").

                                                    WITNESSETH:

         WHEREAS,  The First and FNB Wiggins  (collectively,  the "Constituent  Banks") and their respective Boards of Directors  deem it  advisable  that FNB Wiggins be merged with and into The First with The First as the survivor
(the "Bank  Merger")  pursuant to the  provisions  of 12 U.S.C.  §§ 215 and 215a and upon the terms and  conditions hereinafter set forth and in the Agreement (as hereinafter defined); and;

         WHEREAS,  the  Constituent  Banks have entered  into an Agreement  and Plan of Merger dated as of the date hereof (the  "Agreement")  (the defined  terms in which are used herein as defined  therein)  setting forth certain representations, warranties, covenants, and conditions relating to the Bank Merger;

         NOW  THEREFORE,  the  Constituent  Banks hereby make,  adopt and approve  this Bank Merger  Agreement  and prescribe  the terms and  conditions  of the Bank  Merger and the mode of  carrying  the Bank Merger into effect as follows:

                                                   ARTICLE ONE

                                                  THE BANK MERGER

         Upon the terms  and  subject  to the  conditions  hereinafter  set  forth,  and in the  Agreement,  on the
Effective  Date (as  defined in Article Two  hereof)  FNB  Wiggins  shall be merged  with and into The First.  Upon consummation  of the Bank Merger the separate  corporate  existence of FNB Wiggins  shall cease and The First shall continue as the surviving bank. The name of The First,  as the surviving  bank,  shall by virtue of the Bank Merger remain  unchanged.  On the  Effective  Date all of the  assets and  property  of every  kind and  character,  real, personal and mixed,  tangible and intangible,  choses in action,  rights, and credits then owned by FNB Wiggins, or which would inure to it, shall  immediately  by operation of law and without any  conveyance or transfer or without any further  action or deed, be vested in and become the property of The First,  which shall have,  hold, and enjoy the same in its own right as fully and to the same  extent as the same were  possessed,  held,  and  enjoyed by FNB
Wiggins prior to the Bank Merger;  and The First shall be deemed to be and shall be a continuation  of the original entities and all of the rights and  obligations  of FNB Wiggins  shall  remain  unimpaired,  and The First,  on the
Effective Date of the Bank Merger shall succeed to all such rights,  obligations,  duties and liabilities connected therewith.
Exhibit A-41

                                                    ARTICLE TWO

                                              EFFECTIVE DATE AND TIME

         The Bank Merger  shall be  effective  no earlier  than the date and time  specified  or  permitted  by the
Office of the  Comptroller  of the Currency  ("OCC") in a Certificate of Combination or other written record issued by the OCC (the "Effective Date").

                                                   ARTICLE THREE

                                       CONVERSION AND CANCELLATION OF SHARES

         a.       On the  Effective  Date,  each share of  Bancshares  common  stock,  $1.00 par value  ("Bancshares  Common
Stock"),  issued and  outstanding  immediately  prior to the  Effective  Date shall  remain  outstanding  and shall represent one share of Bancshares Common Stock.

         b.       The aggregate  consideration  to holders of  outstanding  FNB Wiggins  common stock ("FNB Wiggins
Common  Stock")  shall be Four Million One Hundred  Fifty-two  Thousand  Four  Hundred  Dollars  ($4,152,400)  (the
"Merger  Consideration").  The Merger  Consideration  represents One Hundred and Seventy-Five Dollars ($175.00) per
share of  outstanding  FNB Wiggins  Common  Stock.  The Merger  Consideration  shall be comprised of fifty  percent
(50%)  cash or $87.50  per share of FNB  Wiggins  Common  Stock  (the  "Cash  Element"),  and fifty  percent  (50%)
Bancshares  Common Stock valued at $19 per share or 4.605 shares of  Bancshares  Common Stock for each share of FNB
Wiggins  Common  Stock  (the  "Stock  Element").  As a result of the Bank  Merger and  subject  to the  limitations provided  for in  Sections  3.1  through  3.3 of the  Agreement,  shares of FNB  Wiggins  Common  Stock  issued and outstanding  immediately  prior to the Effective Date,  other than dissenting  shares,  shall by virtue of the Bank
Merger be  converted  into and  represent  the right to  receive  the Stock  Element,  the cash  payable in lieu of fractional  shares as set forth in Section  (d),  and the Cash  Element  less  Seven  Hundred  and Eighty  Thousand
Dollars  ($780,000) in  Consideration  Deductions  (which  represents  $32.873 per share of outstanding FNB Wiggins
Common  Stock),  which are  defined as  follows:  (i) Two  Hundred and Eighty  Thousand  Dollars  ($280,000)  which represents a maximum of 50% of the cost of  cancellation  of FNB Wiggins' data  processing  contract with Brasfield
Technology,  LLC; (ii) Two Hundred  Thousand Dollars  ($200,000)  which  represents a potential  payment under that certain  Confidential  Term Sheet  between  FNB Wiggins and Richton  Bank & Trust  Company  dated  January 20, 2006
("Prior Letter of Intent");  and (iii) Three Hundred  Thousand  Dollars  ($300,000) to account for potential losses related to the Mortgage Loan  Purchase and Sale  Agreements  dated October 31, 20005 and December 16, 2005,  copies of which are attached as Schedule  3.1(b) to the Agreement.  At the Effective Date,  Bancshares  shall deposit into an escrow account cash in the amount of the  Consideration  Deductions  (the "Escrow Fund") in accordance  with the terms of the  Escrow  Agreement  attached  hereto as  Exhibit  E.  Upon  termination  of the  Escrow  Agreement  in accordance  with the terms  thereof,  the balance  remaining in the Escrow Fund shall be distributed to the holders of FNB Wiggins  Common Stock (other than holders of dissenting  shares) in accordance  with the terms of the Escrow
Agreement.
Exhibit A-42

         As a result of the Bank  Merger and without  any action on the part of the holder  thereof,  all shares of
FNB  Wiggins  Common  Stock  shall cease to be  outstanding  and shall be  canceled  and retired and shall cease to exist,  and each holder of a certificate  (a  "Certificate")  representing  any shares of FNB Wiggins  Common Stock shall  thereafter  cease to have any rights with respect to such shares of FNB Wiggins  Common  Stock,  except,  as applicable,  the right to receive,  without  interest,  Bancshares  Common Stock and cash in  accordance  with this
Section (b) and cash for  fractional  shares of  Bancshares  Common Stock,  if any, in accordance  with Section (d)
upon the surrender of such Certificate......

         c.       Each  share  of FNB  Wiggins  Common  Stock  issued  and held in FNB  Wiggins'  treasury,  if any,  at the
Effective  Date shall,  by virtue of the Bank  Merger,  cease to be  outstanding  and shall be canceled and retired without payment of any consideration therefor.

         d.       No fractional  shares of Bancshares  Common Stock  representing  such fractional  shares will be issued to the holders of FNB Wiggins  Common Stock.  Instead,  a shareholder  otherwise  entitled to receive such  fractional shares shall be entitled to a cash payment (without interest) as provided in the Agreement.

                                                 ARTICLE FOUR

                                              EFFECTS OF BANK MERGER

         The Bank Merger shall have the effects set forth in 12 U.S.C.  §§ 215 and 215a.  Upon the Effective  Date,
the office of FNB Wiggins  immediately  before the Bank Merger  becomes  effective  shall become a branch office of
The First.

                                                 ARTICLE FIVE

                                           FILING OF ARTICLES OF MERGER

         If this Bank  Merger  Agreement  is approved by the  shareholders  of FNB Wiggins and The First,  then the fact of such approval shall be so certified by the Secretary or Assistant  Secretary of the Constituent  Banks, and
the appropriate documents shall be delivered to the OCC for filing and recordation in the manner required by law

                                                  ARTICLE SIX

                                                   MISCELLANEOUS

         The  obligations of the  Constituent  Banks to effect the Bank Merger shall be subject to all of the terms and  conditions  of the  Agreement.  At any time prior to the  Effective  Date,  this Bank Merger  Agreement may be terminated  (a) by the mutual  agreement of the Boards of Directors of the  Constituent  Banks,  or (b) pursuant to the terms and provisions of the Agreement.
Exhibit A-43

         IN WITNESS  WHEREOF,  this Bank Merger  Agreement is signed by a majority of the  Directors of each of the
Constituent Banks as of the day first above written.

THE FIRST, A NATIONAL BANKING ASSOCIATION                    FIRST NATIONAL BANK OF WIGGINS
By a Majority of its Board of Directors                      By a Majority of its Board of Directors

 /s/ David W. Bomboy                                          /s/ B. H. Bell, Jr.
----------------------------------------                     ------------------------------------------
David W. Bomboy                                              B. H. Bell, Jr.

 /s/ M. Ray Cole                                              /s/ H. F. Campbell
----------------------------------------                     ------------------------------------------
M. Ray Cole, Jr.                                             H. F. Campbell

 /s/ E. Ricky Gibson                                          /s/ E. E. Danzey
----------------------------------------                     ------------------------------------------
E. Ricky Gibson                                              E. E. Danzey

 /s/ David E. Johnson                                         /s/ G. L. Price
----------------------------------------                     ------------------------------------------
David E. Johnson                                             G. L. Price

                                                              /s/ R. P. Regan, Jr.
----------------------------------------                     ------------------------------------------
Peeler G. Lacey, M.D.                                        R. P. Regan, Jr.

 /s/ Charles Lightsey                                         /s/ Durwood Stephens
----------------------------------------                     ------------------------------------------
Charles Lightsey                                             Durwood Stephens

/s/ Fred McMurry                                              /s/ J. M. White
----------------------------------------                     ------------------------------------------
Fred McMurry                                                 J. M. White

 /s/ Gregory H. Mitchell                                     (constituting  of a majority of its Directors)
----------------------------------------                     ------------------------------------------
Gregory H. Mitchell

 /s/ Trent A.Mulloy
----------------------------------------
Trent A. Mulloy

 /s/ Ted Parker
----------------------------------------
Ted Parker

 /s/ Gerald C. Patch
----------------------------------------
Gerald C. Patch

----------------------------------------
Dennis Pierce

 /s/ J. Douglas Seidenburg
----------------------------------------
J. Douglas Seidenourg
Exhibit A-44

 /s/ Ralph T. Simmons
----------------------------------------
Ralph T. Simmons

 /s/ A. L. Smith
----------------------------------------
A. L. Smith

 /s/ Andrew D. Stetelman
----------------------------------------
Andrew D. Stetelman
(constituting  of a majority of its Directors)

         (Seal)                                                                 (Seal)
Exhibit A-45

                                                    EXHIBIT "B"

                                            FORM OF AFFILIATE AGREEMENT

                                                      (Date)

THE FIRST BANCSHARES, INC.
Post Office Box 15549
Hattiesburg, MS  39404-5549

     Gentlemen:

         I, the  undersigned  director,  executive  officer or  significant  stockholder  of First National Bank of
Wiggins,  Wiggins,  Mississippi,  a national banking association ("FNB Wiggins"),  acknowledge and understand that, as an affiliate of FNB Wiggins,  Rule 145  promulgated  under the  Securities  Act of 1933, as amended (the "Act"), restricts my ability to sell,  pledge,  transfer or otherwise dispose of the shares of The First  Bancshares,  Inc.
("Bancshares")  common stock  ("Bancshares  Common Stock") to be issued to me in connection  with the Agreement and
Plan of Merger  ("Agreement")  between Bancshares,  its subsidiary The First, A National Banking  Association,  and
FNB  Wiggins,  unless the  requirements  of Rule  145(d) are  satisfied  or the sale,  transfer or  disposition  is otherwise in compliance with the Act.

         On the basis of the foregoing,  and in consideration of the delivery to me of the Bancshares  Common Stock into which my FNB Wiggins common stock will be converted, I agree that:

         1.       I will not sell,  transfer,  pledge,  alienate,  encumber or otherwise dispose of said securities in violation of the Act or rules of regulations promulgated thereunder.

         2.       I have no  plan or  intention  to  sell,  transfer  or  otherwise  dispose  of a  number  of said securities to be received  pursuant to the Agreement that would reduce FNB Wiggins  stockholders'  ownership of the
Bancshares  Common Stock to a number of shares  having a value,  as of the  Effective  Date (as defined in the Bank
Merger  Agreement)  of the Bank Merger (as defined in the  Agreement),  of less than 50% of the value of all of the formerly outstanding FNB Wiggins common stock as of the same date.

         3.       I expressly  agree to the  placement  of a  restrictive  legend on any and all  certificates  for shares of Bancshares  Common Stock to be received  pursuant to the Bank Merger,  to the effect that the shares were received in a transaction to which Rule 145 applies, as follows:

                  "The shares  represented by this certificate have been issued or transferred to the registered  holder as a result of a transaction to which Rule 145 under the
                  Securities  Act  of  1933,  as  amended  (the  "Act"),   applies.   The  shares
                  represented  by this  certificate  may not be  sold,  transferred,  pledged  or assigned,  and the issuer shall not be required to give effect to any attempted sale,  transfer or assignment,  except in accordance  with the  requirements of the Act and the other conditions  specified in that certain Affiliate Agreement dated  as  of  _________________________,  2006  between  the  issuer  and  the shareholder,  a copy of which  Affiliate  Agreement will be furnished,  without charge, by The First  Bancshares,  Inc., to the holder of this certificate upon written request therefor."
Exhibit A-46

         4.       I agree to be bound by the terms of this  letter  until the  expiration  of the time  period  set forth in Rule 145(d)(2) or (3), whichever may apply.

                                                               ________________________________________________
Exhibit A-47

                                                    EXHIBIT "C"

                                           STATEMENT OF REPRESENTATIONS

         Reference to the "Code" are to the Internal Revenue Code of 1986, as amended.

         The following representations are being made by FNB Wiggins in connection with the Bank Merger:

1.       The  value  of  the  Bancshares  Common  Stock  and  other   consideration   (collectively,   the  "Merger
         Consideration")   received  by  each  FNB  Wiggins  shareholder  in  the  Bank  Merger  exchange  will  be approximately equal to the value of the FNB Wiggins Common Stock surrendered in the exchange.

2.       Subsequent  to  initiation  of merger  discussions  between  Bancshares  and FNB  Wiggins,  no FNB Wiggins shareholder  has had a portion of such  shareholder's  FNB Wiggins  interest  redeemed by FNB Wiggins,  or received a  distribution  with  respect to its FNB Wiggins  interest,  and no  corporation  related to FNB
         Wiggins within the meaning of Treasury Reg. §  1.368-1(e)(3)(i)(B)  acquired any stock of FNB Wiggins held by such FNB Wiggins  shareholder,  where such disposition or acquisition  would reduce the aggregate value of the Bancshares stock to be received by all such FNB Wiggins  shareholders  (with such value measured as of the  merger  date) to an  amount  less  than 45% of the  value of the FNB  Wiggins  stock  held by such shareholders immediately before any of such distribution, disposition or acquisition.

3.       The  liabilities  of FNB Wiggins  assumed by Bank and the  liabilities,  if any, to which the  transferred assets of FNB Wiggins are subject, were incurred by FNB Wiggins in the ordinary course of its business.

4.       FNB Wiggins and the shareholders of FNB Wiggins will pay their respective  expenses,  if any,  incurred in connection with the Bank Merger (subject to representation 12 below).

5.       There is no  intercorporate  indebtedness  existing  between  Bancshares  or Bank and FNB Wiggins that was issued, acquired, or will be settled at a discount.

6.       FNB Wiggins is not an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv).

7.       FNB Wiggins is not under the  jurisdiction  of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

8.       The  value  of the  assets  of FNB  Wiggins  transferred  to Bank  will  equal  or  exceed  the sum of the liabilities  assumed by Bank, plus the amount of the liabilities,  if any, to which the transferred assets are subject.

9.       None of the compensation received by any  shareholder-employee  of FNB Wiggins pursuant to any employment, consulting or similar  arrangement is or will be separate  consideration  for, or allocable to, any of his shares of FNB  Wiggins  Common  Stock;  none of the shares of  Bancshares  Common  Stock  received  by any shareholder-employee  of FNB Wiggins  pursuant to the Bank Merger will be separate  consideration  for, or allocable to, any employment  agreement;  and the  compensation  paid to any  shareholder-employee  of FNB
         Wiggins  pursuant  to any  employment,  consulting  or  similar  arrangement  is or will  be for  services actually rendered and will be commensurate  with amounts paid to third parties  bargaining at arm's-length for similar services.
Exhibit A-48

         The following representations are being made by Bancshares in connection with the Bank Merger:

1.       The value of the  Bancshares  Common Stock portion of the Merger  Consideration  paid by Bancshares in the
         Bank Merger will, on the Effective Date,  constitute at least forty-five  percent (45%) of the fair market value of the Merger Consideration paid by Bancshares in the Bank Merger.

2.       Bancshares  has no plan or intention to reacquire  any of the  Bancshares  Common Stock issued in the Bank
         Merger.

3.       Bancshares  has no plan or  intention  to sell or  otherwise  dispose of any of the assets of FNB  Wiggins acquired  in the Bank  Merger,  except  for  dispositions  made in the  ordinary  course  of  business  or transfers described in section 368(a)(2)(C) of the Code.

4.       Following  the Bank  Merger,  Bancshares  will  continue  the  historic  business  of FNB Wiggins or use a significant portion of FNB Wiggins' historic business assets in a business.

5.       Bancshares,  FNB Wiggins and the stockholders of FNB Wiggins will pay their respective  expenses,  if any, incurred in connection with the Bank Merger (subject to representation 8 below).

6.       There is no intercorporate  indebtedness  existing between  Bancshares and FNB Wiggins or between Bank and
         FNB Wiggins that was issued, acquired, or will be settled at a discount.

7.       Bancshares is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

8.       Bancshares  will pay or assume only those expenses of FNB Wiggins that are solely and directly  related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.
Exhibit A-49

                                                    EXHIBIT "D"

                                          FORM OF JOINDER OF SHAREHOLDERS

         The undersigned  shareholder of First National Bank of Wiggins ("FNB  Wiggins"),  in  consideration of the benefits to be derived by FNB Wiggins and its  stockholders  pursuant to an Agreement  and Plan of Merger dated May
19,  2006 (the  "Agreement")  by and between FNB Wiggins,  The First  Bancshares,  Inc.  ("Bancshares"),  and The
First,  A National  Banking  Association  ("The  First")  (the  defined  terms in which are used  herein as defined therein) and the expenses to be incurred by Bancshares in connection  therewith,  hereby agrees with  Bancshares as follows:

         1.       Such  shareholder,  acting solely in such  shareholder's  capacity as such, agrees and undertakes to vote or cause to be voted all shares of FNB Wiggins Common Stock as to which such  shareholder  has voting power at any meeting or meetings  (including any and all adjournments  thereof) before which the Agreement or any similar agreement may come for  consideration  by FNB Wiggins  shareholders,  in favor of the approval of the Agreement and the Bank Merger  Agreement,  and against any similar  agreement,  unless Bancshares then is in breach or default in any material respect with respect to any covenant,  representation  or warranty as to it contained in the Agreement to an extent that would permit FNB Wiggins to terminate  the Agreement  pursuant to Section 13.1 of the  Agreement.
Such  shareholder  further  agrees not to transfer  any of the shares of FNB Wiggins  Common  Stock over which such shareholder has dispositive  power or grant any proxy thereto (except any such proxy approved by Bancshares)  until the earlier of the Effective Date or the date that the Agreement has been  terminated  pursuant to its  provisions, except (i) for  transfers  by operation of law, and (ii) for  transfers  in  connection  with which the  transferee shall agree in writing  with  Bancshares  to be bound by this Joinder as fully as the  undersigned.  In the case of any transfer by operation of law, the  provisions of this Joinder of  Shareholders  are intended to be binding upon and to inure to the benefit of such transferee, and such transferee shall be bound thereby.

         2.       The provisions of this Joinder shall be  enforceable  through an action by Bancshares for damages at law or a suit for specific  performance or other appropriate  extraordinary  relief,  the signatory  shareholder acknowledging that remedies at law for breach or default under this Joinder might be or become inadequate.

         All provisions hereof shall survive the Effective Date of the Bank Merger.

         This Joinder is executed by the undersigned on ______________, 2006.

                                                     Signature(s) of Shareholder(s)

                                                     ________________________________________________________

                                                     ________________________________________________________
Exhibit A-50

                                                    EXHIBIT "E"

                                                 ESCROW AGREEMENT

         THIS ESCROW  AGREEMENT (this  "Agreement")  is made this ____ day of  ___________,  2006, by and among (a)
First National Bank of Wiggins,  Wiggins,  Mississippi,  a national banking  association  ("FNB Wiggins"),  (b) The
First Bancshares,  Inc.,  Hattiesburg,  Mississippi,  a Mississippi corporation and registered bank holding company
("Bancshares"), (c) The First, A National Banking Association,  Hattiesburg, Mississippi, a wholly-owned subsidiary of  Bancshares  ("The  First"),  and (d) H. F.  Campbell,  an  individual  residing  in Wiggins,  Mississippi  (the
"Representative").  Capitalized  terms used but not otherwise  defined  herein shall have the  respective  meanings given such terms in the Plan of Merger (as defined below).

         WHEREAS,  Bancshares,  The First,  and FNB Wiggins have entered into an Agreement  and Plan of Merger (the
"Plan of  Merger"),  pursuant to which FNB Wiggins  shall be merged with and into The First in  accordance  with 12
U.S.C.  §§ 215 and  215a  (the  "Bank  Merger"),  and the  shareholders  of FNB  Wiggins  immediately  prior to the
Effective  Time will be entitled to receive (a) cash and Bancshares  common stock,  plus (b) the right to receive a pro rata portion of the Escrow Funds (as defined below) remaining upon termination of this Agreement;

         WHEREAS,  the Representative  has been duly authorized  pursuant to the Plan of Merger to act on behalf of the holders of shares of FNB Wiggins Common Stock;

         WHEREAS,  FNB Wiggins hereby  acknowledges  that, prior to the date of the Plan of Merger, it entered into the following  arrangements which may cause it to incur certain losses: (a) that certain data processing  agreement with  Brasfield  Technology,  LLC; (b) that  certain  Confidential  Term Sheet with  Richton  Bank & Trust  Company
("Richton")  dated January 20, 2006; and (c) those certain Mortgage Loan Purchase and Sale Agreements dated October
31, 2005 and December 16, 2005 between FNB Wiggins and SNGC,  LLC,  copies of which are attached as Schedule 3.1(b)
to the Agreement (collectively, "Potential Losses"); and

         WHEREAS,  the Plan of Merger provides that, on the Effective Date,  Bancshares shall,  among other things, place into escrow  pursuant to the terms of this  Agreement  an amount in cash as described in Section 2(a) of this
Agreement.

         NOW,  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual  covenants,  representations, warranties and agreements herein contained, the parties hereto do hereby agree as follows:

         1.       Appointment  of Escrow  Agent.  Bancshares  and FNB  Wiggins  hereby  designate  and  appoint The First as escrow agent (in such capacity,  the "Escrow  Agent") to serve in accordance  with the terms and conditions of this
Agreement,  and the Escrow  Agent  hereby  agrees to act as such,  upon the terms and  conditions  provided in this
Agreement.
Exhibit A-51

         2.       Creation and Administration of Escrow Fund.

              (a)      Deposit of Escrow Fund.  Concurrently with the execution and delivery of this Agreement,  Bancshares shall place or cause to be placed into an escrow  account at The First (the "Escrow  Account") an amount in cash equal to
Seven Hundred and Eighty Thousand  Dollars  ($780,000).  The amount  deposited in the Escrow Account is broken down into three classes of Potential  Losses:  (i) $280,000  related to  termination  of the Brasfield  Technology,  LLC
Agreement;  (ii) $200,000  related to Richton;  and (iii)  $300,000  related to the Mortgage Loan Purchase and Sale
Agreements.  The amount  deposited into the Escrow Account,  together with any proceeds of investments  thereof and less any  distributions  therefrom in accordance  with the terms of this  Agreement,  are  hereinafter  referred to collectively  as "Escrow  Funds." The Escrow  Agent  shall keep  appropriate  records to reflect the current  value from time to time of the Escrow Funds,  including  appropriate  adjustments for  disbursements and income earned or losses in respect  thereof.  Subject to the Escrow  Agent's right to resign  pursuant to Section  5(b),  all Escrow
Funds shall be held by the Escrow  Agent  pursuant to this  Agreement as recourse  for certain  claims  pursuant to
Section  3(a) of this  Agreement.  Without  limiting the  foregoing,  the Escrow Agent will not make any payment or distribution of Escrow Funds except as and in the manner expressly provided by this Agreement.

              (b)      Rights in Remaining Escrow Funds.  On  satisfaction  of a condition set forth in Section 6(a), each holder of FNB Wiggins Common Stock immediately prior to the Effective Date (other than Dissenting  Shares)  (collectively, the  "Shareholders")  shall be entitled to receive a pro rata portion of the Escrow Funds released equal to (i) the number of shares of FNB Wiggins  Common Stock held by such  shareholder  as of  immediately  prior to the Effective
Date,  divided  by (ii) the number of shares of FNB  Wiggins  Common  Stock  outstanding  immediately  prior to the
Effective Date.

              (c)      Rights  to  Escrow  Funds.  None of  Bancshares,  the  Shareholders,  the  Representative  or any of their respective  affiliates  shall have any right,  title or interest in or  possession  of any of the Escrow  Funds and shall not  pledge,  convey,  hypothecate  or grant a security  interest  in any  portion of the Escrow  Funds.  The
Escrow  Agent will not act or be deemed to act as  custodian  for any party for  purposes of  perfecting a security interest therein.

              (d)      Payments  from  Escrow  Account.  Except  as  expressly  provided  in  Section  6 and  elsewhere  in  this
Agreement,  any  distribution,  payment or disposition of any Escrow Funds by the Escrow Agent shall be made by the
Escrow  Agent only in  accordance  with  Section 3. Any  payment to be made by the Escrow  Agent  pursuant  to this
Agreement  shall be made by check or wire  transfer  (upon  receipt of written wire  transfer  instructions  of the recipient)  out of the Escrow  Account,  and the Escrow  Agent shall make such  payment out of and to the extent of any cash on hand from the Escrow Account before liquidating any investments to obtain cash to make such payment.

              (e)      Investment of Escrow Funds.  The Escrow Agent will invest any funds in the Escrow  Account in  investments of a type described in the following  clauses:  (i) direct  obligations of the United States or any agency thereof, or obligations  guaranteed by the United States or any agency thereof;  (ii) commercial paper rated at least A-I by
Standard & Poor's  Corporation and P-I by Moody's  Investors  Service,  Inc.;  (iii) time deposits with,  including certificates  of deposit  issued by, any office  located in the United States of any bank or trust company which is organized  under the laws of the United  States or any State  thereof  which has  capital,  surplus  and  undivided profits aggregating at least $10,000,000; or (iv) repurchase agreements.
Exhibit A-52

         3.       Purpose, Disposition and Use of Escrow Funds.

              (a)      Purpose  of Escrow.  Bancshares  shall be  entitled  to  recover  from the Escrow  Funds the amount of any loss,  liability,  damage, cost or expense (including reasonable attorneys' fees) suffered or incurred by The First
(as successor to FNB Wiggins) or any of its  affiliates as a result of the  Potential  Losses  accruing into actual losses ("Actual  Losses") after the Closing Date,  including without  limitation,  any collection costs or expenses paid  by The  First  or any of its  Affiliates  in  connection  with  the  Potential  Losses.  Notwithstanding  the foregoing,  Bancshares  shall only be entitled to that portion of the Escrow Fund reserved for the particular class of Potential  Losses which accrues into an Actual Loss. For example,  the maximum  portion of the Escrow Fund which may be  released  to  Bancshares  by the  Escrow  Agent  for a claim of Actual  Loss  attributable  to the  Richton
Potential Loss is $200,000 plus any interest earned on such amount of the Escrow Fund prior to release.

              (b)      Notice of Claim.  If  Bancshares  shall be  entitled to any  payment  from the Escrow Fund under  Section
3(a),  Bancshares  shall  notify the Escrow  Agent and the  Representative  in writing of such claim (the  "Escrow
Notice"),  which notice shall describe the nature of the Potential Losses, the facts and circumstances  asserted by
Bancshares  that give rise to such  claim of Actual  Losses  and the amount of such  Actual  Losses.  Within 5 days after the date on which such Escrow  Notice is given,  the Escrow Agent shall make  payment of such claim  (limited to the amounts for each class of  Potential  Losses as set forth in Section  3(a)) to  Bancshares  or set aside and establish a reserve in the amount reasonably estimated by Bancshares as set forth above.

         4.       Representative.  Shareholders  pursuant to the Plan of Merger have  appointed  H. F.  Campbell  (or in the event of his death,  inability  or  unwillingness  to act,  B. H. Bell,  Jr.),  as the  Representative,  and hereby authorize  and empower  the  Representative  to make,  execute  and  deliver  any and all  instruments,  papers and documents,  and to do and perform any and all acts and things, of every  conceivable kind and character  whatsoever which the  Shareholders,  or their  successors or assigns,  could make,  execute or deliver,  or do or perform,  if personally present and acting, including,  without limitation,  full and complete power and authority to obtain the advice of legal  counselors or others,  to agree with  Bancshares  to any changes,  alterations,  modifications  or amendments to this  Agreement,  and  otherwise to do and perform any and all acts and things,  and to incur any and all costs, charges and expenses as the Representative shall, in his sole discretion,  deem necessary,  advisable or appropriate  to carry out and perform his duties and  responsibilities  under this  Agreement.  It is the intent of this Agreement to confer upon the  Representative  the fullest,  most complete and unrestricted power and authority of which it is possible to conceive,  and which is delegable,  and the Representative may exercise any and all such power and authority as the  Representative in his sole discretion shall determine.  The power and authority granted to the  Representative  hereby is intended to be and shall be a power  coupled with an  interest,  and shall not be revoked by the dissolution, death or incompetence of any Shareholder.

         5.       Escrow Agent.

              (a)      Protection of Escrow Agent. In consideration of this escrow by the Escrow Agent, the parties agree that:

                   (i)      either  Bancshares  or the  Representative  may  examine  the Escrow  Account at any time  during regular business  hours and upon prior notice at the office of the Escrow  Agent,  and the Escrow Agent shall  periodically provide a written  accounting of the Escrow Account to Bancshares  and the  Representative  in accordance  with the
Escrow Agent's standard practices, but in no event less often than monthly;
Exhibit A-53

                  (ii)     the Escrow  Agent's  duties and  responsibilities  shall be limited to those  expressly  set forth in this Agreement,  and the Escrow Agent shall not be subject to, nor obliged to recognize,  any other  agreement  between, or  direction  or  instruction  of, any or all of the  parties  hereto even  though  reference  thereto may be made herein;  provided,  however,  that this  Agreement may be amended at any time or times in accordance  with Section
7(f);

                  (iii)    subject to Section7(d),  no assignment of the interest of any of the parties or their  successors shall be binding upon the Escrow Agent unless and until written  evidence of such assignment in form  satisfactory to Escrow
Agent shall be filed with and accepted by Escrow Agent;

                  (iv)     the Escrow Agent shall  exercise  the same degree of care toward the Escrow  Funds as it exercises toward its own similar  property or similar  property held in escrow for the account of others  (whichever  degree of care is higher), and shall not be held to any higher standard of care under this Agreement;

                  (v)      the Escrow Agent makes no representation as to the validity,  value,  genuineness or collectibility of any security or other document or instrument held by or delivered to it;

                  (vi)     the Escrow  Agent  shall not be called upon to advise any party as to selling or  retaining,  or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

                  (vii)    the Escrow Agent shall be entitled to rely upon any order, judgment,  certification,  instruction, notice or other writing  delivered to it in compliance  with the  provisions of this  Agreement  without being required to determine the  authenticity  or the  correctness of any fact stated therein or the propriety or validity of service thereof;

                  (viii)   the  Escrow  Agent  may act in  reliance  upon  any  instrument  comporting  with the  provisions  of this Agreement or  signature  believed by it to be genuine and may assume that any Person  purporting  to give notice or receipt or advice or make any statement or execute any document in connection  with the provisions  hereof has been duly authorized to do so;

                  (ix)     the  Escrow  Agent may act  pursuant  to the  advice of  counsel  chosen by it with  respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

                  (x)      notwithstanding  anything  herein to the  contrary,  the Escrow Agent shall be under no duty to monitor or enforce compliance by any Person with any term or provision of the Plan of Merger;

                  (xi)     if the  Escrow  Agent  shall  be  uncertain  as to  its  duties  or  rights  hereunder  or  shall receive instructions  from any of the  undersigned  with  respect to any  property  held by it in escrow  pursuant  to this
Agreement  which, in the opinion of the Escrow Agent,  are in conflict with any of the provisions of this Agreement or the Plan of Merger,  the Escrow  Agent  shall be entitled  to refrain  from taking any action  until it shall be directed otherwise by a writing executed by Bancshares and the Representative;
Exhibit A-54

                  (xii)    if the Escrow Agent becomes  involved in litigation in connection with this  Agreement,  it shall have the right to retain counsel,  and shall be reimbursed for all reasonable  costs and expenses,  including its reasonable attorneys' fees and expenses,  incurred in connection therewith out of the Escrow Funds;  provided,  however,  that the Escrow Agent shall not be entitled to any  reimbursement  for its fees and expenses incurred as a result of its negligence or willful misconduct;

                  (xiii)   the Escrow Agent may, in its sole and absolute  discretion,  resign in a manner  consistent  with
Section 5(b); and

                  (xiv)    Bancshares and the  Representative  may jointly  remove and replace the Escrow Agent at any time, subject to the provisions of Section 5(b) and Section 5(c).

              (b)      New  Escrow  Agent.  If the  Escrow  Agent  shall  be  removed  as  escrow  agent  by  Bancshares  and the
Representative or shall resign or otherwise cease to act as escrow agent,  Bancshares and the Representative  shall mutually  agree upon a successor  which  successor  shall be deemed to be the Escrow Agent for all purposes of this
Agreement.  If a successor  Escrow Agent has not been  appointed  and accepted such  appointment  by the end of the
30-day period  following such removal,  resignation or cessation,  the Escrow Agent may apply to any court in which it is permitted  to commence  litigation  for the  appointment  of a successor  Escrow Agent and deposit the Escrow
Funds with the then chief or presiding  judge of such court (and upon so  depositing  such  property and filing its complaint  in  interpleader,  it shall be relieved of all  liability  under the terms  hereof as to the property so deposited),  and the costs,  expenses and  reasonable  attorneys'  fees which the Escrow Agent incurs in connection with such a proceeding shall be paid out of the Escrow Funds.  The removal,  resignation or other ceasing to act as escrow  agent by the Escrow Agent or any  successor  thereto  shall have no effect on this  Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect.

              (c)      Survival-of-Obligations.  The  agreements  contained  in  Section  5(a) and  Section  5(b)  shall  survive termination  of this  Agreement  and,  with respect to any Escrow Agent,  the  withdrawal or removal of such Escrow
Agent.

         6.       Final Distribution and Termination of Escrow Account.

              (a)      Automatic  Distribution.  A distribution  of any portion of the Escrow Fund remaining after the payment of any Actual Loss shall be made by class of  Potential  Losses as set forth in Section  3(a) upon the  occurrence  of each of the  following  events:  (i) the date of the  execution  of a  settlement  and release or the entering of a final judgment with regards to any amounts owed by FNB Wiggins to Brasfield  Technology,  LLC, for termination fees related to the above  referenced  data  processing  agreement,  (ii) the date of the execution of a settlement  and release or the entering of a final  judgment  with regards to any suit brought by Richton  against FNB Wiggins,  if any;  or  (iii)  December  16,  2006 as  relates  to the  Mortgage  Loan  Purchase  and  Sale  Agreement.  However,
notwithstanding  the  foregoing,  all  funds  remaining  in the  Escrow  Fund  on May  19,  2008  (such  date,  the
"Termination  Date"),  shall be  distributed  in accordance  with Section 3(b).  Such funds shall be distributed in accordance  with Section 2(b).  Any funds then  included in the Escrow  Funds,  or then held by the Escrow Agent to fund any reserve set aside and  established  prior to the Termination  Date,  that is not so distributed,  shall be retained  by the Escrow  Agent  until such time as (i) any and all such  claims  that have not been paid,  or fully reserved  against,  on or prior to the Termination  Date,  shall have been paid, and (ii) any and all funds held by the Escrow Agent to fund any and all reserves set aside and  established  pursuant to this Agreement on or prior to the  Termination  Date  shall have been  disbursed  for the  purposes  for which such  reserves  were  respectively created,  or determined by the mutual  agreement of Bancshares and the  Representative  not to be required for such purpose, at which time all of the remaining Escrow Funds shall be distributed in accordance with Section 2(b).
Exhibit A-55

              (b)      Termination  by  Agreement.  This  Agreement  may be terminated at any time by and upon the receipt by the
Escrow Agent of a written  notice of  termination  executed by  Bancshares  and the  Representative  directing  the
Escrow  Agent to dispose of any assets that are part of the Escrow  Funds  pursuant to the terms of this  Agreement and to distribute the Escrow Funds in accordance with such directions.

              (c)      Automatic  Termination  for Lack of Funds.  This Agreement shall  automatically  terminate when all of the
Escrow Funds shall have been  distributed,  or otherwise  disposed of, by the Escrow Agent in  accordance  with the terms of this Agreement.

         7.       Miscellaneous.

              (a)      Notices.  All  notices,  requests,  demands  and other  communications  which are  required  or  permitted hereunder  shall be in  writing  and  shall be deemed to have been  duly  given  (i) when  received  if  personally delivered;  (ii) when  transmitted  if transmitted by telecopy,  electronic or digital  transmission  method and an appropriate  confirmation is received;  (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized  overnight  delivery  service  (e.g.,  Federal  Express);  and (iv) upon receipt,  if sent by certified or registered mail, return receipt  requested.  In each case, such notices,  requests,  demands and other communications shall be addressed as follows:

         If to The First (as Escrow Agent) or to Bancshares, to:

         The First Bancshares, Inc.
         6480 U.S. Hwy 98 W.
         Post Office Box 15549
         Hattiesburg, Mississippi  39404-5549
         Attn: David E. Johnson, Chairman and CEO
         (Fax:  601-296-9207)

         With a required copy to:

         Craig N. Landrum
         Watkins Ludlam Winter & Stennis, P.A.
         P. O. Box 427
         Jackson, Mississippi 39205-0427
                  or
         633 North State Street
         Jackson, Mississippi 39202
         (Fax:  601-949-4804)
Exhibit A-56

         If to the Representative, to:

         H. F. Campbell
         713 W. Border Avenue
         Wiggins, Mississippi 39577
         ____________________

         With a required copy to:

         Granville Tate, Jr.
         Brunini Grantham Grower & Hewes, PLLC
         248 E. Capitol Street, Suite 1400
         Jackson, Mississippi  39201
         (Fax:  601-960-6902)

              (b)      Governing  Law.  This  Agreement  shall be governed by and  construed in  accordance  with the laws of the
State of Mississippi  applicable to agreements made and entirely to be performed  within such  jurisdiction  except to the extent federal law may be applicable.

              (c)      Counterparts.  This Agreement may be executed in separate counterparts,  each of which will be an original and all of which taken together will constitute one and the same agreement.

              (d)      Successors  and Assigns.  Neither  Bancshares  nor the  Representative  shall assign or agree to assign or grant to any other party any rights under this Agreement  (including,  without limitation,  any rights in or to the
Escrow Funds) without the prior written  consent of the other parties  hereto,  and this Agreement shall be binding upon,  and  inure to the  benefit  of,  the  parties  hereto  and  their  respective  successors,  heirs,  personal representatives and permitted assigns.

              (e)      Specific  Performance.  The  obligations of the parties hereto  (including the Escrow Agent) are unique in that time is of the essence,  and any delay in performance  hereunder by any party will result in irreparable  harm to the other  parties  hereto.  Accordingly,  any party may seek  specific  performance  and/or  injunctive  relief before any court of competent  jurisdiction  in order to enforce this  Agreement  or to prevent  violations  of the provisions  hereof,  and no party shall  object to specific  performance  or  injunctive  relief as an  appropriate remedy.  The Escrow Agent  acknowledges  that its  obligations,  as well as the  obligations  of Bancshares and the
Representative hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

              (f)      Amendment,  Waiver,  etc. This  Agreement may only be amended,  modified,  altered or revoked by a written instrument  signed by Bancshares  and by the  Representative;  provided that no amendment or  modification  will be made to Section 5 without the written consent of the Escrow Agent.  Bancshares and the Representative  hereby agree to give the Escrow Agent  advance  notice of any  amendment or  modification  to this  Agreement and to provide the
Escrow Agent promptly with copies of any such amendment or modification.
Exhibit A-57

         IN WITNESS  WHEREOF,  this  Agreement  has been signed on behalf of each of the  parties  hereto as of the date first written above.

                                                     FIRST NATIONAL BANK OF WIGGINS

                                                     By:
                                                           ------------------------------------------
                                                     Name:   B. H. Bell, Jr.
                                                     Title:  Chief Executive Officer and President

                                                     THE FIRST BANCSHARES, INC.

                                                     By:
                                                           ------------------------------------------
                                                     Name:
                                                           ------------------------------------------
                                                     Title:
                                                           ------------------------------------------

                                                     THE FIRST, A NATIONAL BANKING ASSOCIATION

                                                     By:
                                                           ------------------------------------------
                                                     Name:
                                                           ------------------------------------------
                                                     Title:
                                                           ------------------------------------------

                                                     H. F. CAMPBELL, REPRESENTATIVE

                                                     Signature:
                                                                -------------------------------------
                                                                  H. F. Campbell
Exhibit A-58

                                                  SCHEDULE 3.1(b)

                                             FNB WIGGINS' LOAN PACKAGE

     1.       See attached  Mortgage  Loan  Purchase and Sale  Agreements  dated  October 31, 2005 and December 16, 2005 between FNB Wiggins and SNGC, LLC.
Exhibit A-59

                                                  SCHEDULE 5.1(p)

                                      FNB WIGGINS' CHANGE OF CONTROL PAYMENTS

1.       None.
Exhibit A-60

                                                   SCHEDULE 6.9

                                      FNB WIGGINS' LITIGATION AND PROCEEDINGS

1. Pending  case styled The Estate of Doyle  Sellars v. Life of  Mississippi  and First  National  Bank of Wiggins.
All filings,  claims,  counterclaims,  etc.  have been  reviewed and made fully  available to  management  of Bank.
Copies of all  documentation,  pleadings,  correspondence,  and other  documents  pertaining  to the case have been provided to Bank.
Exhibit A-61

                                                   SCHEDULE 6.11

                                        FNB WIGGINS' CONTINGENT LIABILITIES

1.       Costs involved in terminating the contract  between FNB Wiggins and Brasfield  Technology,  LLC.  Contract
         stipulates  that all  disputes  shall be resolved  through  arbitration.  A copy of the  contract has been provided to Bank.
2.       Any damages owed by FNB Wiggins as a result of the  termination  of the Prior Letter of Intent.  A copy of the Prior Letter of Intent has been provided to Bank.
Exhibit A-62

                                                   SCHEDULE 6.12

                             FNB WIGGINS' TITLE TO ASSETS; ADEQUATE INSURANCE COVERAGE

1.       None.
2.       The insurance policy covering the assets of FNB Wiggins is currently underwritten by Stone Insurance
         Agency, 132 Vardaman Street, Wiggins, MS 39577, and will be made available to Bank upon request.
Exhibit A-63

                                                 SCHEDULE 6.18(a)

                                         FNB WIGGINS' EMPLOYMENT CONTRACTS

1.  None.
Exhibit A-64

                                                 SCHEDULE 6.18(b)

                                          FNB WIGGINS' ARRANGEMENTS WITH
                                  OFFICERS, DIRECTORS, EMPLOYEES, AND CONSULTANTS

1.       Consulting Agreement with Buddy Lewis.
Exhibit A-65

                                                   SCHEDULE 6.24

                                        FNB WIGGINS' ENVIRONMENTAL MATTERS

1.  None.
Exhibit A-66

                                                   SCHEDULE 7.6

                                    BANCSHARES' LOANS SUBJECT TO COUNTERCLAIMS

1.  None.
Exhibit A-67

                                                   SCHEDULE 7.7

                                              BANCSHARES' LITIGATION
Exhibit A-68

                                                   SCHEDULE 7.8

                                        BANCSHARES' CONTINGENT LIABILITIES
Exhibit A-69

                                                   SCHEDULE 7.13

                             BANCSHARES' TITLE TO ASSETS; ADEQUATE INSURANCE COVERAGE
Exhibit A-70

                                                   SCHEDULE 11.1

                                OFFICERS AND EMPLOYEES OF FNB WIGGINS NOT RETAINED
Exhibit A-71

                                                     EXHIBIT B

                                                 FAIRNESS OPINION
                                           Agreement and Plan of Merger
                                                   By and Among
                                            THE FIRST BANCSHARES, INC.
                                     THE FIRST, A NATIONAL BANKING ASSOCIATION
                                                        AND
                                          FIRST NATIONAL BANK OF WIGGINS
                                             Dated as of May 19, 2006

                                                   Report Dated
                                                   July 31, 2006
Exhibit B-1

                                                                       July 31, 2006

Board of Directors
First National Bank of Wiggins
Wiggins, Mississippi

   RE:   Fairness  Opinion  Relative to the Agreement and Plan of Merger by and among The First  Bancshares,
         Inc., The First, A National  Banking  Association,  and First National Bank of Wiggins Dated May 19,
         2006 (the "Merger Agreement")

Directors:

The Board of Directors of First  National Bank of Wiggins  ("FNB  Wiggins")  retained  Southard  Financial,  in its capacity as a financial  valuation and  consulting  firm,  to render its opinion of the fairness,  from a financial viewpoint,  of the merger of FNB Wiggins with and into The First,  A National  Banking  Association  ("The  First")
(the  "Merger"),  a wholly-owned  national bank  subsidiary of The First  Bancshares,  Inc.  ("First  Bancshares").
Southard Financial and its principals have no past,  present, or future  contemplated  financial,  equity, or other interest in either FNB Wiggins,  The First, or First  Bancshares.  This opinion is issued based upon financial data as of June 30, 2006 for FNB Wiggins, The First, and First Bancshares.

Southard  Financial  is a financial  valuation  consulting  firm  specializing  in the  valuation  of  closely-held companies  and  financial  institutions.  Since its founding in 1987,  Southard  Financial  has provided over 3,000 valuation opinions for clients in 43 states.  Further,  Southard Financial provides valuation services and fairness opinions for approximately 130 financial  institutions  annually.  Southard Financial is independent of the parties to the merger.

Approach to Assignment

The key  consideration  in this fairness  opinion is the adequacy of the total price paid in the Merger.  Under the terms of the Merger,  the  shareholders of FNB Wiggins will receive a total  consideration of $4,152,400 for all of the  outstanding  shares of common stock of FNB Wiggins  ("FNB Wiggins  Common  Stock").  FNB Wiggins  shareholders will receive 4.605 shares of First  Bancshares  common stock ("First  Bancshares  Common Stock") and $87.50 in cash for each share of FNB Wiggins Common Stock. The  consideration  equates to  approximately  $175.00 per share of FNB
Wiggins Common Stock,  assuming a value of $19.00 per share for First Bancshares Common Stock.  However,  it should be noted that the First  Bancshares  Common  Stock  (NASDAQ:  FBMS) has  traded  above  $19.00 per share  since the
2-for-1  stock split on March 16, 2006.  Since that time,  daily  closing  prices  ranged from $20.00 to $26.65 per share,  and average  daily volume was low at just 642 shares.  FNB Wiggins  Common Stock is not listed or traded on any exchange.
Exhibit B-2

The approach to this assignment was to consider the following factors:

•      A review of the financial performance and position of FNB Wiggins and the value of its common stock;
•      A review of the financial performance and position of First Bancshares and the value of its common stock;
•      A review of recent bank merger transactions;
•      A review of the current and  historical  market prices of banks and bank holding  companies in Mississippi and surrounding states;
•      A review of the investment characteristics of the common stock of FNB Wiggins and First Bancshares;
•      A review of the Agreement and Plan of Merger between First Bancshares, The First, and FNB Wiggins;
•      An  evaluation  of the impact of the Merger on the  expected  return to the  current  shareholders  of FNB
       Wiggins; and,
•      An evaluation of other factors as was considered necessary to render this opinion.

It is Southard  Financial's  understanding  that the Merger and resulting  exchange of the  outstanding FNB Wiggins
Common Stock for shares of First  Bancshares  Common Stock  constitutes a non-taxable  exchange for Federal  income tax  purposes.  The exchange of FNB Wiggins  Common Stock for cash may have tax  consequences.  Because the form of consideration  to be  received  by  shareholders  of FNB  Wiggins  will  include  a  combination  of cash and First
Bancshares Common Stock, the transaction may have tax consequences for all shareholders of FNB Wiggins.

DUE DILIGENCE REVIEW PROCESS

Review of First National Bank of Wiggins

Southard Financial reviewed the following information pertaining to FNB Wiggins:

1.       Uniform  Bank  Performance  Report  ("UBPR")  of First  National  Bank of Wiggins  for the  periods  ended
         December 31, 2000-05, and March 31, 2006.
2.       Internal financial statements of First National Bank of Wiggins for the period ended June 30, 2006.
3.       First National Bank of Wiggins Projected Financial Statements for 2006.
4.       Additional pertinent information deemed necessary to render this opinion.

Southard  Financial  visited  with the  management  of FNB Wiggins in Wiggins,  Mississippi.  Discussions  included questions regarding the current and historical  financial position and performance of FNB Wiggins,  its outlook for the future, and other pertinent factors.

Review of The First Bancshares, Inc.

Southard Financial reviewed the following information pertaining to First Bancshares and The First:

1.       Annual Report, including audited financial statements,  of The First Bancshares,  Inc. for the years ended
         December 31, 2003-05.
2.       Uniform Bank  Performance  Report  ("UBPR") of The First, a National  Banking  Association for the periods ended December 31, 2001-05, and March 31, 2006.
3.       Consolidated  Financial Statements for Bank Holding Companies (FR Y-9C) of The First Bancshares,  Inc. for
         the periods ended December 31, 2003-05.
4.       SEC Form 10-KSB of The First Bancshares, Inc. for the year ended December 31, 2005.
5.       SEC Form 10-QSB of The First  Bancshares,  Inc. for the quarter ended March 31, 2006 and draft summary for the quarter ended June 30, 2006.
6.       Bank Holding Company  Performance Report of The First Bancshares,  Inc. for the periods ended December 31,
         2003-05.
7.       2006 Budget of The First, a National Banking Association.
8.       Additional pertinent information deemed necessary to render this opinion.

Southard  Financial  visited with the  management of First  Bancshares and The First in  Hattiesburg,  Mississippi.
Discussions  included  questions  regarding the current and historical  financial position and performance of First
Bancshares, its outlook for the future, and other pertinent factors.
Exhibit B-3

Merger Documentation

Southard  Financial  reviewed  the Merger  Agreement  and its  predecessor  Letter of Intent  dated March 20, 2006.
Appropriate  aspects  of the  Merger  Agreement  were  discussed  with the  management  of FNB  Wiggins  and  First
Bancshares.  Southard  Financial also reviewed pro forma financial  statements for the combination of The First and
FNB Wiggins as of March 31, 2006 and "one year out."

Limitations of Analysis

Although  discussions with management and supporting  documentation  give Southard  Financial  comfort that its due diligence  efforts  were  appropriate,  Southard  Financial  has not  conducted a physical  examination  of all FNB
Wiggins'  properties  or  facilities  and has not  obtained or been  provided  with any formal  evaluation  of such properties  and  facilities.  Southard  Financial has reviewed the financial  information  and other  internal data provided,  as well as  other  publicly  available  information,  and  while  unable  to  verify  the  accuracy  and completeness  of such data and  information,  Southard  Financial  has judged the  reasonableness  thereof and made certain  judgments  thereto.  The opinion is necessarily  based upon market,  economic and other  considerations as they exist on, and can be evaluated as of the date of this letter.

Further,  Southard  Financial is not expressing any opinion as to the actual value of the First  Bancshares  Common
Stock when  issued to FNB  Wiggins'  shareholders  pursuant to the  Merger,  or the price at which  shares of First
Bancshares Common Stock will trade subsequent to the Merger.

MAJOR CONSIDERATIONS

Numerous  factors  were  considered  in the overall  review of the proposed  Merger.  The review  process  included
considerations  regarding  FNB  Wiggins,  First  Bancshares,   The  First,  and  the  proposed  Merger.  The  major
considerations are as follows:

First National Bank of Wiggins

•      Historical earnings and dividend payments;
•      Outlook for future performance, earnings, and dividends;
•      Economic conditions and outlook in FNB Wiggins' market;
•      The competitive environment in FNB Wiggins' market;
•      Comparisons with peer banks and bank holding companies;
•      Potential risks in the loan and securities portfolios;
•      Recent minority stock transactions in FNB Wiggins Common Stock;
•      Regulatory actions, such as the mandate by the OCC to sell FNB Wiggins; and,
•      Other such factors as were deemed appropriate in rendering this opinion.

The First Bancshares, Inc.

•      Historical earnings and dividend payments;
•      Outlook for future performance, earnings, and dividends;
•      Economic conditions and outlook in The First's market;
•      The competitive environment in The First's market;
•      Comparisons with peer banks and bank holding companies;
•      Potential risks in the loan and securities portfolios;
•      Recent minority stock transactions in First Bancshares Common Stock; and,
•      Other such factors as were deemed appropriate in rendering this opinion.
Exhibit B-4

Common Factors

•      Historical and current bank merger pricing; and,
•      Current  market  prices  for  minority  blocks of  common  stock of banks and bank  holding  companies  in
      Mississippi and surrounding states.

The Proposed Merger

•      The terms of the Merger Agreement and the specific pricing of the Merger;
•      Adequacy of the consideration paid to the shareholders of FNB Wiggins;
•      The impact on First Bancshares' and The First's capital and liquidity positions;
•      The historical  dividend  payments of First Bancshares and the likely impact on the dividend income of the current shareholders of FNB Wiggins (equivalency of cash dividends);
•      Pro-forma  combined income  statements for First  Bancshares  post Merger and the expected  returns to FNB
      Wiggins shareholders;
•      The market for minority blocks of First Bancshares Common Stock;
      Restrictions on the transfer of First Bancshares Common Stock; and,
      Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion,  Southard Financial performed a variety of financial  analyses.  Southard
Financial  believes  that its analyses must be considered  as a whole and that  considering  only selected  factors could create an  incomplete  view of the analyses and the process  underlying  the opinion.  The  preparation  of a fairness opinion is a complex process  involving  subjective  judgment and is not susceptible to partial  analyses.
In its  analyses,  Southard  Financial  made  numerous  assumptions,  many of which are beyond  the  control of FNB
Wiggins,  The First, and First Bancshares.  Any estimates  contained in the analyses prepared by Southard Financial are not  necessarily  indicative of future results or values,  which may vary  significantly  from such  estimates.
Estimates  of value of  companies  do not  purport to be  appraisals  or  necessarily  reflect  the prices at which companies or their  securities  may  actually be sold.  None of the analyses  performed by Southard  Financial  was assigned greater significance than any other.
Exhibit B-5

FAIRNESS OPINION

Based upon the  analyses  of the  foregoing  and such  matters as were  considered  relevant,  it is the opinion of
Southard  Financial  that the terms of the Merger of FNB  Wiggins  with and into The First  pursuant  to the Merger
Agreement are fair, from a financial viewpoint, to the shareholders of FNB Wiggins.

This  opinion is solely for the use and  benefit of the Board of  Directors,  and (except  for  inclusion  in proxy materials to be sent to shareholders  of FNB Wiggins and in necessary  regulatory  applications)  any summary of or reference  to the opinion or any other  reference  to Southard  Financial  by FNB  Wiggins in  connection  with the
Merger will be subject to Southard  Financial's prior review and written approval,  which shall not be unreasonably withheld.  The  opinion  will not be  included  in  summarized  form,  or  referred  to in any manner in  materials distributed  to the public or  potential  investors  of FNB Wiggins  without  Southard  Financial's  prior  written consent, which shall not be unreasonably withheld.

In accordance with recognized  professional  ethics,  Southard  Financial's  professional fees for this service are not  contingent  upon the  opinion  expressed  herein.  Thank you for this  opportunity  to be of  service to First
National Bank of Wiggins

                                                              Sincerely yours,

                                                              SOUTHARD FINANCIAL

                                                              /s/ Southard Financial
Exhibit B-6

                                                     EXHIBIT C

                                                DISSENTERS' RIGHTS

12 U.S.C. § 215

(a) In general

         Any  national  bank or any bank  incorporated  under the laws of any State may,  with the  approval of the
Comptroller,  be consolidated  with one or more national banking  associations  located in the same State under the charter of a national  banking  association  on such  terms and  conditions  as may be  lawfully  agreed  upon by a majority of the board of directors  of each  association  or bank  proposing  to  consolidate,  and be ratified and confirmed by the affirmative  vote of the  shareholders of each such association or bank owning at least two-thirds of its capital stock  outstanding,  or by a greater proportion of such capital stock in the case of such State bank if the laws of the State where it is  organized  so require,  at a meeting to be held on the call of the  directors after publishing  notice of the time,  place,  and object of the meeting for four consecutive  weeks in a newspaper of general  circulation  published in the place where the  association or bank is located,  or, if there is no such newspaper,  then in the paper of general  circulation  published nearest thereto,  and after sending such notice to each  shareholder  of record by certified  or  registered  mail at least ten days prior to the  meeting,  except to those  shareholders who specifically  waive notice, but any additional notice shall be given to the shareholders of such State bank which may be  required by the laws of the State where it is  organized.  Publication  of notice may be waived,  in cases  where the  Comptroller  determines  that an  emergency  exists  justifying  such  waiver,  by unanimous action of the shareholders of the association or State bank.

(b) Liability of consolidated association; capital stock; dissenting shareholders

         The consolidated  association  shall be liable for all liabilities of the respective  consolidating  banks or  associations.  The capital stock of such  consolidated  association  shall not be less than that required under existing law for the  organization of a national bank in the place in which it is located:  Provided,  That if such consolidation  shall  be voted  for at such  meetings  by the  necessary  majorities  of the  shareholders  of each association  and State bank proposing to  consolidate,  and thereafter the  consolidation  shall be approved by the
Comptroller,  any shareholder of any of the  associations or State banks so consolidated who has voted against such consolidation  at the meeting of the  association or bank of which he is a stockholder,  or who has given notice in writing at or prior to such  meeting to the  presiding  officer  that he dissents  from the plan of  consolidation, shall be  entitled  to receive  the value of the shares so held by him when such  consolidation  is approved by the
Comptroller  upon written  request made to the  consolidated  association  at any time before thirty days after the date of consummation of the consolidation, accompanied by the surrender of his stock certificates.

(c) Valuation of shares

         The value of the shares of any dissenting  shareholder  shall be ascertained,  as of the effective date of the consolidation,  by an appraisal made by a committee of three persons,  composed of (1) one selected by the vote of the  holders  of the  majority  of the  stock,  the owners of which are  entitled  to  payment in cash;  (2) one selected by the directors of the  consolidated  banking  association;  and (3) one selected by the two so selected.
The  valuation  agreed upon by any two of the three  appraisers  shall  govern.  If the value so fixed shall not be satisfactory  to any dissenting  shareholder  who has requested  payment,  that  shareholder  may, within five days after  being  notified  of the  appraised  value of his  shares,  appeal  to the  Comptroller,  who  shall  cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Appraisal by Comptroller;  expenses of  consolidated  association;  sale and resale of shares;  State appraisal and consolidation law
Exhibit C-1

         If, within ninety days from the date of consummation of the  consolidation,  for any reason one or more of the appraisers is not selected as herein  provided,  or the appraisers  fail to determine the value of such shares, the  Comptroller  shall upon written  request of any interested  party cause an appraisal to be made which shall be final and binding on all parties.  The expenses of the Comptroller in making the  reappraisal or the appraisal,  as the case may be, shall be paid by the consolidated banking  association.  The value of the shares ascertained shall be promptly paid to the dissenting  shareholders by the consolidated banking association.  Within thirty days after payment has been made to all  dissenting  shareholders  as provided  for in this section the shares of stock of the consolidated  banking  association  which would have been delivered to such  dissenting  shareholders  had they not requested payment shall be sold by the consolidated  banking  association at an advertised  public auction,  unless some other method of sale is approved by the Comptroller,  and the consolidated  banking association shall have the right to  purchase  any of such shares at such  public  auction,  if it is the  highest  bidder  therefor,  for the purpose of reselling  such shares  within  thirty days  thereafter  to such person or persons and at such price not less than par as its board of directors by resolution  may  determine.  If the shares are sold at public auction at a price  greater than the amount paid to the  dissenting  shareholders  the excess in such sale price shall be paid to such  shareholders.  The  appraisal of such shares of stock in any State bank shall be  determined in the manner prescribed  by the law of the State in such cases,  rather than as provided in this section,  if such  provision is made in the State law;  and no such  consolidation  shall be in  contravention  of the law of the State under which such bank is incorporated.

(e) Status of consolidated association; property rights and interests vested and held as fiduciary

         The corporate existence of each of the consolidating banks or banking  associations  participating in such consolidation  shall be merged  into and  continued  in the  consolidated  national  banking  association  and such consolidated  national  banking  association  shall be deemed to be the same  corporation  as each bank or  banking association  participating  in  the  consolidation.  All  rights,  franchises,  and  interests  of  the  individual consolidating  banks or banking  associations  in and to every type of  property  (real,  personal,  and mixed) and choses in action shall be transferred to and vested in the consolidated  national banking  association by virtue of such consolidation  without any deed or other transfer.  The consolidated  national banking  association,  upon the consolidation  and without any order or other  action on the part of any court or  otherwise,  shall hold and enjoy all rights of property, franchises, and interests,  including appointments,  designations, and nominations, and all other  rights and  interests  as  trustee,  executor,  administrator,  registrar  of stocks and bonds,  guardian of estates,  assignee,  receiver,  and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights,  franchises,  and  interests  were held or enjoyed by any one of the  consolidating  banks  or  banking  associations  at the  time  of  consolidation,  subject  to the  conditions hereinafter provided.

(f) Removal as fiduciary; discrimination

         Where any consolidating bank or banking  association,  at the time of the consolidation,  was acting under appointment of any court as trustee, executor,  administrator,  registrar of stocks and bonds, guardian of estates, assignee,  receiver,  or committee of estates of lunatics,  or in any other fiduciary  capacity,  the  consolidated national banking  association  shall be subject to removal by a court of competent  jurisdiction in the same manner and to the same extent as was such  consolidating bank or banking  association prior to the consolidation.  Nothing contained  in this  section  shall be  considered  to impair  in any  manner  the right of any court to remove  the consolidated  national banking association and to appoint in lieu thereof a substitute trustee,  executor, or other fiduciary,  except that such right shall not be  exercised  in such a manner as to  discriminate  against  national banking  associations,  nor shall any consolidated  national  banking  association be removed solely because of the fact that it is a national banking association.

(g) Issuance of stock by consolidated association; preemptive rights

         Stock of the  consolidated  national  banking  association  may be issued as  provided by the terms of the consolidation  agreement,  free from any preemptive  rights of the  shareholders  of the  respective  consolidating banks.
Exhibit C-2

12 U.S.C. § 215a

(a) Approval of  Comptroller,  board and  shareholders;  merger  agreement;  notice;  capital  stock;  liability of receiving association

         One or  more  national  banking  associations  or one or  more  State  banks,  with  the  approval  of the
Comptroller,  under an  agreement  not  inconsistent  with this  subchapter,  may  merge  into a  national  banking association  located within the same State,  under the charter of the receiving  association.  The merger agreement shall--
        (1) be agreed upon in writing by a majority of the board of  directors  of each  association  or State bank participating in the plan of merger;
        (2) be ratified and confirmed by the  affirmative  vote of the  shareholders  of each such  association  or
         State bank owning at least  two-thirds of its capital  stock  outstanding,  or by a greater  proportion of such  capital  stock  in the case of a State  bank if the  laws of the  State  where  it is  organized  so require,  at a  meeting  to be held on the call of the  directors,  after  publishing  notice of the time, place,  and object of the  meeting  for four  consecutive  weeks in a  newspaper  of  general  circulation published  in the  place  where  the  association  or  State  bank is  located,  or,  if  there is no such newspaper,  then in the newspaper of general  circulation  published  nearest  thereto,  and after sending such notice to each  shareholder of record by certified or registered  mail at least ten days prior to the meeting,  except to those  shareholders who  specifically  waive notice,  but any additional  notice shall be given to the  shareholders  of such State bank which may be  required by the laws of the State where it is organized.  Publication  of notice may be waived,  in cases where the  Comptroller  determines  that an emergency  exists  justifying such waiver,  by unanimous  action of the shareholders of the association or
         State banks;
        (3) specify  the amount of the capital  stock of the  receiving  association,  which shall not be less than that  required  under  existing law for the  organization  of a national  bank in the place in which it is located and which will be outstanding  upon  completion of the merger,  the amount of stock (if any) to be allocated,  and cash (if any) to be paid,  to the  shareholders  of the  association  or State  bank being merged into the receiving association; and
        (4) provide that the  receiving  association  shall be liable for all  liabilities  of the  association  or
         State bank being merged into the receiving association.

(b) Dissenting shareholders

         If a merger shall be voted for at the called meetings by the necessary  majorities of the  shareholders of each  association or State bank  participating  in the plan of merger,  and thereafter the merger shall be approved by the  Comptroller,  any shareholder of any association or State bank to be merged into the receiving  association who has voted against such merger at the meeting of the  association or bank of which he is a  stockholder,  or has given notice in writing at or prior to such  meeting to the  presiding  officer  that he dissents  from the plan of merger,  shall be entitled  to receive the value of the share so held by him when such merger  shall be approved by the  Comptroller  upon written  request made to the receiving  association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares

         The value of the shares of any dissenting  shareholder  shall be ascertained,  as of the effective date of the merger,  by an appraisal made by a committee of three persons,  composed of (1) one selected by the vote of the holders of the  majority of the stock,  the owners of which are  entitled to payment in cash;  (2) one  selected by the  directors of the receiving  association;  and (3) one selected by the two so selected.  The  valuation  agreed upon by any two of the three  appraisers  shall  govern.  If the value so fixed  shall not be  satisfactory  to any dissenting  shareholder who has requested  payment,  that shareholder may, within five days after being notified of the  appraised  value of his shares,  appeal to the  Comptroller,  who shall cause a  reappraisal  to be made which shall be final and binding as to the value of the shares of the appellant.
Exhibit C-3

(d)  Application  to  shareholders  of merging  associations:  appraisal  by  Comptroller;  expenses  of  receiving association; sale and resale of shares; State appraisal and merger law

         If,  within  ninety days from the date of  consummation  of the merger,  for any reason one or more of the appraisers is not selected as herein  provided,  or the appraisers fail to determine the value of such shares,  the
Comptroller  shall upon written request of any interested  party cause an appraisal to be made which shall be final and binding on all parties.  The expenses of the  Comptroller in making the  reappraisal  or the appraisal,  as the case may be, shall be paid by the  receiving  association.  The value of the shares  ascertained  shall be promptly paid  to  the  dissenting  shareholders  by the  receiving  association.  The  shares  of  stock  of the  receiving association  which would have been delivered to such dissenting  shareholders had they not requested  payment shall be sold by the receiving  association at an advertised  public auction,  and the receiving  association  shall have the right to purchase any of such shares at such public  auction,  if it is the highest  bidder  therefor,  for the purpose of reselling  such shares  within  thirty days  thereafter  to such person or persons and at such price not less than par as its board of directors by resolution  may  determine.  If the shares are sold at public auction at a price greater than the amount paid to the  dissenting  shareholders,  the excess in such sale price shall be paid to such  dissenting  shareholders.  The  appraisal of such shares of stock in any State bank shall be determined in the manner  prescribed  by the law of the State in such cases,  rather than as  provided in this  section,  if such provision  is made in the State law;  and no such merger  shall be in  contravention  of the law of the State under which such bank is  incorporated.  The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e) Status of receiving association; property rights and interests vested and held as fiduciary

         The  corporate  existence  of each of the  merging  banks or banking  associations  participating  in such merger shall be merged into and continued in the receiving  association  and such  receiving  association  shall be deemed to be the same  corporation as each bank or banking  association  participating  in the merger.  All rights, franchises, and
interests  of the  individual  merging  banks or  banking  associations  in and to every  type of  property  (real, personal,  and mixed) and choses in action  shall be  transferred  to and vested in the  receiving  association  by virtue of such merger without any deed or other transfer.  The receiving  association,  upon the merger and without any order or other  action on the part of any court or  otherwise,  shall  hold and enjoy all  rights of  property, franchises,  and  interests,  including  appointments,  designations,  and  nominations,  and all other  rights and interests  as trustee,  executor,  administrator,  registrar  of stocks and bonds,  guardian of estates,  assignee, receiver and committee of estates of lunatics,  and in every other  fiduciary  capacity,  in the same manner and to the same extent as such rights,  franchises,  and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f) Removal as fiduciary; discrimination

         Where any merging bank or banking  association,  at the time of the merger,  was acting under  appointment of any court as trustee,  executor,  administrator,  registrar of stocks and bonds, guardian of estates,  assignee, receiver,  or committee of estates of lunatics,  or in any other  fiduciary  capacity,  the  receiving  association shall be subject to removal by a court of competent  jurisdiction  in the same manner and to the same extent as was such  merging  bank or  banking  association  prior to the  merger.  Nothing  contained  in this  section  shall be considered  to impair in any manner the right of any court to remove the  receiving  association  and to appoint in lieu thereof a substitute trustee,  executor, or other fiduciary,  except that such right shall not be exercised in such a manner as to discriminate  against national  banking  associations,  nor shall any receiving  association be removed solely because of the fact that it is a national banking association.

(g) Issuance of stock by receiving association; preemptive rights

         Stock of the receiving  association may be issued as provided by the terms of the merger  agreement,  free from any preemptive rights of the shareholders of the respective merging banks.
Exhibit C-4

                                                     EXHIBIT D

                                     AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                        OF
                                    THE FIRST BANCSHARES, INC., AND SUBSIDIARY
                                               FOR THE PERIODS ENDED
                                     DECEMBER 31, 2004 AND DECEMBER 31, 2005;

                                    UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                        OF
                                    THE FIRST BANCSHARES, INC., AND SUBSIDIARY
                                           FOR THE INTERIM PERIOD ENDED
                                                   JUNE 30, 2006
Exhibit D-1

                                T. E. Lott & Company

                           REPORT OF INDEPENDENT REGISTERED
                                PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Stockholders
The First Bancshares, Inc.
Hattiesburg, Mississippi

We have audited the accompanying consolidated balance sheets of The First
Bancshares, Inc., and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First Bancshares,
Inc., and subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ T. E. Lott & Company

Columbus, Mississippi
January 25, 2006
(February 22, 2006, as to Note R)
Exhibit D-2

                                                  THE FIRST BANCSHARES, INC.
                                                  CONSOLIDATED BALANCE SHEETS
                                                  DECEMBER 31, 2005 AND 2004

          ASSETS                                                                             2005             2004
                                                                                        ------------      ------------

Cash and due from banks                                                                 $ 12,144,142      $  5,576,854
Interest-bearing deposits with banks                                                         958,790           649,834
Federal funds sold                                                                        15,785,000           919,000
                                                                                        ------------      ------------
Total cash and cash equivalents                                                           28,887,932         7,145,688
Held-to-maturity securities (Note C) (fair value of
$13,967 in 2005 and $14,711 in 2004)                                                          13,808            14,285
Available-for-sale securities (Note C)                                                    48,543,078        26,351,421
Other securities                                                                           2,102,700         2,156,300
                                                                                        ------------      ------------
      Total securities                                                                    50,659,586        28,522,006
Loans held for sale                                                                        3,318,993         3,072,856
Loans, net of allowance for loan losses of $2,366,773
    in 2005 and $1,658,527 in 2004 (Note D)                                              194,623,514       159,643,031
Interest receivable                                                                        1,714,535         1,088,102
Premises and equipment (Note E)                                                            8,330,506         8,670,429
Cash surrender value of life insurance                                                     5,054,161         3,319,597
Other assets                                                                               1,800,588           934,325
                                                                                        ------------      ------------

Total assets                                                                            $294,389,815      $212,396,034
                                                                                        ============      ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (Note F):
    Noninterest-bearing                                                                 $ 49,584,666      $ 30,365,312
    Interest-bearing                                                                     192,364,456       126,464,314
                                                                                        ------------      ------------
       Total deposits                                                                    241,949,122       156,829,626
Interest payable                                                                             452,469           191,049
Borrowed funds (Note G)                                                                   25,465,272        30,850,633
Subordinated debentures (Note M)                                                           7,217,000         7,217,000
Other liabilities                                                                            828,352           568,125
                                                                                        ------------      ------------
       Total liabilities                                                                 275,912,215       195,656,433
                                                                                        ------------      ------------
Stockholders' Equity (Note H):
    Preferred stock, par value $1 per share, 10,000,000
         shares authorized; no shares issued and outstanding                                       -                -
    Common stock, par value $1 per share; 10,000,000 shares
       authorized; 1,213,844 and 1,194,940 shares issued
       in 2005 and 2004, respectively                                                      1,213,844         1,194,940
    Additional paid-in capital                                                            13,220,940        12,985,939
Retained earnings                                                                          4,694,292         3,018,788
Accumulated other comprehensive income                                                      (187,831)            3,579
    Treasury stock, at cost (Note N)                                                        (463,645)         (463,645)
                                                                                        ------------      ------------
       Total stockholders' equity                                                         18,477,600        16,739,601
                                                                                        ------------      ------------

Total liabilities and stockholders' equity                                              $294,389,815      $212,396,034
                                                                                        ============      ============

The accompanying notes are an integral part of these statements.
Exhibit D-3

                                            THE FIRST BANCSHARES, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                      YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                                2005               2004
                                                                                             ------------      ------------
INTEREST INCOME
    Interest and fees on loans                                                               $ 14,097,048      $ 10,143,488
    Interest and dividends on securities:
       Taxable interest and dividends                                                             987,487           672,497
       Tax-exempt interest                                                                        183,141           141,767
    Interest on federal funds sold                                                                387,518            38,849
    Interest on deposits in banks                                                                  37,269            17,037
                                                                                             ------------      ------------
    Total interest income                                                                      15,692,463        11,013,638
                                                                                             ------------      ------------
INTEREST EXPENSE
    Interest on time deposits of $100,000 or more                                                 898,990           413,891
    Interest on other deposits                                                                  3,127,870         1,614,548
    Interest on borrowed funds                                                                  1,515,792         1,169,864
                                                                                             ------------      ------------
    Total interest expense                                                                      5,542,652         3,198,303
                                                                                             ------------      ------------
    Net interest income                                                                        10,149,811         7,815,335
    Provision for loan losses                                                                     920,737           671,770
                                                                                             ------------      ------------
       Net interest income after provision for loan losses                                      9,229,074         7,143,565
                                                                                             ------------      ------------
OTHER INCOME
    Service charges on deposit accounts                                                         1,129,889         1,413,298
    Other service charges and fees                                                                385,315           299,777
    Bank owned life insurance income                                                              134,564           149,667
    Other gains                                                                                    59,748           152,562
    Loss on other real estate                                                                      (7,065)          (81,410)
    Loss on fixed assets                                                                          (58,462)                -
    Securities losses                                                                                   -            (5,221)
    Other                                                                                          38,159            34,241
                                                                                             ------------      ------------
       Total other income                                                                       1,682,148         1,962,914
                                                                                             ------------      ------------
OTHER EXPENSE
    Salaries                                                                                    3,967,191         3,325,375
    Employee benefits                                                                             848,476           759,684
    Occupancy                                                                                     584,621           530,706
    Furniture and equipment                                                                       767,778           689,675
    Supplies and printing                                                                         193,500           170,182
    Professional and consulting fees                                                              287,428           297,866
    Marketing and public relations                                                                207,391           175,649
    Data processing                                                                               150,123           153,222
    Other                                                                                       1,131,717         1,125,757
                                                                                             ------------      ------------
       Total other expense                                                                      8,138,225         7,228,116
                                                                                             ------------      ------------
Income before income taxes                                                                      2,772,997         1,878,363
Income taxes (Note J)                                                                             863,803           635,620
                                                                                             ------------      ------------
Net income                                                                                   $  1,909,194      $  1,242,743
                                                                                             ============      ============
Net income per common share (Note R):
    Basic                                                                                           $1.62             $1.07
    Diluted                                                                                          1.53              1.03

The accompanying notes are an integral part of these statements.
Exhibit D-4

                                            THE FIRST BANCSHARES, INC.
                            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                      YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                         Accumulated
                                                                                            Other
                                   Compre-                                                  Compre-
                                    hensive      Common         Paid-in      Retained       hensive     Treasury
                                    Income        Stock         Capital      Earnings       Income        Stock         Total
                                -----------    ----------    -----------    ----------   -----------   ----------    -----------
Balance,
      January 1, 2004                          $1,191,659    $12,949,210    $1,950,819    $  23,428    $(463,645)    $15,651,471

Comprehensive income:
    Net income for 2004          $1,242,743             -              -     1,242,743            -            -       1,242,743

    Net change in
      unrealized gain
      (loss) on available-
      for-sale securities,
      net of tax                    (19,849)            -              -             -      (19,849)           -         (19,849)
                                -----------
    Comprehensive
      Income                     $1,222,894
                                ===========

Exercise of stock
     options                                        3,281         36,729             -            -            -          40,010

Cash dividend declared,
    $.15 per share                                      -              -      (174,774)           -            -        (174,774)
                                               ----------    -----------    ----------   -----------   ----------    -----------

Balance,
    December 31, 2004                           1,194,940     12,985,939     3,018,788        3,579     (463,645)     16,739,601

Comprehensive income:
    Net income for 2005         $1,909,194              -              -     1,909,194            -            -       1,909,194
     Net change in
      unrealized gain
      (loss) on available-
      for-sale securities,
      net of tax                  (191,410)             -              -             -     (191,410)           -        (191,410)
                                -----------
    Comprehensive
      Income                    $1,717,784
                                ===========

Exercise of stock
    options                                        18,904        235,001             -            -            -         253,905

Cash dividend declared,
    $.20 per share                                      -              -      (233,690)           -            -        (233,690)
                                               ----------    -----------    ----------   -----------   ----------    -----------

Balance,
     December 31, 2005                         $1,213,844    $13,220,940    $4,694,292    $(187,831)   $(463,645)    $18,477,600
                                               ==========    ===========    ==========   ============  ==========    ===========

The accompanying notes are an integral part of these statements
Exhibit D-5

                                            THE FIRST BANCSHARES, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                               2005               2004
                                                                                           ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                             $  1,909,194        $  1,242,743
    Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization                                                            626,287             658,428
       FHLB Stock dividends                                                                     (51,700)            (22,000)
       Loss on disposal of assets                                                                63,113                   -
       Provision for loan losses                                                                920,737             671,770
       Deferred income taxes                                                                   (229,453)            (58,490)
       Increase in cash value of life insurance                                                (134,564)           (149,667)
       Securities amortization and accretion, net                                                43,941              41,462
       Other gains                                                                              (59,748)           (152,562)
       Loss on other real estate                                                                  7,065              81,410
       Securities losses, net                                                                         -               5,221
       Changes in:
          Loans held for sale                                                                  (246,137)         (1,510,422)
          Interest receivable                                                                  (626,433)           (265,619)
          Other assets                                                                         (334,254)           (223,251)
          Interest payable                                                                      261,420              23,491
          Other liabilities                                                                     129,379             419,583
                                                                                           ------------        ------------
       Net cash provided by operating activities                                              2,278,847             762,097
                                                                                           ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of available-for-sale securities                                              (32,178,300)        (10,669,719)
    Purchases of other securities                                                              (301,100)            (481,000)
    Proceeds from maturities and calls of available-for-sale
       securities                                                                             8,653,164           7,944,981
    Proceeds from sales of securities available-for-sale                                      1,000,000           6,213,670
    Proceeds from redemption of other securities                                                406,400                   -
    Proceeds from sale of lease/land                                                            134,977             152,562
    Proceeds from sale of other real estate                                                      50,625             694,834
    Increase in loans                                                                       (36,101,865)        (48,330,492)
    Investment in bank owned life insurance                                                  (1,600,000)                  -
    Additions to premises and equipment                                                        (354,854)           (867,431)
                                                                                           ------------        ------------
    Net cash used in investing activities                                                   (60,290,953)        (45,342,595)
                                                                                           ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in deposits                                                                     85,119,496          35,131,275
    Proceeds from borrowed funds                                                             19,901,100          24,274,127
    Repayment of borrowed funds                                                             (25,286,461)        (13,409,721)
    Exercise of stock options                                                                   253,905              40,010
    Dividends paid on common stock                                                             (233,690)           (174,774)

The accompanying notes are an integral part of these statements.
Exhibit D-6

                                            THE FIRST BANCSHARES, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                               2005               2004
                                                                                          --------------     --------------

Net cash provided by financing activities                                                    79,754,350        45,860,917
                                                                                          --------------     --------------

Net increase in cash and cash equivalents                                                    21,742,244         1,280,419

Cash and cash equivalents at beginning of year                                                7,145,688         5,865,269
                                                                                          --------------     --------------

Cash and cash equivalents at end of year                                                   $ 28,887,932       $ 7,145,688
                                                                                          ==============     ==============

Cash paid during the year for:

    Interest                                                                               $  5,281,232       $ 3,174,812
    Income taxes                                                                              1,051,417           361,594

Non-cash activities:
    Transfers of loans to other real estate                                                     193,560           529,427

The accompanying notes are an integral part of these statements.
Exhibit D-7

THE FIRST BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF BUSINESS

The First Bancshares, Inc. (the Company) is a financial holding company whose business is primarily conducted by its wholly-owned subsidiary, The First, A National Banking Association (“The First” or “The Bank”). The bank provides a full range of banking services in its primary market area of South Mississippi. The Company, as a financial holding company, is regulated by the Federal Reserve Bank. Its subsidiary bank is subject to the regulation of the Office of the Comptroller of the Currency (OCC).

NOTE B - SUMMARY OF ACCOUNTING POLICIES

The Company and its subsidiary follow accounting principles generally accepted in the United States of America including, where applicable, general practices within the banking industry.

1.   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2.   Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

3.   Cash and Due From Banks

Included in cash and due from banks are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve. The reserve balance varies depending upon the types and amounts of deposits. At December 31, 2005, the required reserve balance on deposit with the Federal Reserve Bank was approximately $1,393,000.

4.   Securities

Investments in securities are accounted for as follows:

Exhibit D-8

Available-for-Sale Securities

Securities classified as available-for-sale are those securities that are intended to be held for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, liquidity needs, security risk assessments, changes in the mix of assets and liabilities and other similar factors. These securities are carried at their estimated fair value, and the net unrealized gain or loss is reported in stockholders’ equity, net of tax, when applicable, until realized. Premiums and discounts are recognized in interest income using the interest method.

Gains and losses on the sale of available-for-sale securities are determined using the adjusted cost of the specific security sold.

Securities to be Held-to-Maturity

Securities classified as held-to-maturity are those securities for which there is a positive intent and ability to hold to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method.

Trading Account Securities

Trading account securities are those securities which are held for the purpose of selling them at a profit. There were no trading account securities on hand at December 31, 2005 and 2004.

Other Securities

Other securities are carried at cost and are restricted in marketability. Other securities consist of investments in the Federal Home Loan Bank (FHLB), Federal Reserve Bank and First National Banker’s Bankshares, Inc.

5.   Loans held for sale

The Company originates fixed rate single family, residential first mortgage loans on a presold basis. The Company issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism. Such loans are sold without the servicing retained by the Company. The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Company initially funding the loan. The Company recognizes certain origination fees and service release fees upon the sale which are included in interest and fees on loans in the consolidated statement of income. Between the initial funding of the loans by the Company and the subsequent purchase by the investor, the Company carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

6.   Loans

Loans are carried at the principal amount outstanding, net of the allowance for loan losses. Interest income on loans is recognized based on the principal balance outstanding and the stated rate of the loan. Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the related loan yield using the interest method.

A loan is considered impaired when, based upon current events and information, it is probable that the scheduled payments of principal or interest will not be collected in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral values, and the probability of collecting scheduled payments of principal and interest when due. Generally, impairment is measured on a loan by loan basis using the fair value of the supporting collateral.

Exhibit D-9

Loans are generally placed on a nonaccrual status when principal or interest is past due ninety days or when specifically determined to be impaired. When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income. If collectability is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than recorded in interest income. Past due status is determined based upon contractual terms.

7.   Allowance for Loan Losses

For financial reporting purposes, the provision for loan losses charged to operations is based upon management’s estimations of the amount necessary to maintain the allowance at an adequate level. Allowances for any impaired loans are generally determined based on collateral values. Loans are charged against the allowance for loan losses when management believes the collectabality of the principal is unlikely.

Management evaluates the adequacy of the allowance for loan losses on a regular basis. These evaluations are based upon a periodic review of the collectability considering historical experience, the nature and value of the loan portfolio, underlying collateral values, internal loan reviews, and prevailing economic conditions. In addition, the OCC, as a part of the regulatory examination process, reviews the loan portfolio and the allowance for loan losses and may require changes in the allowance based upon information available at the time of the examination. The allowance consists of two components: allocated and unallocated. The components represent an estimation done pursuant to either Financial Accounting Standards Board (FASB) Statement No. 5, “Accounting for Contingencies,” or FASB Statement No. 114, “Accounting by Creditors for Impairment of a Loan.” The allocated component of the allowance reflects expected losses resulting from an analysis developed through specific credit allocations for individual loans, including any impaired loans, and historical loan loss history. The analysis is performed quarterly, and loss factors are updated regularly.

The unallocated portion of the allowance reflects management’s estimate of probable inherent but undetected losses within the portfolio due to uncertainties in economic conditions, changes in collateral values, unfavorable information about a borrower’s financial condition, and other risk factors that have not yet manifested themselves. In addition, the unallocated allowance includes a component that explicitly accounts for the inherent imprecision in the loan loss analysis.

In August 2005, Hurricane Katrina struck the Mississippi Gulf Coast causing significant damage. In determining the allowance for loan losses, factors resulting from the Hurricane based upon communications with borrowers, collateral inspections and various risk characteristics were considered. These factors are based upon management’s estimates and judgments utilizing information available as of the date of the consolidated financial statements and, accordingly, actual results could differ.

8.   Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. The depreciation policy is to provide for depreciation over the estimated useful lives of the assets using the straight-line method. Repairs and maintenance expenditures are charged to operating expenses; major expenditures for renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and any gains or losses are included in operations.

Exhibit D-10

9.   Other Real Estate

Other real estate consists of properties acquired through foreclosure and, as held for sale property, is recorded at the lower of the outstanding loan balance or current appraisal less estimated costs to sell. Any write-down to fair value required at the time of foreclosure is charged to the allowance for loan losses. Subsequent gains or losses on other real estate are reported in other operating income or expenses. At December 31, 2005 and 2004, other real estate totaled $310,728 and $167,793, respectively.

10.   Other Assets

Financing costs related to the issuance of junior subordinated debentures are being amortized over the life of the instruments and are included in other assets. The Company invests in bank owned life insurance (BOLI). BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner of the policies and, accordingly, the cash surrender value of the policies is reported as an asset, and increases in cash surrender values are reported as income.

11.   Stock Options

FASB Statement No. 123, “Accounting for Stock-Based Compensation,” requires a fair value-based method of measuring employee stock options. Under this method, compensation cost is measured at the option grant date based on the value of the award and is recognized over the service period. In lieu of recording the value of such options, the Company has elected to continue to measure compensation cost using Accounting Principles Board (APB) No. 25, “Accounting for Stock Issued to Employees,” and to provide pro forma disclosures quantifying the difference between compensation cost included in reported net income and the related cost measured by such fair value-based method.

Had compensation cost for the stock plans been determined based on the fair values of the options at the grant dates consistent with the method of FASB Statement No. 123, the Company’s net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                                        Years ended December 31,
                                                                                         2005               2004
                                                                                  ---------------    --------------

    Net income as reported                                                        $     1,909,194    $    1,242,743
    Deduct stock-based compensation expense
      determined under the fair value based method                                          8,368             3,618
                                                                                  ---------------    --------------

    Pro forma net income                                                          $     1,900,826    $    1,239,125
                                                                                  ===============    ==============

    Basic net income per share as reported                                        $          1.62    $         1.07
    Pro forma basic net income per share                                                     1.61              1.06

    Diluted net income per share as reported                                                 1.53              1.03
    Pro forma diluted net income per share                                                   1.53              1.03

For options granted in the year ended December 31, 2005, the assumptions used in estimating compensation cost on a pro forma basis were: dividend yield of 1.3%, expected life of three years, volatility of near 50%, and a risk-free interest rate of 3.7%. No grants were issued during the year ended December 31, 2004.

Exhibit D-11

12.   Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the bases of assets and liabilities as measured by income tax laws and their bases as reported in the financial statements. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company and its subsidiary file consolidated income tax returns. The subsidiary provides for income taxes on a separate return basis and remits to the Company amounts determined to be payable.

13.   Advertising Costs

Advertising costs are expensed in the period in which they are incurred. Advertising expense for the years ended December 31, 2005 and 2004, was approximately $149,340 and $146,236, respectively.

14.   Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold. Generally, federal funds are sold for a one to seven day period.

15.   Off-Balance Sheet Financial Instruments

In the ordinary course of business, the subsidiary bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, credit card lines and standby letters of credit. Such financial instruments are recorded in the financial statements when they are exercised.

16.   Per Share Amounts

Per share amounts are presented in accordance with FASB Statement No. 128, "Earnings Per Share." Under Statement No. 128, two per share amounts are considered and presented, if applicable. Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period. Diluted per share data includes any dilution from potential common stock outstanding, such as exercise of stock options.

Exhibit D-12

The following table discloses the reconciliation of the numerators and denominators of the basic and diluted computations:

                                              For the Year Ended                               For the Year Ended
                                               December 31, 2005                                December 31, 2004
                               -----------------------------------------------   ----------------------------------------------
                                      Net                                            Net
                                    Income          Shares         Per Share        Income           Shares         Per Share
                                 (Numerator)     (Denominator)       Amount       (Numerator)     (Denominator)      Amount
                               -------------     -------------    -----------    -------------    --------------   ------------

        Basic per share        $  1,909,194        1,179,154      $     1.62     $  1,242,743        1,165,985       $    1.07
                                                                  ===========                                        =========

         Effect of dilutive
          shares:
             Stock options                            65,291                                            37,356
                                                   ---------                                         ---------

        Diluted per share      $  1,909,194        1,244,445      $     1.53     $  1,242,743        1,203,341       $    1.03
                               ============        =========      ==========     ============        =========       =========

The diluted per share amounts were computed by applying the treasury stock method.

17.   Reclassifications

Certain reclassifications have been made to the 2004 financial statements to conform with the classifications used in 2005. These reclassifications did not impact the Company’s consolidated financial condition or results of operations.

18.   Accounting Pronouncements

In November, 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. This FSP provides additional guidance on when an investment in a debt or equity security should be considered impaired and when that impairment should be considered other-than-temporary and recognized as a loss in earnings. Specifically, the guidance clarifies that an investor should recognize an impairment loss no later than when the impairment is deemed other-than-temporary, even if a decision to sell has not been made. The FSP also requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Management applied the guidance in this FSP in 2005.

In December, 2004, the FASB revised SFAS 123, Accounting for Stock-Based Compsensation. SFAS 123R establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. In 2005, the FASB issued further guidance on the classification and measurement of freestanding financial instruments originally issued for employee service and the application of grant date as defined in SFAS 123R. The Corporation will be required to adopt these statements on January 1, 2006. SFAS 123R will require the Corporation to change its method of accounting for share-based awards to include estimated forfeitures in the initial estimate of compensation expense and to accelerate the recognition of compensation expense for retirement eligible employees. The adoption of these standards is not expected to have a material effect on financial condition, results of operations, or liquidity.

Exhibit D-13

NOTE C - SECURITIES

A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at December 31, 2005 and 2004, follows:

                                                                                    December 31, 2005
                                                             -----------------------------------------------------------------
                                                                                 Gross            Gross           Estimated
                                                               Amortized      Unrealized       Unrealized           Fair
                                                                 Cost            Gains           Losses             Value
                                                             ------------   -------------    -------------     ---------------
        Available-for-sale securities:
           Obligations of U. S.
               Government agencies                           $ 32,030,191   $     5,699       $   239,639       $ 31,796,251
           Tax-exempt and taxable
               obligations of states and
               municipal subdivisions                           5,844,353        82,114            47,043          5,879,424
           Mortgage-backed securities                           8,194,035         6,226            92,858          8,107,403
           Corporate obligations                                2,759,092           908                 -          2,760,000
                                                             ------------   -------------    -------------     ---------------
                                                             $ 48,827,671   $    94,947       $   379,540       $ 48,543,078
                                                             ============   =============    =============     ===============

         Held-to-maturity securities:
            Mortgage-backed securities                       $     13,808   $       159       $         -       $     13,967
                                                             ============   =============    =============     ===============

                                                                                    December 31, 2004
                                                             -----------------------------------------------------------------
                                                                                 Gross            Gross           Estimated
                                                               Amortized      Unrealized       Unrealized           Fair
                                                                 Cost            Gains           Losses             Value
                                                             ------------   -------------    -------------     ---------------
        Available-for-sale securities:
           Obligations of U. S.
               Government agencies                           $ 10,254,389   $     7,848       $   46,122        $ 10,216,115
           Tax-exempt and taxable
               obligations of states and
               municipal subdivisions                           7,203,371        94,873           18,453           7,279,791
           Mortgage-backed securities                           6,376,011         6,154           32,900           6,349,265
           Corporate obligations                                2,512,228             -            5,978           2,506,250
                                                             ------------   -------------    -------------     ---------------

                                                             $ 26,345,999   $   108,875       $  103,453        $ 26,351,421
                                                             ============   =============    =============     ===============

        Held-to-maturity securities:
           Mortgage-backed securities                        $     14,285   $       426       $        -        $     14,711
                                                             ============   =============    =============     ===============
Exhibit D-14

The scheduled maturities of securities at December 31, 2005, are as follows:

                                                                 Available-for-Sale                   Held-to-Maturity
                                                           ---------------------------------     ----------------------------
                                                                                Estimated                          Estimated
                                                            Amortized             Fair             Amortized         Fair
                                                              Cost                Value              Cost            Value
                                                           --------------      -------------     -------------    ------------

        Due less than one year                              $ 11,548,108       $  11,495,352       $      -        $     -
        Due after one year through five years                 21,780,845          21,597,277              -               -
        Due after five years through ten years                 3,544,791           3,536,334              -               -
        Due after ten years                                    3,759,892           3,806,712              -               -
        Mortgage-backed securities                             8,194,035           8,107,403         13,808          13,967
                                                           --------------      -------------     -------------    ------------

                                                            $ 48,827,671       $  48,543,078       $ 13,808        $ 13,967
                                                           ==============      =============     =============    ============

Actual maturities can differ from contractual maturities because the obligations may be called or prepaid with or without penalties.

No gains or losses were realized on available-for-sale securities in 2005. Gains of $14,114 and losses of $19,335 were realized on available-for-sale securities in 2004.

Securities with a carrying value of $11,221,000 and $21,417,000 at December 31, 2005 and 2004, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

The details concerning securities classified as available for sale with unrealized losses as of December 31, 2005 and 2004, were as follows:

                                                                               2005
                                       ----------------------------------------------------------------------------------------
                                           Losses < 12 Months          Losses 12 Months or >                 Total
                                       ---------------------------  ----------------------------   ----------------------------
                                                         Gross                         Gross                         Gross
                                         Fair         Unrealized        Fair        Unrealized        Fair        Unrealized
                                         Value          Losses          Value         Losses          Value         Losses
                                       ------------   ------------  ------------  --------------   ------------  --------------
    Obligations of U. S.
        Government agencies            $ 22,124,908    $  164,105    $5,179,618     $  75,534       $27,304,526    $ 239,639
   Tax-exempt and taxable
       obligations of states
       and municipal
       subdivisions                       1,616,839        19,078     1,519,399        27,966         3,136,238       47,044
    Mortgage-backed
       Securities                         4,148,550        56,071     1,756,360        36,786         5,904,910       92,857
    Corporate obligations                         -             -             -             -                 -            -
                                       ------------   ------------  ------------  --------------   ------------  --------------

                                       $ 27,890,297    $  239,254    $8,455,377     $ 140,286       $36,345,674    $ 379,540
                                       ============   ============  ============  ==============   ============  ==============

                                                                               2004
                                       ----------------------------------------------------------------------------------------
                                           Losses < 12 Months          Losses 12 Months or >                 Total
                                       ---------------------------  ----------------------------   ----------------------------
                                                         Gross                         Gross                         Gross
                                         Fair         Unrealized        Fair        Unrealized        Fair        Unrealized
                                         Value          Losses          Value         Losses          Value         Losses
                                       ------------   ------------  ------------  --------------   ------------  --------------

     Obligations of U. S.
       Government agencies             $  5,225,635    $  29,567     $1,483,445      $  16,555      $ 6,709,080     $  46,122
     Tax-exempt and taxable
       obligations of states
       and municipal
       subdivisions                       2,455,744       14,790        306,374          3,663        2,762,118        18,453
     Mortgage-backed
       securities                         3,393,040       24,565      1,452,624          8,335        4,845,664        32,900
     Corporate obligations                        -            -      1,006,250          5,978        1,006,250         5,978
                                       ------------   ------------  ------------  --------------   ------------  --------------

                                       $ 11,074,419    $  68,922     $4,248,693      $  34,531      $15,323,112     $ 103,453
                                       ============   ============  ============  ==============   ============  ==============
Exhibit D-15

Approximately 71% of the number of securities in the investment portfolio at December 31, 2005, reflected an unrealized loss. Management is of the opinion the Company has the ability to hold these securities until such time as the value recovers or the securities mature. Management also believes the deterioration in value is attributable to changes in market interest rates and not to the credit quality of the issuer.

NOTE D - LOANS
Loans outstanding include the following types at December 31, 2005 and 2004:

                                                                                                     2005             2004
                                                                                                  ----------     -----------
                                                                                                        (In thousands)

        Commercial, financial, and agricultural                                                   $   30,576     $    23,248
        Real estate - construction                                                                    37,660          28,842
        Real estate - mortgage                                                                       116,484          98,564
        Installment loans to individuals                                                              12,145          10,512
        Overdrafts                                                                                       126             136
                                                                                                  ----------     -----------
                                                                                                     196,991         161,302
        Allowance for loan losses                                                                     (2,367)         (1,659)
                                                                                                  ----------     -----------
                                                                                                  $  194,624     $   159,643
                                                                                                  ==========     ===========

Transactions in the allowance for loan losses for the years ended December 31, 2005 and 2004, were as follows:

                                                                                                     2005            2004
                                                                                                  ----------     -----------
       Balance at beginning of year                                                               $1,658,527     $ 1,165,614

       Additions:
          Provision for loan losses charged to operations                                            920,737         671,770
          Recoveries                                                                                  89,978         112,019
                                                                                                  ----------     -----------
                                                                                                   2,669,242       1,949,403
       Deductions:
          Loans charged off                                                                          302,469         290,876
                                                                                                  ----------     -----------

       Balance at end of year                                                                     $2,366,773     $ 1,658,527
                                                                                                  ==========     ===========

During the years 2005 and 2004 and as of December 31, 2005 and 2004, no significant loans were classified as impaired.

At December 31, 2005 and 2004, the Company had nonaccrual loans and loans past due 90 days or more as follows:

                                                                                                     2005            2004
                                                                                                  ----------     -----------
                                                                                                        (In thousands)

       Nonaccrual loans                                                                            $    283        $    361
       Past due 90 days or more and still accruing                                                      331             299
Exhibit D-16

NOTE E - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization as follows:

                                                                                                     2005            2004
                                                                                                  ----------     -----------
       Premises:
          Land                                                                                    $2,431,604     $ 2,506,834
          Buildings and improvements                                                               5,640,164       5,618,753
       Equipment                                                                                   3,669,932       3,437,732
       Construction in progress                                                                       11,893               -
                                                                                                  ----------     -----------
                                                                                                  11,753,593      11,563,319
       Less accumulated depreciation and amortization                                             (3,423,087)     (2,892,890)
                                                                                                  ----------     -----------

                                                                                                  $8,330,506     $ 8,670,429

The amounts charged to operating expense for depreciation were $556,455 and $561,641 in 2005 and 2004, respectively.

NOTE F - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more for 2005 and 2004 was $50,388,588 and $29,768,591, respectively.

At December 31, 2005, the scheduled maturities of time deposits included in interest-bearing deposits are as follows (in thousands):

                                       Year                                     Amount

                                       2006                                  $  74,626
                                       2007                                     12,181
                                       2008                                     10,043
                                       2009                                      2,492
                                       2010                                      1,579
                                                                             $ 100,921
NOTE G - BORROWED FUNDS

Borrowed funds consisted of the following:

                                                                                                 December 31,
                                                                                         -------------------------------
                                                                                             2005            2004
                                                                                         -------------   ---------------

    FHLB advances                                                                         $ 25,465,272    $ 30,626,190
    Other                                                                                            -         224,443
                                                                                         -------------   ---------------
                                                                                          $ 25,465,272    $ 30,850,633
                                                                                         =============   ===============

Advances from the FHLB have maturity dates ranging from May, 2006, through June, 2013. Interest is payable monthly at rates ranging from 2.651% to 5.920%. Advances due to the FHLB are collateralized by a blanket lien on first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. At December 31, 2005, FHLB advances available and unused totaled $45.2 million.

Other borrowed funds consist of loans sold in transactions in which the risk of loss or obligation for payment is retained by The First. For regulatory and financial reporting purposes, these amounts are required to be reported as borrowed funds.

Exhibit D-17

Future annual principal repayment requirements on the borrowings from the FHLB at December 31, 2005, are as follows:

                                   Year                   Amount
                                -----------           -------------

                                   2006               $  4,637,840
                                   2007                  4,929,908
                                   2008                  3,370,245
                                   2009                  4,490,193
                                   2010                  7,530,288
                                Thereafter                 506,798
                                                      -------------
                                                      $ 25,465,272
                                                      =============
NOTE H - REGULATORY MATTERS

The Company and its subsidiary bank are subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgment by regulators about components, risk weightings, and other related factors.

To ensure capital adequacy, quantitative measures have been established by regulators, and these require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital to adjusted total assets (leverage). Management believes, as of December 31, 2005, that the Company and its subsidiary bank exceed all capital adequacy requirements.

At December 31, 2005 and 2004, the subsidiary bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action. A financial institution is considered to be well-capitalized if it has a total risk-based capital ratio of 10% or more, has a Tier I risk-based capital ratio of 6% or more, and has a Tier I leverage capital ratio of 5% or more. There are no conditions or anticipated events that, in the opinion of management, would change the categorization.

Exhibit D-18

The actual capital amounts and ratios at December 31, 2005 and 2004, are presented in the following table. No amount was deducted from capital for interest-rate risk exposure.

                                                                                   Subsidiary
                                                           Company            ----------------------
                                                        (Consolidated)             The First
                                                 -------------------------    ----------------------
                                                     Amount        Ratio        Amount     Ratio
                                                 ------------   ----------    ----------  ----------
                                                                     ($ In thousands)
      December 31, 2005
          Total risk-based                        $ 25,666        12.4%        $ 24,728      11.9%
          Tier I risk-based                         24,887        12.0%          22,361      10.8%
          Tier I leverage                           24,887         8.0%          22,361       7.8%

      December 31, 2004
          Total risk-based                        $ 23,736       14.6%$          19,880      12.3%
          Tier I risk-based                         22,315        13.7%          18,222      11.3%
          Tier I leverage                           22,315        10.8%          18,222       8.7%

The minimum amounts of capital and ratios as established by banking regulators at December 31, 2005 and
2004, are as follows:

                                                                                   Subsidiary
                                                           Company            ----------------------
                                                        (Consolidated)             The First
                                                 -------------------------    ----------------------
                                                     Amount        Ratio        Amount     Ratio
                                                 ------------   ----------    ----------  ----------
                                                                     ($ In thousands)
      December 31, 2005
          Total risk-based                        $ 16,612         8.0%        $ 16,588      8.0%
          Tier I risk-based                          8,306         4.0%           8,294      4.0%
          Tier I leverage                           12,504         4.0%          11,496      4.0%

      December 31, 2004
          Total risk-based                        $ 13,019         8.0%        $ 12,914      8.0%
          Tier I risk-based                          6,509         4.0%           6,457      4.0%
          Tier I leverage                            8,236         4.0%           8,333      4.0%

The Company’s dividends, if any, are expected to be made from dividends received from its subsidiary bank. The OCC limits dividends of a national bank in any calendar year to the net profits of that year combined with the retained net profits for the two preceding years.

NOTE I - COMPREHENSIVE INCOME

The Company and its subsidiary bank report comprehensive income as required by FASB Statement No. 130, “Reporting Comprehensive Income.” In accordance with this statement, unrealized gains and losses on securities available-for-sale are included in other comprehensive income.

In the calculation of comprehensive income, certain reclassification adjustments are made to avoid double counting amounts that are displayed as part of net income for a period that also had been displayed as part of other comprehensive income. The disclosure of the reclassification amounts is as follows:

                                                                                                 Years Ended December 31,
                                                                                           ------------------------------------
                                                                                                 2005                2004
                                                                                           --------------       ---------------
        Unrealized holding gains (losses) on available-for-
           sale securities                                                                  $  (290,015)         $   (31,716)
        Reclassification adjustment for (gains) losses
           realized in income                                                                         -                5,221
                                                                                           --------------       ---------------
        Net unrealized gains (losses)                                                          (290,015)             (26,495)
        Tax effect                                                                               98,605                6,646
                                                                                           --------------       ---------------
        Net-of-tax amount                                                                   $  (191,410)         $   (19,849)
                                                                                           ==============       ===============
Exhibit D-19

NOTE J - INCOME TAXES

The components of income tax expense are as follows:

                                                                                                      December 31,
                                                                                            ---------------------------------
                                                                                                 2005             2004
                                                                                            -------------      --------------
      Current:
          Federal                                                                           $   958,287         $   607,310
          State                                                                                 134,969              86,800
      Deferred                                                                                 (229,453)            (58,490)
                                                                                            -------------      --------------
                                                                                            $   863,803         $   635,620
                                                                                            =============      ==============

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                                    Years Ended December 31,
                                                               -----------------------------------------------------------------
                                                                               2005                         2004
                                                               ---------------------------------   -----------------------------
                                                                     Amount             %             Amount            %
                                                               ----------------     ------------   ---------------   -----------

      Income taxes at statutory rate                             $     942,819          34          $    638,644         34
      Tax-exempt income                                               (107,996)         (4)             (102,253)        (5)
      State income tax, net of federal tax effect                       89,080           3                56,559          3
      Tax credits                                                      (43,502)         (2)                    -          -
      Other, net                                                       (16,598)          -                42,670          2
                                                               ----------------     ------------   ---------------   -----------

                                                                 $     863,803          31          $    635,620         34
                                                               ================     ============   ===============   ===========

The components of deferred income taxes included in the consolidated financial statements are as follows:

                                                                                                       December 31,
                                                                                             -----------------------------------
                                                                                                  2005              2004
                                                                                             ---------------     ---------------
      Deferred tax assets:
          Allowance for loan losses                                                           $     734,157       $    493,549
          Unrealized loss on available-for-sale securities                                           96,762                  -
          Other                                                                                       3,414              6,143
                                                                                                    834,333            499,692
      Deferred tax liabilities:
          Securities                                                                                (53,180)          (39,180)
          Premises and equipment                                                                   (467,325)         (472,900)
          Unrealized gain on available-for-sale securities                                                -            (1,844)
                                                                                             ---------------     ---------------
                                                                                                   (520,505)         (513,924)
                                                                                             ---------------     ---------------
      Net deferred tax asset (liability)                                                      $     313,828       $   (14,232)
                                                                                             ===============     ===============
Exhibit D-20

NOTE K - EMPLOYEE BENEFITS

The Company and its subsidiary bank provide a deferred compensation arrangement (401(k) plan) whereby employees contribute a percentage of their compensation. For employee contributions of three percent or less, the Company and its subsidiary bank provide a matching contribution. Contributions totaled $67,227 in 2005, and $64,191 in 2004.

The Company and its subsidiary bank have employment agreements with certain executive officers. These agreements contain provisions concerning salaries, bonuses, incentive programs, and benefits related to a change in control.

NOTE L - STOCK PLANS

In 1997, the Company adopted the 1997 Stock Option Plan (1997 Plan) which provides for the granting of options to purchase up to 72,185 shares of Company common stock by directors and key employees of the Company and the Bank. Options granted under the 1997 Plan were exercisable at December 31, 1999, and expire ten years after the grant date. As of December 31, 2005, 53,567 grants had not been exercised or forfeited. The options are exercisable at not less than the market value of the Company’s stock at the grant date. Accordingly, no compensation cost has been recognized.

On May 27, 1999, the Company’s shareholders approved the 1999 Stock Incentive Plan (1999 Plan). The 1999 Plan provides for the granting of options to purchase up to 106,689 shares of the Company’s common stock by the Company’s and its subsidiaries’ directors, key employees, and management. Under the 1999 Plan, the Company may grant either incentive stock options or nonqualified stock options. Options granted to directors and employees vest in equal amounts over three years. Stock options granted to management vest based on annual performance goals or after nine years and eleven months, if still employed. At December 31, 2005, 106,679 options had been granted, and 29,690 had been exercised or forfeited. Of the remaining grants available, 73,024 were vested. All options expire and are void unless exercised on or before April 15, 2009. The options are exercisable at not less than the market value of the Company’s stock at the grant date. Accordingly, no compensation expense has been recognized.

Exhibit D-21

A summary of the status of the stock option plans as of December 31, 2005 and 2004, and changes during the years ending on those dates is presented below:

                                                                                          December 31,
                                                                   ------------------------------------------------------------
                                                                               2005                          2004
                                                                   ------------------------------   ---------------------------
                                                                                   Weighted                        Weighted
                                                                                    Average                         Average
                                                                                   Exercise                        Exercise
                                                                      Shares         Price            Shares         Price
                                                                   -----------   ----------------   -----------  --------------

   Options outstanding at beginning of year                          147,495       $       13         151,776      $      13
   Options granted                                                     3,965       $       25               -      $       -
   Options exercised                                                 (18,904)      $       13          (3,281)     $      10
   Options forfeited                                                  (2,000)      $       17          (1,000)     $      15
   Options outstanding at end of year                                130,556       $       13         147,495      $      13
   Options exercisable at end of year                                126,591       $       13         145,162      $      13

The following table summarizes information about stock options at December 31, 2005:

                                                                         Remaining
                                                  Number                Contractual             Number
                      Exercise Price            Outstanding            Life in Years          Exercisable
                     -----------------         -------------          ---------------        -------------

                          $10.00                  53,567                    1.3                  53,567
                      $15.00 - $17.50             73,024                    3.3                  73,024
                          $25.00                   3,965                    3.3                     -0-
NOTE M - SUBORDINATED DEBENTURES

The Company issued $7,217,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust I, a Connecticut business trust, in which the Company owns all of the common equity. The debentures are the sole asset of the Trust. The Trust issued $7,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a fully and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company in 2007, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted, or certain other contingencies arise. The preferred securities must be redeemed upon maturity of the debentures in 2032. Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 3.6% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. In December 2003, the Company adopted the provisions of FASB Interpretations No. 46R (FIN 46R), “Consolidation of Variable Interest Entities, An Interpretation of ARB No. 51.” The adoption of FIN 46R required the company to deconsolidate the subsidiary.

NOTE N - TREASURY STOCK

Shares held in treasury totaled 26,494 at December 31, 2005 and 2004.

NOTE O - RELATED PARTY TRANSACTIONS

In the normal course of business, the subsidiary bank makes loans to its directors and executive officers and to companies in which they have a significant ownership interest. In the opinion of management, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties, are consistent with sound banking practices, and are within applicable regulatory and lending limitations. Such loans amounted to approximately $8,093,000 and $7,672,000 at December 31, 2005 and 2004, respectively. The activity in loans to current directors, executive officers, and their affiliates during the year ended December 31, 2005, is summarized as follows (in thousands):

45

          Loans outstanding at beginning of year                                                 $     7,672
          New loans                                                                                    4,569
          Repayments                                                                                  (4,148)
                                                                                                 ------------
          Loans outstanding at end of year                                                       $     8,093
                                                                                                 ============

In 2004, the Company sold its leasehold interest in sixteenth section land to a related party for $153,562.

NOTE P - COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guaranties, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. The subsidiary bank had outstanding letters of credit of $1,446,000 and $927,000 at December 31, 2005 and 2004, respectively, and had made loan commitments of approximately $33,364,000 and $23,471,000 at December 31, 2005 and 2004, respectively.

Commitments to extend credit and letters of credit include some exposure to credit loss in the event of nonperformance of the customer. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit policies and procedures for such commitments are the same as those used for lending activities. Because these instruments have fixed maturity dates and because a number expire without being drawn upon, they generally do not present any significant liquidity risk. No significant losses on commitments were incurred during the two years ended December 31, 2005, nor are any significant losses as a result of these transactions anticipated.

The primary market area served by the subsidiary bank is Forrest, Lamar, Jones, Pearl River and Jackson Counties within South Mississippi. Management closely monitors its credit concentrations and attempts to diversify the portfolio within its primary market area. As of December 31, 2005, management does not consider there to be any significant credit concentrations within the loan portfolio. Although the banks’ loan portfolio, as well as existing commitments, reflects the diversity of its primary market area, a substantial portion of a borrower’s ability to repay a loan is dependent upon the economic stability of the area.

The Company has three leases for facilities. The first lease expires in July, 2006, and the monthly lease payments are $2,110. The second lease expires in May, 2006, and the monthly lease payments are $1,675. The third lease requires monthly payments of $2,706 through December, 2006, with escalation to $2,829 through the lease expiration in June, 2007. Three one-year renewal options are included in the lease terms. Renewal rates will be based on the increase in the Consumer Price Index.

Rental expense for premises and equipment for the years ended December 31, 2005 and 2004, was approximately $136,000 and $90,000, respectively.

The Company and its subsidiary bank are subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

Exhibit D-22

NOTE Q - DISCLOSURE ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with FASB Statement No. 107, “Disclosures About Fair Value of Financial Instruments.” The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents -For such short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities - For securities held as investments, fair value equals market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair values of demand deposits are, as required by Statement No. 107, equal to the carrying value of such deposits. Demand deposits include noninterest-bearing demand deposits, savings accounts, NOW accounts, and money market demand accounts. The fair value of variable rate term deposits, those repricing within six months or less, approximates the carrying value of these deposits. Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits repricing after six months. The discount rate used is based on interest rates currently being offered on comparable deposits as to amount and term.

Short-Term Borrowings - The carrying value of any federal funds purchased and other short-term borrowings approximates their carrying values.

FHLB and Other Borrowings - The fair value of the fixed rate borrowings are estimated using discounted cash flows, based on current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of any variable rate borrowings approximates their fair values.

Subordinated Debentures - The subordinated debentures bear interest at a variable rate and the carrying value approximates the fair value.

Off-Balance Sheet Instruments - Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value until such commitments are funded or closed. Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

Exhibit D-23

                                                                   December 31, 2005                 December 31, 2004
                                                           --------------------------------   -------------------------------
                                                              Carrying          Estimated       Carrying          Estimated
                                                               Amount          Fair Value        Amount          Fair Value
                                                           -------------     --------------   ---------------   -------------
        Financial Instruments:                                                        (In thousands)
           Assets:
               Cash and cash equivalents                    $   28,888        $    28,888        $    7,146       $   7,146
               Securities available-for-sale                    48,543             48,543            26,351          26,351
               Securities held-to-maturity                          14                 14                15              15
               Other securities                                  2,103              2,103             2,156           2,156
               Loans                                           197,943            194,380           162,716         161,569

           Liabilities:
               Noninterest-bearing deposits                     49,585             49,585            30,365          30,365
               Interest-bearing deposits                       192,364            192,364           126,464         127,010
               Subordinated debentures                           7,217              7,217             7,217           7,217
               FHLB and other borrowings                        25,465             25,465            30,851          30,851
NOTE R - SUBSEQUENT EVENT

On February 22, 2006, the Company’s board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend. The record date for the shareholders entitled to receive the additional shares is March 1, 2006. The stock split will result in the issuance of approximately 1,187,600 shares of common stock and will be accounted for by the transfer of approximately $1,187,600 from additional paid-in-capital to common stock. Pro forma net income per share amounts on a post-split basis for the years ended December 31, 2005 and 2004 would be as follows:

                                                                         Year Ended December 31
                                                                    -----------------------------------
                                                                     2005                        2004
                                                                     ----                        ----
Net income per common share
Basic:
   As reported                                                       $1.62                       $1.07
   Pro forma (unaudited)                                               .81                         .53

Diluted:
   As reported                                                       $1.53                       $1.03
   Pro forma (unaudited)                                               .77                         .52

The information presented in the consolidated financial statements and the related notes have not been restated to reflect the stock split.
NOTE S - PARENT COMPANY FINANCIAL INFORMATION

The balance sheets, statements of income, and cash flows for The First Bancshares, Inc. (parent only) follow.

                                               Condensed Balance Sheets
                                                                                                     December 31,
                                                                                         --------------------------------------
                                                                                                 2005              2004
                                                                                         ------------------   -----------------
          Assets:
            Cash and cash equivalents                                                     $      1,796,768    $     4,340,922
            Investment in subsidiary bank                                                       22,172,888         18,226,060
            Investment in statutory trust                                                          217,000            217,000
            Other securities                                                                       150,000            150,000
            Premises and equipment                                                                 677,063            752,292
            Other                                                                                  680,881            273,518
                                                                                         ------------------   -----------------
                                                                                          $     25,694,600    $    23,959,792
                                                                                         ==================   =================
          Liabilities and Stockholders' Equity:
            Subordinated debentures                                                       $      7,217,000    $     7,217,000
            Other                                                                                 -                     3,191
            Stockholders' equity                                                                18,477,600         16,739,601
                                                                                         ------------------   -----------------
                                                                                          $     25,694,600    $    23,959,792
                                                                                         ==================   =================
Exhibit D-24

                                            Condensed Statements of Income
                                                                                                      Years Ended
                                                                                                      December 31,
                                                                                          -----------------------------------
                                                                                                 2005               2004
                                                                                          ---------------      --------------
    Income:
          Interest and dividends                                                            $   141,000           $  150,684
          Gain on sale of lease                                                                  59,748              152,562
          Other                                                                                   3,847               43,274
                                                                                          ---------------      --------------
                                                                                                204,595              346,520

      Expenses:
         Interest on borrowed funds                                                             502,649              370,788
         Other                                                                                  102,823              159,910
                                                                                          ---------------      --------------
                                                                                                605,472              530,698
      Loss before income taxes and equity in undistributed income
          of subsidiary                                                                        (400,877)            (184,178)
      Income tax benefit                                                                       (171,813)             (65,800)
                                                                                          ---------------      --------------
      Loss before equity in undistributed income of subsidiary                                 (229,064)            (118,378)
      Equity in undistributed income of subsidiary                                            2,138,258            1,361,121
                                                                                          ---------------      --------------
      Net income                                                                            $ 1,909,194          $ 1,242,743
                                                                                          ===============      ==============

                                        Condensed Statements of Cash Flows

                                                                                                      Years Ended
                                                                                                      December 31,
                                                                                          -----------------------------------
                                                                                                 2005               2004
                                                                                          ---------------      --------------

Cash flows from operating activities:

          Net income                                                                       $ 1,909,194          $ 1,242,743

Adjustments to reconcile net income to net cash used in operating activities:

              Equity in undistributed income of subsidiary                                  (2,138,258)          (1,361,121)
              Gain on sale of lease                                                            (59,748)            (152,562)
              Other, net                                                                      (222,460)              67,872
                Net cash used in operating activities                                         (511,272)            (203,068)

Cash flows from investing activities:

          Investment in subsidiary bank                                                     (2,000,000)                   -
          Other, net                                                                          (188,074)                   -
          Proceeds from sale of lease and land                                                 134,977              500,008
                Net cash provided by (used in) investing activities                         (2,053,097)             500,008
      Cash flows from financing activities:
          Dividends paid on common stock                                                      (233,690)            (174,774)
          Issuance of subordinated debentures                                                        -                    -
          Exercise of stock options                                                            253,905               40,010
          Purchase of treasury stock                                                                 -                    -
          Issuance of common stock                                                                   -                    -
               Net cash provided by (used in) financing activities                              20,215             (134,764)
      Net increase (decrease) in cash and cash equivalents                                  (2,544,154)             162,176
      Cash and cash equivalents at beginning of year                                         4,340,922            4,178,746
      Cash and cash equivalents at end of year                                             $ 1,796,768          $ 4,340,922
Exhibit D-25

NOTE T - SUMMARY OF QUARTERLY RESULTS OF OPERATIONS AND PER SHARE AMOUNTS (UNAUDITED)
                                                                                        Three Months Ended
                                                                   -------------------------------------------------------------
                                                                       Mar. 31         June 30       Sept. 30        Dec. 31
                                                                   -------------     -----------    -----------     ------------
                                                                             (In thousands, except per share amounts)
    2005
    Total interest income                                            $    3,302       $  3,718        $  4,101        $  4,571
    Total interest expense                                                1,073          1,274           1,493           1,703
                                                                   -------------     -----------    -----------     ------------
        Net interest income                                               2,229          2,444           2,608           2,868
    Provision for loan losses                                               204            233             313             170
                                                                   -------------     -----------    -----------     ------------
        Net interest income after provision for
           loan losses                                                    2,025          2,211           2,295           2,698
    Total non-interest income                                               459            433             368             422
    Total non-interest expense                                            1,937          1,900           2,055           2,246
    Income tax expense                                                      182            250             203             229
                                                                   -------------     -----------    -----------     ------------

    Net income                                                       $      365       $    494        $    405        $   645
                                                                   =============     ===========    ===========     ============

    Per share:
        Net income                                                   $      .31       $    .42        $    .34        $   .55
        Net income, diluted                                                 .30            .39             .33            .51
        Cash dividends declared                                             .20              -               -              -

    2004
    Total interest income                                            $    2,484       $  2,611        $  2,809        $ 3,110
    Total interest expense                                                  726            736             792            944
                                                                   -------------     -----------    -----------     ------------
        Net interest income                                               1,758          1,875           2,017          2,166
    Provision for loan losses                                               134            154             213            171
                                                                   -------------     -----------    -----------     ------------
    Net interest income after provision for
           loan losses                                                    1,624          1,721           1,804          1,995
    Total non-interest income                                               573            487             431            472
    Total non-interest expense                                            1,709          1,742           1,795          1,982
    Income tax expense                                                      161            164             152            159
                                                                   -------------     -----------    -----------     ------------

    Net income                                                       $      327       $    302        $    288       $    326
                                                                   =============     ===========    ===========     ============
    Per share:
        Net income                                                   $      .28       $    .26        $    .25       $    .28
        Net income, diluted                                                 .27            .25             .24            .27
        Cash dividends declared                                             .15              -               -              -
Exhibit D-26

                                                     THE FIRST BANCSHARES, INC.

                                                  UNAUDITED FINANCIAL STATEMENTS

                                                           JUNE 30, 2006
Exhibit D-27

                                    THE FIRST BANCSHARES, INC.
                                          BALANCE SHEET
                                           (Unaudited)

($ amounts in thousands)
                                             June 30, 2006
      ASSETS

Cash and due from banks                          $ 13,510
Interest-bearing deposits with banks                  240
Federal funds sold                                    365
                                                 --------
   Total cash and cash equivalents                 14,115

Securities held-to-maturity, at amortized cost         14
Securities available-for-sale, at fair value       56,392
Other securities                                    2,348
Loans held for sale                                 5,587
Loans                                             235,065
Allowance for loan losses                          (2,623)
                                                 --------
       LOANS, NET                                 232,442
Premises and equipment                              8,538
Interest receivable                                 2,026
Cash surrender value                                5,150
Other assets                                        2,617
                                                 --------
                                                 $329,229
                                                 ========
LIABILITIES AND SHAREHOLDERS' EQUITY

      Non-interest bearing                       $ 55,142
      Time, $100,000 or more                       58,880
      Interest-bearing                            154,615
                                                 --------
          TOTAL DEPOSITS                          268,637
   Interest payable                                   665
   Borrowed funds                                  28,831
   Subordinated debentures                         11,217
   Other liabilities                                  420
                                                 --------
          TOTAL LIABILITIES                       309,770

SHAREHOLDERS' EQUITY:
   Common stock, $1 par value. Authorized           2,406
      10,000,000 shares; 2,406,124 issued
   Preferred stock, par value $1 per share,
      10,000,000 shares authorized; no shares
      issued or outstanding                             -
   Treasury stock, at cost, 26,494 shares            (464)
   Additional paid-in capital                      12,067
   Retained earnings                                6,063
   Accumulated other comprehensive loss              (613)
                                                 --------
          TOTAL SHAREHOLDERS' EQUITY               19,459
                                                 $329,229
                                                 ========
Exhibit D-28

                          THE FIRST BANCSHARES, INC.
                             STATEMENT OF INCOME
                                 (Unaudited)

($ amounts in thousands except earnings per share)

                                                      Six Months Ended
                                                       June 30, 2006
INTEREST INCOME:
   Loans, including fees                               $  8,761
   Securities:
      Taxable                                             1,278
      Tax exempt                                             98
   Federal funds sold                                       255
   Other                                                      -
                                                       ---------
        TOTAL INTEREST INCOME                            10,392

INTEREST EXPENSE:
   Deposits                                               2,811
   Other borrowings                                       1,005
                                                       ---------
        TOTAL INTEREST EXPENSE                            3,816
                                                       ---------
        NET INTEREST INCOME                               6,576
PROVISION FOR LOAN LOSSES                                   294
                                                       ---------
  NET INTEREST INCOME
    AFTER PROVISION FOR LOAN LOSSES                       6,282

NONINTEREST INCOME:
   Service charges on deposit accounts                      592
   Other service charges,
     commissions and fees                                   307
   Gain on sale of properties                               224
                                                       ---------
     TOTAL NONINTEREST INCOME                             1,123
                                                       ---------

NONINTEREST EXPENSES:
   Salaries and employee benefits                         2,938
   Occupancy and equipment expense                          622
   Other operating expenses                               1,409
                                                       ---------
      TOTAL NONINTEREST EXPENSES                          4,969
                                                       ---------
         INCOME BEFORE INCOME TAXES                       2,436
INCOME TAXES                                                688
                                                       ---------
          NET INCOME                                    $ 1,748
                                                       =========

EARNINGS PER SHARE - BASIC                               $  .74
EARNINGS PER SHARE - ASSUMING DILUTION                   $  .69
DIVIDENDS PER SHARE                                      $  .16
Exhibit D-29

                                                     EXHIBIT E

                                     AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                        OF
                                          FIRST NATIONAL BANK OF WIGGINS
                                               FOR THE PERIODS ENDED
                                     DECEMBER 31, 2003 AND DECEMBER 31, 2004;

                                    UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                        OF
                                          FIRST NATIONAL BANK OF WIGGINS
                                               FOR THE PERIOD ENDED
                                                DECEMBER 31, 2005,
                                           AND THE INTERIM PERIOD ENDED
                                                  JUNE 30, 2006
Exhibit E-1

                                           INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
First National Bank of Wiggins
Wiggins, Mississippi

We have  audited the  accompanying  balance  sheets of First  National  Bank of Wiggins as of December 31, 2004 and
2003,  and the related  statements of operations,  changes in  stockholders'  equity,  and cash flows for the years then ended.  These financial  statements are the  responsibility of the Bank's  management.  Our  responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our audits in  accordance  with  auditing  standards  generally  accepted  in the  United  States of
America.  Those  standards  require  that we plan and  perform  the  audits to obtain  reasonable  assurance  about whether the financial statements are free of material misstatement.  An audit includes examining,  on a test basis, evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes assessing the accounting  principles  used and  significant  estimates  made by  management,  as well as  evaluating  the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Bank will continue as a going concern.  As discussed in Note G to the financial statements, at December 31, 2004, the Bank did not meet its minimum capital requirements established by the Office of the Comptroller of the Currency (OCC) according to its consent order.  The Bank also has suffered recurring losses from operations.  The Bank has filed a capital plan with the OCC outlining its plans for attaining the required levels of regulatory capital.  The Bank has received notification from the OCC rejecting its capital plan.  Failure to meet the capital requirements and other conditions of the OCC included in the consent order would expose the institution to regulatory sanctions that may include restrictions on operations and growth, mandatory asset dispositions, and seizure.  These matters raise substantial doubt about the ability of the Bank to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Exhibit E-2

Board of Directors and Stockholders
First National Bank of Wiggins

March 24, 2005

In our  opinion,  the  financial  statements  referred to above  present  fairly,  in all  material  respects,  the financial  position of the First  National Bank of Wiggins as of December 31, 2004 and 2003, and the results of its operations  and its cash  flows for the  years  then  ended in  conformity  with  accounting  principles  generally accepted in the United States of America.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 24, 2005
Exhibit E-3

                                                  FIRST NATIONAL BANK OF WIGGINS
                                                       BALANCE SHEETS
                                                  DECEMBER 31, 2004 AND 2003

          ASSETS                                                                             2004             2003
                                                                                        ------------      ------------

Cash and due from banks                                                                 $  1,694,265      $  1,417,664
Federal funds sold                                                                           175,000         1,200,000
                                                                                        ------------      ------------
Total cash and cash equivalents                                                            1,869,265         2,617,664
Securities                                                                                17,632,715        16,707,186
Other Securities                                                                             336,450           324,400
Loans, net of allowance for loan losses of $975,122
    in 2004 and $1,306,123 in 2003                                                        25,291,600        27,815,094
Premises and equipment                                                                       727,102           764,831
Interest receivable                                                                          315,285           383,647
Foreclosed assets                                                                            757,459         1,062,971
Other assets                                                                                 505,592           658,773
                                                                                        ------------      ------------

Total assets                                                                            $ 47,435,468      $ 50,334,566
                                                                                        ============      ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing                                                                 $  6,540,048      $  5,211,052
    Interest-bearing                                                                      36,971,396        40,502,859
                                                                                        ------------      ------------
       Total deposits                                                                     43,511,444        45,713,911
Interest payable                                                                             116,029           124,969
Borrowed funds                                                                                24,133            41,478
Other liabilities                                                                             36,884           122,463
                                                                                        ------------      ------------
       Total liabilities                                                                  43,688,490        46,002,821
                                                                                        ------------      ------------
Stockholders' Equity:
    Common stock, $10 par value, authorized 50,000 and
       25,000 shares in 2004 and 2003, respectively; issued
       and outstanding 23,728 and 23,177 shares in 2004
       and 2003, respectively                                                                237,280           231,770
    Additional paid-in capital                                                             4,908,320         4,803,630
    Accumulated deficit                                                                   (1,318,730)         (707,705)
    Accumulated other comprehensive income (loss)                                            (79,892)            4,050
                                                                                        ------------      ------------
       Total stockholders' equity                                                       $  3,746,978      $  4,331,745
                                                                                        ------------      ------------
Total Liabilities & Stockholders' Equity                                                $ 47,435,468      $ 50,334,566
                                                                                        ============      ============

The accompanying notes are an integral part of these statements.
Exhibit E-4

                                            FIRST NATIONAL BANK OF WIGGINS
                                                  STATEMENTS OF INCOME
                                      YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                2004               2003
                                                                                             ------------      ------------
INTEREST INCOME
    Interest and fees on loans                                                               $  1,926,975      $  2,460,819
    Interest and dividends on securities:
       Taxable                                                                                    526,328           466,516
       Nontaxable                                                                                  15,744            16,813
    Interest on federal funds sold                                                                 17,972            26,596
    Other                                                                                              85                72
                                                                                             ------------      ------------
    Total interest income                                                                       2,487,104         2,970,816
                                                                                             ------------      ------------
INTEREST EXPENSE
    Interest on time deposits of $100,000 or more                                                 372,857           420,565
    Interest on other deposits                                                                    831,865         1,017,718
    Interest on borrowed funds                                                                        969             1,610
                                                                                             ------------      ------------
    Total interest expense                                                                      1,205,691         1,439,893
                                                                                             ------------      ------------
    Net interest income                                                                         1,281,413         1,530,923
    Provision for loan losses                                                                     287,187            87,934
                                                                                             ------------      ------------
       Net interest income after provision for loan losses                                        994,226         1,442,989
                                                                                             ------------      ------------
OTHER INCOME
    Service charges on deposit accounts                                                           456,085           502,930
    Other service charges and fees                                                                 68,067            47,150
    Securities gains (losses), net                                                                 (6,258)                -
    Gain (loss) on sale of foreclosed assets, net                                                     644           (85,696)
    Other                                                                                          21,485            56,517
                                                                                             ------------      ------------
       Total other income                                                                         540,023           520,901
                                                                                             ------------      ------------
OTHER EXPENSE
    Salaries                                                                                      724,796           737,867
    Employee benefits                                                                             201,951           186,590
    Occupancy                                                                                      98,066            89,540
    Furniture and equipment                                                                       167,073           165,359
    Write-down of foreclosed assets                                                               102,231                 -
    Directors' fees                                                                                38,640            39,930
    Printing, stationery, and supplies                                                             74,901            86,407
    Data processing fees                                                                           43,777            50,239
    Consulting fees                                                                                 4,723            37,859
    Property foreclosure                                                                          103,186            69,285
    FDIC deposit insurance assessments                                                             83,575            56,259
    Audits and examinations                                                                       104,802            96,845
    Blanket bond insurance                                                                         44,798            21,452
    Postage                                                                                        34,599            28,760
    Legal                                                                                          42,813            45,415
    Computer                                                                                       36,333             9,239
    Other losses                                                                                    7,936           137,779
    Other                                                                                         222,636           184,218
                                                                                             ------------      ------------
       Total other expense                                                                      2,136,836         2,043,043
                                                                                             ------------      ------------
Loss before income taxes                                                                         (602,587)          (79,153)
Income tax expense                                                                                  8,438                 -
                                                                                             ------------      ------------
Net Loss                                                                                     $   (611,025)     $    (79,153)
                                                                                             ============      ============

The accompanying notes are an integral part of these statements.
Exhibit E-5

                                            FIRST NATIONAL BANK OF WIGGINS
                                   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                      YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                         Accumulated
                                                                                            Other
                                                                                            Compre-
                                   Compre-                   Additional                    hensive
                                    hensive      Common         Paid-in      Accumulated    Income
                                    Income        Stock         Capital      Deficit        (Loss)       Total
                                -----------    ----------    -----------    ----------   -----------   ----------
Balance,
      January 1, 2003                          $  200,000    $ 4,200,000    $ (628,552)   $  68,306    $3,839,754

Comprehensive income:
    Net loss for 2003            $  (79,153)            -              -       (79,153)           -       (79,153)

    Net change in
      unrealized gain
      (loss) on available-
      for-sale securities,
      net of tax                    (64,256)            -              -             -      (64,256)      (64,256)
                                -----------
    Comprehensive loss           $ (143,409)
                                ===========

Issuance of stock                                  31,770        603,630             -            -       635,400
                                               ----------    -----------    ----------    ---------    ----------

Balance,
    December 31, 2003                             231,770      4,803,630      (707,705)       4,050     4,331,745

Comprehensive income:
    Net income for 2004         $ (611,025)             -              -      (611,025)           -      (611,025)
     Net change in
      unrealized gain
      (loss) on available-
      for-sale securities,
      net of tax                   (83,942)             -              -             -      (83,942)      (83,942)
                                -----------
    Comprehensive loss          $ (694,967)
                                ===========

Issuance of common stock                            5,510        104,690             -            -       110,200
                                               ----------    -----------    ----------    ---------    ----------

Balance,
     December 31, 2004                         $  237,280    $ 4,908,320   $(1,318,730)   $ (79,892)   $3,746,978
                                               ==========    ===========   ===========   ============  ==========

The accompanying notes are an integral part of these statements
Exhibit E-6

                                            FIRST NATIONAL BANK OF WIGGINS
                                             STATEMENTS OF CASH FLOWS
                                      YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                               2004               2003
                                                                                           ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                               $   (611,025)       $    (79,153)
    Adjustments to reconcile net loss to net cash:
       Depreciation and amortization                                                            109,873              99,693
       Deferred income tax expense (benefit)                                                     89,438             (81,000)
       Provision for loan losses                                                                287,187              87,934
       FHLB stock dividends                                                                      (3,700)             (4,400)
       (Gain) loss on sale of foreclosed assets                                                    (644)             85,696
       Write-down of foreclosed assets                                                          102,231                   -
       Armotization of premiums and discounts on securities, net                                 63,297              30,770
       Losses on sale of securities, net                                                          6,258                   -
       Changes in:
          Interest receivable                                                                    68,362             138,445
          Other assets                                                                          113,333               5,736
          Interest payable                                                                       (8,940)            (31,620)
          Other liabilities                                                                     (85,579)            104,976
                                                                                           ------------        ------------
       Net cash provided by operating activities                                                130,091             357,077
                                                                                           ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of available-for-sale securities                                              (10,161,157)        (16,706,314)
    Proceeds from sales of available-for-sale securities                                      2,707,470                   -
    Proceeds from maturities and calls of available-for-sale securities                       5,794,085           9,510,394
    Proceeds from maturities and calls of held-to-maturity                                      530,986           1,159,458
    Purchases of other securities                                                                (8,350)                  -
    Decrease in loans                                                                         1,495,221           8,016,844
    Proceeds from sale of foreclosed assets                                                     945,011             386,415
    Additions to premises and equipment                                                         (72,144)           (167,228)
                                                                                           ------------        ------------
    Net cash used in investing activities                                                     1,231,122           2,199,569
                                                                                           ------------        ------------

The accompanying notes are an integral part of these statements.
Exhibit E-7

                                            FIRST NATIONAL BANK OF WIGGINS
                                             STATEMENTS OF CASH FLOWS
                                      YEARS ENDED DECEMBER 31, 2004 AND 2003

(Continued)
                                                                                               2004               2003
                                                                                           ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Decrease in deposits                                                                   $ (2,202,467)     $ (3,820,798)
    Issuance of common stock                                                                    110,200           635,400
    Proceeds from issuance of borrowed funds                                                          -            36,758
    Repayment of borrowed funds                                                                 (17,345)          (15,167)
                                                                                          --------------     --------------

Net cash provided by financing activities                                                    (2,109,612)       (3,163,807)
                                                                                          --------------     --------------

Net decrease in cash and cash equivalents                                                      (748,399)         (607,161)

Cash and cash equivalents at beginning of year                                                2,617,664         3,224,825
                                                                                          --------------     --------------

Cash and cash equivalents at end of year                                                   $  1,869,265       $ 2,617,664
                                                                                          ==============     ==============

Cash paid (received) during the year for:

    Interest                                                                               $  1,214,631       $ 1,471,513
    Income taxes                                                                               (159,416)                -

Non-cash activities:
    Transfers of loans to foreclosed assets                                                     653,786           960,889

The accompanying notes are an integral part of these statements.
Exhibit E-8

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    The  accounting  and  reporting  policies of First  National  Bank of Wiggins (the Bank)  conform to accounting principles  generally  accepted in the United  States of America and,  where  applicable,  to general  practice within the banking industry. The following is a description of the significant policies:

     1.   Nature of Operations

    The Bank  provides  full  banking  services.  It  operates  under a  national  bank  charter  and is subject to regulation  of the  Office of the  Comptroller  of the  Currency  (OCC).  The Bank  serves  the  Stone  County,
    Mississippi area.

     2.   Estimates

    In preparing  financial  statements in conformity with accounting  principles  generally accepted in the United
    States of America,  management is required to make estimates and assumptions  that affect the reported  amounts of  assets  and  liabilities  and the  disclosure  of  contingent  assets  and  liabilities  at the date of the financial  statements and revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

    The  determination  of the  adequacy  of the  allowance  for  loan  losses  is  based  on  estimates  that  are particularly  susceptible  to  significant  changes  in the  economic  environment  and market  conditions.  In connection with the determination of the estimated losses on loans,  management obtains independent  appraisals for significant  collateral.  The Bank's loans are generally secured by specific items of collateral  including real property,  consumer  assets,  and business assets.  Although the Bank has a diversified loan portfolio,  a substantial  portion  of its  debtors'  ability  to honor  their  contracts  is  dependent  on  local  economic conditions.  While management uses available  information to recognize losses on loans,  further changes in the allowance may be necessary based on changes in local economic  conditions.  In addition,  regulatory  agencies, as an integral part of their  examination  process,  periodically  review the estimated  losses on loans.  Such agencies may require,  and have  required,  the Bank to recognize  additional  losses based on their  judgments about  information  available  to them at the time of  their  examination.  Because  of  these  factors,  it is reasonably  possible that the estimated losses on loans may change  materially in the near term.  However,  the amount of the change that is reasonably possible cannot be estimated.
Exhibit E-9

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

     3.   Securities

    Investments in securities are accounted for as follows:

    Available-for-Sale Securities

    Securities  classified  as  available-for-sale  are  those  securities  that  are  intended  to be held  for an indefinite  period of time but not  necessarily  to  maturity.  Any decision to sell a security  classified  as available-for-sale  would be based on various factors including  movements in interest rates,  liquidity needs, security  risk  assessments,  changes in the mix of assets and  liabilities  and other similar  factors.  These securities  are carried at their  estimated  fair  value,  and the net  unrealized  gain or loss is reported as accumulated  other  comprehensive  income.  Premiums and discounts are recognized in interest  income using the interest method.

    Gains and losses on the sale of  available-for-sale  securities are  determined  using the adjusted cost of the specific security sold.

    Securities to be Held-to-Maturity

    Securities  classified  as  held-to-maturity  are those  securities  for which  there is a positive  intent and ability to hold to maturity.  These  securities  are carried at cost adjusted for  amortization  of premium and accretion of discount, computed by the interest method.

    Trading Account Securities

    Trading  account  securities are those  securities  which are held for the purpose of selling them at a profit.
    There were no trading account securities on hand at December 31, 2004 and 2003.

    Other Securities

    Other  securities  are  carried  at cost and are  restricted  in  marketability.  Other  securities  consist of investments in the Federal Home Loan Bank (FHLB) and the Federal Reserve Bank.

     4.   Loans

    Loans are generally  carried at the  principal  amount  outstanding  and adjusted for the  allowances  for loan losses.  Interest  is accrued  into  income  based upon the  principal  outstanding  and the stated rate of the loan.

                                                       ( Continued )
Exhibit E-10

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

     4.   Loans  (Continued)

    A loan is  considered to be impaired when it appears  probable  that the entire amount  contractually  due will not be collected.  Factors  considered in determining  impairment  include payment status,  collateral  values, and the  probability  of  collecting  scheduled  payments  of  principal  and  interest  when  due.  Generally, impairment is measured on a loan by loan basis using the fair value of the supporting collateral.

     The accrual of interest on significant loans, as determined by bank management, is discontinued when, in the opinion of management, there are indications that the borrower may be unable to meet payments as they become due.
    Thereafter, no interest is taken into income until received.

    Direct loan costs and any related loan  origination  fees are recognized  currently as period costs and income, respectively,  and do not vary  materially  from the results that would be recorded  using the deferral  method prescribed by Financial  Accounting  Standards  Board (FASB) No. 91,  "Accounting  for  Nonrefundable  Fees and
    Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."

    5.     Allowance for Loan Losses

    The  allowance  for loan losses is maintained  at a level  believed  adequate by management to absorb  probable losses  inherent in the loan  portfolio and is based on the size and current risk  characteristics  of the loan portfolio,  an assessment  of  individual  problem  loans,  actual and  anticipated  loss  experience,  current economic  events,  internal and regulatory loan reviews,  and other  pertinent  factors,  including  regulatory guidance and general  economic  conditions.  Determination  of the  allowance is  inherently  subjective  as it requires significant  estimates,  including the evaluation of collateral  supporting impaired loans,  estimated losses on pools of  homogeneous  loans  based on  historical  loss  experience,  and  consideration  of current economic  trends,  all of which may be susceptible to significant  change.  Loan losses are charged off against the allowance,  while recoveries of amounts previously  charged off are credited to the allowance.  A provision for loan losses is charged to operations based on management's  periodic  evaluation of the factors  previously mentioned, as well as other pertinent factors.

                                                   ( Continued )
Exhibit E-11

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

    5.     Allowance for Loan Losses (Continued)

    The  allowance  for  loan  losses  consists  of an  allocated  component  and  an  unallocated  component.  The components  of the allowance for loan losses  represent an  estimation  done pursuant to either FASB  Statement
    No. 5, "Accounting for  Contingencies,"  or FASB Statement No. 114,  "Accounting by Creditors for Impairment of
    a Loan." The allocated  component of the allowance for loan losses reflects  expected losses  resulting from an analysis  developed  through  specific credit  allocations for individual  loans and historical loss experience for each  loan  category.  The  specific  allocations  are based on a  regular  review  of all loans  where the internal  credit rating is at or below a  predetermined  classification.  The  historical  loan loss element is determined  statistically  using loss  experience and the related  internal  gradings of loans charged off. The analysis is  performed  quarterly  and loss  factors  are updated  regularly  based on actual  experience.  The allocated  component of the allowance for loan losses also includes  consideration of the amounts necessary for any concentrations and changes in portfolio mix and volume.

    The unallocated  portion of the allowance  reflects  management's  estimate of probable inherent but undetected losses  within the  portfolio  due to  uncertainties  in economic  conditions,  changes in  collateral  values, unfavorable  information  about a borrower's  financial  condition,  and other risk factors.  In addition,  the unallocated  allowance includes a component that explicitly  accounts for the inherent  imprecision in the loan loss analysis.

    6.Premises and Equipment

    Premises and equipment are stated at cost, less  accumulated  depreciation and  amortization.  Depreciation and amortization are determined using the straight-line  and accelerated  methods at rates calculated to depreciate or amortize the cost of the assets over their estimated useful lives.

    Repairs and maintenance  expenditures are charged to operating  expenses;  major  expenditures for renewals and betterments are  capitalized and depreciated  over their  estimated  useful lives.  Upon  retirement,  sale, or other  disposition of premises and equipment,  the cost and  accumulated  depreciation  are eliminated from the accounts, and any gains or losses are included in operations.

                                                   ( Continued )
Exhibit E-12

                                                FIRST NATIONAL BANK OF WIGGINS
                                               NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

     7.   Employee Benefits

    The Bank provides a deferred  compensation  arrangement (401(k) plan) whereby employees contribute a percentage of their  compensation.  Eligible  employees  are allowed to  contribute  up to 10% of their  compensation,  as defined  in the  plan,  and the  Bank  matches  up to 4% of the  employee  contribution.  For the  years  ended
    December 31, 2004 and 2003, expense attributable to the Plan amounted to $19,403 and $14,650, respectively.

     8.   Income Taxes

    Deferred  income tax assets and  liabilities  are  determined  using the liability (or balance  sheet)  method.
    Under this  method,  the net deferred  tax asset or  liability  is  determined  based on the tax effects of the differences  between the book and tax bases of the  various  balance  sheet  assets and  liabilities  and gives current recognition to changes in tax rates and laws.

     9.   Foreclosed Assets

    Real estate properties  acquired through or in lieu of loan foreclosure are initially  recorded at the lower of the  Bank's  carrying  amount  or fair  value  less  estimated  selling  cost at the date of  foreclosure.  Any write-downs  based on the asset's fair value at the date of the  acquisition  are charged to the  allowance for loan losses.  After  foreclosure,  property held for sale is carried at the lower of the new cost basis or fair value  less cost to sell.  Impairment  losses on  property  to be held and used are  measured  as the amount by which the carrying  amount of a property  exceeds its fair value.  Costs of significant  property  improvements are  capitalized,  whereas  costs  relating to holding  property  are  expensed.  Valuations  are  periodically performed by management,  and any subsequent write-downs are recorded as a charge to operations,  if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

    10.   Statement of Cash Flows

    For purposes of reporting  cash flows,  cash and cash  equivalents  include cash and due from banks and federal funds sold.  Generally, federal funds are sold for one to seven-day periods.

                                                   ( Continued )
Exhibit E-13

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

    11.   Off-Balance Sheet Financial Instruments

    In the  ordinary  course  of  business,  the Bank has  entered  into  off-balance-sheet  financial  instruments consisting  of  commitments  to extend  credit.  Such  financial  instruments  are  recorded  in the  financial statements when they are exercised.

    12.   Accounting Pronouncements

    On September 30, 2004, the FASB issued FASB Staff Position  ("FSP")  Emerging  Issues Task Force ("EITF") Issue
    No. 03-1-1 delaying the effective date of paragraphs  10-20 of EITF 03-1, "The Meaning of  Other-Than-Temporary
    Impairment and Its Application to Certain  Investments."  The EITF Issue provides  guidance for determining the meaning of  "other-than-temporarily  impaired" and its application to certain debt and equity securities within the  scope  of SFAS  No.  115,  "Accounting  for  Certain  Investments  in Debt  and  Equity  Securities",  and
    investments  accounted for under the cost method.  The guidance  requires that investments  which have declined in  value  due  to  credit  concerns  or  solely  due  to  changes  in  interest  rates  must  be  recorded  as other-than-temporarily  impaired  unless the Bank can assert and demonstrate its intention to hold the security for a period  of time  sufficient  to allow  for a  recovery  of fair  value  up to or  beyond  the cost of the investment  which  might  mean  maturity.  The delay of the  effective  date of EITF  03-1  will be  superceded concurrent  with the final  issuance of proposed  FSP Issue  03-1-a.  Proposed  FSP Issue 03-1-a is intended to provide  implementation  guidance with respect to all securities analyzed for impairment under paragraphs 10-20 of EITF 03-1.  Management  continues  to closely  monitor  and  evaluate  how the  provisions  of EITF 03-1 and proposed FSP Issue 03-1-a will affect the Bank.

     In December 2003, the Accounting  Standards  Executive  Committee  issued  Statement of Position ("SOP") 03-3,
     "Accounting  for Certain  Loans or Debt  Securities  Acquired in a Transfer."  The SOP is effective  for loans acquired in fiscal years  beginning  after  December 15, 2004. The SOP addresses  accounting  for  differences between  contractual cash flows and cash flows expected to be collected from an investor's  initial investment in loans or debt securities  acquired in a transfer if those differences are  attributable,  at least in part, to credit  quality.  The SOP applies to loans  acquired in business  combinations  but does not apply to loans originated  by the Bank.  Management  does not believe the  provision  of this  standard  will have a material impact on the results of future operations.

     13.   Reclassifications

     Certain prior period amounts have been reclassified to conform with the 2004 presentation.

                                                   ( Continued )
Exhibit E-14

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

    14.    Advertising Costs

    Advertising  costs are  expensed in the period in which they are  incurred.  Advertising  expense for the years ended December 31, 2004 and 2003, was $7,712 and $15,597, respectively.

NOTE B - SECURITIES

    Securities at December 31, 2004 and 2003,  consisted of  available-for-sale  securities  with a carrying amount of $16,946,151 and $15,491,670,  respectively,  and securities to be held-to-maturity with a carrying amount of
    $686,564 and $1,215,516,  respectively.  The amortized cost, gross unrealized  gains,  gross unrealized  losses and estimated fair value of these securities at December 31, 2004 and 2003, are as follows:

                                                                             December 31, 2004
                                                    -------------------------------------------------------------------------
                                                                              Gross            Gross           Estimated
                                                          Amortized        Unrealized       Unrealized             Fair
                                                            Cost              Gains           Losses             Value
                                                    ------------------  ---------------  ----------------  ------------------
      Available-for-sale securities:
          Obligations of other U. S.
            Government agencies                      $       8,575,199   $        3,981   $       73,847    $     8,505,333
          Mortgage backed securities                         5,487,139            5,026           40,232          5,451,933
          Corporate securities                               1,956,099             -               1,375          1,954,724
          Mutual Fund                                        1,047,524             -              13,363          1,034,161
                                                    ------------------  ---------------  ----------------  ------------------

                                                     $      17,065,961   $        9,007   $      128,817    $    16,946,151
                                                    ==================  ===============  ================  ==================
      Held-to-maturity securities:
          Obligations of other U. S.
            Government agencies                      $       249,939    $        7,171    $         -        $      257,110
          Obligations of states and
            political subdivisions                           414,946             3,409              -               418,355
          Mortgage backed securities                          21,679                37              -                21,716
                                                    ------------------  ---------------  ----------------  ------------------
                                                     $       686,564    $       10,617    $         -        $      697,181
                                                    ==================  ===============  ================  ==================

                                                           ( Continued )
Exhibit E-15

                                             FIRST NATIONAL BANK OF WIGGINS
                                             NOTES TO FINANCIAL STATEMENTS
                                              DECEMBER 31, 2004 AND 2003

NOTE B - SECURITIES   (Continued)
                                                                                       December 31, 2003
                                                           ------------------------------------------------------------------------
                                                                                      Gross           Gross           Estimated
                                                                  Amortized      Unrealized      Unrealized             Fair
                                                                    Cost              Gains          Losses             Value
                                                           ------------------  ---------------  ----------------  -----------------
       Available-for-sale securities:
          Obligations of other U. S.
            Government agencies                              $     9,557,386     $      38,095   $      27,638      $   9,567,843
          Obligations of states and
            political subdivisions                                   320,000              -               -               320,000
          Mortgage backed securities                               2,871,036            18,866           5,788          2,884,114
          Corporate securities                                       704,545             2,266            -               706,811
          Mutual Fund                                              2,024,981              -             12,079          2,012,902
                                                           ------------------  ---------------  ----------------  -----------------
                                                             $    15,477,948     $      59,227   $      45,505     $   15,491,670

      Held-to-maturity securities:
          Obligations of other U. S.
            Government agencies                              $       747,999     $      30,988   $           -     $      778,987
          Obligations of states and
            political subdivisions                                   414,832            12,933               -            427,765
          Mortgage backed securities                                  52,685               534               -             53,219
                                                           ------------------  ---------------  ----------------  -----------------
                                                             $     1,215,516     $      44,455   $           -     $    1,259,971
                                                           ==================  ===============  ================  =================

    The details  concerning  securities  classified as available for sale with unrealized losses as of December 31,
    2004 and 2003, were as follows:

                                          Losses < 12 Months           Losses > 12 Months                    Total
                                  -------------------------------- ---------------------------   --------------------------------
                                         Estimated       Gross        Estimated       Gross            Estimated        Gross
                                          Fair        Unrealized       Fair         Unrealized          Fair           Unrealized
                                         Value          Losses         Value         Losses             Value            Losses
                                  -----------------  ------------ --------------  -------------- ------------------ --------------
      2004:
         Obligations of other
           U. S. Government
           agencies                 $    17,032,958   $   73,847   $         -     $       -      $     17,032,958     $   73,847
         Mortgage backed
           securities                     5,082,726       40,232             -             -             5,082,726         40,232
         Corporate securities               900,000        1,375             -             -               900,000          1,375
         Mutual Fund                              -            -     1,047,524        13,363             1,047,524         13,363
                                  -----------------  ------------ --------------  -------------- ------------------ --------------
                                    $    23,015,684   $  115,454   $ 1,047,524     $  13,363      $     24,063,208     $  128,817
                                  =================  ============ ==============  ============== ================== ==============

                                                                      ( Continued )
Exhibit E-16

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE B - SECURITIES   (Continued)

                                          Losses < 12 Months             Losses > 12 Months                     Total
                                   ------------------------------  ----------------------------  ---------------------------------
                                       Estimated        Gross        Estimated       Gross           Estimated         Gross
                                         Fair         Unrealized       Fair        Unrealized          Fair           Unrealized
                                         Value          Losses        Value          Losses            Value           Losses
                                   ---------------- ------------- --------------- -------------- ------------------ --------------
      2003:
         Obligations of other
           U. S. Government
           agencies                 $     5,476,045   $   27,638   $         -     $        -      $     5,476,045      $  27,638
         Mortgage backed
           securities                       912,707        5,788             -              -              912,707          5,788
         Mutual Fund                      2,024,981       12,079             -              -            2,024,981         12,079
                                   ---------------- ------------- --------------- -------------- ------------------ --------------
                                    $     8,413,733   $   45,505   $         -      $       -      $     8,413,733      $  45,505
                                   ================ ============= =============== ============== ================== ==============

    As of December 31, 2004,  approximately 64% of the number of securities in the investment  portfolio  reflected an  unrealized  loss.  Management  is of the opinion the Bank has the  ability to hold these  securities  until such time as the value  recovers or the  securities  mature.  Management  also  believes the  deterioration  in value is attributable to changes in market interest rates and not to the credit quality of the issuer.

    The  scheduled  maturities of  securities  available-for-sale  and  securities  to be  held-to-maturity  are as follows:

                                                                                    December 31, 2004
                                                         --------------------------------------------------------------------------
                                                                    Available-for-Sale                   Held-to-Maturity
                                                         --------------------------------------  ----------------------------------
                                                                                   Estimated                          Estimated
                                                                 Amortized           Fair         Amortized             Fair
                                                                   Cost              Value            Cost              Value
                                                         -------------------  ----------------  -----------------  ----------------

      Due in one year or less                               $     1,850,029    $     1,843,749    $     194,946     $     197,866
      Due after one year through five years                       6,926,147          6,862,363          369,939           377,336
      Due after five years through ten years                        500,000            499,220          100,000           100,263
      Due after ten years                                         1,255,122          1,254,725             -                 -
      Mortgage backed and mutual fund                             6,534,663          6,486,094           21,679            21,716
                                                         -------------------  ----------------  -----------------  ----------------
                                                            $    17,065,961    $    16,946,151    $     686,564     $     697,181
Exhibit E-17

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE B - SECURITIES   (Continued)

    Gross gains of $1,507 and gross  losses of $7,765 were  realized in  securities  available-for-sale  in 2004.
    The Bank had no sales of securities during 2003.

    Securities  with a carrying value of $4,394,000  and $6,206,000 at December 31, 2004 and 2003,  respectively, were pledged for various purposes as required by law.

NOTE C - LOANS

    Loans outstanding include the following types at December 31, 2004 and 2003:

                                                                                                    2004            2003
                                                                                             --------------   ---------------
                                                                                                       (In Thousands)

      Real estate                                                                              $     19,397     $    14,074
      Commercial and industrial                                                                       1,530           3,696
      Loans to individuals for personal expenditures                                                  5,064          10,859
      Overdrafts                                                                                         43              36
      Other                                                                                             233             456
                                                                                             --------------   ---------------
          Total loans                                                                                26,267          29,121
      Allowance for loan losses                                                                        (975)         (1,306)
                                                                                             --------------   ---------------
                                                                                               $     25,292     $    27,815
                                                                                             ==============   ===============

    At  December  31,  2004 and  2003,  the  recorded  investment  in loans  considered  to be  impaired  totaled approximately  $1,311,000  and  $2,550,000,  respectively.  The  allowance  for loan losses  related to these loans approximated  $272,000 and $583,000 at December 31, 2004 and 2003,  respectively.  The average recorded investment  in  impaired  loans  during  the  years  ended  December  31,  2004 and 2003,  was  approximately
    $1,602,000  and  $2,809,000,  respectively.  For the years ended  December  31, 2004 and 2003,  the amount of income  recognized  on impaired  loans was  immaterial.  At  December  31,  2004 and 2003,  nonaccrual  loans amounted to  approximately  $1,198,000  and $2,297,000  respectively,  and loans past due ninety days or more and still accruing  interest  amounted to approximately  $372,000 and $566,000 at December 31, 2004 and 2003,
    respectively.

                                                  ( Continued )
Exhibit E-18

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE C - LOANS  (Continued)

    Transactions in the allowance for loan losses were as follows:
                                                                                                      Years Ended
                                                                                                      December 31,
                                                                                           -----------------------------------
                                                                                                 2004               2003
                                                                                           -----------------  ----------------

      Balance at beginning of year                                                          $    1,306,123     $   1,497,498
      Additions:
          Recoveries                                                                               162,667           195,079
          Provision for loan losses charged to operations                                          287,187            87,934
                                                                                           -----------------  ----------------
                                                                                                 1,755,977         1,780,511
      Deductions:
          Loans charged off                                                                        780,855           474,388
                                                                                           -----------------  ----------------
      Balance at end of year                                                                $      975,122     $   1,306,123
                                                                                           =================  ================

NOTE D - PREMISES AND EQUIPMENT

    The details of premises and equipment are as follows:
                                                                                                      December 31,
                                                                                           -----------------------------------
                                                                                                 2004               2003
                                                                                           -----------------  ----------------
      Premises:
          Land                                                                              $       86,737     $       86,737
          Buildings                                                                                933,584            933,584
      Equipment                                                                                  1,375,811          1,303,668
                                                                                           -----------------  ----------------
                                                                                                 2,396,132          2,323,989
      Less accumulated depreciation and amortization                                             1,669,030          1,559,158
                                                                                           -----------------  ----------------

                                                                                            $      727,102     $      764,831
                                                                                           =================  ================
Exhibit E-19

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE E - TIME DEPOSITS

    The aggregate  amount of time deposits in  denominations  of $100,000 or more for 2004 and 2003 was $11,833,000 and $14,781,000, respectively.

    Projected  maturities  of time  deposits  included in  interest-bearing  deposits at December 31, 2004,  are as follows (in thousands):

                                        Year                                     Amount
                                    ------------                            ------------------

                                        2005                                  $    11,686
                                        2006                                        4,028
                                        2007                                        7,382
                                        2008                                        3,910
                                        2009                                        3,136
                                     Thereafter                                      -
                                                                            ------------------
                                                                              $    30,142
                                                                            ==================

NOTE F - BORROWED FUNDS

    Borrowed funds consisted of the following:
                                                                                                       December 31,
                                                                                          ------------------------------------
                                                                                                 2004               2003
                                                                                          -----------------  -----------------

      Note payable to an individual.  Monthly installments of $885,
      including interest at 10%.                                                            $          858     $     10,846

      Note payable to a finance company.  Collateralized by an
      automobile.  Monthly installments of $613, bearing no interest.                               23,275           30,632
                                                                                          -----------------  -----------------

                                                                                            $       24,133     $     41,478
                                                                                          =================  =================

                                                   ( Continued )
Exhibit E-20

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE F - BORROWED FUNDS  (Continued)

    Annual principal repayment requirements at December 31, 2004, are as follows:

                                        Year                                     Amount
                                        ----                                 ---------------
                                        2005                                  $     8,204
                                        2006                                        7,352
                                        2007                                        7,352
                                        2008                                        1,225

    The Bank has available credit lines at the Federal Reserve and Federal Home Loan Bank.

NOTE G - REGULATORY MATTERS

    The Bank,  as a national  bank, is subject to the dividend  restrictions  set forth by the  Comptroller  of the
    Currency.  Under such  restrictions,  the Bank may not,  without the prior  approval of the  Comptroller of the
    Currency,  declare  dividends  in  excess of the sum of the  current  year's  earnings  (as  defined)  plus the retained earnings (as defined) from the prior two years.

    The Bank  operated  under an OCC Formal  Agreement  for the year 2002.  The  Agreement  provided,  among  other things,  that the Bank not accept  brokered  deposits  without  prior OCC approval and provided  certain  other directives regarding asset quality,  earnings,  and operations.  During its regulatory examination in 2002, the
    OCC  instructed the Bank to charge off  significant  amounts of loans and book  additional  provisions for loan losses.  Additional  regulatory  supervision and directives as a result of this examination came in the form of a Consent Order that  superseded  the Formal  Agreement.  The Consent Order,  effective July 9, 2003,  requires the Bank's  Board of Directors to increase  their  supervisory  roles,  raise and  maintain  capital  levels at prescribed minimums,  and implement certain operational  controls,  policies,  and procedures.  At December 31,
    2004,  the Bank continued to operate under the  regulatory  Consent Order.  During the years 2003 and 2004, the
    Bank sold 3,177 and 551 shares of common stock for $635,400 and $110,200, respectively.

    The Bank is subject to regulatory  capital  requirements  administered by federal banking agencies.  Failure to meet minimum capital  requirements  can initiate  certain  mandatory,  and possibly  additional  discretionary, actions by  regulators  that,  if  undertaken,  could  have a direct  material  effect on the Bank's  financial statements.  Under capital adequacy  guidelines and the regulatory  framework for prompt corrective action, the
    Bank must meet specific  capital  guidelines that involve  quantitative  measures of assets,  liabilities,  and certain  off-balance-sheet  items as calculated  under  regulatory  accounting  practices.  Capital amounts and classifications are also subject to qualitative judgment by regulators about components,  risk weightings,  and other related factors.

                                                   ( Continued )
Exhibit E-21

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE G - REGULATORY MATTERS (Continued)

    To ensure capital  adequacy,  quantitative  measures have been  established by regulators and these require the
    Bank to maintain  minimum  amounts  and ratios  (set forth in the table  below) of Total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital to adjusted total assets (leverage).

    At December 31, 2004,  the Bank was  adequately  capitalized  under the  guidelines  provided in the regulatory framework for prompt  corrective  action.  A financial  institution is considered to be adequately  capitalized if it has total  risk-based  capital ratio of 8% or more, has a Tier I risk-based  capital ratio of 4% or more, and has a Tier I leverage  capital ratio of 4% or more.  However,  at the most recent  examination  by the OCC, the Bank's capital was determined to be critically deficient.

    The actual  capital  amounts and ratios at December 31, 2004 and 2003,  are presented in the  following  table.
    No amount was deducted from capital for interest-rate risk exposure.

                                                                          December 31, 2004            December 31, 2003
                                                                    ---------------------------  ------------------------------
                                                                        Amount          Ratio       Amount          Ratio
                                                                    -------------   -----------  -------------   --------------
                                                                                         ($ In Thousands)

           Total risk-based                                          $     3,859         13.0%     $    4,462         13.5%
           Tier I risk-based                                               3,481         11.7%          4,035         12.2%
           Tier I leverage                                                 3,481          7.1%          4,035          8.0%

    The  minimum  amounts of capital  and  ratios as  established  by banking  regulators  in  accordance  with the regulatory framework for prompt corrective action at December 31, 2004 and 2003, were as follows:

                                                                          December 31, 2004            December 31, 2003
                                                                    ---------------------------  ------------------------------
                                                                        Amount          Ratio       Amount          Ratio
                                                                    -------------   -----------  -------------   --------------
                                                                                         ($ In Thousands)

           Total risk-based                                          $     2,372          8.0%     $     2,648         8.0%
           Tier I risk-based                                               1,186          4.0%           1,324         4.0%
           Tier I leverage                                                 1,960          4.0%           2,011         4.0%

                                                   ( Continued )
Exhibit E-22

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE G - REGULATORY MATTERS (Continued)

    The Consent Order issued in 2003  required the Bank to maintain  certain  levels of capital and ratio  measures as follows:
                                                                                                      Amount        Ratio
                                                                                                 ---------------  ------------
                                                                                                       ($ In Thousands)
        2004:
           Tier I risk-based                                                                       $     3,559        12.0%
           Tier I leverage                                                                               3,920         8.0%

        2003:
           Tier I risk-based                                                                       $     3,972        12.0%
           Tier I leverage                                                                               4,023         8.0%

NOTE H - INCOME TAXES

    The current and deferred income tax provisions included in the statements of operations are as follows:

                                                                                                       Years Ended
                                                                                                      December 31,
                                                                                           -------------------------------------
                                                                                                  2004              2003
                                                                                           -----------------  ------------------

      Current tax expense (benefit)                                                          $     (81,000)    $     81,000
      Deferred tax expense (benefit)                                                                89,438          (81,000)
                                                                                           -----------------  ------------------
                                                                                             $       8,438     $          -
                                                                                           =================  ==================

    The current tax benefit  represents the estimated  income taxes to be paid (refunded) on the Bank's tax return.
    The deferred tax arises because of differences for financial and tax reporting  purposes.  A reconciliation  of income taxes at the federal  statutory rate of 34% to income taxes as reflected in the financial  statements is as follows:
                                                                                                       Years Ended
                                                                                                      December 31,
                                                                                           -------------------------------------
                                                                                                  2004              2003
                                                                                           -----------------  ------------------

      Tax at statutory rate                                                                  $    (204,880)   $      (26,912)
      Change in rates resulting from:
          Tax-exempt income                                                                         (9,319)          (10,755)
          Valuation allowance                                                                      218,964            35,020
          Other, net                                                                                 3,673             2,647
                                                                                           -----------------  ------------------
      Actual tax provision                                                                   $       8,438    $            -
                                                                                           =================  ==================

                                                   ( Continued )
Exhibit E-23

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE H - INCOME TAXES  (Continued)

    The  components  of the net deferred tax asset  included in the  financial  statements at December 31, 2004 and
    2003, are as follows:

                                                                                                   2004            2003
                                                                                              --------------- ---------------
          Deferred tax assets:
            Allowance for loan losses                                                          $    146,300   $     265,400
           Foreclosed assets                                                                         98,100          30,900
           Nonaccrual loan interest                                                                  92,978         125,938
           Unrealized loss on available-for-sale securities                                          39,918               -
           Net operating loss carryover                                                             396,908         177,944
           Estimated loss on misappropriation                                                             -          27,000
                                                                                              --------------- ---------------
                                                                                                    774,204         627,182
            Valuation allowance                                                                    (396,908)       (177,944)
                                                                                              --------------- ---------------
                                                                                                    377,296         449,238
                                                                                              --------------- ---------------
          Deferred tax liabilities:
            Premises and equipment                                                                  (44,100)        (66,522)
            Unrealized gain on available-for-sale securities                                              -          (9,675)
                                                                                              --------------- ---------------
                                                                                                    (44,100)        (76,197)

            Net deferred tax asset                                                             $    333,196   $     373,041
                                                                                              =============== ===============

NOTE I - RELATED PARTY TRANSACTIONS

    In the  normal  course of  business,  the Bank makes  loans to its  directors  and  executive  officers  and to companies in which they have a significant  ownership interest.  These loans are made on substantially the same terms,  including  interest rates and collateral,  as those prevailing at the time for comparable  transactions with other  persons.  Such loans amounted to  approximately  $1,810,000 and $1,575,000 at December 31, 2004 and
    2003,  respectively.  In the opinion of management,  such loans are consistent with sound banking  policies and are within applicable regulatory and lending limitations.

NOTE J - COMMITMENTS AND CONTINGENT LIABILITIES

    In the ordinary  course of business,  the Bank is subject to legal actions and  complaints.  Management,  after consultation  with legal counsel and based upon  available  facts and  proceedings  to date,  believes that the ultimate  liability,  if any,  arising from such legal actions or complaints  will not have a material  adverse effect on the financial position or future results of operations of the Bank.

                                                   ( Continued )
Exhibit E-24

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE J - COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

    The Bank has entered  into a borrowing  agreement  with the  Federal  Home Loan Bank of Dallas  under which the
    Bank can obtain funds by  collateralizing  its first  mortgage  notes.  The amount of  borrowings  available is based upon the amount of first mortgage loans and total assets of the Bank. At  December 31,  2004 and 2003, no borrowings had been advanced from the Federal Home Loan Bank.

    In the normal course of business,  there are outstanding various commitments and contingent  liabilities,  such as guarantees,  commitments to extend credit life, etc., which are not reflected in the accompanying  financial statements.  The Bank had no  outstanding  letters of credit at December 31, 2004 and 2003,  respectively,  and had  made  loan  commitments  of  approximately  $1,533,000  and  $526,000  at  December  31,  2004  and  2003,
    respectively.  The Bank's  exposure  to credit  loss in the event of  nonperformance  by the other party to the financial  instrument for  commitments to extend credit and letters of credit is represented by the contractual amount of the  instrument.  The Bank  uses the same  credit  policies  in making  commitments  and  conditional obligations  as it does for its  lending  activities.  No  significant  losses are  anticipated  as a result of these transactions.

NOTE K - CONCENTRATION OF CREDIT RISK

    Most of the Bank's loans,  commitments,  and letters of credit have been granted in the Bank's  primary  market area.  Generally,  borrowers are also  depositors of the Bank.  Investments in states and municipal  securities also involve  governmental  entities  within the Bank's market area.  The  concentrations  of credit by type of loan are set forth in Note C. The  distribution of commitments to extend credit  approximates  the distribution of loans outstanding.

NOTE L - COMPREHENSIVE INCOME

    In the  calculation of  comprehensive  income,  certain  reclassification  adjustments are made to avoid double counting  amounts that are  displayed  as part of net income for a period that also had been  displayed as part of other comprehensive income.  The disclosure of the reclassification amounts are as follows:

                                                                                                Years Ended December 31,
                                                                                           --------------------------------------
                                                                                                  2004              2003
                                                                                           ------------------ -------------------
        Unrealized gains (losses) on securities available-for-sale,
           net of tax, arising during year                                                   $      (90,200)  $       (64,256)
        Less reclassification adjustment for (gains) losses included
           in net income, net of tax                                                                  6,258                 -
                                                                                           ------------------ -------------------
        Net change in unrealized gains (losses) on securities
           available-for-sale, net of tax                                                    $      (83,942)  $       (64,256)
                                                                                           ================== ===================
Exhibit E-25

                                                FIRST NATIONAL BANK OF WIGGINS
                                                 NOTES TO FINANCIAL STATEMENTS
                                                  DECEMBER 31, 2004 AND 2003

NOTE M - RISK FACTORS

    The Bank's  operations are affected by various risk factors,  including  interest-rate  risk,  credit risk, and risk from geographic  concentration  of lending  activities.  Management  attempts to manage interest rate risk
    through  various   asset/liability   management   techniques   designed  to  match  maturities  of  assets  and
    liabilities.  Loan  policies  and  administration  are  designed to provide  assurance  that loans will only be granted to  credit-worthy  borrowers,  although  credit  losses are  expected  to occur  because of  subjective factors and factors  beyond the control of the Bank.  In addition,  the Bank is a community  Bank and, as such, is mandated by the Community  Reinvestment Act and other regulations to conduct most of its lending  activities within the  geographic  area where it is located.  As a result,  the Bank and its  borrowers  may be especially vulnerable to the consequences of changes in the local economy.

NOTE N - MISAPPROPRIATION OF ASSETS

    Subsequent   to  December   31,  2003,  a  discovery  of  a   misappropriation   scheme  was   uncovered.   The
    misappropriation  totaled  approximately  $109,000,  of which  $103,000 was  estimated and reported in the 2003 financial statements.  The additional $6,000 was reported in the 2004 financial statements.
Exhibit E-26

                                                  FIRST NATIONAL BANK OF WIGGINS

                                                  UNAUDITED FINANCIAL STATEMENTS

                                                          DECEMBER 31, 2005
Exhiit E-27

                                                  FIRST NATIONAL BANK OF WIGGINS
                                                       BALANCE SHEETS
                                                      DECEMBER 31, 2005
                                                         (Unaudited)

          ASSETS                                                                             2005
                                                                                        ------------

Cash and due from banks                                                                 $  2,046,216
Federal funds sold                                                                         8,675,000
                                                                                        ------------
Total cash and cash equivalents                                                           10,721,216
Securities                                                                                17,498,729
Other Securities                                                                             327,600
Loans, net of allowance for loan losses of $308,876
    in 2005                                                                               20,545,449
Premises and equipment                                                                       657,769
Interest receivable                                                                          342,984
Other assets                                                                                 945,535
                                                                                        ------------

Total assets                                                                            $ 51,039,282
                                                                                        ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing                                                                 $ 12,478,492
    Interest-bearing                                                                      34,965,545
                                                                                        ------------
       Total deposits                                                                     47,444,037
Interest payable                                                                              97,562
Borrowed funds                                                                                16,531
Other liabilities                                                                             51,872
                                                                                        ------------
       Total liabilities                                                                  47,610,002
                                                                                        ------------
Stockholders' Equity (Note H):
    Common stock, $10 par value, authorized 50,000; issued
       and outstanding 23,728                                                                237,280
    Additional paid-in capital                                                             4,908,320
    Accumulated deficit                                                                   (1,561,361)
    Accumulated other comprehensive income (loss)                                           (154,959)
                                                                                        ------------
       Total stockholders' equity                                                       $  3,429,280
                                                                                        ------------

Total liabilities and stockholders' equity                                              $ 51,039,282
                                                                                        ============
Exhibit E-28

                                            FIRST NATIONAL BANK OF WIGGINS
                                                  STATEMENTS OF OPERATIONS
                                             YEARS ENDED DECEMBER 31, 2005
                                                       (unaudited)

                                                                                                 2005
                                                                                             ------------
INTEREST INCOME
    Interest and fees on loans                                                               $  1,940,357
    Interest and dividends on securities:
       Taxable                                                                                    522,373
       Nontaxable                                                                                  10,376
    Interest on federal funds sold                                                                 74,352
    Other                                                                                             226
                                                                                             ------------
    Total interest income                                                                       2,547,684
                                                                                             ------------
INTEREST EXPENSE
    Interest on time deposits of $100,000 or more                                                 321,365
    Interest on other deposits                                                                    737,851
    Interest on borrowed funds                                                                      1,442
                                                                                             ------------
    Total interest expense                                                                      1,060,658
                                                                                             ------------
    Net interest income                                                                         1,487,026
    Provision for loan losses                                                                     118,419
                                                                                             ------------
       Net interest income after provision for loan losses                                      1,368,607
                                                                                             ------------
OTHER INCOME
    Service charges on deposit accounts                                                           326,457
    Other service charges and fees                                                                 59,361
    Loss on sale of other assets                                                                  (49,735)
    Loss on sale of foreclosed assets, net                                                        (64,201)
    Other                                                                                          27,867
                                                                                             ------------
       Total other income                                                                         299,749
                                                                                             ------------
OTHER EXPENSE
    Salaries                                                                                      642,488
    Employee benefits                                                                             176,744
    Occupancy                                                                                     111,850
    Furniture and equipment                                                                       174,431
    Directors' fees                                                                                23,970
    Printing, stationery, and supplies                                                             60,788
    Data processing fees                                                                           48,996
    Consulting fees                                                                                51,984
    Property foreclosure                                                                           68,241
    FDIC deposit insurance assessments                                                             76,709
    Audits and examinations                                                                       114,671
    Blanket bond insurance                                                                         50,210
    Postage                                                                                        22,072
    Legal                                                                                          45,985
    Computer                                                                                        9,878
    Other losses                                                                                   42,389
    Other                                                                                         189,582
                                                                                             ------------
       Total other expense                                                                      1,910,988
                                                                                             ------------
Loss before income taxes                                                                         (242,632)
Income tax expense                                                                                      -
                                                                                             ------------
Net Loss                                                                                     $   (242,632)
                                                                                             ============
Exhibit E-29

                                                  FIRST NATIONAL BANK OF WIGGINS

                                               UNAUDITED INTERIM FINANCIAL STATEMENTS

                                                          JUNE 30, 2006
Exhibit E-30

                                                  FIRST NATIONAL BANK OF WIGGINS
                                                       BALANCE SHEETS
                                                      JUNE 30, 2006
                                                        (Unaudited)

          ASSETS                                                                       June 30, 2006
                                                                                        ------------

Cash and due from banks                                                                 $  2,260,125
Federal funds sold                                                                           975,000
                                                                                        ------------
Total cash and cash equivalents                                                            3,235,125
Securities                                                                                22,746,158
Other Securities                                                                             329,600
Loans, net of allowance for loan losses of $705,196                                       18,213,948
Premises and equipment                                                                       615,234
Interest receivable                                                                          366,812
Other assets                                                                                 749,315
                                                                                        ------------

Total assets                                                                            $ 46,256,192
                                                                                        ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing                                                                 $  9,618,627
    Interest-bearing                                                                      33,487,741
                                                                                        ------------
       Total deposits                                                                     43,106,368
Interest payable                                                                              99,574
Other liabilities                                                                             78,846
                                                                                        ------------
       Total liabilities                                                                  43,284,788
                                                                                        ------------
Stockholders' Equity:
    Common stock, $10 par value, authorized 50,000; issued
       and outstanding 23,728                                                                237,280
    Additional paid-in capital                                                             4,908,320
    Accumulated deficit                                                                   (1,923,539)
    Accumulated other comprehensive income (loss)                                           (250,657)
                                                                                        ------------
       Total stockholders' equity                                                       $  2,971,404
                                                                                        ------------

Total liabilities and stockholders' equity                                              $ 46,256,192
                                                                                        ============
Exhibit E-31

                                            FIRST NATIONAL BANK OF WIGGINS
                                                  STATEMENT OF OPERATIONS
                                             SIX MONTHS ENDED JUNE 30, 2006
                                                       (Unaudited)

INTEREST INCOME
    Interest and fees on loans                                                               $    864,757
    Interest and dividends on securities:
       Taxable                                                                                    435,592
       Nontaxable                                                                                  10,875
    Interest on federal funds sold                                                                100,379
    Other                                                                                             174
                                                                                             ------------
    Total interest income                                                                       1,411,777
                                                                                             ------------
INTEREST EXPENSE
    Interest on time deposits of $100,000 or more                                                 150,138
    Interest on other deposits                                                                    369,312
    Interest on borrowed funds                                                                        219
                                                                                             ------------
    Total interest expense                                                                        519,669
                                                                                             ------------
    Net interest income                                                                           892,108
    Provision for loan losses                                                                     400,000
                                                                                             ------------
       Net interest income after provision for loan losses                                        492,108
                                                                                             ------------
OTHER INCOME
    Service charges on deposit accounts                                                           124,930
    Other service charges and fees                                                                 13,640
    Loss on sale of other real estate                                                             (13,245)
    Loss on sale of foreclosed assets, net                                                         (1,500)
    Other                                                                                          15,848
                                                                                             ------------
       Total other income                                                                         139,673
                                                                                             ------------
OTHER EXPENSE
    Salaries                                                                                      299,969
    Employee benefits                                                                              79,167
    Occupancy                                                                                      65,255
    Furniture and equipment                                                                       129,342
    Directors' fees                                                                                10,170
    Printing, stationery, and supplies                                                             30,070
    Data processing fees                                                                           26,813
    Consulting fees                                                                                48,657
    Property foreclosure                                                                           14,176
    FDIC deposit insurance assessments                                                             40,260
    Audits and examinations                                                                        27,339
    Blanket bond insurance                                                                         25,438
    Postage                                                                                        11,928
    Legal                                                                                          33,579
    Computer                                                                                        9,135
    Other losses                                                                                   11,494
    Other                                                                                         131,167
                                                                                             ------------
       Total other expense                                                                        993,959
                                                                                             ------------
Loss before income taxes                                                                         (362,178)
Income tax expense                                                                                      -
                                                                                             ------------
Net Loss                                                                                     $   (362,178)
                                                                                             ============

The accompanying notes are an integral part of these statements.
Exhibit E-32

                                                     EXHIBIT F
                                            THE FIRST BANCSHARES, INC.,
                                          PRO FORMA FINANCIAL STATEMENTS
Exhibit F-1

                                           THE FIRST BANCSHARES, INC.
                                               1 YEAR AFTER MERGER
                                                 BALANCE SHEET

                                   HOLDING CO
                                       FIRST          BUYER              SELLER                                        CONSOLIDATED
                                  BANCSHARES        THE FIRST         FNB WIGGINS             ADJUSTMENTS                COMPANY
                                   1 YEAR OUT       1 YEAR OUT        1 YEAR OUT          DEBITS        CREDITS          1 YEAR OUT
                                ---------------  ---------------   ----------------      -----------  ------------     ------------

ASSETS
CASH AND DUE FROM BANKS                  357            12,829            1,634    (6)      4,000          4,000  (7)     14,463
                                                                                   (7)      4,000            357 (10)
INVESTMENT IN THE FIRST               22,929                                       (8)      3,814         30,743  (9)          -
SECURITIES                                              74,203           12,095     **                                    86,298
FEDERAL FUNDS SOLD                                       4,387                -    (1)      4,000          2,063  (4)      6,324
LOANS AND LEASES (NET OF UNEARNED)                     263,798           39,286                                          303,084
RESERVE FOR LOAN LOSSES                                (3,659)            (776)                                           (4,435)
BANK PREMISIS AND EQUIPMENT              677             7,585              635    (4)        150                          9,047
OTHER ASSETS                           1,102            14,329            1,622                                           17,053
CORE DEPOSIT INTANGIBLE ASSET                                                      (2)        915             92  (5)        823
GOODWILL                                  -                 -                -  (3)(4)        917            915  (2)          2
                                   -----------    -------------    -------------        ------------   ----------      ------------

     TOTAL ASSETS                     25,065           373,472           54,496            17,796         38,170         432,659

LIABILITIES
TOTAL DEPOSITS                             -           320,298           50,353   (10)        357                        370,294
TRUST PREFERRED                        7,217                                                               4,000  (6)     11,217
LIABILITIES FOR BORROWED MONEY             -            25,159               15                                           25,174

OTHER LIABILITIES                          -             1,272              162                 -            397  (3)      1,831
                                   -----------    -------------    -------------        ------------   ----------      ------------
      TOTAL LIABILITIES                7,217           346,729           50,530               357          4,397         408,516

                                                                                   (9)     30,743          3,814  (8)
CAPITAL ACCOUNTS                                                                   (5)         92          2,063  (4)
TOTAL CAPITAL ACCOUNTS                18,148            26,743            3,966    (4)      3,456          4,000  (1)     24,443
                                   -----------    -------------    -------------        ------------   ----------     -------------
      TOTAL LIAB & CAPITAL            25,365           373,472           54,496            34,648         14,274         432,959
Exhibit F-2

                                                 THE FIRST, A NATIONAL BANKING ASSOCIATION
                                                             1 YEAR AFTER MERGER
                                                              INCOME STATEMENT

                                HOLDING CO           BUYER             SELLER                                           COMBINED
                                FIRST BANCSHARES   THE FIRST         FNB WIGGINS            ADJUSTMENTS                    BANK
                                1 YEAR OUT         1 YEAR OUT        1 YEAR OUT          DEBIT       CREDIT             1 YEAR OUT
                              ------------------  -------------   --------------     ------------  ------------       -------------

INTEREST INCOME                        15            20,826            3,063                 -            -                23,889
INTEREST EXPENSE                    (908)           (7,851)          (1,184)                -            -                (9,035)
                              -----------------  --------------   --------------    -------------  ------------       -------------
NET INTEREST INCOME                 (893)            12,975            1,879                 -            -                14,854

NON-INTEREST INCOME                     2             3,333              422                 -            -                 3,755
NON-INTEREST EXPENSES                (30)          (10,700)          (1,551)   (5)        (92)            -              (12,348)

INCOME TAX EXPENSE                   313            (1,794)            (240)                -            -                (2,034)
                              -----------------  --------------   --------------    -------------  ------------       -------------
NET INCOME                          (608)            3,814              510               (92)           -                 4,232
                              =================  ==============   ==============    =============  ============       =============
Exhibit F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS/PROXY STATEMENT

Item 20. Indemnification of Directors and Officers.

The Mississippi Business Corporation Act (“MBCA”) provides that a director, officer or agent of a corporation may be indemnified for such service if he conducted himself in good faith, and he reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests; and in all other cases that his conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, a director must show that he had no reasonable cause to believe his conduct was unlawful. Indemnification permitted under this section in connection with a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

First Bancshares’ Articles of Incorporation provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of the First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as First Bancshares’ representatives or agents in certain circumstances. Pursuant to such authority and the provisions of First Bancshares’ Articles of Incorporation, First Bancshares intends to purchase insurance against certain liabilities that may be incurred by it and its officers and directors.

The MBCA further authorizes a corporation to make further indemnity for certain actions that do not constitute gross negligence or willful misconduct if authorized by the corporation’s Articles of Incorporation. The First Bancshares Articles provide for indemnification to the fullest extent permitted by the MBCA and specifically provide for the further indemnity authorized by the MBCA.

The Articles of Incorporation of First Bancshares contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to it or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

Under its Bylaws, First Bancshares must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or The First or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have First Bancshares advance any such expenses prior to final disposition of the proceeding, upon delivery of (1) a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the Bylaws, indemnification will be disallowed if it is established that the director appropriated, in violation of his duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit. In addition to the Bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.

The Board of Directors of First Bancshares also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules
2              Agreement and Plan of Merger - Included as Appendix A to the Prospectus
                  /Proxy Statement contained herein.

3.1            Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration
                  Statement No. 33-94288 on Form S-1).

3.2            Bylaws (incorporated by reference to Exhibit 3.2 to the
                  Company's Registration Statement No. 33-94288 on Form S-1).

4.1            Provisions in the Company's Articles of Incorporation and
                  Bylaws defining the rights of holders of the Company's Common
                  Stock (incorporated by reference to Exhibit 4.1 to the
                  Company's Registration Statement No. 33-94288 on Form S-1).

4.2            Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No.
                  33-94288 on Form S-1).

5              Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding legality of shares.

8              Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding certain tax matters.

10.5           Amended and restated employment agreement dated November 20,
                  1995, by and between David E. Johnson and the Company
                  (incorporated by reference to Exhibit 10.7 of the Company's
                  Form 10-KSB for the fiscal  year ended December 31, 1995, File
                  No. 33-94288).

10.6           Employment Agreement dated June 10, 1998 by and between the
                  Company and The First National Bank of the Pine Belt and
                  William M. Renovich, Jr. (incorporated by reference to Exhibit
                  10.1 to the Company's  Current Report on Form 8-K filed June
                  25, 1998).

10.7           Bank Development Agreement dated June 19, 1998 by and among the
                  Company and the organizers of The First National Bank of the
                  Pine Belt (incorporated by reference to Exhibit 10.2 to the
                  Company's Current Report on Form 8-K filed June 25, 1998).

10.8           First Bancshares, Inc. 1997 Stock Option Plan as of March 18,
                  1997 (incorporated by reference to Exhibit 10.7 of the
                  Company's Form 10-KSB for the fiscal year ended December 31,
                  1996, File No. 33-94288).

10.9           Agreement to Repurchase Stock by and among The First
                  Bancshares, Inc., Nick Welch and David Johnson  (incorporated by reference to Exhibit 10.9 to the Company's Registration
                  Statement No. 333-102908 on Form S-2).

13.1           Audited Consolidated Financial Statements of The First Bancshares, Inc.,
                  and Subsidiary for the Periods Ended December 31, 2004 and
                  December 31, 2005; Unaudited Consolidated Financial Statements of
                  The First Bancshares, Inc., and Subsidiary for the Interim Period Ended
                  June 30, 2006  - Included as Appendix D to the Prospectus/Proxy Statement
                  contained herein.

13.2           Audited Consolidated Financial Statements of First National Bank of Wiggins for
                  the Periods Ended December 31, 2003 and December 31, 2004; Unaudited
                  Consolidated Financial Statements of First National Bank of Wiggins for the
                  Period Ended December 31, 2005 and the Interim Period Ended June 30, 2006
                  - Included as Appendix E to the Prospectus/Proxy Statement contained herein.

21.1           Subsidiaries of the Company (incorporated by reference to
                  Exhibit 21.1 to the Company's Form 10-KSB filed March 31, 1999).

23.1           Consent of T.E. Lott & Company

23.2           Consent of T.E. Lott & Company

23.3           Consent of Watkins Ludlam Winter & Stennis, P.A. - Included in Opinion of
                  Watkins Ludlam Winter & Stennis, P.A. regarding legality of shares, attached hereto as Exhibit 5, and included in  Opinion of Watkins Ludlam Winter &
                  Stennis, P.A. regarding certain tax matters, attached hereto as Exhibit 8.

23.4           Consent of Southard Financial - Included in Fairness Opinion attached as Exhibit B to the Prospectus/Proxy Statement contained herein.

24             Power of Attorney - Included on the signature page of the Registration Statement.

99.1           Form of Proxy of First National Bank of Wiggins, previously filed.

Item 22.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                  (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)
                           which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)    To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3)      To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      (1)      The undersigned Registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this
                  Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2)      The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
                           Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration
                           Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the
Registration Statement through the date of responding to the request.

(f)      The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Hattiesburg, State of Mississippi, this 22nd day of August, 2006.

                                                     FIRST BANCSHARES, INC.
                                                     (Registrant)

                                                     By: /s/ David E. Johnson
                                                        ---------------------------------------
                                                          David E. Johnson
                                                          Chief Executive Officer

                                                     By: /s/ Donna T. Lowery
                                                        ---------------------------------------
                                                          Donna T. Lowery
                                                          Chief Financial Officer

Know all men by these presents, that each individual whose signature appears below constitutes and appoints David E. Johnson and Donna T. Lowery, and each or either one of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement on Form S-4 and relating to the registration of shares of First Bancshares Common Stock, $1.00 par value per share, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement by the following persons in the capacities and on the dates indicated.

SIGNATURES                                           TITLE                                       DATE

/s/ Fred McMurry                                     Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ David W. Bomboy                                  Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ E. Ricky Gibson                                  Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ Ted Parker                                       Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ Perry Parker                                     Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ M. Ray Cole, Jr.                                 Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ Andrew D. Stetelman                              Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ Gerald C. Patch                                  Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ Michael W. Chancellor                            Director                               August 22    , 2006
----------------------------------------                                                  ---------------

/s/ J. Douglas Seidenburg                            Director                               August 22    , 2006
----------------------------------------                                                  ---------------

                                                     Director                                            , 2006
----------------------------------------                                                  ---------------

                                                     Director                                            , 2006
----------------------------------------                                                  ---------------

                                                     Director                                            , 2006
----------------------------------------                                                  ---------------

/s/ David E. Johnson                                 CEO and Director                       August 22    , 2006
----------------------------------------             (Principal Executive Officer)        ---------------

/s/ Donna T. Lowery                                  Executive VP & Chief Financial         August 22    , 2006
----------------------------------------             Officer (Principal Financial and     ---------------
                                                     Accounting Officer)

                                                 INDEX TO EXHIBITS

Exhibit No                                        Description

2              Agreement and Plan of Merger - Included as Appendix A to the Prospectus
                  /Proxy Statement contained herein.

3.1            Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration
                  Statement No. 33-94288 on Form S-1).

3.2            Bylaws (incorporated by reference to Exhibit 3.2 to the
                  Company's Registration Statement No. 33-94288 on Form S-1).

4.1            Provisions in the Company's Articles of Incorporation and
                  Bylaws defining the rights of holders of the Company's Common
                  Stock (incorporated by reference to Exhibit 4.1 to the
                  Company's Registration Statement No. 33-94288 on Form S-1).

4.2            Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No.
                  33-94288 on Form S-1).

5              Form of Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding legality of shares.

8              Form of Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding certain tax matters.

10.5           Amended and restated employment agreement dated November 20,
                  1995, by and between David E. Johnson and the Company
                  (incorporated by reference to Exhibit 10.7 of the Company's
                  Form 10-KSB for the fiscal  year ended December 31, 1995, File
                  No. 33-94288).

10.6           Employment Agreement dated June 10, 1998 by and between the
                  Company and The First National Bank of the Pine Belt and
                  William M. Renovich, Jr. (incorporated by reference to Exhibit
                  10.1 to the Company's  Current Report on Form 8-K filed June
                  25, 1998).

10.7           Bank Development Agreement dated June 19, 1998 by and among the
                  Company and the organizers of The First National Bank of the
                  Pine Belt (incorporated by reference to Exhibit 10.2 to the
                  Company's Current Report on Form 8-K filed June 25, 1998).

10.8           First Bancshares, Inc. 1997 Stock Option Plan as of March 18,
                  1997 (incorporated by reference to Exhibit 10.7 of the
                  Company's Form 10-KSB for the fiscal year ended December 31,
                  1996, File No. 33-94288).

10.9           Agreement to Repurchase Stock by and among The First
                  Bancshares, Inc., Nick Welch and David Johnson  (incorporated by reference to Exhibit 10.9 to the Company's Registration
                  Statement No. 333-102908 on Form S-2).

13.1           Audited Consolidated Financial Statements of The First Bancshares, Inc.,
                  and Subsidiary for the Periods Ended December 31, 2004 and
                  December 31, 2005; Unaudited Consolidated Financial Statements of
                  The First Bancshares, Inc., and Subsidiary for the Interim Period Ended
                  June 30, 2006  - Included as Appendix D to the Prospectus/Proxy Statement
                  contained herein.

13.2           Audited Consolidated Financial Statements of First National Bank of Wiggins for
                  the Periods Ended December 31, 2003 and December 31, 2004; Unaudited
                  Consolidated Financial Statements of First National Bank of Wiggins for the
                  Period Ended December 31, 2005 and the Interim Period Ended June 30, 2006
                  - Included as Appendix E to the Prospectus/Proxy Statement contained herein.

21.1           Subsidiaries of the Company (incorporated by reference to
                  Exhibit 21.1 to the Company's Form 10-KSB filed March 31, 1999).

23.1           Consent of T.E. Lott & Company

23.2           Consent of T.E. Lott & Company

23.3           Consent of Watkins Ludlam Winter & Stennis, P.A. - Included in Opinion of
                  Watkins Ludlam Winter & Stennis, P.A. regarding legality of shares, attached hereto as Exhibit 5, and included in  Opinion of Watkins Ludlam Winter &
                  Stennis, P.A. regarding certain tax matters, attached hereto as Exhibit 8.

23.4            Consent of Southard Financial - Included in Fairness Opinion attached as Exhibit B to the Prospectus/Proxy Statement contained herein.

24              Power of Attorney - Included on the signature page of the Registration Statement.

99.1            Form of Proxy of First National Bank of Wiggins, included in the Prospectus/Proxy
                  Statement contained herein.